                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             NOVAMETRIX MEDICAL SYSTEMS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11:
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:
        ------------------------------------------------------------------------
     2) Form, schedule or registration statement no.:
        ------------------------------------------------------------------------
     3) Filing party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                        [LOGO]

                                                                OCTOBER 23, 1996

To Our Stockholders:

    Your Board of Directors has unanimously approved an Agreement and Plan of Merger dated as of July 29, 1996, as amended as of October 18, 1996, whereby a wholly owned subsidiary of Novametrix Medical Systems Inc. would combine with Andros Holdings Inc. in a merger transaction (the "Merger") in which Andros would become a wholly owned subsidiary of Novametrix. In the Merger, Novametrix will issue to the stockholders of Andros, and reserve for issuance to option and warrant holders of Andros, the following: (i) shares of Novametrix common stock constituting 38% of the outstanding common stock of Novametrix after giving effect to the Merger, (ii) up to an additional 5% of the shares of Novametrix Common Stock (based upon the capitalization of Novametrix immediately after the Merger), in the event that Andros' revenues or the combined company's consolidated earnings before interest, taxes, depreciation and amortization for the fiscal year ending May 3, 1998 exceed certain targets, and (iii) anti-dilution rights enabling the holders to maintain (without additional payment) such percentage ownership level as Novametrix options and warrants outstanding at the time of the Merger are exercised, but without any adjustments for other shares of Novametrix common stock or other Novametrix options and warrants issued after the Merger.

    WE BELIEVE THE ANDROS MERGER IS A UNIQUE OPPORTUNITY TO INCREASE STOCKHOLDER VALUE SIGNIFICANTLY.

    Andros designs, manufactures and markets non-dispersive infrared ("NDIR") gas analyzers and sub-systems and other sensor instrumentation for medical, automotive and environmental applications. Andros is a 98% owned subsidiary of Genstar Capital Partners II, L.P., a private investment fund that invests in manufacturing and services businesses.

    The Novametrix Board believes that the Merger represents an important strategic opportunity for Novametrix to create a worldwide leader in the field of gas monitoring products and sensor technology for medical applications. The Merger will provide Novametrix with a complete line of gas monitoring products for medical applications through the acquisition of Andros' anesthetic agent technology and products and will give Novametrix access to a large installed original equipment manufacturer ("OEM") customer base. Because of the resulting increase in size, breadth of products and extent of distribution that Novametrix will possess after the Merger, the Novametrix Board believes that Novametrix will be able to realize significant revenue increases and cost savings which neither company would achieve independently. The two companies' complementary technologies and the sharing of basic research and product development resources will increase Novametrix' ability to introduce new products to the market quickly and provide more leverage when dealing with large hospital chains and OEMs in today's competitive health care environment. The combined company would have sales of $66.8 million on a pro forma basis for the fiscal year ended April 28, 1996.

    Management believes the Merger to be a critical step towards further establishing the Company as a primary supplier of medical devices to acute care providers and OEMs in today's competitive health care environment. AFTER THE MERGER, NOVAMETRIX WILL SERVE MOST OF THE WORLD'S LARGEST MANUFACTURERS OF MEDICAL MONITORING EQUIPMENT. THE COMBINED COMPANY WOULD BE THE WORLD'S LARGEST OEM PROVIDER OF NDIR GAS ANALYZERS FOR MEDICAL APPLICATIONS. VIRTUALLY EVERY DOMESTIC "NATIONAL ACCOUNT" PURCHASES THE PRODUCTS OF ONE OR MORE OF THE COMBINED COMPANY'S OEM CUSTOMERS.

    Novametrix has received the written opinion of Tucker Anthony Incorporated, our financial advisor, to the effect that, as of October 18, 1996, the exchange ratio in the Merger is fair, from a financial point of view, to Novametrix and its stockholders. Based in part upon the opinion of Tucker Anthony and the strategic opportunities described above, your Board of Directors and management have concluded that the proposed Merger is in the best interests of Novametrix and its stockholders.

    Additional factors which lead the Board of Directors and management of Novametrix to recommend approval of the Merger include:

- The opportunity for Novametrix to EXPAND ITS MARKET PRESENCE by broadening its product lines and technology base in existing and complementary product areas, particularly through the acquisition of Andros' anesthetic agent products and technology.

- The ability of Novametrix to INCREASE ITS CUSTOMER BASE through greater penetration of the OEM market as a result of Andros' position as a supplier to major OEM medical device suppliers such as Hewlett-Packard Co., Colin Medical Instruments Corporation and Draegerwerk.

- PRODUCT AND INDUSTRY DIVERSIFICATION within the field of gas monitoring as a result of Andros' presence in the automotive gas analyzer and environmental monitoring markets and the substantial market share held by Andros in the automotive gas analyzer industry segment.

- The POTENTIAL FINANCIAL BENEFITS TO NOVAMETRIX STOCKHOLDERS, including projected positive financial contributions to revenue, earnings per share, net income and cash flow resulting from the Merger.

- The results of financial analyses indicating that, based on recent stock prices of Novametrix common stock, the implied COST OF ANDROS IS FAVORABLE TO NOVAMETRIX STOCKHOLDERS.

- The INCREASED VISIBILITY of the Company within the financial community resulting from the Merger.

    Consummation of the Merger is subject to, among other things, the approval by the Novametrix stockholders voting at the annual meeting of stockholders on November 25, 1996 of the issuance of the shares of Novametrix common stock to be issued in the Merger. Information concerning the meeting, the Merger and other matters concerning Novametrix and Andros is set forth in the accompanying proxy material. Among other matters for Novametrix stockholders to consider at the annual meeting are approval of the Novametrix 1996 Long Term Incentive Plan, the election of two Class A directors for the ensuing three years and the ratification of the Board of Directors' selection of Ernst & Young LLP to serve as Novametrix' independent auditors for the 1997 fiscal year. Because of the importance of the Merger and such other matters to Novametrix and its stockholders, I urge you to read this material carefully.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF NOVAMETRIX COMMON STOCK IN CONNECTION WITH THE MERGER. SINCE YOUR VOTE IS IMPORTANT AT THE ANNUAL MEETING OF STOCKHOLDERS, WE ASK THAT YOU PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

    You may have received letters, a proxy statement and proxy cards from a group calling itself variously the "13D Shareholders Group," the "13D Shareholders Group Regarding Novametrix Medical Systems Inc." and the "Novametrix 13D Shareholders Group." THIS GROUP, LED BY A LAWYER NAMED PAUL COTE AND HIS ADVISORS, IS A DISSIDENT STOCKHOLDER GROUP WITH ABSOLUTELY NO AFFILIATION WITH THE BOARD OF DIRECTORS OR MANAGEMENT OF NOVAMETRIX. Paul Cote and his advisors are soliciting proxies to replace the two Class A Directors up for re-election this year with himself and Vartan Ghugasian. In addition, Paul Cote is soliciting proxies in support of a proposal to increase "shareholder values."

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE COTE GROUP'S NOMINEES AND THEIR PROPOSAL FOR THE REASONS OUTLINED IN THE SECTION OF THE PROXY STATEMENT TITLED "INTRODUCTION--PAUL COTE'S DISSIDENT 13D GROUP."

    WE STRONGLY URGE YOU NOT TO SIGN OR RETURN ANY OF THE GREEN PROXY CARDS YOU RECEIVE FROM THE 13D GROUP UNTIL YOU HAVE HAD THE OPPORTUNITY TO REVIEW AND CAREFULLY CONSIDER THE COMPANY'S PROXY STATEMENT.

    YOU CAN REVOKE ANY PROXY YOU HAVE SENT TO THE 13D GROUP BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD.

    ONLY YOUR LATEST DATED PROXY COUNTS.

    I join with your Board of Directors in urging you to vote FOR the issuance of Novametrix common stock in connection with the Merger, FOR your Board's nominees for Class A Directors and AGAINST the Cote Group's nominees and proposal.

                                          Sincerely,

                                          /s/ William J. Lacourciere
                                          William J. Lacourciere
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT

    To ensure that your interests will be represented at the Meeting, whether or not you plan to attend the Meeting, please complete, date, sign and mail your proxy promptly in the enclosed envelope. Stockholders who attend the Meeting in person may revoke their proxies and vote in person if they desire.

                        NOVAMETRIX MEDICAL SYSTEMS INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 25, 1996

                            ------------------------

                                                        Wallingford, Connecticut
                                                                October 23, 1996

To the Holders of Common Stock
  and Series B Preferred Stock of
  NOVAMETRIX MEDICAL SYSTEMS INC.:

    The Annual Meeting of the Stockholders of NOVAMETRIX MEDICAL SYSTEMS INC. ("Novametrix " or the "Company") will be held at The Drake Swissotel, 440 Park Avenue, New York, New York, on Monday, November 25, 1996 at 2:00 PM for the following purposes, as more fully described in the accompanying Proxy Statement:

    1. To consider and take action upon a proposal to approve, pursuant to the requirements of the Nasdaq National Market ("Nasdaq"), the issuance of the number of shares of common stock, par value $.01 per share ("Novametrix Common Stock"), contemplated by the Agreement and Plan of Merger dated as of July 29, 1996, as amended as of October 18, 1996 (as so amended, the "Merger Agreement") among the Company, Novametrix Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Acquisition"), and Andros Holdings Inc., a Delaware corporation ("Andros"), (a copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement), providing for the merger of Acquisition with and into Andros (the "Merger") whereupon Andros will become a wholly owned subsidiary of the Company.

    2. To consider and take action upon a proposal to approve the Company's 1996 Long Term Incentive Plan.

    3. To elect two Class A directors of the Company for the ensuing three years.

    4. To consider and take action upon a proposal to ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent auditors for the 1997 fiscal year.

    5. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

    The close of business on September 27, 1996 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the offices of Haythe & Curley, 237 Park Avenue, New York, New York, during the ten-day period preceding the Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Joseph A. Vincent
                                          Joseph A. Vincent, CMA,
                                          SECRETARY

         YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................     2
SUMMARY...................................................................     3
INTRODUCTION..............................................................    19
PROPOSAL I: APPROVAL OF THE MERGER PROPOSAL...............................    23
THE MERGER................................................................    23
  Background of the Merger................................................    23
  Recommendation of the Board of Directors; Reasons for the Merger........    25
  Opinion of Novametrix' Financial Advisor................................    27
  Accounting Treatment....................................................    31
  Certain Federal Income Tax Consequences of the Merger...................    32
  Management and Operations of Novametrix Following the Merger............    32
  Liquidity and Sources of Capital Following the Merger...................    34
  Interests of Certain Persons in the Merger..............................    34
  No Dissenters' Rights...................................................    35
THE MERGER AGREEMENT......................................................    36
  Effective Time..........................................................    36
  The Merger..............................................................    36
  Conditions to Consummation of the Merger................................    39
  Representations and Warranties..........................................    40
  Covenants--Novametrix and Andros........................................    40
  Covenants--Andros.......................................................    40
  Covenants--Novametrix...................................................    41
  Amendment...............................................................    42
  Termination.............................................................    42
  Fees and Expenses.......................................................    43
  Other Agreements........................................................    44
MARKET FOR NOVAMETRIX COMMON STOCK........................................    45
PRO FORMA COMBINED FINANCIAL INFORMATION..................................    46
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF NOVAMETRIX.................    53
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS OF NOVAMETRIX................................................    54
NOVAMETRIX BUSINESS.......................................................    60
SELECTED CONSOLIDATED FINANCIAL DATA OF ANDROS............................    65
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS OF ANDROS....................................................    66
ANDROS BUSINESS...........................................................    73
NOVAMETRIX MANAGEMENT.....................................................    80
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
  NOVAMETRIX..............................................................    86
OTHER MATTERS SET FORTH FOR ACTION AT THE MEETING.........................    89
  Proposal II: Approval of 1996 Long Term Incentive Plan..................    89
  Proposal III: Election of Class A Directors.............................    93
  Proposal IV: Ratification of Selection of Independent Auditors..........    95

                                                                            PAGE
                                                                            ----
  Proposal V: Other Matters...............................................    95
MISCELLANEOUS.............................................................    95
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF ANDROS......................   F-1

                                   APPENDICES
Appendix A--Agreement and Plan of Merger and Amendment No. 1 thereto
Appendix B--Opinion of Tucker Anthony Incorporated
Appendix C--Voting Agreement
Appendix D--Form of Registration Rights Agreement
Appendix E--1996 Long Term Incentive Plan

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Proxy Statement by reference and made a part hereof:

       (a) Novametrix' Annual Report on Form 10-KSB for the year ended April 28, 1996;

       (b) Novametrix' Current Report on Form 8-K dated July 29, 1996; and

       (c) Novametrix' Quarterly Report on Form 10-Q for the quarter ended July 28, 1996.

    Novametrix will provide without charge, upon the written or oral request of any person to whom this Proxy Statement is delivered, a copy of any and all information that has been incorporated by reference in this Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that Novametrix incorporates). THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM NOVAMETRIX MEDICAL SYSTEMS INC., 56 CARPENTER LANE, WALLINGFORD, CONNECTICUT 06492, ATTENTION: SECRETARY; TELEPHONE: (800) 243-3444. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER 18, 1996.

    No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby and, if given or made, such information or representation should not be relied upon as having been authorized by Novametrix. The delivery of this Proxy Statement shall not, under any circumstances, create an implication that there has been no change in the affairs of Novametrix or Andros since the date of this Proxy Statement.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT CONTAIN A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER AND THE OTHER MATTERS SUMMARIZED HEREIN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROXY STATEMENT AND THE APPENDICES. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT AND THE APPENDICES. EXCEPT AS OTHERWISE NOTED, THE INFORMATION IN THIS PROXY STATEMENT (I) ASSUMES THAT IMMEDIATELY PRIOR TO THE EFFECTIVE TIME (AS HEREINAFTER DEFINED) OF THE MERGER THERE WILL BE 7,606,374 SHARES OF NOVAMETRIX COMMON STOCK OUTSTANDING OR ISSUABLE PURSUANT TO OUTSTANDING SHARES OF CONVERTIBLE PREFERRED STOCK, SERIES B, PAR VALUE $1.00 PER SHARE ("SERIES B PREFERRED STOCK"), OF THE COMPANY AND 102,833 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("ANDROS COMMON STOCK"), OF ANDROS OUTSTANDING OR ISSUABLE UPON THE EXERCISE OF THEN OUTSTANDING OPTIONS OR WARRANTS TO PURCHASE ANDROS COMMON STOCK, RESULTING IN AN EXCHANGE RATIO OF 45.3354 SHARES OF NOVAMETRIX COMMON STOCK FOR EACH SHARE OF ANDROS COMMON STOCK (SEE "THE MERGER AGREEMENT--THE MERGER-- CONSIDERATION TO BE RECEIVED IN THE MERGER"), (II) ASSUMES THAT NO ADDITIONAL SHARES OF NOVAMETRIX COMMON STOCK ARE ISSUED TO ANDROS STOCKHOLDERS BASED UPON ANDROS REVENUES OR THE COMBINED COMPANY'S EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") FOR THE FISCAL YEAR ENDING MAY 3, 1998 (SEE "THE MERGER AGREEMENT -- THE MERGER -- EARN-OUT SHARES"), AND (III) DOES NOT GIVE EFFECT TO ANY ISSUANCES OF NOVAMETRIX COMMON STOCK TO ANDROS STOCKHOLDERS AFTER THE MERGER PURSUANT TO CERTAIN LIMITED ANTIDILUTION RIGHTS (SEE "THE MERGER AGREEMENT--THE MERGER--LIMITED ANTIDILUTION RIGHTS"). EXCEPT AS OTHERWISE NOTED, ALL REFERENCES IN THIS PROXY STATEMENT TO THE ACTIVITIES, OPERATIONS AND BUSINESS OF NOVAMETRIX OR ANDROS SHALL ALSO INCLUDE THE ACTIVITIES, OPERATIONS AND BUSINESS OF THEIR RESPECTIVE SUBSIDIARIES. THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS ABOUT NOVAMETRIX' PROJECTED OPERATING RESULTS AFTER THE PROPOSED MERGER AND NOVAMETRIX' PLANS FOR ACHIEVING SUCH RESULTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS "BELIEVES", "ANTICIPATES", "INTENDS", "EXPECTS" AND WORDS OF SIMILAR IMPORT. THE COMPANY'S ABILITY TO ACHIEVE ITS PROJECTED RESULTS IS DEPENDENT ON A VARIETY OF FACTORS, MANY OF WHICH ARE OUTSIDE OF MANAGEMENT'S CONTROL, INCLUDING, WITHOUT LIMITATION, THOSE REFERRED TO UNDER "THE MERGER--RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER", "THE MERGER--MANAGEMENT AND OPERATIONS OF NOVAMETRIX FOLLOWING THE MERGER--OPERATIONS OF NOVAMETRIX FOLLOWING THE MERGER", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NOVAMETRIX--RISKS ASSOCIATED WITH THE NOVAMETRIX BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ANDROS--RISKS ASSOCIATED WITH THE ANDROS BUSINESS". SOME OF THE MOST SIGNIFICANT FACTORS, ALONE OR IN COMBINATION, WOULD BE THE FAILURE TO INTEGRATE THE BUSINESSES OF ANDROS AND THE COMPANY SUCCESSFULLY, AN UNANTICIPATED SLOWDOWN IN THE HEALTH CARE INDUSTRY OR THE ENVIRONMENTAL INDUSTRY (AS A RESULT OF COST CONTAINMENT MEASURES, CHANGES IN GOVERNMENTAL REGULATION OR OTHER FACTORS), UNANTICIPATED TECHNOLOGICAL DEVELOPMENTS WHICH AFFECT THE COMPETITIVENESS OF THE PRODUCTS OF NOVAMETRIX AND ANDROS, OR THE UNANTICIPATED LOSS OF BUSINESS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT NOVAMETRIX WILL ACHIEVE ITS PROJECTED OPERATING RESULTS AFTER THE PROPOSED MERGER. GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY DOES NOT INTEND, AND DISCLAIMS ANY OBLIGATION, TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                            MEETING OF STOCKHOLDERS

    This Proxy Statement is provided in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on November 25, 1996, and at any adjournment or adjournments thereof. The close of business on September 27, 1996 is the record date for determining the stockholders entitled to vote at the Meeting (the "Record Date"). This Proxy Statement and the enclosed proxy are first being sent to holders of Novametrix Common Stock and Series B Preferred Stock on or about October 23, 1996.

PURPOSES OF THE MEETING

    At the Meeting, the Company's stockholders will consider and take action upon (i) a proposal to approve, pursuant to the requirements of the Nasdaq National Market ("Nasdaq"), the issuance of the number of shares of Novametrix Common Stock contemplated by the Merger Agreement (the "Merger Proposal"); (ii) a proposal to approve the Company's 1996 Long Term Incentive Plan; (iii) the election of two Class A directors of the Company for the ensuing three years; (iv) a proposal to ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent auditors for the 1997 fiscal year; and (v) such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

VOTING REQUIREMENTS AT THE ANNUAL MEETING

    The presence, in person or by proxy, of the holders of a majority of the voting power of all the outstanding shares of Novametrix Common Stock and Series B Preferred Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting or any adjournments thereof. Directors of the Company are elected by a plurality vote. Approval and adoption of the Merger Proposal and approval of other matters will require the affirmative vote of a majority of the voting power of the shares present at the Meeting, in person or by proxy, and entitled to vote on that proposal. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock or Series B Preferred Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

    As of the Record Date, there were 7,161,930 outstanding shares of Novametrix Common Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Meeting, and 40,000 shares of Series B Preferred Stock, the holder of which is entitled to 11 votes per share with respect to each matter to be voted on at the Meeting. As of the Record Date, the directors and executive officers of the Company beneficially owned approximately 667,802 shares of Novametrix Common Stock (excluding 158,944 shares subject to exercisable options and warrants) and have advised Novametrix that they intend to vote or direct the vote of all shares of Novametrix Common Stock over which they have voting power for approval and adoption of the Merger Proposal.

                                 THE COMPANIES

NOVAMETRIX

    Organized in 1978, the Company is engaged in the business of designing, developing, manufacturing and marketing monitors and sensors which provide continuous and non-invasive measurements of a patient's blood gas levels (oxygen and carbon dioxide) and respiratory mechanics (lung pressure, flow and volume). The Company's current product line consists of (i) capnographs--monitors which measure the level of exhaled carbon dioxide; (ii) pulse oximeters--monitors which measure arterial blood oxygen saturation levels and pulse rates; (iii) transcutaneous blood gas monitors monitors which measure oxygen and carbon dioxide levels through the skin; (iv) a respiratory mechanics monitor--a monitor which measures pressure, flow and volume in a patient's airway and lungs; and
(v) reusable and disposable sensors and adapters, related accessories and replacement parts. Novametrix is a Delaware corporation with executive offices at 56 Carpenter Lane, Wallingford, Connecticut 06492 (telephone: (800) 243-3444). All references to Novametrix include Novametrix and its subsidiaries, unless the context otherwise requires. See "Novametrix Business".

ANDROS

    Andros designs, manufactures and markets non-dispersive infrared ("NDIR") gas analyzers and sub-systems and other sensor instrumentation for medical, automotive and environmental applications. Andros markets its NDIR products on a worldwide basis to many of the leading original equipment manufacturers of medical respiratory monitoring and automotive diagnostic equipment including Hewlett-Packard Co., Siemens Medical Systems, Inc., Colin Medical Instruments Corporation, SPX Corp. (Automotive Diagnostics and OTC Corp.), Snap-on Tools Incorporated, Technotest S.R.L., Sagem Souriau Systems, Grundig Professional Electronic GmbH, Computer Aided Services, Inc., Kontron Instruments Ltd., AVL List GmbH and Actron Manufacturing Co.

    In general, these companies incorporate Andros' products into their own systems which they in turn sell to end users. Andros' NDIR products detect the presence and measure the concentration of a variety of multi-component gas streams.

    In medical applications, Andros' NDIR systems are used to detect and measure the level of halogenated hydrocarbons ("anesthetic agents"), carbon dioxide, oxygen, and nitrous oxide in the inspired and expired breath of patients in operating room, recovery room and intensive care unit environments. In automotive applications, Andros' NDIR systems are used to detect and measure the level of carbon monoxide, carbon dioxide, hydrocarbons, oxygen and oxides of nitrogen in automobile exhaust. In December 1993, Andros Incorporated ("Andros Inc."), now a wholly owned subsidiary of Andros, expanded its product line through the acquisition of Scitec Corporation, a Delaware corporation ("Scitec"), which designs, manufactures and sells spectrum analysis instruments that analyze the elemental composition of a material in its natural location and condition using x-ray fluorescence ("XRF") technology. These products are sold to end users principally for detection of lead in paint.

    Andros is a 98% owned subsidiary of Genstar Capital Partners II, L.P., a Delaware limited partnership ("Genstar"). Genstar is a private investment fund that concentrates on acquisitions of manufacturing and services businesses.

                                   THE MERGER

EFFECT OF THE MERGER; CONSIDERATION

    Upon consummation of the Merger pursuant to the Merger Agreement, Acquisition will be merged with and into Andros, and Andros will become a wholly owned subsidiary of Novametrix and all of the issued shares of Andros Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive (i) fully paid and nonassessable shares of Novametrix Common Stock consisting in the aggregate of 38% of the shares of Novametrix Common Stock outstanding immediately after the Effective Time, (ii) up to an additional 5% of the shares of Novametrix Common Stock (based upon the capitalization of Novametrix immediately after the Merger), in the event that Andros' revenues or the combined company's consolidated EBITDA for the fiscal year ending May 3, 1998 exceed certain targets, and (iii) certain limited antidilution rights (the "Rights"), provided that cash will be paid in lieu of issuing any fractional shares of Novametrix Common Stock. See "The Merger Agreement--The Merger-- Consideration to Be Received in the Merger", "The Merger Agreement--The Merger--Earn-Out Shares", "The Merger Agreement--The Merger Limited Antidilution Rights" and "The Merger Agreement--The Merger--Fractional Shares".

RECOMMENDATIONS OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

    The Board of Directors of Novametrix (the "Novametrix Board") believes that the Merger is fair to and in the best interests of Novametrix and its stockholders. Accordingly, the Novametrix Board has approved and adopted the Merger and the Merger Agreement and unanimously recommends that the Company's stockholders vote in favor of the Merger Proposal.

    In reaching its conclusion to enter into the Merger Agreement and recommend approval of the Merger Proposal by its stockholders, the Company's Board of Directors considered a number of factors.

The Novametrix Board believes that the Merger represents a unique strategic opportunity for Novametrix to create a worldwide leader in gas monitoring products. Because of the increase in size, breadth of products and extent of distribution that the Company will possess after the Merger, the Novametrix Board believes that Novametrix will be able to realize significant increases in revenues and cost savings opportunities which neither company would achieve independently. The two companies' complementary technologies and the sharing of basic research and product development resources should significantly increase Novametrix' ability to introduce new products to the market quickly. The Novametrix Board also believes that the Merger will significantly enhance the Company's ability to market its products to hospital chains and OEMs in today's competitive health care environment.

    The recommendation of the Novametrix Board also is based on a number of other factors, which are discussed below in the section "The
Merger--Recommendation of the Board of Directors; Reasons for the Merger".

OPINION OF NOVAMETRIX' FINANCIAL ADVISOR

    Tucker Anthony Incorporated ("Tucker Anthony") has been retained by the Company to act as financial advisor to the Company in connection with the Merger. On October 18, 1996, Tucker Anthony delivered a written opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the exchange ratio in the Merger is fair, from a financial point of view, to the Company and its stockholders. The full text of the written opinion of Tucker Anthony, which sets forth the assumptions made, procedures followed and matters considered in, as well as limits of, its review is attached hereto as Appendix B and is incorporated by reference herein. Holders of Novametrix Common Stock and Series B Preferred Stock are urged to read such opinion in its entirety. See "The Merger-- Opinion of Novametrix' Financial Advisor".

MANAGEMENT AND OPERATIONS OF NOVAMETRIX FOLLOWING THE MERGER

    At the Effective Time, the Board of Directors of the Company intends to increase the number of directors and appoint new directors such that the Board of Directors of the Company will be comprised of all of the members of the Company's Board of Directors at the Effective Time, or such smaller number of such members as may result from director resignations effective at the Effective Time, and an equal number of directors appointed by the Board of Directors of Andros prior to the Effective Time, one of whom will be Richard D. Paterson, Chairman of Andros and a Managing Director of Genstar Capital LLC, the general partner of Genstar. The Board of Directors of the Company also intends to elect Mr. Paterson as Chairman of the Board of the Company. The continuing members of the Board of Directors of the Company and the members appointed by the Board of Directors of Andros will be as equally distributed as possible among Class A, Class B and Class C directors of the Company. At the Effective Time, each committee of the Board of Directors of the Company will be composed of an equal number of the continuing members of the Board of Directors of the Company and the members appointed by the Board of Directors of Andros. Each of the executive officers of Novametrix is expected to continue as an executive officer of Novametrix after the Merger.

    The Novametrix Board believes that the Merger represents a unique strategic and financial opportunity for Novametrix to create a worldwide leader in gas monitoring products. Because of the resulting increase in size, breadth of products and extent of distribution that the Company will possess after the Merger, the Novametrix Board believes that Novametrix will be able to realize significant revenue increases and cost savings which neither company would achieve independently. The combined company would have sales of $66.8 million on a pro forma basis for the fiscal year ended April 28, 1996, as compared to Novametrix' stand-alone sales of $25.3 million for the same period. Management believes the Merger to be a critical step towards further establishing the Company as a primary supplier of medical devices to acute care providers and OEMs in today's competitive health care environment.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    The Company and Genstar have entered into a Voting Agreement (the "Voting Agreement"), effective upon the consummation of the Merger, pursuant to which, in any written consent or meeting of stockholders of the Company prior to January 1, 1999, Genstar and, except as set forth below, the purchasers or transferees of shares of Novametrix Common Stock issued to Genstar pursuant to the Merger (the "Genstar Shares") will vote the Genstar Shares in favor of a Board of Directors of the Company, at least one-half of whose members shall be nominated by a majority of the current directors of the Company who continue to be directors of the Company on (i) the date such consent is executed, (ii) the date that notice of such meeting is mailed to stockholders of the Company or
(iii) if no such notice is mailed, the date of such meeting; provided that no more than two of such nominees may be members of the management of the Company and that Genstar will not be required under the Voting Agreement to vote in favor of a Board of Directors of the Company less than half of whose members are nominees of Genstar. Genstar Shares which are sold to the public pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) the exemption from registration provided by Rule 144 under the Securities Act thereupon will cease to be Genstar Shares. A copy of the Voting Agreement is attached hereto as Appendix C. See "The Merger Agreement--Other Agreements".

    As of September 27, 1996, Novametrix' directors and executive officers and their affiliates beneficially owned approximately 9.1% (including shares subject to then exercisable options and warrants) of the outstanding voting securities of Novametrix. For a discussion of the vote required for the approval of the Merger by the holders of Novametrix Common Stock and Series B Preferred Stock, see "Meeting of Stockholders" above.

    The Novametrix Board was aware of the foregoing interests and considered them, among other matters, in approving and adopting the Merger Agreement and the transaction contemplated thereby.

ACCOUNTING TREATMENT

    It is anticipated that the Merger will be accounted for by the Company as a purchase in accordance with APB No. 16 "Business Combinations", as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Under the purchase method of accounting, assets and liabilities of Andros would be recorded at their fair value at the Effective Time, with the excess of the purchase price and certain costs related to the Merger over the net tangible and identifiable intangible assets acquired being recorded as goodwill.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The Merger is intended to qualify, for federal income tax purposes, as a "tax-free" reorganization. It is a condition to consummation of the Merger that each of Novametrix and Andros will have received opinions of counsel to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For a further discussion of federal income tax consequences of the Merger, see "The Merger--Certain Federal Income Tax Consequences of the Merger".

NO DISSENTERS' RIGHTS

    The holders of Novametrix Common Stock and Series B Preferred Stock are not entitled to dissenters' appraisal rights in connection with, or as a result of, the Merger.

                              THE MERGER AGREEMENT

EFFECTIVE TIME OF THE MERGER

    If the Merger is approved by the requisite vote of the stockholders of Novametrix and the other conditions to the consummation of the Merger are satisfied or, where permissible, waived, the Merger will become effective at the time a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate (the "Effective Time"). It is anticipated that the certificate of merger will be so filed as soon as practicable after the satisfaction or, where permissible, waiver of the conditions noted below.

CONDITIONS TO CONSUMMATION OF THE MERGER

    The obligations of Novametrix and Andros to consummate the Merger are subject to the satisfaction or, where permissible, waiver of certain conditions set forth in the Merger Agreement, including obtaining the requisite approval by the Company's stockholders of the Merger Proposal; the absence of any injunction or enactment of any law prohibiting the consummation of the Merger; the receipt of legal opinions with respect to certain federal income tax matters; and the restructuring of certain indebtedness.

    The consummation of the Merger is also subject to the expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and specified waiting period requirements have been satisfied. Novametrix and Genstar each filed with the Antitrust Division and the FTC a Notification and Report Form (the "Notification and Report Form") with respect to the Merger on August 26, 1996. As a result of early termination, the initial waiting period for each of these filings expired on September 4, 1996.

    The obligations of the Company and Acquisition to consummate the Merger are subject to certain additional conditions, including (i) the accuracy of the representations and warranties in all material respects of Andros contained in the Merger Agreement, (ii) the performance by Andros in all material respects of its obligations under the Merger Agreement to be performed by it at or prior to the Effective Time, except to the extent that failure to comply with or perform any such obligation would not have a Material Adverse Effect (as defined in the Merger Agreement) on Andros and its subsidiaries taken as a whole, (iii) the receipt of certain consents and (iv) the execution by Genstar of the Voting Agreement. The Voting Agreement was executed by Genstar on October 21, 1996.

    The obligations of Andros to consummate the Merger are subject to certain additional conditions, including (i) the accuracy of the representations and warranties in all material respects of the Company and Acquisition contained in the Merger Agreement, (ii) the performance by the Company and Acquisition in all material respects of their obligations under the Merger Agreement to be performed by them at or prior to the Effective Time, except to the extent that failure to comply with or perform any such obligation would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (iii) the approval of the Merger by the Company's stockholders, (iv) the receipt of certain consents and (v) the execution by Novametrix of a Registration Rights Agreement in the form attached hereto as Appendix D (the "Registration Rights Agreement").

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of Andros or the Company): (i) by mutual written consent of Andros and the Company; (ii) by either Andros or the Company, if the Merger is not consummated by March 31, 1997 (provided that the right to terminate the Merger Agreement at such date will not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement is the cause of or results in the failure to consummate the

Merger by such date); (iii) by either Andros or the Company, if any applicable domestic law, rule or regulation makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction restrains or prohibits the consummation of the Merger, and such judgment, injunction, order or decree becomes final and nonappealable;
(iv) by either Andros or the Company, if stockholder approval of the Merger Proposal by the stockholders of the Company is not obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof; (v) by Andros, if the Board of Directors of the Company or any committee thereof with the power to do so withdraws or modifies in a manner adverse to Andros its approval or recommendation of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or recommends, takes a neutral position with respect to, is unable to take a position with respect to or fails to reject another merger, consolidation or business combination with, or acquisition of, the Company or its assets or another tender or exchange offer for shares of Novametrix Common Stock, or resolves to do any of the foregoing; (vi) by either Andros or the Company (the "Terminating Party"), if (x) there is a breach by the other party of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a Material Adverse Effect upon the Company or Andros and their respective subsidiaries taken as a whole, as the case may be, or (y) is a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party; or (vii) by Andros, if it is disclosed or Andros otherwise learns that ownership of an aggregate of 50% or more of the then outstanding shares of Novametrix Common Stock has been acquired by any person and such person's affiliates, other than Genstar or its affiliates.

    For a description of the fees and expenses payable by each party in connection with the Merger, see "The Merger Agreement--Fees and Expenses".

STOCK OPTIONS AND WARRANTS

    At the Effective Time, each outstanding option to purchase Andros Common Stock (an "Andros Option") issued pursuant to the Andros Stock Option Plan, whether vested or unvested, shall be assumed by the Company. Each Andros Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Andros Option, (i) (x) the same number of whole shares of Novametrix Common Stock as the holder of such Andros Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time and (y) a number of Rights equal to the number of Rights which the holder of such Andros Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time,
(ii) at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Andros Common Stock otherwise purchasable pursuant to such Andros Option divided by (B) the number of whole shares of Novametrix Common Stock deemed purchasable pursuant to such Andros Option.

    At the Effective Time, each outstanding warrant to purchase shares of Andros Common Stock (an "Andros Warrant") shall be assumed by the Company. Each Andros Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Andros Warrant, (i) the same number of whole shares of Novametrix Common Stock as the holder of such Andros Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time and (y) a number of Rights equal to the number of Rights which the holder of such Andros Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time,
(ii) at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Andros Common Stock otherwise purchasable pursuant to such Andros Warrant divided by (B) the number of whole shares of Novametrix Common Stock deemed purchasable pursuant to such Andros Warrant. No additional consideration shall be required to be paid with respect to the Rights.

BACKGROUND OF THE MERGER

    For a description of the background of the Merger, see "The
Merger--Background of the Merger".

MARKET PRICE OF NOVAMETRIX COMMON STOCK AND WARRANTS

    Novametrix Common Stock is traded on the Nasdaq under the symbol NMTX and the Company's redeemable Class A Warrants and redeemable Class B Warrants are traded on the Nasdaq under the symbols NMTX and NMTXZ, respectively. On July 29, 1996, the last trading day prior to the public announcement of the proposed Merger, the high and low sale prices per share of Novametrix Common Stock were $5.875 and $5.50, respectively. The high and low sales prices on the last trading day for which sales of Novametrix Class A Warrants and Class B Warrants were reported prior to such announcement were $2.00 and $1.875, respectively, for the Class A Warrants on July 26, 1996, and were $2.25 for the Class B Warrants on July 16, 1996.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

    Set forth below is selected financial data of Novametrix and Andros and pro forma combined financial information of Novametrix and Andros. The information should be read in conjunction with the consolidated financial statements of Novametrix, the consolidated financial statements of Andros, the pro forma combined financial information of Novametrix and Andros, including the notes thereto, and the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations of Novametrix" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Andros" which are presented elsewhere in this Proxy Statement or incorporated herein by reference. The pro forma financial data set forth below and elsewhere in this Proxy Statement are presented for informational purposes only and are not necessarily indicative of the results that actually would have occurred had the Merger been consummated as of the dates presented or the results that may occur in the future.

                        NOVAMETRIX MEDICAL SYSTEMS INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 HISTORICAL
                                                  ------------------------------------------------------------------------
                                                     THREE MONTHS ENDED                       YEAR ENDED
                                                  ------------------------  ----------------------------------------------
                                                   JULY 28,     JULY 30,     APRIL 28,    APRIL 30,    MAY 1,     MAY 2,
                                                     1996         1995         1996         1995        1994       1993
                                                  -----------  -----------  -----------  -----------  ---------  ---------
                                                  (UNAUDITED)  (UNAUDITED)
For Period Ended
  Net Sales.....................................   $   6,422    $   6,081    $  25,260    $  24,032   $  20,788  $  19,888
  Net Income....................................         648(1)        388       3,117(2)      1,604        755        265
  Earnings Per Common Share
    (Primary and Fully Diluted).................   $    0.08    $    0.05    $    0.39    $    0.21   $    0.11  $    0.04
At Period End
  Total Assets..................................   $  19,691    $  16,881    $  18,823    $  16,606   $  15,271  $  15,531
  Working Capital...............................       8,981        6,913        8,364        6,412       2,143      1,406
  Long-Term Debt................................       1,208        2,183        1,333        2,308       3,560      4,293
  Redeemable Preferred Stock....................       1,000        1,000        1,000        1,000       1,000      1,000
  Shareholders' Equity..........................      13,231        9,693       12,529        9,152       3,283      2,385


                                                   MAY 3,
                                                    1992
                                                  ---------

For Period Ended
  Net Sales.....................................  $  21,018
  Net Income....................................        200
  Earnings Per Common Share
    (Primary and Fully Diluted).................  $    0.03
At Period End
  Total Assets..................................  $  16,526
  Working Capital...............................        835
  Long-Term Debt................................      4,588
  Redeemable Preferred Stock....................      1,000
  Shareholders' Equity..........................      2,042

                                                                             PRO FORMA
                                                 ------------------------------------------------------------------
                                                        THREE MONTHS ENDED                    YEAR ENDED
                                                          JULY 28, 1996                     APRIL 28, 1996
                                                 --------------------------------  --------------------------------
                                                                  CONSOLIDATED                      CONSOLIDATED
                                                                  ASSUMING ANTI                     ASSUMING ANTI
                                                                    DILUTION                          DILUTION
                                                 CONSOLIDATED       PROVISION      CONSOLIDATED       PROVISION
                                                 -------------  -----------------  -------------  -----------------
                                                  (UNAUDITED)      (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
For Period Ended
  Net Sales....................................    $  16,030        $  16,030        $  66,834        $  66,834
  Net Income (Loss)............................          734              632           (4,556)          (4,964)
  Earnings (Loss) Per Common Share
    (Primary and Fully Diluted)................    $    0.05        $    0.04        $   (0.32)       $   (0.35)
  Cash Dividends on Common Stock...............       --               --               --               --
At Period End
  Total Assets.................................    $  83,869        $ 104,772           N/A              N/A
  Working Capital..............................       13,864           24,578           N/A              N/A
  Long-Term Debt...............................       38,423           38,423           N/A              N/A
  Redeemable Preferred Stock...................        1,000            1,000           N/A              N/A
  Shareholders' Equity.........................       15,771           36,674           N/A              N/A

------------------------

(1) Reflects an income tax benefit of $115,000, or $0.01 per share, attributable to a reduction in the deferred tax asset valuation allowance.

(2) Reflects an income tax benefit of $1,020,000, or $0.13 per share, attributable to a reduction in the deferred tax asset valuation allowance.

                                   ANDROS(1)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     ANDROS INCORPORATED
                               ANDROS HOLDINGS    ---------------------------------------------------------
                                   INC.(2)         PERIOD FROM
                             -------------------  JULY 31, 1995                  YEAR ENDED
                                 PERIOD FROM           TO        ------------------------------------------
                                INCORPORATION       MARCH 26,    JULY 30,   JULY 31,   JULY 25,   JULY 26,
                              TO JULY 31, 1996        1996         1995       1994       1993       1992
                             -------------------  -------------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS
  DATA:
  Sales, net...............       $  16,226         $  26,933    $  42,753  $  57,742  $  39,724  $  35,001
  Net Income (Loss)........         (22,091)           (7,074)       2,866      8,019      5,872      4,840
  Net Income per Share.....             N/A(3)      $   (1.53)(4) $    0.59 $    1.67  $    1.25  $    1.19
  Shares used in computing
    per share amounts......             N/A(3)          4,621(4)     4,821      4,798      4,699      4,064

BALANCE SHEET DATA:
  Total Assets.............       $  55,424         $  64,511(4) $  63,871  $  58,098  $  50,055  $  42,060
  Working Capital..........           7,482            38,689(4)    46,734     42,264     38,960     29,670
  Long-Term Debt, less
    current portion........          37,215            --           --         --         --         --
  Shareholders' Equity
    (Deficit)..............          (3,614)           52,615(4)    58,368     54,775     45,810     39,193

------------------------

(1) On March 26, 1996, Andros Acquisition Inc., a wholly owned subsidiary of Andros ("Andros Acquisition"), closed a public tender offer for all of the shares of Andros Inc. for $18.00 per share (the "Tender Offer"). As a result of the Tender Offer, Andros Acquisition acquired approximately 58% of the outstanding shares of Andros Inc. At this time, Andros initiated the process whereby it would acquire the remaining Andros Inc. shares it did not own through a merger of Andros Acquisition and Andros Inc. which it could cause to happen as a result of Andros Acquisition owning a majority of the then outstanding shares of Andros Inc. As a consequence of the pending merger, Andros accrued the cost of acquiring the remaining Andros Inc. shares outstanding and cashing out the outstanding options. On May 14, 1996, Andros acquired substantially all of the remaining shares of Andros Inc. as a result of the merger of Andros Acquisition with and into Andros Inc. in which Andros Inc. became a wholly owned subsidiary of Andros. The accompanying consolidated financial statement data include the financial statement data of Andros Inc. from July 31, 1995 through March 26, 1996 and Andros, including its subsidiary, Andros Inc., from March 27, 1996 through July 31, 1996. The selected financial data of Andros and Andros Inc. are qualified in their entirety by, and should be read in conjunction with, the financial statements of Andros and Andros Inc., including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Andros" included elsewhere herein. The Statement of Operations Data and Balance Sheet Data for the years ended July 31, 1996, July 30, 1995, July 31, 1994 and July 25, 1993, and for the period from July 31, 1995 to March 26, 1996 and the Balance Sheet Data as of July 31, 1996, July 30, 1995 and July 31, 1994 are derived from, and are qualified by reference to, the audited financial statements included elsewhere in this Proxy Statement. The Statement of Operations Data and Balance Sheet Data for the fiscal year ended July 26, 1992 are derived from audited financial statements not included herein.

(2) Andros acquired the outstanding common shares of Andros Inc. in a cash purchase effective March 26, 1996. The purchase was recorded in accordance with APB No. 16 "Business Combinations". See Note 1 on page F-20, "Basis of Presentation."

(3) Not applicable, since Andros was a closely-held private company effective March 26, 1996.

(4) Unaudited.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited Pro Forma Consolidated Condensed Balance Sheet as of July 28, 1996 gives effect to the Merger assuming it had occurred at that date. The unaudited Pro Forma Consolidated Condensed Statements of Operations for the three month period ended July 28, 1996 (Andros for the three months ended July 31, 1996) and the year ended April 28, 1996 give effect to the Merger as if it had occurred as of May 1, 1995. The pro forma information assumes the Merger will be accounted for under the purchase method of accounting and includes the effects of the assumptions and adjustments described in the accompanying notes to the pro forma consolidated condensed financial statements. The pro forma adjustments which give effect to the Merger are referred to as Pro Forma Adjustments (Novametrix).

    Additionally, the unaudited Pro Forma Consolidated Condensed Statements of Operations for the three month period ended July 28, 1996 and the year ended April 28, 1996 give effect to the acquisitions of the common shares of Andros Inc. by Andros, which occurred between March 26, 1996 and May 14, 1996, as if such acquisitions had occurred as of May 1, 1995. The pro forma information gives effect to these transactions under the purchase method of accounting and to the assumptions and adjustments described in the accompanying notes to the pro forma consolidated condensed financial statements. The pro forma adjustments which give effect to the acquisition of Andros Inc. by Andros are referred to as Pro Forma Adjustments (Andros).

    The pro forma consolidated condensed financial statements should be read in conjunction with the historical audited and unaudited financial statements and related notes thereto of Novametrix, Andros and Andros Inc. included elsewhere in this Proxy Statement or incorporated herein by reference. These pro forma statements are presented for informational purposes only and are not necessarily indicative of the results that actually would have occurred had the pro forma transactions been consummated at the dates indicated, nor are they necessarily indicative of the future operating results or financial position of Novametrix. In addition, they are not intended to be a projection of future results and do not include any synergies that might be achieved from combining the operations of the two companies. Permitted pro forma adjustments include only the effects of events directly attributable to a transaction that are factually supportable and expected to have a continuing impact. Pro forma adjustments reflecting anticipated "efficiencies" in operations resulting from a transaction are, under most circumstances, not permitted. As a result of the limitations imposed with regard to the types of permitted pro forma adjustments, management believes that this unaudited pro forma information is not indicative of future results of operations.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 JULY 28, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                                      PRO FORMA
                                                                                                                    CONSOLIDATED
                                                                                  PRO FORMA                        ASSUMING ANTI-
                                                      HISTORICAL   HISTORICAL    ADJUSTMENTS       PRO FORMA          DILUTION
                                                        ANDROS     NOVAMETRIX   (NOVAMETRIX)   CONSOLIDATED(21)   PROVISIONS(18)(21)
                                                      -----------  -----------  -------------  -----------------  -----------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................   $     702    $     297                      $     999          $  11,713
  Accounts receivable...............................       7,091        6,625                         13,716             13,716
  Inventories.......................................       9,713        5,640                         15,353             15,353
  Deferred income taxes.............................       2,546          363                          2,909              2,909
  Prepaid expenses and other........................       3,591          309                          3,900              3,900
                                                      -----------  -----------  -------------        -------           --------
    Total current assets............................      23,643       13,234                         36,877             47,591

PROPERTY, PLANT AND EQUIPMENT--NET..................       6,602        1,228                          7,830              7,830

INTANGIBLE ASSETS--NET..............................      21,395        4,458   $  31,454 (15)        34,607             44,796
                                                                                  (22,700)(16)
DEFERRED INCOME TAXES--NET..........................                      771                            771                771

OTHER ASSETS........................................       3,784                                       3,784              3,784
                                                      -----------  -----------  -------------        -------           --------
    Total...........................................   $  55,424    $  19,691   $   8,754          $  83,869          $ 104,772
                                                      -----------  -----------  -------------        -------           --------
                                                      -----------  -----------  -------------        -------           --------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................................   $   3,310    $   1,204                      $   4,514          $   4,514
  Accrued expenses..................................       4,735        1,823   $   2,600 (14)         9,158              9,158
  Income tax payable................................       1,041                                       1,041              1,041
  Current portion of long-term debt.................       7,075        1,225                          8,300              8,300
                                                      -----------  -----------  -------------        -------           --------
    Total current liabilities.......................      16,161        4,252       2,600             23,013             23,013

LONG-TERM DEBT......................................      37,215        1,208                         38,423             38,423

DEFERRED TAXES......................................       5,662                                       5,662              5,662

REDEEMABLE PREFERRED STOCK..........................                    1,000                          1,000              1,000

SHAREHOLDERS' EQUITY (DEFICIT):
  Capital stock.....................................           1           71          (1)(12)           115                162
                                                                                       44 (12)
  Additional paid-in capital........................      18,476       28,116      25,196 (12)        53,312             74,168
                                                                                  (18,476)(12)
  Retained (deficit) earnings.......................     (22,091)     (12,469)     22,091 (13)       (35,169)           (35,169)
                                                                                  (22,700)(16)
  Treasury stock....................................                   (2,487)                        (2,487)            (2,487)
                                                      -----------  -----------  -------------        -------           --------
                                                          (3,614)      13,231       6,154             15,771             36,674
                                                      -----------  -----------  -------------        -------           --------
    Total...........................................   $  55,424    $  19,691   $   8,754          $  83,869          $ 104,772
                                                      -----------  -----------  -------------        -------           --------
                                                      -----------  -----------  -------------        -------           --------
Book value per share................................                $    1.97                      $    1.42          $    2.33
                                                                   -----------                       -------           --------
                                                                   -----------                       -------           --------

                                                                  (SEE ENDNOTES)

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JULY 28, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                                  PRO FORMA
                                                   HISTORICAL                                                   CONSOLIDATED
                                                 ANDROS (MAY 1,                 PRO FORMA                         ASSUMING
                                                  1996 TO JULY    HISTORICAL   ADJUSTMENTS      PRO FORMA       ANTI-DILUTION
                                                    31, 1996)     NOVAMETRIX   (NOVAMETRIX)  CONSOLIDATED(21) PROVISIONS(18)(21)
                                                 ---------------  -----------  ------------  ---------------  -----------------
Revenues:
  Net sales....................................     $   9,608      $   6,422                   $    16,030       $    16,030

Costs and expenses:
  Cost of products sold........................         5,749          2,739                         8,488             8,488
  Research and product development.............           857            799                         1,656             1,656
  Amortization of patents and goodwill.........           255                   $       87 (17)        342             444
  Amortization of loan origination fee.........           294                                          294               294
  Selling, general and administrative..........         1,445          2,277                         3,722             3,722
  Interest, net................................         1,056             52                         1,108             1,108
  Other expense (income), net..................          (326)             7                          (319)             (319)
                                                       ------     -----------  ------------  ---------------  -----------------
                                                        9,330          5,874            87          15,291            15,393
                                                       ------     -----------  ------------  ---------------  -----------------
Income before income taxes.....................           278            548           (87)            739               637
Income tax provision (benefit).................           105           (100)                            5                 5
                                                       ------     -----------  ------------  ---------------  -----------------
Net income.....................................     $     173      $     648    $      (87)    $       734       $       632
                                                       ------     -----------  ------------  ---------------  -----------------
                                                       ------     -----------  ------------  ---------------  -----------------
Earnings per common share (primary and fully
 diluted)......................................           N/A      $    0.08                   $      0.05       $      0.04
                                                       ------     -----------  ------------  ---------------  -----------------
                                                       ------     -----------  ------------  ---------------  -----------------
Number of shares used in computing earnings per
 share.........................................           N/A      8,161,052     6,168,144      14,329,196        14,329,196
                                                       ------     -----------  ------------  ---------------  -----------------
                                                       ------     -----------  ------------  ---------------  -----------------

                                                                  (SEE ENDNOTES)

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED APRIL 28, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                           HISTORICAL (A)
                      ------------------------
                                     ANDROS
                      ANDROS INC.  (MARCH 27,
                        (MAY 1,       1996
                        1995 TO        TO         PRO FORMA                             PRO FORMA
                       MARCH 26,    APRIL 30,    ADJUSTMENTS   PRO FORMA  HISTORICAL   ADJUSTMENTS      PRO FORMA
                         1996)        1996)       (ANDROS)      ANDROS    NOVAMETRIX   (NOVAMETRIX)  CONSOLIDATED(21)
                      -----------  -----------  -------------  ---------  -----------  ------------  ---------------
Revenues:
  Net sales.........   $  34,956    $   6,618                  $  41,574   $  25,260                   $    66,834
  Interest..........                                                              14                            14
                      -----------  -----------  -------------  ---------  -----------  ------------  ---------------
                          34,956        6,618                     41,574      25,274                        66,848
Costs and expenses:
  Cost of products
    sold............      28,200        4,209   $     250(9)      32,659      10,930                        43,589
  Research and
    product
    development.....       4,919          328        (150)(11)     5,197       2,714                         7,911
                                                      100(9)
  Research and
    product
    development in
    process.........                   22,700     (22,700)(7)
  Amortization of
    patents and
    goodwill........         468           85         488(8)       1,041                $      337 (17)        1,378
  Amortization of
    loan origination
    fee.............                       96         956 (10)     1,052                                     1,052
  Selling, general
    and
   administrative...      12,255          520      (2,082)(11)    10,843       9,137                        19,980
                                                      150(9)
  Stock option
    compensation
    expense.........       4,114                   (4,114)(20)
  Interest..........                      463       4,021(5)       4,484         287                         4,771
  Other expense
    (income), net...      (1,129)         (12)      1,061(6)         (80)         69                           (11)
                      -----------  -----------  -------------  ---------  -----------  ------------  ---------------
                          48,827       28,389     (22,020)        55,196      23,137           337          78,670
                      -----------  -----------  -------------  ---------  -----------  ------------  ---------------
(Loss) income before
 income taxes.......     (13,871)     (21,771)     22,020        (13,622)      2,137          (337)        (11,822)
Income tax (benefit)
 provision..........      (6,521)         493        (258)(19)    (6,286)       (980)                       (7,266)
                      -----------  -----------  -------------  ---------  -----------  ------------  ---------------
Net (loss) income...   $  (7,350)   $ (22,264)  $  22,278      $  (7,336)  $   3,117    $     (337)    $    (4,556)(a)
                      -----------  -----------  -------------  ---------  -----------  ------------  ---------------
                      -----------  -----------  -------------  ---------  -----------  ------------  ---------------
Earnings (loss) per
 common share
 (primary and fully
 diluted) (2).......         N/A          N/A                        N/A   $    0.39                   $     (0.32)
                      -----------  -----------                 ---------  -----------                ---------------
                      -----------  -----------                 ---------  -----------                ---------------
Number of shares
 used in computing
 earnings per
 share..............         N/A          N/A                        N/A   8,076,717     6,168,144      14,244,861
                      -----------  -----------                 ---------  -----------  ------------  ---------------
                      -----------  -----------                 ---------  -----------  ------------  ---------------


                          PRO FORMA
                        CONSOLIDATED
                          ASSUMING
                        ANTI-DILUTION
                      PROVISIONS(18)(21)
                      -----------------
Revenues:
  Net sales.........     $    66,834
  Interest..........              14
                      -----------------
                              66,848
Costs and expenses:
  Cost of products
    sold............          43,589
  Research and
    product
    development.....           7,911

  Research and
    product
    development in
    process.........
  Amortization of
    patents and
    goodwill........           1,786
  Amortization of
    loan origination
    fee.............           1,052
  Selling, general
    and
   administrative...          19,980

  Stock option
    compensation
    expense.........
  Interest..........           4,771
  Other expense
    (income), net...             (11)
                      -----------------
                              79,078
                      -----------------
(Loss) income before
 income taxes.......         (12,230)
Income tax (benefit)
 provision..........          (7,266)
                      -----------------
Net (loss) income...     $    (4,964)(a)
                      -----------------
                      -----------------
Earnings (loss) per
 common share
 (primary and fully
 diluted) (2).......     $     (0.35)
                      -----------------
                      -----------------
Number of shares
 used in computing
 earnings per
 share..............      14,244,861
                      -----------------
                      -----------------

------------------------------

(a) Reflects $9.4 million of charges and costs incurred by Andros Inc. in conjunction with, but not directly related to, the acquisition. These charges and costs relate to accounts receivable, inventories, product warranty, property taxes and other liabilities. Charges of $5.0 million, $0.4 million and $4.0 million are included in cost of products sold, research and product development and selling, general and administrative, respectively.

                                                                  (SEE ENDNOTES)

------------------------------

(1) Under the Merger Agreement, Novametrix will issue to the stockholders of Andros shares of Novametrix Common Stock constituting 38% of the combined company at the Effective Time of the Merger. After the end of Novametrix' fiscal year ending May 3, 1998, additional shares of Novametrix Common Stock constituting up to 5% of the Company may be issued, and reserved for issuance to option and warrant holders of Andros, based upon Andros' net revenues or the combined company's consolidated EBITDA. In addition, Novametrix will issue to the stockholders of Andros anti-dilution Rights enabling the holders to maintain, without additional payment, their percentage ownership level as Novametrix options and warrants outstanding at the Effective Time of the Merger are exercised. The Pro Forma Consolidated Condensed Balance Sheet reflects the assumed issuance of 4,389,586 shares of Novametrix Common Stock (based on the outstanding shares of Novametrix at July 28, 1996) in exchange for all outstanding shares of Andros Common Stock. The number of shares of Novametrix Common Stock to be issued is based upon the exchange ratio of 48.8818 shares of Novametrix Common Stock for each share of Andros Common Stock. The actual number of shares of Novametrix Common Stock to be issued in the Merger will be determined at the Effective Time of the Merger. The market value of a share of Novametrix Common Stock is assumed to be $5.75 per share (the Nasdaq closing price per share at July 26, 1996).

(2) Earnings per share for the period and the year presented are based on the weighted-average number of shares of Novametrix Common Stock and dilutive common stock equivalents outstanding during the year. Common stock equivalents consist of Series B Preferred Stock, stock options, warrants and shares subscribed under the Novametrix Employee Stock Purchase Plan, (the "Stock Purchase Plan"). The weighted average shares presented on both the Pro Forma Consolidated and Pro Forma Consolidated Assuming Anti-Dilution Provisions information includes all shares which are contingently issuable pursuant to the Rights and the outstanding warrants of Andros which will be converted to Novametrix warrants.

(3) The Pro Forma Consolidated Condensed Balance Sheet as of July 28, 1996 reflects Andros' balances as of July 31, 1996. The Pro Forma Consolidated Statement of Operations for the three month period ended July 28, 1996 reflects Novametrix' results of operations for the three month period ended July 28, 1996 and Andros' results of operations for the three month period ended July 31, 1996. The Pro Forma Consolidated Statement of Operations for the year ended April 28, 1996 reflects Novametrix' results of operations for its fiscal year ended April 28, 1996 and the results of operations for Andros Inc. and Andros for the year ended April 30, 1996.

(4) Genstar created Andros expressly for the purpose of acquiring Andros Inc., a public company traded on the Nasdaq. On March 26, 1996, Andros Acquisition, a wholly owned subsidiary of Andros, closed the Tender Offer for all of the shares of Andros Inc. for $18.00 per share. As a result of the Tender Offer, Andros Acquisition acquired approximately 58% of the outstanding shares of Andros Inc. At this time Andros initiated the process whereby it would acquire the remaining Andros Inc. shares it did not own, through a merger of Andros Acquisition and Andros Inc. which it could cause to happen as a result of Andros Acquisition owning a majority of the then outstanding shares of Andros Inc. As a consequence of the pending merger, Andros accrued the cost of acquiring the remaining Andros Inc. shares outstanding and cashing out the outstanding options. On May 14, 1996, Andros acquired 100% of the shares of Andros Inc. as a result of the merger of Andros Acquisition with and into Andros Inc. in which Andros Inc. became a wholly owned subsidiary of Andros (the "Andros Merger"). Before the closing of the Andros Merger, certain stockholders (the "Dissenters") representing approximately 723,000 shares of Andros Inc. exercised their appraisal rights (under Delaware corporate law). As part of the financing for the Andros Merger, Andros borrowed $27,000,000 in the form of a term loan (the "Term Loan") from a syndicate of banks (the "Banks"). As a result of the Dissenters seeking appraisal rights for their shares, Andros did not have to fund the purchase of the Dissenters' shares at the time of the Andros Merger and had approximately $7,000,000 of excess cash. In early June 1996, in an effort to reduce its interest costs, Andros agreed with the Banks to repay $7,000,000 of the Term Loan with the understanding that it would be able to re-borrow the same amount at a later date. On July 12, 1996 the Dissenters withdrew their appraisal rights. At that time, Andros paid the Dissenters approximately $13,031,000, which it financed through re-borrowing the $7,000,000 it had repaid on the Term Loan in June, the drawing of approximately $5,400,000 under a revolving credit facility established with the Banks at the time of the Andros Merger (the "Revolving Credit Facility") and with approximately $631,000 of cash on hand.

(5) To give effect to an increase in interest expense assuming the $27.0 million variable rate term debt (currently 8.5%), the $15.0 million 13% subordinated debt, and the $5.4 million variable rate credit facility (currently 10%) used in the financing of the Andros Merger had been outstanding as of May 1, 1995.

(6) To give effect to a reduction in interest income assuming the use of $26.0 million of the cash of Andros Inc. used in the financing of the Andros Merger had occurred as of May 1, 1995.

(7) Andros acquired Andros Inc. on March 26, 1996 in a transaction accounted for as a purchase and recorded a $22.7 million non-recurring write-off of in-process technology during the period from March 27, 1996 to April 30, 1996.

(8) Assumes the Andros Merger occurred as of May 1, 1995 and the resulting goodwill and purchased technology of $21.3 million was amortized beginning May 1, 1995 using a twenty-five year amortization period. The Pro forma adjustment represents the incremental amortization. Pro forma goodwill and patent amortization is $844,000 and $197,000, respectively.

(9) To reflect the increase in depreciation expense due to the fair market adjustment to fixed assets of $2.5 million resulting from the Andros Merger. These assets are being depreciated over their remaining useful lives, which average approximately five years.

(10) To give effect to the amortization of $3.8 million in loan origination costs and $1.4 million in debt discounts associated with the Andros Merger. The fees and discount are being amortized over the term of the loan (5 years). Pro forma amortization of fees and discount is $707,000 and $345,000, respectively.

(11) To reflect benefits resulting from certain cost saving measures implemented in the year ended April 30, 1996. The following table summarizes the adjustments:

                                                                                 SELLING, GENERAL
                                                                  RESEARCH AND          AND
                                                                   DEVELOPMENT    ADMINISTRATIVE
                                                                  -------------  -----------------

Management restructuring(a).....................................    $ 150,000       $   280,000
Elimination of the European service center(b)...................                      1,052,000
Elimination of public reporting requirements(c).................                        400,000
Selling, general and administrative(d)..........................                        350,000
                                                                  -------------  -----------------
                                                                    $ 150,000       $ 2,082,000
                                                                  -------------  -----------------
                                                                  -------------  -----------------

    (a) Management Restructuring
       Reflects the elimination of two senior officers in conjuction with the Andros Merger.

    (b) Elimination of the European Service Center
       The cost savings resulted from the elimination of the European service center located in Belp, Switzerland in April 1996.

    (c) Elimination of Public Reporting Requirements
       Costs eliminated due to the absence of public reporting requirements resulting from going private. These costs included shareholder communications, accounting and legal fees (reflects savings based on the difference between current fees and expected fees for a private company of comparable size), investor relations and annual report costs.

    (d) Selling, General and Administrative
       The adjustment reflects: transaction based requirement to cover directors and officers of Andros Inc. for directors and officers insurance--$122,000; and severance and related payroll taxes to a former officer of Andros--$228,000.

(12) The Pro Forma Adjustments (Novametrix) reflect the assumed issuance of 4,389,586 shares of Novametrix Common Stock to stockholders of Andros in exchange for all of the outstanding shares of Andros (4,389,586 multiplied by the Nasdaq closing price of $5.75 per share at July 26, 1996).

(13) The Pro Forma Adjustments (Novametrix) include adjustments to eliminate Andros capital stock and accumulated deficit.

(14) The Pro Forma Adjustments (Novametrix) reflect the transaction fees (legal, accounting, printing and other costs) directly attributable to the Merger.

(15) The Pro Forma Adjustments (Novametrix) represent the portion of the purchase price allocated to research and development in-process ($22.7 million) and the excess of the purchase price over the fair value of net assets acquired (goodwill) ($8.7 million). All other assets and liabilities acquired are reflected in the pro forma financial statements at their historical cost which is assumed to approximate their fair value. The purchase price allocation is based on preliminary information and will be adjusted based on completion of appropriate valuation studies.

(16) The Pro Forma Adjustments (Novametrix) reflect the write off of purchased in-process research and development.

(17) The Pro Forma Adjustments (Novametrix) reflect the increased amortization expense as a result of the increase in goodwill. Goodwill is amortized over 25 years.

(18) The Pro Forma Consolidated Condensed Balance Sheet Assuming Anti-Dilution Provisions reflects the assumed exercise of all outstanding options and warrants of Novametrix at July 28, 1996 and the resulting issuance of an additional 1,772,023 shares of Novametrix Common Stock pursuant to the Rights. The exercise of all Novametrix options and warrants will result in cash proceeds of $10.7 million. The issuance of shares of Novametrix Common Stock pursuant to the Rights will result in additional goodwill of $10.0 million and additional annual amortization of $0.4 million.

(19) To reflect the income tax effect of the Pro Forma Adjustments (Andros) based on the statutory rate of 38%.

(20) To eliminate the compensation expense associated with cashing out 566,283 Andros options resulting from the Andros Merger.

(21) Assuming Andros' revenues or the combined company's consolidated EBITDA reach specified targets, as set forth in the Merger Agreement, for the fiscal year ending May 3, 1998, intangible assets and equity, as reported in the Pro Forma Consolidated Condensed Balance Sheet, would be $40.4 million and $21.5 million, respectively. Net income and earnings per share, as reported in the Pro Forma Consolidated Condensed Statement of Operations for the three month period ended July 31, 1996 and for the year ended April 28, 1996, would be $1.4 million and $0.09, and $7.2 million and $0.46, respectively.

    Additionally, intangible assets and equity as reported in the Pro Forma Consolidated Condensed Balance Sheet Assuming Anti-Dilution Provisions would be $52.9 million and $44.8 million, respectively. Net income and earnings per share, as reported in the Pro Forma Consolidated Condensed Statement of Operations Assuming Anti-Dilution Provisions for the three month period ended July 31, 1996 and for the year ended April 28, 1996, would be $1.3 million and $0.08, and $6.7 million and $0.43, respectively.

                                  INTRODUCTION

MEETING OF STOCKHOLDERS

    This Proxy Statement, which will be mailed commencing on or about October 23, 1996 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Novametrix for use at the Annual Meeting of Stockholders to be held on November 25, 1996, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive offices are located at 56 Carpenter Lane, Wallingford, Connecticut 06492.

PURPOSES OF THE MEETING

    At the Meeting, the Company's stockholders will consider and take action upon (i) a proposal to approve, pursuant to the requirements of Nasdaq, the issuance of the number of shares of Novametrix Common Stock contemplated by the Merger Proposal; (ii) a proposal to approve the Company's 1996 Long Term Incentive Plan; (iii) the election of two Class A directors of the Company for the ensuing three years; (iv) a proposal to ratify the Novametrix Board's selection of Ernst & Young LLP to serve as the Company's independent auditors for the 1997 fiscal year; and (v) such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

VOTING REQUIREMENTS AT THE MEETING

    The presence, in person or by proxy, of the holders of a majority of the voting power of all the outstanding shares of Novametrix Common Stock and Series B Preferred Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting or any adjournments thereof. Directors of the Company are elected by a plurality vote. Approval and adoption of the Merger Proposal and approval of other matters will require the affirmative vote of a majority of the voting power of the shares present at the Meeting, in person or by proxy, and entitled to vote on that proposal. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter.

    Holders of record of issued and outstanding shares of Novametrix Common Stock and Series B Preferred Stock, in each case as of the Record Date, will be entitled to notice of and to vote at the Meeting as described below. The Company has no class or series of stock outstanding and entitled to vote at the Meeting other than the Common Stock and the Series B Preferred Stock.

    As of the Record Date, there were 7,161,930 outstanding shares of Novametrix Common Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Meeting, and 40,000 shares of Series B Preferred Stock, the holder of which is entitled to 11 votes per share with respect to each matter to be voted on at the Meeting. As of the Record Date, the directors and executive officers of the Company beneficially owned approximately 667,802 shares of Novametrix Common Stock (excluding 158,944 shares subject to exercisable options and warrants) and have advised Novametrix that they intend to vote or direct the vote of all shares of Novametrix Common Stock over which they have voting power for approval and adoption of the Merger Proposal.

PROXIES

    All proxies that are properly executed by holders of Novametrix Common Stock and received by Novametrix prior to the Meeting will be voted in accordance with the instructions noted thereon. ANY

PROXY RECEIVED BY NOVAMETRIX THAT DOES NOT SPECIFY TO THE CONTRARY WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL, IN FAVOR OF EACH OTHER PROPOSAL SET FORTH IN SUCH PROXY AND PRESENTED TO THE STOCKHOLDERS OF NOVAMETRIX FOR APPROVAL AND IN FAVOR OF NOVAMETRIX' NOMINEES FOR ELECTION AS DIRECTORS. Any holder of Novametrix Common Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of Novametrix written notice of revocation or a duly executed later-dated proxy, or by attending the Novametrix Meeting and voting such Novametrix Common Stock in person.

    All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by Novametrix. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by directors, officers and regular managerial employees of Novametrix, who will not be specially compensated for such activities. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. Novametrix has retained Georgeson & Company Inc. ("Georgeson") to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. The Company's agreement with Georgeson provides for a one-time fee of $20,000 plus $5.00 per call to individual stockholders, as well as reimbursement of expenses incurred by Georgeson. Additional charges may be incurred for consulting, reports or other additional services. Approximately 25 employees of Georgeson are involved in the Company's solicitation of proxies. The Company estimates that the cost of preparing and mailing this Proxy Statement and all other activities related to this solicitation, including fees for attorneys, accountants and solicitors and printing, transportation and mailing costs, will be approximately $375,000, of which $15,000 has been paid to date.

    Under applicable regulations of the Commission, the Company and its directors may be deemed to be "participants" in the Company's solicitation efforts at the Meeting. For information on the directors of Novametrix, see "Novametrix Management" and "Security Ownership of Certain Beneficial Owners and Management of Novametrix".

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT THEIR VOTES CAN BE RECORDED.

PAUL COTE'S DISSIDENT 13D GROUP

    A group calling itself variously the "13D Shareholders Group," the "13D Shareholders Group Regarding Novametrix Medical Systems Inc." and the "Novametrix 13D Shareholders Group" is soliciting proxies to replace the two Class A directors up for re-election this year with a lawyer named Paul Cote and a dentist named Vartan Ghugasian. In addition, Paul Cote and his 13D Group are soliciting proxies in support of a proposal to "maximize shareholder values."

    THE 13D GROUP, LED BY PAUL COTE AND HIS ADVISORS, IS A DISSIDENT STOCKHOLDER GROUP WITH ABSOLUTELY NO AFFILIATION TO THE BOARD OF DIRECTORS OR MANAGEMENT OF NOVAMETRIX.

    THE COTE GROUP'S NOMINEES. The Cote Group's nominees have no experience in the medical instrumentation business and have offered no concrete ideas on how to increase Novametrix' stock price.

    THE COMPANY'S NOMINEES. In contrast, the Company's nominees, Michael J. Needham and Joseph A. Vincent, have been with Novametrix for 15 and 13 years, respectively. Both bring valuable and relevant experience and knowledge to the Novametrix Board and both support the Merger Proposal and the retention of Tucker Anthony Incorporated as significant initiatives to increase stockholder value. Mr. Needham owns 2,000 shares of Novametrix Common Stock and beneficially owns an additional 25,588 shares issuable upon the exercise of currently exercisable warrants. Mr. Vincent owns 50,716 shares of Novametrix Common Stock and beneficially owns an additional 13,733 shares issuable upon the exercise of currently exercisable stock options.

    Mr. Needham's business experience as Chairman and Chief Executive Officer of SimEx Inc. has been invaluable to the Company, as have his insights into the health care industry and finance gained while he was President of Helix Investments Limited. Helix is a private venture capital fund co-founded by Mr. Needham in 1968 and has a portfolio valued at $450,000,000. During Mr. Needham's presidency, Helix made a number of investments in health care businesses in the United States and Canada.

    Mr. Vincent has 22 years of diversified experience in the medical equipment industry. He served as Controller of Novametrix for five years and was promoted to his current position as Chief Financial Officer in April 1990. Prior to joining Novametrix in 1983, Mr. Vincent was an Assistant Controller at Picker International, Inc., a leader in the development of nuclear and ultrasound medical diagnostic equipment. Mr. Vincent's detailed knowledge of Novametrix' financial position and operations make him an invaluable member of the Novametrix Board.

    The 13D Group has claimed that the reconfiguration of the Board of Directors in May 1996 to equalize the number of directors in each of the three classes of directors was contrary to the Certificate of Incorporation and By-laws of Novametrix and the securities laws. In fact, one member of the Novametrix Board was moved from one class to another in order to eliminate the unequal distribution of directors among classes, which had resulted from prior director resignations, so as to conform to the requirements of the Company's Certificate of Incorporation, which calls for three classes of directors which are equal in size.

    Prior to the reconfiguration of the Novametrix Board, there had been three Class A directors, one Class B director and two Class C directors. The Company's By-laws explicitly provide for increases and reductions in the size of the Novametrix Board and the number of directors in each class in part in order to provide the Board with the flexibility to respond to director resignations and maintain three classes of directors of as nearly equal size as possible. Therefore, on May 20, 1996, Steven J. Shulman, then a Class A director, resigned and the Board of Directors elected him as a Class B director pursuant to the Company's By-laws. The Class B directors will be elected at the 1997 Annual Meeting.

    In addition, the Cote Group has made the claim that the Company's 1994 and 1995 Proxy Statements contained "promises" that the "three existing" Class A directors would be "up for election" at the 1996 Annual Meeting. In fact, the 1994 and 1995 Proxy Statements made the general statement that "the Class A directors will be elected at the 1996 Annual Meeting". This was merely a statement as to when the CLASS of directors would next be elected. Mr. Cote appears to have misread the statement as specific to the three Class A directors in office at the time the 1994 and 1995 Proxy Statements were mailed. The statement in the 1994 and 1995 Proxy Statements was correct and the requirements of the Company's Certificate of Incorporation and By-laws have been met.

    This Board action, which was taken in accordance with the Company's By-laws and applicable law, preceded any indication by the 13D Group that they were considering nominating a slate of directors.

    PAUL COTE'S STOCKHOLDER PROPOSAL. On April 5, 1996, the Company received a proposal from Paul Cote to initiate a "program to maximize shareholder values". On April 25, 1996, Paul Cote publicly disclosed the existence of a "13D Group" consisting of himself, his wife and eight other stockholders, the stated purpose of which was to support Paul Cote's proposal. Novametrix management's efforts to arrive at a reasonable accommodation with Paul Cote have been repeatedly rebuffed.

    THE NOVAMETRIX BOARD IS VERY MUCH IN FAVOR OF ENHANCING STOCKHOLDER VALUE (AND, IN FACT, HAS RECOMMENDED THE MERGER IN ORDER TO INCREASE STOCKHOLDER VALUE); IT UNANIMOUSLY OPPOSES THE COTE PROPOSAL BECAUSE THE PROPOSAL WOULD UNNECESSARILY INTERFERE WITH THE NOVAMETRIX BOARD'S OBLIGATIONS TO MANAGE NOVAMETRIX FOR THE BENEFIT OF ALL STOCKHOLDERS.

    The current Board of Directors has presided over a remarkable recovery by the Company during the past five years, reducing debt from approximately $24 million to approximately $5 million and increasing stockholders' equity from less than $100,000 to more than $12 million, while the stock price rose from less than $1.00 per share to around $6.00 per share. A price of $6.00 per share represents a price/earnings ratio of approximately 36 times earnings per share for fiscal 1996 (calculated on a fully taxed basis) while the average price/earnings ratio for companies in the medical device industry is 22 times earnings. As can be seen from the Performance Graph on page 85, Novametrix Common Stock has out-performed its peer group and has generally equaled or exceeded the broader market.

    In addition to ensuring that the Company is well managed and positioned to experience substantial growth, at the direction of the Board of Directors, management engaged the investment banking firm of Tucker Anthony Incorporated five months ago with the purpose of enhancing stockholder value, including:

  - Reviewing business plans, assessing strategies for growth and acquisitions, presenting financial options and assisting in the development and modeling of projections.

  - Assisting the Company in the development of an overall financial strategy to address the Company's plans to increase and maximize the value of the Company.

  - Assisting in the development of a plan to broaden investor awareness of the Company, which includes strategies to expand the number of market makers and institutional ownership.

    Tucker Anthony has since assisted the Company in its due diligence review of Andros, assisted the Company in structuring and analyzing the fairness of the Merger and issued a fairness opinion to the Board of Directors with respect to the Merger. The Novametrix Board believes the Merger will substantially increase stockholder value. For a detailed discussion of the reasons why the Board of Directors believes that the Merger will benefit ALL Novametrix stockholders, see "The Merger --Recommendation of the Board of Directors; Reasons for the Merger", "--Opinion of Novametrix' Financial Advisor" and
"--Management and Operations of Novametrix Following the Merger".

    Members of the Company's management are meeting and communicating with analysts, institutional investors and retail brokers in order to attract additional institutional sponsorship and analyst coverage. The Novametrix Board believes that the significantly larger size, critical mass and profitability of the Company after the Merger, in addition to its expanded market capitalization, will help further these goals.

    THE NOVAMETRIX BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF NOVAMETRIX COMMON STOCK AND SERIES B PREFERRED STOCK VOTE AGAINST THE COTE GROUP'S NOMINEES AND THEIR STOCKHOLDER PROPOSAL.

    STOCKHOLDERS ARE URGED NOT TO SIGN OR RETURN ANY OF THE GREEN PROXY CARDS THEY RECEIVE FROM THE 13D GROUP UNTIL THEY HAVE REVIEWED AND CAREFULLY CONSIDERED THE INFORMATION SET FORTH IN THIS PROXY STATEMENT.

    STOCKHOLDERS CAN REVOKE ANY PROXY THEY HAVE SENT TO THE 13D GROUP BY SIGNING, DATING AND RETURNING THE COMPANY'S ENCLOSED WHITE PROXY CARD.

    ONLY A STOCKHOLDER'S LATEST DATED PROXY COUNTS.

I. APPROVAL OF THE MERGER PROPOSAL

                                   THE MERGER

    The Effective Time, consideration and other terms of the Merger are described in "The Merger Agreement" below.

BACKGROUND OF THE MERGER

    In early April 1996, Jean-Pierre L. Conte, a Principal of Genstar, telephoned William J. Lacourciere, Chairman of the Board, President and Chief Executive Officer of Novametrix, to schedule a meeting. On April 17, 1996, Mr. Lacourciere and Mr. Conte met and discussed the businesses of Novametrix and Andros and the possible benefits that could result from a combination of Andros with Novametrix.

    In late April 1996, Novametrix and Andros agreed to exchange certain confidential information to facilitate discussions regarding the terms of a possible transaction, and Novametrix, Andros and Genstar executed a confidentiality agreement dated May 10, 1996 whereby each party agreed to maintain the confidential nature of certain information provided to it by the other parties.

    At meetings held on May 21, 1996 and May 22, 1996 between senior management of Novametrix and representatives of Genstar and Andros, Genstar and Andros made presentations on their companies, after which a strategic alliance or combination of Novametrix and Andros was discussed. Over the next several weeks, Messrs. Lacourciere and Conte continued to have telephone conversations regarding the possibility of a business combination.

    At a meeting on June 4, 1996, Mr. Lacourciere, Thomas M. Haythe, general counsel and a director of the Company, Mr. Conte, and Richard Paterson, a Managing Director of Genstar and Chairman of Andros, and other representatives of Novametrix and Andros held extensive discussions regarding, among other things, the complementary nature of the two businesses, revenue and cost savings opportunities which would result from a combination and the framework of a possible transaction.

    On June 5, 1996, Tucker Anthony was retained to act as financial advisor to Novametrix in connection with the discussions with Andros and Genstar.

    On June 12, 1996, at a meeting at which Novametrix senior management, Mr. Haythe, Mr. Conte, other Genstar representatives and representatives of Tucker Anthony and the financial advisor to Andros, were present, the possible terms of a business combination of Novametrix and Andros were reviewed in depth and certain financial goals relating to the proposed combination were discussed, including the basis for the exchange of Novametrix Common Stock for Andros Common Stock.

    The Board of Directors of the Company held a regularly scheduled meeting on June 17, 1996 at which it reviewed the year-end results of the Company. At that meeting, Mr. Lacourciere disclosed the discussions being held with Genstar regarding a possible business combination with Andros. After discussion of the matter, the Novametrix Board resolved that the Company should proceed with operational and legal due diligence reviews of Andros.

    On July 1 and 2, 1996, representatives of Haythe & Curley, counsel to Novametrix, and Shearman & Sterling, counsel to Andros and Genstar, conducted legal due diligence on Andros and Novametrix, respectively.

    Mr. Lacourciere, Joseph A. Vincent, Chief Financial Officer, Vice President--Finance and Treasurer of Novametrix, and Philip F. Nuzzo, Vice President--Medical Product Development and Marketing of Novametrix, together with several other members of Novametrix' operations, engineering, accounting, sales and administrative staffs and representatives of Tucker Anthony, conducted an on-site due diligence review at Andros from July 8, 1996 through July 12, 1996. The review concentrated on Andros' technology, market share, market opportunities and current contractual obligations and also included inspections of Andros' California and Washington facilities. Andros and Genstar personnel conducted similar due diligence reviews at Novametrix from July 16 through July 19, 1996.

    At a special meeting of the Board of Directors of Novametrix held on July 20, 1996, senior management of Novametrix and representatives of Tucker Anthony presented and discussed the strategic aspects of the transaction. In addition, an exchange ratio which would result in Andros stockholders receiving 47% of the combined company's common stock was discussed. The Novametrix Board extensively discussed the issues presented and the terms proposed. Upon consideration of the foregoing, the Novametrix Board instructed senior management to engage in further negotiations with Genstar and Andros to resolve certain open issues, including reducing the percentage of the combined company's common stock to be issued to Andros stockholders, and to report back to the Novametrix Board.

    At a special meeting of the Board of Directors of the Company held telephonically on July 24, 1996 at which representatives of Tucker Anthony were present, management updated the directors on the status of the negotiations, including management's successful negotiation of a revised exchange ratio pursuant to which Andros stockholders would receive 45% of the combined company's common stock.

    On July 24 and 25, 1996 in New York, representatives of Haythe & Curley and Shearman & Sterling continued negotiations which had begun in early July 1996 regarding the terms of the original Merger Agreement.

    On July 29, 1996, Novametrix' Board of Directors met again. Mr. Lacourciere informed the Novametrix Board about the status of the negotiations with Genstar and Andros and described any unresolved terms of the proposed business combination and related transactions. The Novametrix Board had extensive discussions with Novametrix' senior management and its legal advisors regarding the issues presented and the terms proposed, which included the issuance of 45% of the combined company's common stock to the Andros stockholders. Tucker Anthony made a presentation of its financial analysis of the terms of the transaction with Andros as originally proposed, at the conclusion of which Tucker Anthony delivered its verbal opinion that, as of July 29, 1996, based upon the procedures and subject to the assumptions described therein, the original exchange ratio in the proposed Merger was fair to Novametrix and its stockholders from a financial point of view. The Novametrix Board then unanimously determined that the Merger as originally proposed was fair and in the best interests of Novametrix and its stockholders and unanimously approved the original Merger Agreement and the transactions contemplated by the original Merger Agreement (subject to the resolution of minor open issues by the Company's senior management and to the completion of appropriate documentation).

    Following the July 29, 1996 meeting of the Company's Board of Directors, the parties and their respective advisors conducted further negotiations concerning unresolved terms of the proposed Merger and related transactions. The original Merger Agreement was then executed later that evening.

    The Board of Directors of the Company later received a written opinion from Tucker Anthony confirming the verbal opinion they had delivered at the July 29, 1996 meeting.

    On October 10, 1996, Mr. Lacourciere, Mr. Vincent, representatives of Genstar and Andros and representatives of Tucker Anthony met to review Andros' operating results since the execution of the original Merger Agreement. The participants extensively discussed the effects of unanticipated order delays at Andros on Andros' operating and financial results. Novametrix and Tucker Anthony analyzed the deferral of revenues resulting from the order delays.

    There followed numerous telephone conferences from October 10, 1996 through October 16, 1996, in which Mr. Lacourciere, Mr. Vincent, Mr. Haythe, Mr. Conte, Mr. Paterson and other representatives of Genstar discussed possible reductions in the percentage of the outstanding shares of Novametrix Common Stock to be issued in the Merger.

    On October 16, 1996, the senior management of Novametrix and Andros and representatives of Genstar agreed to present the current revised terms of the proposed Merger to the Boards of Directors of Novametrix and Andros.

    On October 18, 1996, representatives of Haythe & Curley and Shearman & Sterling conducted negotiations regarding a draft amendment to the Merger Agreement embodying the proposed revised terms of the Merger.

    On the evening of October 18, 1996, the Novametrix Board met to consider the proposed amendment to the terms of the Merger Agreement. Novametrix' Board of Directors, senior management and legal advisors reviewed and discussed the proposed terms of the Merger and extensively discussed the reasons for the revision in the terms. Representatives of Tucker Anthony presented their financial analysis of the proposed transaction with Andros under the revised terms and delivered Tucker Anthony's opinion that, as of October 18, 1996, subject to the assumptions and based upon the procedures described in their opinion, the amended exchange ratio in the proposed Merger was fair to Novametrix and its stockholders from a financial point of view. After reviewing Tucker Anthony's presentation and opinion, the Novametrix Board unanimously determined that the Merger is fair and in the best interests of Novametrix and its stockholders, unanimously approved the amendment to the Merger Agreement and the transactions contemplated by the Merger Agreement, as so amended, and unanimously resolved to recommend that the stockholders of Novametrix vote FOR approval of the Merger Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

    The Board of Directors of Novametrix has unanimously determined that the Merger is fair to and in the best interests of Novametrix and its stockholders. Accordingly, the Novametrix Board has unanimously recommended that the stockholders of Novametrix vote FOR approval of the Merger Proposal.

    In reaching its conclusion to enter into the Merger Agreement and recommend approval of the Merger Proposal by its stockholders, the Company's Board of Directors considered a number of factors. The Novametrix Board believes that the Merger represents a unique strategic opportunity for Novametrix to create a worldwide leader in gas monitoring products. Because of the increase in size, breadth of products and extent of distribution that the Company will possess after the Merger, the Novametrix Board believes that Novametrix will be able to realize significant increases in revenues and cost savings opportunities which neither company would achieve independently. The two companies' complementary technologies and the sharing of basic research and product development resources should significantly increase Novametrix' ability to introduce new products to the market quickly. The Novametrix Board also believes that the Merger will significantly enhance the Company's ability to market its products to hospital chains and OEMs in today's competitive health care environment.

    In addition, the Novametrix Board considered the following factors in reaching its decision to recommend approval of the Merger Proposal:

        (i) The opportunity for Novametrix to expand its market presence by broadening its product lines and technology base in existing and complementary products areas; specifically, Novametrix will fill a key product offering in its existing product line through the acquisition of Andros' anesthetic agent products and technology;

        (ii) The ability of Novametrix to increase its revenues generated by the sales of its existing products and Andros' products through product enhancements based on overlapping technology of each entity;

       (iii) The ability of Novametrix to achieve greater critical mass in revenue size, breadth of products and operating resources and therefore compete more effectively in the healthcare environment and more effectively serve its customer base with a broader product offering;

        (iv) The ability of Novametrix to increase its customer base through greater penetration of the OEM market as a result of Andros' position as a supplier to certain significant OEM medical device suppliers such as Hewlett-Packard Co., Colin Medical Instruments Corporation and Draegerwerk;

        (v) The potential to accelerate product development and pursue additional product development opportunities as a result of the synergies between the technologies of the two companies and the combination of the two companies' research and development resources;

        (vi) Product and industry diversification within the field of gas monitoring as a result of Andros' presence in the automotive gas analyzer and environmental monitoring markets and the substantial market share held by Andros in the automotive gas analyzer industry segment;

       (vii) Recent developments at Andros including: (a) the development of the Microbench technology and its application to the automotive emissions products under development as well as the potential for future application to other products, (b) recent significant new medical customer contracts, including a contract with Siemens Medical Systems, Inc., (c) the opportunities for Andros' Scitec division arising out of new federal regulations requiring lead testing and (d) the recent streamlining of Andros' operations;

      (viii) The potential financial benefits to Novametrix stockholders, including (a) estimated pro forma per share accretion and (b) financial contribution to revenue, EBITDA, earnings before interest and taxes ("EBIT") per share and net income relative to the exchange ratio in the Merger;

        (ix) The implied aggregate equity consideration based on the exchange ratio in the Merger at recent market price levels of Novametrix Common Stock relative to the implied equity valuations of: (a) recent comparable transactions in the medical device and analytical instruments industries,
    (b) comparable publicly traded companies in the medical device and analytical instruments industries and (c) discounted cash flow operating results of Andros as a stand-alone company; the results of such analyses indicating that the implied cost of Andros at recent stock prices of Novametrix Common Stock was less than the implied equity value generated by such analyses and therefore favorable to Novametrix stockholders;

        (x) The potential cost savings synergies resulting from the Merger, including the elimination of duplicate corporate general and administrative services and functions, the consolidation of selected services such as sales and marketing, more efficient utilization of manufacturing capacity and economies of scale in purchasing raw materials and finished goods;

        (xi) Andros' demonstrated historical performance and projected future performance, including Andros' ability to generate strong cash flows to fund internal operations and development and to support a leveraged capital structure;

       (xii) The increased visibility of the Company within the financial community resulting from the Merger;

      (xiii) The presence of Genstar as a primary stockholder and its proven ability to enhance stockholder value through operating and manufacturing experience as well as corporate development expertise in the areas of mergers and acquisitions of selected companies, products and technologies;

       (xiv) The terms and conditions of the Merger and the Merger Agreement, including the amount and the form of the consideration, as well as the parties' mutual representations, warranties and covenants, and the conditions to their respective obligations;

       (xv) The terms of the Merger Agreement that permit Novametrix' directors, in the exercise of their fiduciary duties and subject to certain conditions, to respond to inquiries regarding potential business combination transactions, to provide information to, and negotiate with, third parties making an unsolicited proposal to acquire Novametrix in such a transaction and to terminate the Merger Agreement if Novametrix' Board of Directors determines to recommend an alternative business combination transaction. In that regard, Novametrix' Board of Directors noted that the Merger Agreement provides that if, under certain circumstances, the Merger Agreement is terminated, Novametrix will be obligated to pay to Andros a $3,000,000 fee. Novametrix' Board of Directors did not view the termination fee provision of the Merger Agreement as unreasonably impeding any interested third party from proposing a superior transaction. See "The Merger Agreement-- Termination";

       (xvi) The expectation that the Merger will be accounted for as a purchase; and

      (xvii) The likelihood that the Merger will be consummated.

    The Novametrix Board also considered a number of potentially negative factors in its deliberations concerning the Merger, including the following: (i) the fact that the equityholders of Andros would own between 38% and 43% of the outstanding voting power of Novametrix after the Merger and, as a result, such equityholders, in concert with others, would gain substantial voting power to elect Novametrix directors and otherwise determine the outcome of matters submitted to a vote of Novametrix' stockholders, even prior to the January 1, 1999 expiration of the Voting Agreement; (ii) the risk that benefits sought to be achieved in the Merger will not be achieved; (iii) the difficult challenges posed by the integration of Andros' business operations with Novametrix' and the increased time and resources required in management's integration effort, including the difficulty in coordinating geographically separated organizations;
(iv) transaction costs, estimated to be $2,600,000, relating to the negotiation of, preparation for and consummation of the Merger, and the necessity for the Company to finance such costs through increased borrowings; and (v) Andros' level of indebtedness and the associated risk in servicing such indebtedness.

    In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Company's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. Based on the factors described above, the Company's Board of Directors has unanimously determined that the Merger is fair and in the best interests of the Company and its stockholders, has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and certain related matters and has unanimously resolved to recommend that the stockholders of Novametrix vote FOR approval of the Merger Proposal.

    The Novametrix Board's unanimous determination that the Merger is fair to and in the best interests of Novametrix and its stockholders, unanimous approval of the Merger Agreement and the transactions contemplated by the Merger Agreement (subject to the resolution of minor open issues by the Company's senior management and to the completion of appropriate documentation) and unanimous resolution to recommend that the stockholders of Novametrix vote FOR approval of the Merger Proposal were made at a special meeting of the Board of Directors of Novametrix held on October 18, 1996, at which all directors were present either in person or telephonically. See "--Background of the Merger". As described above under "--Background of the Merger", at meetings held on June 17, July 20, July 24, July 29 and October 18, the Company's Board of Directors received advice or presentations from, and reviewed the then-current proposed terms of the Merger with, its management and its financial and legal advisors. The presentation by Tucker Anthony at the meeting held on October 18, 1996 is described below under "--Opinion of Novametrix' Financial Advisor". The presentations by Haythe & Curley, Novametrix' legal advisors, described and explained (i) the terms and conditions of the proposed Merger as set forth in the drafts of the Merger Agreement, the Voting Agreement and the Registration Rights Agreement and the results of such firm's legal due diligence review, and
(ii) the fiduciary duties applicable to the Company's Board of Directors in evaluating the proposed transaction.

OPINION OF NOVAMETRIX' FINANCIAL ADVISOR

    Novametrix retained Tucker Anthony to act as its financial advisor in connection with the Merger. Tucker Anthony was retained based on their experience as a financial advisor in connection with mergers and acquisitions as well as Tucker Anthony's industry knowledge and familiarity with Novametrix.

    At the October 18, 1996 special meeting of the Novametrix Board, Tucker Anthony delivered its opinion to the effect that, as of such date and based on the matters described therein, the exchange ratio in the Merger was fair to Novametrix and its stockholders from a financial point of view. Tucker Anthony did not recommend to Novametrix that any specific ratio constituted the appropriate exchange ratio for the Merger. Tucker Anthony's opinion to the Novametrix Board addresses only the fairness to Novametrix and its stockholders from a financial point of view of the exchange ratio in the Merger, and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Novametrix Annual Meeting.

    THE COMPLETE TEXT OF THE OPINION DATED OCTOBER 18, 1996 IS ATTACHED HERETO AS APPENDIX B AND THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. STOCKHOLDERS OF NOVAMETRIX ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY FOR A

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DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED, THE ASSUMPTIONS
MADE AND SCOPE OF THE REVIEW UNDERTAKEN BY TUCKER ANTHONY IN RENDERING ITS OPINION.

    In connection with its opinion, Tucker Anthony reviewed, among other things, the Merger Agreement dated July 29, 1996 and amended as of October 18, 1996 and related documents, certain publicly available financial information for Novametrix and Andros and reviewed financial information on Novametrix and Andros furnished to them by both companies, including certain internal financial analyses and forecasts prepared by Novametrix and Andros managements. Tucker Anthony also held discussions with the management of Novametrix and Andros concerning the businesses, past and current business operations, financial condition and future prospects of both companies, independently and combined, including certain information prepared jointly by the managements of Novametrix and Andros concerning potential cost savings and synergies that could result from the Merger. In addition, Tucker Anthony reviewed the stock price and trading history of Novametrix; analyzed certain publicly available information of companies it deemed comparable or otherwise relevant to its inquiry and compared Novametrix and Andros from a financial point of view with these companies; compared the financial terms of the Merger with other business combinations which Tucker Anthony deemed comparable or otherwise relevant to its inquiry; prepared a discounted cash flow analysis of Novametrix and Andros; reviewed the contribution by each company to pro forma combined revenue, gross profit, EBITDA, EBIT and net income; analyzed the pro forma earnings per share of the combined company; discussed with senior management of Novametrix their view of the strategic rationale for the Merger and the benefits of the Merger to Novametrix; discussed with senior management of Novametrix and its counsel their view of the likely outcomes of pending, threatened and possible claims against Novametrix and Andros; and conducted such other financial studies and analysis and reviewed such other information as it deemed relevant and appropriate.

    In its review and analysis and in arriving at its opinion, Tucker Anthony assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to Tucker Anthony by Novametrix and Andros and did not attempt to verify any of such information. Tucker Anthony did not make or obtain an independent evaluation or appraisals of any assets or liabilities of Novametrix, Andros or any of its respective subsidiaries. Tucker Anthony also relied upon, without independent certification, Novametrix' management's assessment of the validity of Novametrix' and Andros' products and technology. Tucker Anthony assumed (i) the financial projections of Novametrix and Andros provided to Tucker Anthony have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Novametrix and Andros managements as to future financial performance and (ii) that such projections will be realized in the amounts and time periods currently estimated by the respective managements. Tucker Anthony also relied upon estimates and judgments of Novametrix and Andros as to the future performance of both companies, including the cost savings and synergies resulting from the Merger. Tucker Anthony also relied upon Novametrix' management's assessment of the likely outcomes of pending, threatened and possible claims against Novametrix and Andros. Tucker Anthony also assumed, with the consent of Novametrix' management, that the Merger will be accounted for as a purchase transaction which will include a $22.7 million write-off of in-process research and development and amortization periods for resulting goodwill of 25 years under generally accepted accounting principles. Tucker Anthony's opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date hereof.

    The following is a summary of the material financial analyses used by Tucker Anthony in connection with providing their opinion, dated October 18, 1996, to the Novametrix Board, which opinion is attached hereto as Appendix B. Tucker Anthony also conducted such other financial studies and analyses and reviewed such other information as it deemed relevant and appropriate to enable the opinion to be rendered. In its review, Tucker Anthony also took into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

        (i) HISTORICAL STOCK TRADING ANALYSIS. Tucker Anthony reviewed the historical public trading prices and volume for the Novametrix Common Stock
    (y) on a daily basis from October 12, 1995 to October 16, 1996 and on a weekly basis from October 1, 1993 to October 14, 1996, and (z) in comparison to selected companies in the medical device industry including Criticare Systems Inc., Datascope Corp., Marquette Electronics Inc., Nellcor-Puritan Bennett Corp. and Protocol Systems Inc. (the "Medical Device Composite") and the S&P 500 Index, on a daily basis from October 3, 1995 to October 16, 1996 and on a weekly basis from October 3, 1993 to October 14, 1996. Tucker Anthony noted that the price of Novametrix Common Stock had outperformed the index price of the Medical Device Composite at the end of the 52-week period ending October 14th.

        (ii) COMPARABLE COMPANIES ANALYSIS. Tucker Anthony reviewed and compared certain financial information relating to Novametrix and Andros to corresponding financial information, ratios and public market multiples for seven publicly traded corporations in the medical device industry:
    Novametrix, Criticare Systems Inc., Datascope Corp., Marquette Electronics Inc., Nellcor-Puritan Bennett Corp., Protocol Systems Inc. and SpaceLabs Medical Inc. (the "Selected Medical Device Companies") and four publicly traded corporations in the analytical instruments industry: CEM Corp., Cyberoptics Corp., OI Corp. and TSI Inc. (the "Selected Analytical Instruments Companies") (collectively, the "Selected Companies"). The multiples of the Selected Companies were calculated using the closing prices of the common stock of such companies on October 16, 1996 (the "Reference Prices"). The multiples and ratios for the Selected Companies were based on publicly available information and composite analyst estimates. Tucker Anthony compared the selected multiples and ratios for the Selected Companies to those of Novametrix and Andros, based upon estimated future operating results provided by Novametrix management, the terms of the exchange ratio in the Merger and a price of Novametrix Common Stock of $5.625 (the closing market price of such stock on October 16, 1996).

        Tucker Anthony's analysis indicated that the mean Reference Prices to earnings per share ratio (the "P/E Ratio") for the Selected Medical Device Companies was estimated to be 17.1x in 1996 and 14.0x in 1997 and for the Selected Analytical Instruments Companies was estimated to be 12.9x in 1996 and 8.2x in 1997. The estimated P/E Ratio for Novametrix was 26.8x in 1996 and 19.4x in 1997 on a stand alone basis. The implied P/E Ratio based on the exchange ratio in the Merger is 13.7x for Andros on a stand alone basis in 1996 and 15.4x in 1997. Tucker Anthony noted that the Selected Medical Device Companies and Novametrix multiples were higher than the comparable P/E Ratios for Andros implied by the exchange ratio in the Merger, and that the Selected Analytical Instruments Companies multiples were lower than those of Andros implied by the exchange ratio in the Merger.

        Tucker Anthony also analyzed estimated 1996 price to earnings multiples to the five year projected earnings per share growth rate (the "PEG Rate"). The mean PEG Rate was 1.0x for the Selected Medical Device Companies and 0.7x for the Selected Analytical Instruments Companies as compared to the PEG Rate of 1.4x for Novametrix on a stand alone basis and 0.4x for Andros on a stand alone basis. Tucker Anthony noted that the PEG Rates for the Selected Companies and Novametrix were higher than the PEG Rate for Andros implied by the exchange ratio in the Merger.

       (iii) COMPARABLE TRANSACTION ANALYSIS. Tucker Anthony analyzed certain public information relating to 15 selected transactions in the medical device industry (the "Selected Medical Device Transactions") and 15 selected transactions in the analytical instruments industry (the "Selected Analytical Instruments Transactions") (collectively, the "Selected Transactions") and compared such information to various multiples and ratios of the Merger, assuming estimated results of Andros for the year ending December 31, 1996, as provided by Novametrix management, the terms of the exchange ratio in the Merger and a price of Novametrix Common Stock of $5.625 (the closing market price of such stock on October 16, 1996). Tucker Anthony deemed the estimated results for the year ending December 31, 1996 to be the most appropriate time period for comparison in this analysis due to the change of ownership, management and operating changes and capital structure and other factors which will have occurred in the year ending December 31, 1996 prior to the time of the Merger.

      Such analysis indicated that for the Selected Medical Device Transactions
    (x) aggregate consideration as a multiple of EBITDA ranged from 28.0x to 6.0x, with a mean of 12.5x and a median of 10.8x as compared to a multiple of 7.1x for Andros on a stand alone basis in the Merger; (y) aggregate consideration as a multiple of EBIT ranged from 30.3x to 11.3x, with a mean of 18.8x and a median of 17.6x as compared to a multiple of 10.5x for Andros on a stand alone basis in the Merger; and (z) equity consideration as a multiple of the last twelve months ("LTM") net income ranged from 40.0x to 5.4x, with a mean of 23.1x and a median of 23.2x as compared to a multiple of 13.7x for Andros on a stand alone basis in the Merger. Such analysis indicated that for the Selected Analytical Instruments Transactions (x) aggregate consideration as a multiple of EBITDA ranged from 9.9x to 2.9x, with a mean of 6.5x and a median of 6.7x as compared to a multiple of 7.1x for Andros on a stand alone basis in the Merger; (y) aggregate consideration as a multiple of EBIT ranged from 22.9x to 3.9x, with a mean of 11.7x and a median of 13.5x as compared to a multiple of 10.5x for Andros on a stand alone basis in the Merger; and (z) equity consideration as a multiple of LTM net income ranged from 40.0x to 6.3x, with a mean of 19.9x and a median of 13.5x as compared to a multiple of 13.7x for Andros on a stand alone basis in the Merger. Tucker Anthony noted that, based on mean multiples of the Selected Transactions, the selected multiples exceeded the implied multiple of the Merger based on estimated 1996 results for Andros on a stand alone basis, with the exception of aggregate consideration as a multiple of EBITDA for the Selected Analytical Instruments Transactions.

       (iv) DISCOUNTED CASH FLOW. Tucker Anthony performed discounted cash flow analyses of Andros using Novametrix' management projections of Andros' future EBIT and cash flow available to its capital structure. In such analyses, Tucker Anthony assumed terminal value multiples of 6.5x to 8.0x fiscal 2000 EBITDA and discount rates of 10.0% to 14.0%. Such analyses produced implied equity values of Andros of $34.5 million to $59.8 million. Tucker Anthony noted that the implied equity value of the exchange ratio in the Merger based on a price of Novametrix Common Stock of $5.625 (the closing market price of such stock on October 16, 1996) was within this range. In addition, Tucker Anthony noted that the aforementioned valuation analyses were based on Andros as a stand-alone entity and did not include any of the potential cost savings or synergies that could result from the Merger.

        Tucker Anthony also performed discounted cash flow analyses of Novametrix based on management's projections of future EBIT and cash flow available to its capital structure. In such analyses, Tucker Anthony selected the following parameters: terminal value multiples of 7.0x to 8.5x fiscal 2000 EBITDA and discount rates of 12.0% to 16.0%. Such analyses implied equity values of Novametrix of $48.9 million to $63.4 million.

        Based on these discounted cash flow analyses, the implied exchange ratio ranged from 41.3% to 48.5% ownership of the combined entity for Andros. Tucker Anthony noted that this implied percentage is higher than the 38% equity percentage reflected in the exchange ratio in the Merger under the terms of the Merger.

        (v) PRO FORMA MERGER ANALYSIS. Tucker Anthony also analyzed the earnings per share of the combined companies based on the exchange ratio in the Merger. Using certain earnings estimates for Novametrix and Andros prepared by Novametrix management for the years 1996 through 2000, Tucker Anthony compared the earnings per share ("EPS") of Novametrix on a stand-alone basis, to the EPS of the common stock of the combined companies as forecasted by management of Novametrix on a pro forma basis. Tucker Anthony performed this analysis based on a price of $5.625 per share of Novametrix Common Stock (the closing market price of such stock on October 16, 1996). Such analyses indicated that the proposed transaction on an earnings per share basis in Novametrix' fiscal years 1997 through 1999 would be accretive in all such cases analyzed given the purchase accounting assumptions described herein.

        (vi) CONTRIBUTION ANALYSIS. Tucker Anthony reviewed certain estimated historical and future operating and financial information (including, among other things, revenue, gross profit, earnings before interest, tax and amortization, EBIT and net income) for Novametrix, Andros and the pro forma combined entity resulting from the Merger. Tucker Anthony analyzed the relative contribution of these income statement items by Novametrix and Andros to the combined companies on a pro forma basis without taking into account cost savings and synergies resulting from the Merger for estimated Novametrix fiscal years 1997 through 1998, based on financial data and estimates provided to Tucker Anthony by Novametrix management. In Novametrix fiscal years 1997 through 1998, Novametrix would have contributed 42.1% and 40.7%, respectively, to combined total revenue, 48.5% and 50.8%, respectively, to combined gross profit, 30.0% and 32.9%, respectively, to combined earnings before interest, tax and amortization, 33.0% and 36.1%, respectively, to combined EBIT, and 55.5% and 57.4%, respectively, to combined net income. Tucker Anthony noted that, in the cases of revenue and income related percentages, such contributions by Novametrix were less than the 62% equity ownership retained by Novametrix as reflected in the exchange ratio in the Merger.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Tucker Anthony's opinion. In arriving at its fairness determination, Tucker Anthony considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Novametrix or Andros or the contemplated transaction. The analyses were prepared solely for purposes of Tucker Anthony providing its opinion to the Novametrix Board as to the fairness to Novametrix of the exchange ratio pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon future results are not necessarily indicative of actual future results and are subject to industry performance, general business and economic conditions and other matters.

    Tucker Anthony's opinion to the Novametrix Board was one of many factors taken into consideration by the Novametrix Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Tucker Anthony and is qualified by reference to the written opinion of Tucker Anthony set forth in Appendix B hereto.

    Tucker Anthony, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings and private placements and for corporate and other purposes. Tucker Anthony has acted as Novametrix' financial advisor in connection with, and has participated in the negotiations leading to, the proposed Merger.

    Pursuant to a letter agreement dated June 25, 1996, Novametrix engaged Tucker Anthony to act as the Company's exclusive financial advisor in connection with a merger or other form of business combination involving the Company and Andros. As compensation for its financial advisory services in connection with the Merger, Tucker Anthony will receive a transaction fee (the "Transaction Fee") from Novametrix equal to the lesser of 1.2% of the total consideration paid or contributed for the stock of Andros (calculated at the Effective Time) or $750,000 upon consummation of the Merger, provided, however, that the Transaction Fee will not be less than $500,000. Tucker Anthony is entitled to and has received a fee of $150,000 upon execution of the original Merger Agreement and delivery of its fairness opinion. To date, Tucker Anthony has also received $50,000 upon signature of the original Merger Agreement. The latter fees will be credited against the Transaction Fee. Whether or not the Merger is consummated, Novametrix has agreed to reimburse Tucker Anthony for reasonable expenses incurred by Tucker Anthony, including legal fees and disbursements of counsel. Novametrix has also agreed to indemnify Tucker Anthony and certain related persons against certain liabilities to which Tucker Anthony may become subject as a result of its engagement, including liabilities under the federal securities laws.

    Separately, pursuant to a letter agreement dated June 18, 1996, Novametrix engaged Tucker Anthony to act as its financial advisor for a minimum period of three months in connection with the Company's strategic and financial planning. To date, Tucker Anthony has received a $50,000 retainer pursuant to the June 18 letter agreement.

ACCOUNTING TREATMENT

    It is anticipated that the Merger will be accounted for by the Company as a purchase in accordance with APB No. 16 "Business Combinations", as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Under the purchase method of accounting, assets and liabilities of Andros would be recorded at their fair value at the Effective Time, with the excess

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
of the purchase price over the net tangible and identifiable intangible assets acquired being recorded as goodwill.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    Set forth below is a discussion of certain federal income tax consequences under the Code to the Company and Andros as a result of the Merger. This discussion does not address state, local or foreign income taxation.

    None of the parties to the Merger Agreement has requested a ruling from the Internal Revenue Service with regard to the federal income tax consequences of the Merger.

    Assuming the truth of the representations of the parties to the Merger Agreement and their affiliates, the Merger will constitute a reorganization under Section 368(a) of the Code. No gain or loss will be recognized by the Company or Andros upon consummation of the Merger. The Company's tax basis in the Andros Common Stock will generally be equal to the higher of (1) the aggregate basis of Andros' former stockholders in the stock of Andros or (2) the net basis to Andros of its assets. Andros' tax basis in its assets will be unaffected by the Merger. As of April 28, 1996, the Company had net operating loss carryforwards ("NOLs") for federal income tax reporting purposes of approximately $12,875,000. Of this amount, $8,300,000 expires in 2005, $4,200,000 expires in 2006 and $375,000 expires in 2007. Under Section 382 of the Code and the Treasury Regulations promulgated thereunder, if a loss corporation such as the Company has an "ownership change" within a designated testing period, its ability to use its NOLs may be subject to an annual limitation. Although the Company believes that consummation of the Merger will not result in an ownership change for purposes of Section 382, there can be no assurance that such an ownership change will not occur in the future. The Company has no present intention, however, of issuing additional stock, options or warrants which could result in an ownership change.

    THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE AND LOCAL LAWS.

MANAGEMENT AND OPERATIONS OF NOVAMETRIX FOLLOWING THE MERGER

    COMPOSITION OF THE NOVAMETRIX BOARD. At the Effective Time, the Board of Directors of the Company intends to increase the number of directors and appoint new directors such that the Board of Directors of the Company will be comprised of all of the members of the Company's Board of Directors at the Effective Time or such smaller number of such members as may result from director resignations effective at the Effective Time and an equal number of directors appointed by the Board of Directors of Andros prior to the Effective Time, one of whom shall be Richard D. Paterson. The Board of Directors of the Company intends to elect Mr. Paterson as Chairman of the Board of the Company. The continuing members of the Board of Directors of the Company and the members appointed by the Board of Directors of Andros will be as equally distributed as possible among Class A, Class B and Class C directors of the Company. At the Effective Time, each committee of the Board of Directors of the Company will be composed of an equal number of the continuing members of the Board of Directors of the Company and the members appointed by the Board of Directors of Andros. For information concerning the proposed appointees of Andros to the Board of Directors of the Company, see "Novametrix Management--Executive Officers and Directors of Novametrix".

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
    MANAGEMENT OF NOVAMETRIX. Each of the executive officers of Novametrix is expected to continue as an executive officer of Novametrix after the Merger. Each of Novametrix' executive officers serves at the discretion of the Novametrix Board.

    OPERATIONS OF NOVAMETRIX FOLLOWING THE MERGER. THE FOLLOWING STATEMENTS IN THIS PROXY STATEMENT ARE FORWARD-LOOKING STATEMENTS CONCERNING POST-MERGER OPERATIONS OF NOVAMETRIX. THERE ARE MANY IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS HEREIN, INCLUDING, WITHOUT LIMITATION, DIFFICULTIES THAT MAY BE ENCOUNTERED IN INTEGRATING THE OPERATIONS OF NOVAMETRIX AND ANDROS, WHICH DIFFICULTIES WILL BE EXACERBATED BY THE NECESSITY OF COORDINATING GEOGRAPHICALLY SEPARATE ORGANIZATIONS, FUNDAMENTAL CHANGES OCCURRING IN THE HEALTH CARE INDUSTRY AS A RESULT OF ECONOMIC FORCES, REGULATORY INFLUENCES AND POLITICAL INITIATIVES, THE CONTINUING TREND TOWARDS MORE STRINGENT REGULATORY OVERSIGHT OF MEDICAL DEVICE MANUFACTURERS, UNCERTAINTIES RELATED TO PATENTS AND OTHER PROPRIETARY RIGHTS, INTENSE COMPETITION IN THE INDUSTRIES IN WHICH NOVAMETRIX AND ANDROS OPERATE, DIFFICULTIES IN DEVELOPING AND INTRODUCING NEW PRODUCTS AND THE INCREASING FOREIGN SALES OF THE COMBINED COMPANY AND THE RESULTANT EXPOSURE TO FOREIGN CURRENCY FLUCTUATIONS. MANY OF THESE IMPORTANT FACTORS ARE OUTSIDE NOVAMETRIX' CONTROL AND COULD CAUSE THE FORWARD-LOOKING STATEMENTS TO BE MATERIALLY INACCURATE, AND NO ASSURANCE CAN BE PROVIDED AS TO ANY FUTURE FINANCIAL RESULTS. IN ADDITION, BECAUSE THE MARKETS IN WHICH NOVAMETRIX AND ANDROS OPERATE ARE HIGHLY COMPETITIVE AND BECAUSE OF THE INHERENT UNCERTAINTIES ASSOCIATED WITH MERGING TWO COMPANIES, NO ASSURANCE CAN BE PROVIDED THAT NOVAMETRIX WILL BE ABLE TO REALIZE FULLY THE REVENUE AND COST SAVINGS OPPORTUNITIES THAT NOVAMETRIX CURRENTLY EXPECTS AFTER THE MERGER OR THAT SUCH REVENUE SYNERGIES AND COST SAVINGS WILL BE REALIZED AT THE TIMES CURRENTLY ANTICIPATED. FURTHER, NO ASSURANCE CAN BE PROVIDED THAT COST SAVINGS THAT ARE REALIZED WILL NOT BE OFFSET BY LOSSES IN REVENUES. NOVAMETRIX DOES NOT PRESENTLY INTEND TO UPDATE PUBLICLY THE FOLLOWING FORECASTS OR PROVIDE SIMILAR FORECASTS IN THE FUTURE.

    The Novametrix Board believes that the Merger represents a unique strategic and financial opportunity for Novametrix to create a worldwide leader in gas monitoring products. Because of the resulting increase in size, breadth of products and extent of distribution that the Company will possess after the Merger, the Novametrix Board believes that Novametrix will be able to realize significant revenue increases and cost savings which neither company would enjoy on its own. The combined company would have sales of $66.8 million on a pro forma basis for the fiscal year ended April 28, 1996, as compared to Novametrix' stand-alone sales of $25.3 million for the same period. Management believes the Merger to be a critical step towards further establishing the Company as a primary supplier of medical devices to acute care providers and OEMs in today's competitive health care environment.

    The management of Novametrix believes that the multiple synergies resulting from the Merger will accelerate the potential growth of each company's business beyond that which would be possible for each company on a stand alone basis. After the Merger, Novametrix will serve most of the world's largest manufacturers of medical monitoring equipment. The combined company would be the world's largest OEM provider of NDIR gas analyzers for medical applications. Substantially increased revenues should result from cross marketing each company's products to the other company's OEM customers and through the inclusion of Andros anesthetic agent technology in the Company's products sold under the Novametrix brand name.

    The sale of Novametrix end-user products should also be enhanced through the increased visibility provided by the greater critical mass of the combined company. Virtually every domestic "national account" (i.e., large purchasers and buying groups) purchases the products of one or more of the combined company's OEM customers, providing access to such national account purchasers for the Company's end-user products which is now unavailable to Novametrix. The Company believes that a broader product line will enhance sales to the larger healthcare providers such as hospital chains, whose purchasing patterns reflect the nationwide trend toward buying from fewer vendors as the industry consolidates.

    Novametrix' sales and marketing staff will bring their medical monitoring expertise to the management of the combined company's medical products while the Andros staff will focus their historical expertise on the environmental and automotive markets, providing better service to each and enhancing new sales opportunities in both areas. This rationalization will create two stronger dedicated sales forces.

    The Company anticipates continued growth in revenues from the Andros automotive and environmental product lines for four main reasons. First, Andros is introducing several new automotive and environmental products that are expected to be well received by Andros' customers. Second, third world markets for Andros' automotive products are expanding. Third, significant opportunities for environmental products such as lead based paint testing and ambient air monitoring are emerging in the U.S. market. Finally, the management of Andros will focus on these core markets after the Merger, thus enhancing the Company's sales efforts in these areas.

    Both companies specialize in NDIR technology, providing the unique opportunity to combine the technical expertise of both companies and facilitating the product development process. Also, both companies' manufacturing processes are substantially the same, offering the opportunity to gain economies in manufacturing and purchasing power. Additional cost savings are expected to be derived through the elimination of duplicate corporate general and administrative services and certain redundant senior management positions.

    The Novametrix Board believes that revenues, cash flow and earnings should increase substantially as a result of the Merger. Earnings per share of the combined company should grow at a compound annual growth rate greater than 25% over the next several years. For the fourth quarter of fiscal 1997, the Company anticipates that revenue will more than double and earnings per share will increase by approximately 50%, compared to Novametrix' fourth quarter of fiscal 1996. As a result of the higher levels of revenue, EBITDA, EBIT and net income contributed by Andros and the strategic reasons for revenue enhancement together with the potential cost savings discussed above, management believes the combined company should approximately triple revenue and increase earnings per share by approximately 100% in fiscal 1998, the first full fiscal year following the Merger, compared to Novametrix' results as a stand-alone company in fiscal 1996. Management believes that the integration of the two companies will provide substantial additional near term and future financial benefits beyond the substantial increases in revenues, cash flow and earnings described above; including sales productivity improvements, purchasing leverage, manufacturing economies and a more effective and productive product development program.

LIQUIDITY AND SOURCES OF CAPITAL FOLLOWING THE MERGER

    After the Merger, Novametrix will continue to require sufficient liquidity to source the combined company's working capital needs, primarily inventory, accounts receivable and debt service. The combined company is expected to generate sufficient cash from operations to cover the debt service requirements on approximately $48 million of debt, and to have sufficient availability against its revolving credit facility to satisfy its working capital needs. Management has received proposals from two lenders to refinance Andros' $15 million of subordinated debt, with the expectation of reducing the current interest rate of 13% to more typical senior lending rates of approximately 8% to 9%. This transaction would have a very favorable impact (approximately $600,000 to $750,000 per annum) on the Company's debt service requirements. Historically, both Andros and Novametrix have provided significant EBITDA and cash from operations which are expected to continue to be sufficient for the combined company's cash requirements.

    In addition, after the Merger, Novametrix will continue to have approximately $5.4 million of additional net proceeds that may be realized upon the exercise of the Class A and Class B Warrants issued in June 1994, which are redeemable by the Company under specified conditions. There are also additional potential proceeds available from outstanding options and warrants in the aggregate amount of $4.6 million as of September 30, 1996. Management believes that EBITDA will be sufficient to meet the requirements of the combined company, and that additional resources would be available on commercially reasonable terms if needed.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Contingent upon the consummation of the Merger, the Company and Genstar will enter into the Voting Agreement pursuant to which, in any written consent or meeting of stockholders of the Company prior to January 1, 1999, Genstar and the purchasers or transferees of the Genstar Shares will vote the Genstar Shares in favor of a Board of Directors of the Company, at least one-half of whose members shall be nominated by a majority of the current directors of the Company who continue to be directors of the Company on (i) the date such consent is executed, (ii) the date that notice of such meeting is mailed to stockholders of the Company or (iii) if no such notice is mailed, the date of such meeting; provided that no more than two of such nominees may be members of the management of the Company and that Genstar will not be required under the Voting Agreement to vote in favor of a Board of Directors of the Company less than half of whose members are nominees of Genstar. Genstar Shares which are sold to the public pursuant to (i) an effective registration statement under the Securities Act or (ii) the exemption from registration provided by Rule 144 under the Securities Act thereupon cease to be Genstar Shares. The above description is qualified in its entirety by the copy of the Voting Agreement that is attached hereto as Appendix C and incorporated herein by reference.

    As of September 27, 1996, Novametrix' directors and executive officers and their affiliates beneficially owned approximately 9.1% (including shares subject to exercisable options and warrants) of the outstanding voting securities of Novametrix. For a discussion of the vote required for the approval of the Merger by the holders of Novametrix Common Stock and Series B Preferred Stock, see "Meeting of Stockholders" above.

    The Novametrix Board was aware of the foregoing interests and considered them, among other matters, in approving and adopting the Merger Agreement and the transaction contemplated thereby.

NO DISSENTERS' RIGHTS

    The holders of Novametrix Common Stock and Series B Preferred Stock are not entitled to dissenters' appraisal rights in connection with, or as a result of, the Merger.

                              THE MERGER AGREEMENT

    THE INFORMATION CONTAINED IN THIS PROXY STATEMENT WITH RESPECT TO THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT ATTACHED HERETO AS APPENDIX A, WHICH IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY.

EFFECTIVE TIME

    The Merger Agreement provides that the Merger will become effective upon the last to occur of the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger. The time at which the Merger will become effective is referred to herein as the "Effective Time". Such filing, together with all other filings or recordings required by the Delaware General Corporation Law (the "Delaware Law") in connection with the Merger, will be made as soon as practicable after the approval and adoption by the stockholders of the Company of the Merger Proposal and the satisfaction or, to the extent permitted under the Merger Agreement, waiver of all other conditions to the Merger contained in the Merger Agreement.

THE MERGER

    At the Effective Time, Acquisition shall be merged into Andros, which shall be the surviving corporation and a wholly owned subsidiary of the Company. The corporate existence of Andros, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and as the surviving corporation it shall be governed by the laws of the State of Delaware and succeed to all of the rights, assets, liabilities and obligations of Acquisition in accordance with the Delaware Law.

    CONSIDERATION TO BE RECEIVED IN THE MERGER.  At the Effective Time:

        (i) ACQUISITION COMMON STOCK. Each share of Acquisition Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Andros Common Stock.

        (ii) ANDROS COMMON STOCK. Each share of Andros Common Stock issued and outstanding immediately prior to the Effective Time, except for such shares held by Andros in its treasury or by the Company or any of its subsidiaries, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into (a) the right to receive (i) that number (the "Exchange Number") of fully paid and nonassessable shares of Novametrix Common Stock equal to (x) .6129032 (the "Base Number") multiplied by the number of shares of Novametrix Common Stock outstanding immediately prior to the Effective Time (assuming conversion of all then outstanding shares of Series B Preferred Stock) divided by (y) the number of shares of Andros Common Stock outstanding immediately prior to the Effective Time (assuming the exercise in full of all then outstanding Andros Options and Andros Warrants), computed to four decimal places and (ii) under certain circumstances, additional shares of Novametrix Common Stock (see "--Earn-Out Shares" below) and (b) the Rights to receive additional shares of Novametrix Common Stock.

        (iii) SECURITIES HELD BY THE COMPANY. Each share, if any, of Andros Common Stock issued and outstanding immediately prior to the Effective Time which is then owned beneficially or of record by the Company or any subsidiary of the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist, without any conversion thereof or payment therefor.

        (iv) TREASURY SECURITIES. Each share of Andros Common Stock held by Andros in its treasury immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof or payment therefor.

    FRACTIONAL SHARES. No fractional shares of Novametrix Common Stock will be issued in the Merger. Each holder of Andros Common Stock who would have been entitled upon consummation of the Merger to receive an aggregate number of shares of Novametrix Common Stock comprising a fractional share, will be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the average of the daily closing sale price per share of Novametrix Common Stock on the Nasdaq for the ten trading days immediately prior to the Effective Time by the fraction of a share of Novametrix Common Stock to which such holder would otherwise have been entitled.

    STOCK OPTIONS AND WARRANTS. At the Effective Time, each outstanding Andros Option issued pursuant to the Stock Option Plan of Andros, whether vested or unvested, shall be assumed by the Company. Each Andros Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Andros Option, (i) (x) the same number of whole shares of Novametrix Common Stock as the holder of such Andros Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time and (y) a number of Rights equal to the number of Rights which the holder of such Andros Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, (ii) at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Andros Common Stock otherwise purchasable pursuant to such Andros Option divided by (B) the number of whole shares of Novametrix Common Stock deemed purchasable pursuant to such Andros Option.

    At the Effective Time, each outstanding Andros Warrant shall be assumed by the Company. Each Andros Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Andros Warrant, (i) the same number of whole shares of Novametrix Common Stock as the holder of such Andros Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time and (y) a number of Rights equal to the number of Rights which the holder of such Andros Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time, (ii) at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Andros Common Stock otherwise purchasable pursuant to such Andros Warrant divided by (B) the number of whole shares of Novametrix Common Stock deemed purchasable pursuant to such Andros Warrant.

    LIMITED ANTIDILUTION RIGHTS. At the Effective Time, the Company will issue Rights to holders of record of Andros Common Stock as of the Effective Time in accordance with the provisions of the Merger Agreement and to holders of Andros Options and Andros Warrants who exercise such options or warrants after the Effective Time in accordance with the provisions of the Merger Agreement. The Rights shall not be transferable, except that Genstar may transfer Rights to its general and limited partners upon receipt by the Company of (i) an opinion of counsel to Genstar reasonably satisfactory to the Company to the effect that such transfer will not violate the Securities Act or any state or foreign securities laws and (ii) a representation letter from each such transferee in form and substance reasonably satisfactory to the Company. The Rights will not be evidenced by certificates. The Company will not issue fractional Rights.

    The Company has authorized the issuance of and will hold in reserve the shares of Novametrix Common Stock issuable pursuant to the Rights (the "Underlying Shares"), and monthly, on the first business day after the end of each month in which an Antidilution Event (as defined below) shall have occurred after the month in which the Effective Time shall have occurred (each such date, an "Antidilution Date") (until and including the first business day of the month immediately succeeding the later of the month in which the last of the remaining warrants and options to acquire shares of Novametrix Common Stock outstanding immediately prior to the Effective Time and Andros Options and Andros Warrants have expired or been exercised), the Company will issue Underlying Shares to Rights holders as set forth below with respect to any Antidilution Events which shall have occurred during the immediately preceding month.

    Each Right grants to the holder thereof the right to receive from the Company on each Antidilution Date a number of Underlying Shares equal to (x) the sum of (i) the Base Number (or if there shall be an Adjusted Base Number (as defined under "--Earn-Out Shares" below) in effect, the Adjusted Base Number) multiplied by the number of shares of Novametrix Common Stock issued by the Company pursuant to warrants or options to acquire shares of Novametrix Common Stock outstanding immediately prior to the Effective Time (but excluding any such shares issued upon conversion of the Series B Preferred Stock) and (ii) the number of shares of Novametrix Common Stock which were issuable by Novametrix upon the exercise of Andros Options or Andros Warrants (including Underlying Shares so issuable as provided in the next succeeding paragraph), which Andros Options or Andros Warrants were cancelled or otherwise expired unexercised, in either case during the preceding month (or, in the case of the first Antidilution Date after the issuance of such Right, after the Effective Time) divided by (y) the number of Rights then outstanding or issuable upon the exercise of all then outstanding Andros Options and Andros Warrants. The issuance by the Company of Novametrix Common Stock pursuant to warrants or options and the cancellation or expiration of Andros Options or Andros Warrants as aforesaid are herein referred to as "Antidilution Events". Antidilution Events will not include, and Rights shall not grant the holders thereof the right to receive shares of Novametrix Common Stock in respect of, issuances at or after the Effective Time of any Novametrix Securities (as defined in the Merger Agreement) except for shares of Novametrix Common Stock issued pursuant to options and warrants outstanding immediately prior to the Effective Time.

    Notwithstanding anything to the contrary contained in the Merger Agreement, upon the occurrence of an Antidilution Event, the number of shares of Novametrix Common Stock issuable upon the exercise of each then outstanding Andros Option and Andros Warrant shall be increased by the number of Underlying Shares which would have been issuable pursuant to the Rights subject to such Andros Option or Andros Warrant (assuming such Rights were then outstanding).

    EARN-OUT SHARES. Within ten business days after Novametrix receives its audited consolidated financial statements (the date of such receipt is referred to herein as the "Adjustment Date") for the fiscal year ending May 3, 1998 ("Fiscal 1998"), if (i) the net revenues of the Andros business exceed $48,900,000 for Fiscal 1998 or (ii) the combined company's consolidated EBITDA exceeds $16,300,000 for Fiscal 1998, the Base Number would be increased to a number (the "Adjusted Base Number") equal to a fraction (a) the numerator of which is 38% plus the "Adjustment Factor" defined below and (b) the denominator of which is 62% minus the Adjustment Factor, where the Adjustment Factor is equal to 1% multiplied by the greater of (x) the quotient of (A) the amount by which the net revenues of the Andros business for Fiscal 1998 exceed $48,900,000 divided by (B) $1,700,000 and (y) the quotient of (C) the amount by which the EBITDA of the combined company for Fiscal 1998 exceeds $16,300,000 divided by
(D) $660,000, but in no event shall the Adjusted Base Number be greater than .7543860. The effects of any acquisitions of businesses (other than as a result of the Merger) by Novametrix subsequent to July 29, 1996 would be eliminated in computing such net revenues and EBITDA.

    On the Adjustment Date, if (i) the net revenues of the Andros business equal or exceed $48,900,000 for Fiscal 1998 or (ii) the combined company's consolidated EBITDA equals or exceeds $16,300,000 for Fiscal 1998, Novametrix would issue additional shares of Common Stock (the "Earn-Out Shares") as follows:

        (i) Novametrix would issue a number of Earn-Out Shares for each share of Andros Common Stock outstanding at the Effective Time to persons who held such shares at the Effective Time determined by subtracting (x) the Exchange Number determined by using the Base Number from (y) the Exchange Number determined by using the Adjusted Base Number.

        (ii) Novametrix would issue to each person who had exercised Andros Options or Andros Warrants prior to the Adjustment Date a number of Earn-Out Shares (rounded down to the nearest whole share) equal to the difference between (x) the number of shares of Novametrix Common Stock which would have been issued to such exercising holder had such Andros Option or Andros Warrant (or portion thereof), as applicable, been exercised after such Adjusted Base Number had been in effect and (y) the number of shares of Novametrix Common Stock actually issued upon the exercise of such Andros Option or Andros Warrant (or portion thereof), as applicable.

        (iii) If one or more Antidilution Events shall have occurred prior to the Adjustment Date, Novametrix would issue to each holder of Rights a number of Earn-Out Shares (rounded down to the nearest whole share) equal to the difference between (x) the number of shares of Novametrix Common Stock which would have been issued to such holder had the Adjusted Base Number been in effect with respect to all such Antidilution Events and (y) the number of shares of Novametrix Common Stock actually issued to such holder with respect to all such Antidilution Events.

CONDITIONS TO CONSUMMATION OF THE MERGER

    CONDITIONS TO OBLIGATIONS OF THE PARTIES TO THE MERGER AGREEMENT. The obligations of the Company and Andros to consummate the Merger are subject to the satisfaction of the following conditions: (i) the expiration or termination of any applicable waiting period under the HSR Act relating to the Merger (which period has been terminated); (ii) no provision of any applicable domestic law or regulation is enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal, and no judgment, injunction, order or decree of a court of competent jurisdiction restraining or prohibiting the consummation of the Merger shall be in effect; (iii) the approval, by the requisite vote of the Company's stockholders, of the issuance of Novametrix Common Stock, including the Underlying Shares, in connection with the Merger in accordance with the rules of the Nasdaq; (iv) the receipt by the Company and Andros of an opinion from Haythe & Curley, counsel to the Company, and from Shearman & Sterling, counsel to Andros, based upon certain factual representations of Andros, Andros' equityholders, the Company and Acquisition reasonably requested by such counsel, dated the date of the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, in form and substance reasonably satisfactory to the Company and Andros; and (v) the debt of the Company and Andros and their respective subsidiaries with respect to which consents of the lenders thereunder are required to consummate the Merger shall have been modified, amended, restructured, refinanced or repaid on terms reasonably satisfactory to the boards of directors of both the Company and Andros such that (i) there will be available to the Company and Andros an aggregate of at least $4,000,000 of unused borrowing availability at the Effective Time in excess of any amounts necessary to pay expenses of the Company and Andros incurred in connection with the Merger and the other transactions contemplated thereby and (ii) without the consent of the Company and Andros, the aggregate non-revolving funded indebtedness of the Company and Andros will not exceed the amount thereof as of the date of the Merger Agreement, and such debt will contain such modifications to existing financial and other covenants as shall be reasonably satisfactory to such boards of directors, which may include the Company acting as guarantor or co-borrower under Andros' credit facilities.

    ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND ACQUISITION. The obligations of the Company and Acquisition to consummate the Merger are subject to certain additional conditions, including (i) the accuracy of the representations and warranties in all material respects of Andros contained in the Merger Agreement, (ii) the performance by Andros in all material respects of its obligations under the Merger Agreement to be performed by it at or prior to the Effective Time, except to the extent that failure to comply with or perform any such obligation would not have a Material Adverse Effect on Andros and its subsidiaries taken as a whole, (iii) the receipt of certain consents and (iv) the execution by Genstar of the Voting Agreement.

    ADDITIONAL CONDITIONS TO OBLIGATIONS OF ANDROS. The obligations of Andros to consummate the Merger are subject to certain additional conditions, including
(i) the accuracy of the representations and warranties in all material respects of the Company and Acquisition contained in the Merger Agreement, (ii) the performance by the Company and Acquisition in all material respects of their obligations under the Merger Agreement to be performed by them at or prior to the Effective Time, except to the extent that failure to comply with or perform any such obligation would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (iii) the approval of the Merger by the Company and the

Merger Proposal by its stockholders, (iv) the receipt of certain consents, (v) the execution by the Company of the Voting Agreement and (vi) the execution by the Company of the Registration Rights Agreement.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains representations and warranties by each of the Company and Andros relating to corporate existence, powers and similar matters, corporate authorization, governmental filings and approvals, non-contravention of corporate documents, agreements and instruments, capitalization, subsidiaries, financial statements, disclosure documents, absence of certain changes, undisclosed material liabilities, litigation, taxes and tax treatment, retirement and other employee plans and benefits, intellectual property, compliance with law and finders' fees.

COVENANTS--NOVAMETRIX AND ANDROS

    CONDUCT OF THE COMPANY AND ANDROS. Prior to the Effective Time, each of the Company and Andros is required by the Merger Agreement generally to operate its business in the ordinary and usual course of business consistent with its prior practice. Each of the Company and Andros has agreed that it will not, without the prior written consent of the other, (which shall not be unreasonably withheld), except as required by the Merger Agreement or applicable law, (a) adopt or propose any change in its certificate of incorporation or bylaws; (b) merge or consolidate with any other person or acquire a substantial amount of equity in or assets of any other person; (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) for transfers between the Company and/or its subsidiaries; (d) declare or pay any dividends or make any distributions on its common stock; provided, however, that the Company may declare or pay dividends which are scheduled to accrue on the Company's Series B Preferred Stock; (e) (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any securities or subsidiary securities, other than the issuance of shares of common stock upon the exercise of its options or warrants outstanding on the date of the Merger Agreement, upon the conversion of preferred stock or pursuant to any currently existing stock option or employee stock purchase plans or (ii) split, combine or reclassify any securities or subsidiary securities; (f) except as otherwise expressly permitted by the Merger Agreement, make any commitment or enter into any contract or agreement material to it and its subsidiaries taken as a whole except in the ordinary course of business consistent with past practice; (g) (i) enter into any arrangement to provide any severance or termination pay to any of its or any of its subsidiaries' directors or officers,
(ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any of its or any of its subsidiaries' directors or officers, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements,
(iv) increase the compensation, bonus or other benefits payable to any of its directors or officers or any of its subsidiaries' directors or officers, or (v) accelerate the exercisability or vesting of any options; or (h) take or agree or commit to take any action that would make any representation or warranty of it under the Merger Agreement inaccurate in any material respect at, or as of any time prior to, the Effective Time. Each of the Company and Andros has agreed to give the other, its counsel, financial advisors, auditors and other authorized representatives full access to its and its subsidiaries' offices, properties, books and records, furnish to the other, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and instruct its and its subsidiaries' employees, counsel and financial advisors to cooperate with the other in its investigation.

COVENANTS--ANDROS

    ACQUISITION PROPOSALS FOR ANDROS. Until the Effective Time or earlier termination of the Merger Agreement, Andros and its subsidiaries and the officers, directors, employees or other agents of Andros and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Andros Acquisition Proposal (as defined below) or (ii) engage in negotiations with, or disclose any nonpublic information relating to Andros or any of its subsidiaries or afford access to the properties, books or records of Andros or any of its subsidiaries to, any person that may be considering making, or has made, an Andros Acquisition Proposal. Andros will promptly notify Novametrix after receipt of any Andros Acquisition Proposal or any indication that any person is considering making an Andros Acquisition Proposal or any request for nonpublic information relating to Andros or any of its subsidiaries or for access to the properties, books or records of Andros or any of its subsidiaries by any person that may be considering making, or has made, an Andros Acquisition Proposal. For purposes hereof, "Andros Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Andros or any of its subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, Andros or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

    CERTAIN AGREEMENTS WITH AFFILIATES AND OTHERS. To ensure that the issuance of Novametrix Common Stock in the Merger complies with the Securities Act, prior to the Effective Time, Andros will cause to be delivered to Novametrix a list identifying each person who might immediately prior to the Effective Time be deemed to be an "affiliate" of Andros for purposes of Rule 145 under the Securities Act (each, a "Securities Act Affiliate"). Andros shall use its best efforts to obtain from each person who is identified as a possible Securities Act Affiliate prior to the Effective Time an agreement providing that such person will not offer to sell, sell or otherwise dispose of any Novametrix Common Stock issued to such person in the Merger in violation of the Securities Act.

COVENANTS--NOVAMETRIX

    ACQUISITION PROPOSALS FOR NOVAMETRIX. Until the Effective Time or earlier termination of the Merger Agreement, Novametrix and its subsidiaries and the officers, directors, employees or other agents of Novametrix and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Novametrix Acquisition Proposal (as defined below) or
(ii) engage in negotiations with, or disclose any nonpublic information relating to Novametrix or any of its subsidiaries or afford access to the properties, books or records of Novametrix or any of its subsidiaries to, any person that may be considering making, or has made, a Novametrix Acquisition Proposal. Provided that the Board of Directors of Novametrix, after receiving an opinion of outside counsel to the effect that the Novametrix Board is required to do so in order to discharge properly its fiduciary duties, may consider, negotiate, approve and recommend to the stockholders of Novametrix an unsolicited bona fide written Novametrix Acquisition Proposal which the Novametrix Board determines in good faith (after consultation with its financial advisors) is made by a person financially capable of consummating such Novametrix Acquisition Proposal (any such Novametrix Acquisition Proposal being referred to herein as a "Superior Novametrix Proposal"). For purposes hereof, "Novametrix Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Novametrix or any of its subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, Novametrix or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

    Novametrix has agreed to notify Andros promptly after receipt of any Novametrix Acquisition Proposal or any indication that any person is considering making a Novametrix Acquisition Proposal or any request for nonpublic information relating to Novametrix or any of its subsidiaries or for access to the properties, books or records of Novametrix or any of its subsidiaries by any person that may be considering making, or has made, a Novametrix Acquisition Proposal.

    If the Board of Directors of Novametrix receives a request for material nonpublic information by a party who makes a Superior Novametrix Proposal, then, and only in such case, Novametrix may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between Andros and Novametrix, provide such party with access to information regarding Novametrix. Novametrix agrees not to release any third party from any confidentiality or standstill agreement to which Novametrix is a party.

    ACQUISITION. Novametrix has agreed to take all action necessary to cause Acquisition to perform its obligations under the Merger Agreement and to consummate the Merger on the terms and conditions set forth in the Merger Agreement.

    INDEMNIFICATION OF ANDROS OFFICERS AND DIRECTORS. Novametrix has also agreed that, from and after the Effective Time, Novametrix and Andros will each indemnify, defend and hold harmless, to the fullest extent permitted by law, the present and former officers and directors of Andros and its subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time. Novametrix will cause Andros (and its successors) to establish and maintain provisions in its certificate of incorporation and by-laws concerning the indemnification and exoneration of Andros' former and present officers, directors, employees and agents that are no less favorable to those persons than the provisions of Andros' certificate of incorporation and by-laws in effect on the date of the Merger Agreement.

    INCLUSION IN NASDAQ NATIONAL MARKET. Novametrix will use its reasonable best efforts to cause the shares of Novametrix Common Stock to be issued in the Merger (including the Underlying Shares) to be approved for inclusion in the Nasdaq subject to official notice of issuance, prior to the Effective Time.

AMENDMENT

    Any provision of the Merger Agreement may be amended or supplemented at any time by written agreement of the Company, Acquisition and Andros; provided, that, the amount and kind of consideration to be received by the holders of Andros Common Stock as part of the Merger and the terms of the Andros Certificate of Incorporation may not be altered or changed in any manner, and the terms of the Merger Agreement may not be altered or changed if such alteration or change would adversely affect the holders of any shares of capital stock of Andros after approval and adoption of the Merger Agreement by such holders, without the further approval of such holders and each party's Board of Directors.

TERMINATION

    The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of Andros or the Company): (i) by mutual written consent of Andros and the Company; (ii) by either Andros or the Company, if the Merger is not consummated by March 31, 1997 (provided that the right to terminate the Merger Agreement at such date will not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement is the cause of or results in the failure to consummate the Merger by such date);
(iii) by either Andros or the Company, if any applicable domestic law, rule or regulation makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction restrains or prohibits the consummation of the Merger, and such judgment, injunction, order or decree becomes final and nonappealable; (iv) by either Andros or the Company, if stockholder approval of the Merger Proposal by the stockholders of the Company is not obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof; (v) by Andros, if the Board of Directors of the Company or any committee thereof with the power to do so withdraws or modifies in a manner adverse to Andros its approval or recommendation of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or recommends, takes a neutral position with respect to, is unable to take a position with respect to or fails to reject another merger, consolidation or business combination with, or acquisition of, the Company or its assets or another tender or exchange offer for shares of Novametrix Common Stock, or resolves to do any of the foregoing; (vi) by either Andros or the Company (the "Terminating Party"), if (x) there is a breach by the other party of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a Material Adverse Effect upon the Company or Andros and their respective subsidiaries taken as a whole, as the case may be, or (y) there is a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party; or (vii) by Andros, if it is disclosed or Andros otherwise learns that ownership of an aggregate of 50% or more of the then outstanding shares of Novametrix Common Stock has been acquired by any person and such person's affiliates, other than Genstar or its affiliates.

    If the Merger Agreement is terminated pursuant to the above provisions it will become void and of no effect with no liability on the part of any party thereto, except for certain payment provisions described below and certain agreements with respect to confidential information and except that a party will remain liable for any willful breaches of the Merger Agreement.

FEES AND EXPENSES

    Pursuant to the Merger Agreement, Andros is obligated to pay the Company a fee of $3,000,000, plus actual, documented out-of-pocket expenses of the Company and its affiliates relating to the transactions contemplated by the Merger Agreement (including, but not limited to, reasonable fees and expenses payable to the Company's counsel, accountants, financial advisors, consultants, banks, other financial institutions and other persons and their respective agents and counsel), upon termination of the Merger Agreement by the Company due to a breach by Andros of its covenant in the Merger Agreement that it will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Andros Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to Andros or any of its subsidiaries or afford access to the properties, books or records of Andros or any of its subsidiaries to, any person that may be considering making, or has made, an Andros Acquisition Proposal.

    Pursuant to the Merger Agreement, the Company is obligated to pay Andros a fee of $3,000,000, plus actual, documented out-of-pocket expenses of Andros and its affiliates relating to the transactions contemplated by the Merger Agreement (including, but not limited to, reasonable fees and expenses payable to Andros' counsel, accountants, financial advisors, consultants, banks, other financial institutions and other persons and their respective agents and counsel), upon the earliest to occur of the following events: (i) the Merger Agreement is terminated by Andros because (x) the Board of Directors of the Company or any committee thereof with the power to do so withdraws or modifies in a manner adverse to Andros its approval or recommendation of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or recommends, takes a neutral position with respect to, is unable to take a position with respect to or fails to reject another merger, consolidation or business combination with, or acquisition of, the Company or its assets or another tender or exchange offer for shares of Novametrix Common Stock, or resolves to do any of the foregoing or (y) it shall have been disclosed or Andros shall have otherwise learned that ownership of an aggregate of 50% or more of the then outstanding shares of Novametrix Common Stock has been acquired by any person and such person's affiliates, other than Genstar or its affiliates, (ii) the Merger Agreement is terminated by Andros due to a breach by the Company of its covenant in the Merger Agreement that it will not, directly or indirectly, (x) take any action to solicit, initiate or encourage any Novametrix Acquisition Proposal or (y) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to, any person that may be considering making, or has made, a Novametrix Acquisition Proposal; provided that nothing shall prevent the Board of Directors of the Company, after receiving an opinion of outside counsel to the effect that the Novametrix Board is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Novametrix Acquisition Proposal which the Novametrix Board determines in good faith (after consultation with its financial advisors) is made by a person financially capable of consummating such Novametrix Acquisition Proposal or
(iii) the Merger Agreement is terminated by Andros or the Company as a result of a failure to obtain the requisite approval of the Company's stockholders if at the time of the taking of the vote for such approval, or any adjournment thereof, there shall have been publicly announced, and not withdrawn, a proxy contest, tender offer, exchange offer, merger or other Novametrix Acquisition Proposal (the "Pre-Termination Transaction"), and, within 12 months of such vote, the Company shall enter into, or be the subject of, a transaction which would qualify as a transaction under the definition of "Novametrix Acquisition Proposal" or any transaction wherein a person or group of persons acquires 50% or more of the outstanding voting securities of the Company (inclusive of voting rights contingent on conversion), in any such case with the same persons, or affiliates of the persons, who shall have proposed the Pre-Termination Transaction.

    Except as set forth above, all costs and expenses incurred in connection with the Merger Agreement are to be paid by the party incurring such cost or expense.

OTHER AGREEMENTS

    Contingent upon the consummation of the Merger, the Company and Genstar will enter into the Voting Agreement pursuant to which, in any written consent or meeting of stockholders of the Company prior to January 1, 1999, Genstar and the purchasers or transferees of Genstar Shares will vote the Genstar Shares in favor of a Board of Directors of the Company, at least one-half of whose members shall be nominated by a majority of the current directors of the Company who continue to be directors of the Company on (i) the date such consent is executed, (ii) the date that notice of such meeting is mailed to stockholders of the Company or (iii) if no such notice is mailed, the date of such meeting; provided that no more than two of such nominees may be members of the management of the Company and that Genstar will not be required under the Voting Agreement to vote in favor of a Board of Directors of the Company less than half of whose members are nominees of Genstar. Genstar Shares which are sold to the public pursuant to (i) an effective registration statement under the Securities Act or
(ii) the exemption from registration provided by Rule 144 under the Securities Act thereupon cease to be Genstar Shares. The above description is qualified in its entirety by the copy of the Voting Agreement that is attached hereto as Appendix C and incorporated herein by reference.

    Contingent upon the consummation of the Merger, at the Effective Time, the Company and the holders of securities of Andros immediately prior to the Effective Time (the "Andros Stockholders") will enter into a Registration Rights Agreement. Pursuant to such agreement, beginning nine months after the Effective Time, at any time and from time to time, the Company will be obligated to use its reasonable best efforts to cause to be registered under the Securities Act the sale of any or all shares of Novametrix Common Stock (including the Underlying Shares) issued in the Merger (as appropriately adjusted) and beneficially owned by the Andros Stockholders immediately after the Effective Time (such shares, the "Original Shares") upon the request of the Stockholder Representative (as defined in the Registration Rights Agreement). The Company shall not be obligated to file and cause to become effective more than two registration statements in which shares of Novametrix Common Stock are registered pursuant to the above demand rights, there shall be at least a six-month period between such filings and each such demand must cover at least a number of shares of Novametrix Common Stock equal to 20% of the number of the Original Shares. Such demand registration rights terminate upon the first to occur of the tenth anniversary of the Registration Rights Agreement or the date on which at least 80% of the aggregate number of Original Shares and Underlying Shares shall have been registered under the Securities Act. Additionally, the Company will be obligated, subject to certain restrictions, to use its reasonable best efforts to include in any registration of Novametrix Common Stock (other than pursuant to a registration statement on Form S-4 or S-8) effected by the Company additional Original Shares, as requested by the Andros Stockholders (a "supplemental registration"). The Company will be obligated to pay all expenses relating to both demand registrations and all supplemental registrations, except that legal fees and expenses of counsel to Genstar or its permitted transferees shall not be payable by the Company after the first two supplemental registrations effected by it. The above description is qualified in its entirety by the copy of the Registration Rights Agreement that is attached hereto as Appendix D and incorporated by reference herein.

                       MARKET FOR NOVAMETRIX COMMON STOCK

    Novametrix Common Stock trades on the Nasdaq under the symbol "NMTX". The following table sets forth the range of high and low sales prices per share for Novametrix Common Stock for fiscal 1995 and 1996 and a portion of fiscal 1997.

                                                                  HIGH SALE     LOW SALE
                                                                -------------  -----------
FISCAL 1995
First Quarter.................................................    $   5 5/8     $       4
Second Quarter................................................        7 3/8         5 1/8
Third Quarter.................................................        5 5/8         3 7/8
Fourth Quarter................................................        5 3/8             4

FISCAL 1996
First Quarter.................................................    $   6 1/4     $       5
Second Quarter................................................        5 1/2         4 5/8
Third Quarter.................................................            8         4 5/8
Fourth Quarter................................................        7 3/4         5 1/2

FISCAL 1997
First Quarter.................................................    $   6 3/4     $   4 7/8
Second Quarter (through October 22, 1996).....................            7         5 3/8

    On October 22, 1996, the last sale price of the Novametrix Common Stock as reported on the Nasdaq was $5.75.

    As of September 27, 1996, there were approximately 928 record holders of the Novametrix Common Stock. No dividends have been declared on Novametrix Common Stock since the Company was organized. In addition, a loan agreement and a securities purchase agreement to which the Company is a party and the Company's Certificate of Designation of Series B Preferred Stock contain, among other provisions, various covenants restricting the Company's ability to pay cash dividends to holders of Novametrix Common Stock.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited Pro Forma Consolidated Condensed Balance Sheet as of July 28, 1996 gives effect to the Merger assuming it had occurred at that date. The unaudited Pro Forma Consolidated Condensed Statements of Operations for the three month period ended July 28, 1996 (Andros for the three months ended July 31, 1996) and the year ended April 28, 1996 give effect to the Merger as if it had occurred as of May 1, 1995. The pro forma information assumes the Merger will be accounted for under the purchase method of accounting and includes the effects of the assumptions and adjustments described in the accompanying notes to the pro forma consolidated condensed financial statements. The pro forma adjustments which give effect to the Merger are referred to as Pro Forma Adjustments (Novametrix).

    Additionally, the unaudited Pro Forma Consolidated Condensed Statements of Operations for the three month period ended July 28, 1996 and the year ended April 28, 1996 give effect to the acquisitions of common shares of Andros Inc. by Andros, which occurred between March 26, 1996 and May 14, 1996, as if such acquisitions had occurred as of May 1, 1995. The pro forma information gives effect to these transactions under the purchase method of accounting and to the assumptions and adjustments described in the accompanying notes to the pro forma consolidated condensed financial statements. The pro forma adjustments which give effect to the acquisition of Andros Inc. by Andros are referred to as Pro Forma Adjustments (Andros).

    The pro forma combined financial information should be read in conjunction with the historical audited and unaudited financial statements and related notes thereto of Novametrix, Andros and Andros Inc. included elsewhere in this Proxy Statement or incorporated herein by reference. These pro forma statements are presented for informational purposes only and are not necessarily indicative of the results that actually would have occurred had the pro forma transactions been consummated at the dates indicated, nor are they necessarily indicative of the future operating results or financial position of Novametrix. In addition, they are not intended to be a projection of future results and do not include any synergies that might be achieved from combining the operations of the two companies. Permitted pro forma adjustments include only the effects of events directly attributable to a transaction that are factually supportable and expected to have a continuing impact. Pro forma adjustments reflecting anticipated "efficiencies" in operations resulting from a transaction are, under most circumstances, not permitted. As a result of the limitations imposed with regard to the types of permitted pro forma adjustments, management believes that this unaudited pro forma information is not indicative of future results of operations.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 JULY 28, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                     PRO FORMA
                                                                                                   CONSOLIDATED
                                                                 PRO FORMA                        ASSUMING ANTI-
                                      HISTORICAL   HISTORICAL   ADJUSTMENTS       PRO FORMA          DILUTION
                                        ANDROS     NOVAMETRIX   (NOVAMETRIX)  CONSOLIDATED(21)   PROVISIONS(18)(21)
                                      -----------  -----------  ------------  -----------------  -----------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........   $     702    $     297                     $     999          $  11,713
  Accounts receivable...............       7,091        6,625                        13,716             13,716
  Inventories.......................       9,713        5,640                        15,353             15,353
  Deferred income taxes.............       2,546          363                         2,909              2,909
  Prepaid expenses and other........       3,591          309                         3,900              3,900
                                      -----------  -----------  ------------        -------           --------
    Total current assets............      23,643       13,234                        36,877             47,591
PROPERTY, PLANT AND
  EQUIPMENT--NET....................       6,602        1,228                         7,830              7,830
                                                                 $   31,454 (15
INTANGIBLE ASSETS--NET..............      21,395        4,458       (22,700) 16)        34,607          44,796

DEFERRED INCOME TAXES--NET..........                      771                           771                771

OTHER ASSETS........................       3,784                                      3,784              3,784
                                      -----------  -----------  ------------        -------           --------
    Total...........................   $  55,424    $  19,691    $    8,754       $  83,869          $ 104,772
                                      -----------  -----------  ------------        -------           --------
                                      -----------  -----------  ------------        -------           --------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................   $   3,310    $   1,204                     $   4,514          $   4,514
  Accrued expenses..................       4,735        1,823    $    2,600 (14)      9,158            9,158
  Income tax payable................       1,041                                      1,041              1,041
  Current portion of long-term
    debt............................       7,075        1,225                         8,300              8,300
                                      -----------  -----------  ------------        -------           --------
  Total current liabilities.........      16,161        4,252         2,600          23,013             23,013

LONG-TERM DEBT......................      37,215        1,208                        38,423             38,423

DEFERRED TAXES......................       5,662                                      5,662              5,662

REDEEMABLE PREFERRED STOCK..........                    1,000                         1,000              1,000

SHAREHOLDERS' EQUITY (DEFICIT):
  Capital stock.....................           1           71            (1)(12)        115                162
                                                                         44 (12)
  Additional paid-in capital........      18,476       28,116        25,196 (12)     53,312             74,168
                                                                    (18,476)(12)
  Retained (deficit) earnings.......     (22,091)     (12,469)       22,091 (13)    (35,169)           (35,169)
                                                                    (22,700)(16)
  Treasury stock....................                   (2,487)                       (2,487)            (2,487)
                                      -----------  -----------  ------------        -------           --------
                                          (3,614)      13,231         6,154          15,771             36,674
                                      -----------  -----------  ------------        -------           --------
    Total...........................   $  55,424    $  19,691    $    8,754       $  83,869          $ 104,772
                                      -----------  -----------  ------------        -------           --------
                                      -----------  -----------  ------------        -------           --------
  Book value per share..............                $    1.97                     $    1.42          $    2.33
                                                   -----------                      -------           --------
                                                   -----------                      -------           --------

                                                                  (SEE ENDNOTES)

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JULY 28, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                          PRO FORMA
                                           HISTORICAL                                                   CONSOLIDATED
                                             ANDROS                     PRO FORMA                         ASSUMING
                                         (MAY 1, 1996 TO  HISTORICAL   ADJUSTMENTS      PRO FORMA       ANTI-DILUTION
                                         JULY 31, 1996)   NOVAMETRIX   (NOVAMETRIX)  CONSOLIDATED(21) PROVISIONS(18)(21)
                                         ---------------  -----------  ------------  ---------------  -----------------
Revenues:
  Net sales............................     $   9,608      $   6,422                   $    16,030       $    16,030

Costs and expenses:
  Cost of products sold................         5,749          2,739                         8,488             8,488
  Research and product development.....           857            799                         1,656             1,656
  Amortization of patents and
    goodwill...........................           255                   $       87 (17)        342             444
  Amortization of loan origination
    fee................................           294                                          294               294
  Selling, general and
    administrative.....................         1,445          2,277                         3,722             3,722
  Interest, net........................         1,056             52                         1,108             1,108
  Other expense (income), net..........          (326)             7                          (319)             (319)
                                              -------     -----------  ------------  ---------------  -----------------
                                                9,330          5,874            87          15,291            15,393
                                              -------     -----------  ------------  ---------------  -----------------
Income before income taxes.............           278            548           (87)            739               637
Income tax provision (benefit).........           105           (100)                            5                 5
                                              -------     -----------  ------------  ---------------  -----------------
Net income.............................     $     173      $     648    $      (87)    $       734       $       632
                                              -------     -----------  ------------  ---------------  -----------------
                                              -------     -----------  ------------  ---------------  -----------------
Earnings per common share (primary and
  fully diluted).......................           N/A      $    0.08                   $      0.05       $      0.04
                                              -------     -----------                ---------------  -----------------
                                              -------     -----------                ---------------  -----------------
Number of shares used in computing
  earnings per share...................           N/A      8,161,052     6,168,144      14,329,196        14,329,196
                                              -------     -----------  ------------  ---------------  -----------------
                                              -------     -----------  ------------  ---------------  -----------------

                                                                  (SEE ENDNOTES)

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED APRIL 28, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                             HISTORICAL(A)
                    --------------------------------
                      ANDROS INC.     ANDROS (MARCH     PRO FORMA                             PRO FORMA
                    (MAY 1, 1995 TO    27, 1996 TO     ADJUSTMENTS   PRO FORMA  HISTORICAL   ADJUSTMENTS      PRO FORMA
                    MARCH 26, 1996)  APRIL 30, 1996)    (ANDROS)      ANDROS    NOVAMETRIX   (NOVAMETRIX)  CONSOLIDATED(21)
                    ---------------  ---------------  -------------  ---------  -----------  ------------  ---------------
Revenues:
  Net sales.......     $  34,956        $   6,618                    $  41,574   $  25,260                  $   66,834
  Interest........                                                                      14                          14
                         -------     ---------------  -------------  ---------  -----------  ------------  ---------------
                          34,956            6,618                       41,574      25,274                      66,848
Costs and
  expenses:
  Cost of products
    sold..........        28,200            4,209     $     250(9)      32,659      10,930                      43,589
  Research and
    product
    development...         4,919              328          (150)(11)     5,197       2,714                       7,911
                                                            100(9)
  Research and
    product
    development in
    process.......                         22,700       (22,700)(7)
  Amortization of
    patents and
    goodwill......           468               85           488(8)       1,041                $      337 (17)    1,378
  Amortization of
    loan
    origination
    fee...........                             96           956(10)      1,052                                   1,052
  Selling, general
    and
  administrative..        12,255              520        (2,082)(11)    10,843       9,137                      19,980
                                                            150(9)
  Stock option
    compensation
    expense.......         4,114                         (4,114)(20)
  Interest........                            463         4,021(5)       4,484         287                       4,771
  Other expense
    (income),
    net...........        (1,129)             (12)        1,061(6)         (80)         69                         (11)
                         -------     ---------------  -------------  ---------  -----------  ------------  ---------------
                          48,827           28,389       (22,020)        55,196      23,137           337        78,670
                         -------     ---------------  -------------  ---------  -----------  ------------  ---------------
(Loss) income
  before income
  taxes...........       (13,871)         (21,771)       22,020        (13,622)      2,137          (337)      (11,822)
Income tax
  (benefit)
  provision ......        (6,521)             493          (258)(19)    (6,286)       (980)                     (7,266)
                         -------     ---------------  -------------  ---------  -----------  ------------  ---------------
Net (loss)
  income..........     $  (7,350)       $ (22,264)    $  22,278      $  (7,336)  $   3,117    $     (337)   $   (4,556)(a)
                         -------     ---------------  -------------  ---------  -----------  ------------  ---------------
                         -------     ---------------  -------------  ---------  -----------  ------------  ---------------
Earnings (loss)
  per common share
  (primary and
  fully
  diluted)(2).....        N/A              N/A                          N/A      $    0.39                  $    (0.32)
                         -------     ---------------                 ---------  -----------  ------------  ---------------
                         -------     ---------------                 ---------  -----------  ------------  ---------------
Number of shares
  used in
  computing
  earnings per
  share...........        N/A              N/A                          N/A      8,076,717     6,168,144    14,244,861
                         -------     ---------------                 ---------  -----------  ------------  ---------------
                         -------     ---------------                 ---------  -----------  ------------  ---------------

                        PRO FORMA
                      CONSOLIDATED
                     ASSUMING ANTI-
                        DILUTION
                    PROVISIONS(18)(21)
                    -----------------
Revenues:
  Net sales.......     $    66,834
  Interest........              14
                    -----------------
                            66,848
Costs and
  expenses:
  Cost of products
    sold..........          43,589
  Research and
    product
    development...           7,911

  Research and
    product
    development in
    process.......
  Amortization of
    patents and
    goodwill......           1,786
  Amortization of
    loan
    origination
    fee...........           1,052
  Selling, general
    and
  administrative..          19,980

  Stock option
    compensation
    expense.......
  Interest........           4,771
  Other expense
    (income),
    net...........             (11)
                    -----------------
                            79,078
                    -----------------
(Loss) income
  before income
  taxes...........         (12,230)
Income tax
  (benefit)
  provision ......          (7,266)
                    -----------------
Net (loss)
  income..........     $    (4,964)(a)
                    -----------------
                    -----------------
Earnings (loss)
  per common share
  (primary and
  fully
  diluted)(2).....     $     (0.35)
                    -----------------
                    -----------------
Number of shares
  used in
  computing
  earnings per
  share...........      14,244,861
                    -----------------
                    -----------------

------------------------------

(a) Reflects $9.4 million of charges and costs incurred by Andros Inc. in conjunction with, but not directly related to, the acquisition. These charges and costs relate to accounts receivable, inventories, product warranty, property taxes and other liabilities. Charges of $5.0 million, $0.4 million and $4.0 million are included in cost of products sold, research and product development and selling, general and administrative.

                                                                  (SEE ENDNOTES)

------------------------------

(1) Under the Merger Agreement, Novametrix will issue to the stockholders of Andros shares of Novametrix Common Stock constituting 38% of the combined company at the Effective Time of the Merger. After the end of Novametrix' fiscal year ending May 3, 1998, additional shares of Novametrix Common Stock constituting up to 5% of the Company may be issued, and reserved for issuance to option and warrant holders of Andros, based upon Andros' net revenues or the combined company's consolidated EBITDA. In addition, Novametrix will issue to the stockholders of Andros anti-dilution Rights enabling the holders to maintain, without additional payment, their percentage ownership level as Novametrix options and warrants outstanding at the Effective Time of the Merger are exercised. The Pro Forma Consolidated Condensed Balance Sheet reflects the assumed issuance of 4,389,589 shares of Novametrix Common Stock (based on the outstanding shares of Novametrix at July 28, 1996) in exchange for all outstanding shares of Andros Common Stock. The number of shares of Novametrix Common Stock to be issued is based upon the exchange ratio of 48.8818 shares of Novametrix Common Stock for each share of Andros Common Stock. The actual number of shares of Novametrix Common Stock to be issued in the Merger will be determined at the Effective Time of the Merger. The market value of a share of Novametrix Common Stock is assumed to be $5.75 per share (the Nasdaq closing price per share at July 26, 1996).

(2) Earnings per share for the period and the year presented are based on the weighted-average number of shares of Novametrix Common Stock and dilutive common stock equivalents outstanding during the year. Common stock equivalents consist of Series B Preferred Stock, stock options, warrants and shares subscribed under the Stock Purchase Plan. The weighted average shares presented on both the Pro Forma Consolidated and Pro Forma Consolidated Assuming Anti-Dilution Provisions information includes all shares which are contingently issuable pursuant to the Rights and the outstanding warrants of Andros which will be converted to Novametrix warrants.

(3) The Pro Forma Consolidated Condensed Balance Sheet as of July 28, 1996 reflects Andros' balances as of July 31, 1996. The Pro Forma Consolidated Statement of Operations for the three month period ended July 28, 1996 reflects Novametrix' results of operations for the three month period ended July 28, 1996 and Andros' results of operations for the three month period ended July 31, 1996. The Pro Forma Consolidated Statement of Operations for the year ended April 28, 1996 reflects Novametrix' results of operations for its fiscal year ended April 28, 1996 and the results of operations for Andros Inc. and Andros for the year ended April 30, 1996.

(4) Genstar created Andros expressly for the purpose of acquiring Andros Inc., a public company traded on the Nasdaq. On March 26, 1996, Andros Acquisition closed the Tender Offer for all of the shares of Andros Inc. for $18.00 per share. As a result of the Tender Offer, Andros Acquisition acquired approximately 58% of the outstanding shares of Andros Inc. At this time Andros initiated the process whereby it would acquire the remaining Andros Inc. shares it did not own, through a merger of Andros Acquisition and Andros Inc. which it could cause to happen as a result of Andros Acquisition owning a majority of the then outstanding shares of Andros Inc. As a consequence of the pending merger, Andros accrued the cost of acquiring the remaining Andros Inc. shares outstanding and cashing out the outstanding options. On May 14, 1996, Andros acquired 100% of the shares of Andros Inc. as a result of the merger of Andros Acquisition with and into Andros Inc. in which Andros Inc. became a wholly owned subsidiary of Andros. Before the closing of the Andros Merger, the Dissenters, representing approximately 723,000 shares of Andros Inc., exercised their appraisal rights (under Delaware corporate law). As part of the financing for the Andros Merger, Andros borrowed $27,000,000 under the Term Loan from the Banks. As a result of the Dissenters seeking appraisal rights for their shares, Andros did not have to fund the purchase of the Dissenters' shares at the time of the Andros Merger and had approximately $7,000,000 of excess cash. In early June 1996, in an effort to reduce its interest costs, Andros agreed with the Banks to repay $7,000,000 of the Term Loan with the understanding that it would be able to re-borrow the same amount at a later date. On July 12, 1996 the Dissenters withdrew their appraisal rights. At that time, Andros paid the Dissenters approximately $13,031,000, which it financed through re-borrowing the $7,000,000 it had repaid on the Term Loan in June, the drawing of approximately $5,400,000 under the Revolving Credit Facility and with approximately $631,000 of cash on hand.

(5) To give effect to an increase in interest expense assuming the $27.0 million variable rate term debt (currently 8.5%), the $15.0 million 13% subordinated debt, and the $5.4 million variable rate credit facility (currently 10%) used in the financing of the Andros Merger had been outstanding as of May 1, 1995.

(6) To give effect to a reduction in interest income assuming the use of $26.0 million of the cash of Andros Inc. used in the financing of the Andros Merger had occurred as of May 1, 1995.

(7) Andros acquired Andros Inc. on March 26, 1996 in a transaction accounted for as a purchase and recorded a $22.7 million non-recurring write-off of in-process technology during the period from March 27, 1996 to April 30, 1996.

(8) Assumes the Andros Merger occurred as of May 1, 1995 and the resulting goodwill and purchased technology of $21.3 million was amortized beginning May 1, 1995 using a twenty-five year amortization period. The Pro forma adjustment represents the incremental amortization. Pro forma goodwill and patent amortization is $844,000 and $197,000, respectively.

(9) To reflect the increase in depreciation expense due to the fair market adjustment to fixed assets of $2.5 million resulting from the Andros Merger. These assets are being depreciated over their remaining useful lives, which average approximately five years.

(10) To give effect to the amortization of $3.8 million in loan origination costs and $1.4 million in debt discounts associated with the Andros Merger. The fees and discount are being amortized over the term of the loan (5 years). Pro forma amortization of fees and discount is $707,000 and $345,000, respectively.

(11) To reflect benefits resulting from certain cost saving measures implemented in the year ended April 30, 1996. The following table summarizes the adjustments:

                                                                                         SELLING, GENERAL
                                                                           RESEARCH AND         AND
                                                                           DEVELOPMENT    ADMINISTRATIVE
                                                                           ------------  -----------------

Management restructuring (a).............................................   $  150,000     $     280,000
Elimination of the European service center (b)...........................                      1,052,000
Elimination of public reporting requirements (c).........................                        400,000
Selling, general and administrative (d)..................................                        350,000
                                                                           ------------  -----------------
                                                                            $  150,000     $   2,082,000
                                                                           ------------  -----------------
                                                                           ------------  -----------------

       (a) MANAGEMENT RESTRUCTURING

           Reflects the elimination of two senior officers in conjunction with the Andros Merger.

       (b) ELIMINATION OF THE EUROPEAN SERVICE CENTER

           The cost savings resulted from the elimination of the European service center located in Belp, Switzerland in April 1996.

       (c) ELIMINATION OF PUBLIC REPORTING REQUIREMENTS

           Costs eliminated due to the absence of public reporting requirements resulting from going private. These costs included shareholder communications, accounting and legal fees (reflects savings based on the difference between current fees and expected fees for a private company of comparable size), investor relations and annual report costs.

       (d) SELLING, GENERAL AND ADMINISTRATIVE

           The adjustment reflects: transaction based requirement to cover directors and officers of Andros Inc. for directors and officers insurance--$122,000; and severance and related payroll taxes to a former officer of Andros Inc.--$228,000.

(12) The Pro Forma Adjustments (Novametrix) reflect the assumed issuance of 4,389,586 shares of Novametrix Common Stock to stockholders of Andros in exchange for all of the outstanding shares of Andros (4,389,586 multiplied by the Nasdaq closing price of $5.75 per share at July 26, 1996).

(13) The Pro Forma Adjustments (Novametrix) include adjustments to eliminate Andros capital stock and accumulated deficit.

(14) The Pro Forma Adjustments (Novametrix) reflect the transaction fees (legal, accounting, printing and other costs) directly attributable to the Merger.

(15) The Pro Forma Adjustments (Novametrix) represent the portion of the purchase price allocated to research and development in-process ($22.7 million) and the excess of the purchase price over the fair value of net assets acquired (goodwill) ($8.7 million). All other assets and liabilities acquired are reflected in the pro forma financial statements at their historical cost which is assumed to approximate their fair value. The purchase price allocation is based on preliminary information and will be adjusted based on completion of appropriate valuation studies.

(16) The Pro Forma Adjustments (Novametrix) reflect the write off of purchased in-process research and development.

(17) The Pro Forma Adjustments (Novametrix) reflect the increased amortization expense as a result of the increase in goodwill. Goodwill is amortized over 25 years.

(18) The Pro Forma Consolidated Condensed Balance Sheet Assuming Anti-Dilution Provisions reflects the assumed exercise of all outstanding options and warrants of Novametrix at July 28, 1996 and the resulting issuance of an additional 1,772,023 shares of Novametrix Common Stock pursuant to the Rights. The exercise of all Novametrix options and warrants will result in cash proceeds of $10.7 million. The issuance of shares of Novametrix Common Stock pursuant to the Rights will result in additional goodwill of $10.0 million and additional annual amortization of $0.4 million.

(19) To reflect the income tax effect of the Pro Forma Adjustments (Andros) based on the statutory rate of 38%.

(20) To eliminate the compensation expense anticipated with cashing out 566,283 Andros options resulting from the Andros Merger.

(21) Assuming Andros' revenues or the combined company's consolidated EBITDA reach specified targets, as set forth in the Merger Agreement, for the fiscal year ending May 3, 1998, intangible assets and equity, as reported in the Pro Forma Consolidated Condensed Balance Sheet, would be $40.4 million and $21.5 million, respectively. Net income and earnings per share, as reported in the Pro Forma Consolidated Condensed Statement of Operations for the three month period ended July 31, 1996 and for the year ended April 28, 1996, would be $1.4 million and $0.09, and $7.2 million and $0.46, respectively.

    Additionally, intangible assets and equity as reported in the Pro Forma Consolidated Condensed Balance Sheet Assuming Anti-Dilution Provisions would be $52.9 million and $44.8 million, respectively. Net income and earnings per share, as reported in the Pro Forma Consolidated Condensed Statement of Operations Assuming Anti-Dilution Provisions for the three month period ended July 31, 1996 and for the year ended April 28, 1996, would be $1.3 million and $0.08, and $6.7 million and $0.43, respectively.

                        SELECTED CONSOLIDATED FINANCIAL
                           INFORMATION OF NOVAMETRIX
        Set forth below is selected financial information of Novametrix.
                  (In thousands, except per share amounts)(1)

                                             THREE MONTHS ENDED                               YEAR ENDED
                                         --------------------------  -------------------------------------------------------------
                                           JULY 28,      JULY 30,       APRIL 28,        APRIL 30,
                                             1996          1995          1996(1)          1995(1)      MAY 1, 1994(1)  MAY 2, 1993
                                         ------------  ------------  ---------------  ---------------  --------------  -----------
                                         (UNAUDITED)   (UNAUDITED)
For Period Ended
  Net Sales............................   $    6,422    $    6,081      $  25,260        $  24,032       $   20,788     $  19,888
  Net Income...........................          648(2)         388         3,117(3)         1,604              755           265
  Earnings Per Common Share (Primary
    and Fully Diluted).................   $     0.08    $     0.05      $    0.39        $    0.21       $     0.11     $    0.04
At Period End
  Total Assets.........................   $   19,691    $   16,881      $  18,823        $  16,606       $   15,271     $  15,531
  Working Capital......................        8,981         6,913          8,364            6,412            2,143         1,406
  Long-term Debt.......................        1,208         2,183          1,333            2,308            3,560         4,293
  Redeemable Preferred Stock...........        1,000         1,000          1,000            1,000            1,000         1,000
  Shareholders' Equity.................       13,231         9,693         12,529            9,152            3,283         2,385


                                         MAY 3, 1992
                                         -----------

For Period Ended
  Net Sales............................   $  21,018
  Net Income...........................         200
  Earnings Per Common Share (Primary
    and Fully Diluted).................   $    0.03
At Period End
  Total Assets.........................   $  16,526
  Working Capital......................         835
  Long-term Debt.......................       4,588
  Redeemable Preferred Stock...........       1,000
  Shareholders' Equity.................       2,042

--------------------------

(1) The above data should be read in conjunction with the consolidated financial statements, related notes and other financial information set forth elsewhere in this Proxy Statement or incorporated herein by reference

(2) Reflects an income tax benefit of $115,000, or $0.01 per share, attributable to a reduction in the deferred tax asset valuation allowance.

(3) Reflects an income tax benefit of $1,020,000, or $0.13 per share, attributable to a reduction in the deferred tax asset valuation allowance.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS OF NOVAMETRIX

RESULTS OF OPERATIONS

    QUARTER ENDED JULY 28, 1996 COMPARED TO QUARTER ENDED JULY 30, 1995

    Operating results for the first quarter of fiscal 1997 ended July 28, 1996 were improved compared to the first quarter ended July 30, 1995. Net sales for the first quarter increased to approximately $6,422,000 compared to approximately $6,081,000 for the first quarter of the prior fiscal year. Income before income taxes increased by 38% for the first quarter of fiscal 1997 compared to the first quarter of fiscal 1996 while net income increased by 67% to approximately $648,000 or $.08 per share for the first quarter of fiscal 1997 compared to net income of approximately $388,000 or $.05 per share reported for the first quarter of the prior fiscal year. Net income for the first quarter of fiscal 1997 includes an income tax benefit of $115,000 or $.01 per share pertaining to the reduction of the Company's deferred tax asset valuation allowance.

    Net sales increased by 6% when comparing the quarter ended July 28, 1996 to the quarter ended July 30, 1995. The increase was led by continued growth in sales to international customers and original equipment manufacturers ("OEMs") which was slightly offset by a modest decrease in domestic hospital sales.

    Cost of products sold as a percentage of net sales was unchanged overall at 43% for the first quarter of fiscal 1997 compared to the first quarter of the prior fiscal year. The Company's continued focus on product cost improvements and new product development is expected to have a favorable effect on margins during the remainder of fiscal 1997.

    Research and product development ("R&D") expenses increased by approximately $114,000 or 17% for the first quarter of fiscal 1997 compared to the first quarter of fiscal 1996. The increase was primarily due to higher levels of salaries and related fringe benefits, development materials and outside professional services, and corresponds to the Company's aggressive product development efforts. The Company expects to maintain its on-going R&D spending levels at approximately 10% of net sales to continue to enhance its competitive position.

    Selling, general and administrative ("S,G&A") expenses decreased by approximately $35,000 or 2% for the first three months of fiscal 1997 compared to the first three months of the prior fiscal year. The decreases in S,G&A resulted primarily from cost efficiencies generated in both the international sales and field service areas which were partially offset by increases in domestic sales expense related to the Company's efforts to strengthen its U.S. sales operations. Marketing expenditures increased modestly for the first quarter of fiscal 1997 compared to the first quarter of fiscal 1996 due to increased personnel related costs and increased travel related expenses to support the Company's expanded clinical activities. Administrative expenses for the three months ended July 28, 1996 remained at the same levels as the three months ended July 30, 1995.

    Interest expense decreased by approximately $23,000 or 30% for the quarter ended July 28, 1996 compared to the quarter ended July 30, 1995. The improvement resulted primarily from reduced bank debt levels as a result of scheduled principal payments.

    Income taxes for the first quarter of fiscal 1997 include $15,000 of current income tax expense calculated on an alternative minimum tax basis due to the Company's net operating loss carryforwards. In addition, the Company reduced its deferred tax asset valuation allowance and recognized a benefit of $115,000 due to continued improvement in earnings and increased probability of future taxable income. Management will continue to evaluate whether future reductions in the valuation allowance are warranted based on future operating performance and other relevant factors.

    The Company's backlog of firm orders aggregated approximately $3,619,000 as of July 28, 1996 compared to approximately $4,292,000 as of April 28, 1996. Except for orders pursuant to long-term OEM agreements, the Company traditionally ships its products on a current basis. As such, the Company does not consider its backlog at any time to be a meaningful indicator of future sales.

    YEAR ENDED APRIL 28, 1996 COMPARED TO YEAR ENDED APRIL 30, 1995

    Net sales increased by approximately $1.2 million or 5% to approximately $25.3 million for the fiscal year ended April 28, 1996 ("Fiscal 1996") as compared to net sales of approximately $24.0 million for the fiscal year ended April 30, 1995 ("Fiscal 1995"). International sales grew by 17% for Fiscal 1996 while sales to OEM customers increased by 24% as the Company expanded its OEM customer base. While product sales to the Company's domestic hospital markets were approximately 6% higher for Fiscal 1996, overall domestic sales decreased by approximately 8% due to reduced sales of the Company's products in the non-hospital markets. The Company anticipates improvement in both hospital and non-hospital sales in the next fiscal year as a result of strategic distribution enhancements recently implemented as part of the Company's fiscal 1997 business plan.

    Cost of sales as a percentage of net sales improved to 43% for Fiscal 1996 from 44% for the prior fiscal year primarily due to favorable product mix. Improved margins on international sales were partially offset by relatively modest percentage increases in domestic hospital product cost of sales. The Company is continuing its efforts to reduce costs as a percentage of net sales and expects new product development programs, product quality enhancements and other cost reduction efforts to contribute to these efforts.

    R&D expenses increased by 12% or approximately $295,000 to $2,714,000 during Fiscal 1996 as compared to $2,419,000 for Fiscal 1995. The increase resulted primarily from higher levels of salaries and related fringe benefits and outside professional services incurred in conjunction with the Company's expanded product development efforts, which were partially offset by reductions in engineering supplies and materials. The Company expects its R&D spending to continue to approximate 10% of net sales for fiscal 1997.

    S,G&A expenses increased by approximately 2% to $9,137,000 for Fiscal 1996 as compared to $8,978,000 for Fiscal 1995. Increased selling expenses associated with higher levels of sales, particularly in the international area, were partially offset by reduced marketing expenses. Increased salaries and related fringe benefits in the marketing area were offset by decreased outside professional services. General and administrative expenses increased nearly 8% during Fiscal 1996 primarily as a result of increased legal, external reporting and recruitment expenses.

    Interest expense during Fiscal 1996 decreased by 23% as a result of lower debt levels primarily associated with the Company's public offering consummated during the first quarter of Fiscal 1995 (June 1994), and scheduled principal payments.

    Current income tax expense of $40,000 for Fiscal 1996 was unchanged from Fiscal 1995 and was calculated on an alternative minimum tax basis after utilizing a portion of the Company's net operating loss carryforwards. In 1995 and prior years, the Company maintained a valuation allowance for the total amount of net deferred tax assets related to tax credit carryforwards, net operating loss carryforwards and temporary timing differences since management believed that it was uncertain whether the tax benefits associated with these assets would ultimately be realized. Because of the continued improvement in the performance of the Company in 1996, management believes that it is more likely than not that a portion of these benefits will be realized and, in accordance with the provisions of Statement of Financial Accounting Standards No. 109, has reduced the valuation allowance and recognized a benefit of $1,020,000 in the 1996 financial statements. Management will continue to evaluate whether further reductions in the valuation allowance are warranted based on future operating performance and other relevant factors.

    YEAR ENDED APRIL 30, 1995 COMPARED TO YEAR ENDED MAY 1, 1994

    Net sales increased by 16% to approximately $24,000,000 in Fiscal 1995 compared to net sales of approximately $20,800,000 in the fiscal year ended May 1, 1994 ("Fiscal 1994"). International revenue growth of 28% was the largest single contributing factor. Sales of sensors and electronics to OEM customers who utilize the Company's technology in their systems, were responsible for approximately $1.4 million of the growth in overall sales revenues. Sales to domestic markets were 2 percent lower than sales to these markets recorded in Fiscal 1994. The Company expected continued improvement in international and OEM sales levels in Fiscal 1996, and domestic sales were also expected to strengthen as the result of strategic changes implemented in the domestic sales effort.

    Cost of sales as a percentage of net sales increased from 43% to 44% when comparing Fiscal 1995 to Fiscal 1994, primarily due to the higher international content of net sales reported. On-going quality and cost reduction efforts, with significant contributions from both the manufacturing and new product development areas, were expected to minimize any potential impact on margins due to the continued growth of international sales as a percentage of overall revenues.

    R&D expenses increased by 24% to approximately $2,419,000 compared to $1,954,000 reported in Fiscal 1994. This increase of almost $465,000 resulted primarily from higher levels of salaries and related fringe benefit costs, supplies, and outside services associated with increased product development efforts. Costs associated with providing new OEM customers with technical development assistance, and increased depreciation expense associated with higher levels of assets, also contributed to the year-to-year increase.

    S,G&A expenses increased by 5% when comparing Fiscal 1995 expenses to Fiscal 1994 expenses. Selling, marketing and service related administrative costs accounted for 3% of the overall S,G&A increase as the result of increased international selling expenses associated with the higher levels of sales activities abroad, partially offset by a reduction in domestic selling and marketing expenses. General and administrative expenses accounted for the remaining 2% due to increased accounting and reporting fees, and higher insurance costs. The Company expected to commit additional resources toward enhancing domestic hospital and non-hospital revenues in Fiscal 1996, as well as supporting the increases in international sales activities.

    Interest expense in Fiscal 1995 decreased by 46% compared to Fiscal 1994 due to significantly lower debt levels as the result of the public offering consummated in June 1994. Scheduled principal payments during Fiscal 1995 also contributed to the lower debt levels, and were expected to continue to have a positive impact on interest expenses in Fiscal 1996.

    Other expense (income), net, exclusive of the favorable $140,000 settlement of a contractual dispute in Fiscal 1994, increased by approximately $9,000 compared to Fiscal 1994.

    Income tax expense of $40,000 for Fiscal 1995 resulted from higher taxable income levels compared to the prior year and was calculated on an alternative minimum tax method after the utilization of a portion of the Company's net operating loss carryforwards.

LIQUIDITY AND SOURCES OF CAPITAL

    The Company requires sufficient liquidity to source its working capital needs which are primarily inventory, accounts receivable and debt service. Cash flow from operations is the principal source of the Company's working capital. The Company also has available borrowing under its revolving credit facility to cover periodic fluctuations in its working capital requirements and further, believes that additional funds, if required, could be obtained from various sources on commercially reasonable terms. In addition, the Company has approximately $5,600,000 of additional net proceeds that may be realized upon the exercise of both Class A and Class B Warrants issued in June 1994, which are redeemable by the Company under specified conditions.

    The Company had working capital of approximately $8,982,000 at July 28, 1996 compared to working capital of approximately $8,364,000 at April 28, 1996. The Company's current ratio of 3.1 to 1 remained unchanged at July 28, 1996 from April 28, 1996. The increase in working capital of approximately $618,000 was primarily generated by increases in accounts receivable and prepaid expenses, offset by increases in accrued expenses.

    Approximately $217,000 of cash was provided by operations for the three months ended July 28, 1996 compared to approximately $107,000 for the three months ended July 30, 1995. Increases in net income before depreciation, amortization and deferred income tax benefits combined with increases in accrued expenses, partially offset by increases in accounts receivable and prepaid expenses, accounted for the increase.

    The Company had additional borrowing capacity of approximately $1,525,000 available for working capital needs under its revolving credit facility at both July 28, 1996 and April 28, 1996. In addition, the warrants associated with the public offering are callable by the Company, 50% after December 8, 1995 and 50% after December 8, 1996, in each case if the common stock price of the Company exceeds specified levels. The Company believes that cash from operations will be sufficient to fund cash requirements for fiscal 1997.

IMPACT OF INFLATION

    The rate of inflation continues to have a marginal impact on the operations of the Company. While management routinely assesses the possible effects of inflation with respect to the Company's future business plans, the rate of inflation is not expected to have a material impact upon the growth of the Company during fiscal 1997.

RISKS ASSOCIATED WITH THE NOVAMETRIX BUSINESS

    Set forth below are some of the material risks associated with Novametrix' business and operations:

    (i) The electronic medical instrumentation industry is characterized by rapid technological changes and advances. Although the Company believes that its products are technologically current, the development of new technologies or refinements of existing ones could at any time make the Company's existing products technologically or economically obsolete.

    (ii) The Company and one of its wholly owned subsidiaries hold patents and have patents pending related to certain of the Company's products. If the Company's products are determined to use technology, processes or other subject matter that is claimed under other existing U.S. or foreign patents, or if other companies obtain patents claiming subject matter utilized by Novametrix, such companies may bring infringement actions against Novametrix. The Company may not have the resources necessary to challenge successfully the validity of such patents or withstand claims of infringement in cases where the Company's position has merit. Even if Novametrix were to be successful in prevailing in such actions, the cost of such litigation could have a material adverse effect on the Company's results of operations. An adverse outcome could subject Novametrix to significant liabilities to third parties, require disputed rights to be licensed or require Novametrix to cease using such technology. There can be no assurance that the Company will be able to obtain such licenses or that such licenses, if available, can be obtained on commercially reasonable terms.

   (iii) The Company relies on trade secrets and proprietary know-how, which it will seek to protect, in part, by confidentiality agreements with certain of its employees, suppliers and customers. However, if the Company's confidentiality agreements are breached, if the Company does not have adequate remedies for any such breach or if the Company's trade secrets or proprietary know-how otherwise become known or independently discovered by competitors, the Company's business could be materially adversely affected.

    (iv) The electronic medical instrumentation industry is extremely competitive. The Company's competitors vary in size from entities which are smaller than the Company to divisions or subsidiaries of multinational corporations. Some of these competitors also have extensive production facilities, well established marketing and service organizations, recognized reputations in the electronic medical instrumentation industry and far greater financial resources than the Company has or will have in the foreseeable future.

    (v) The Company's products are "medical devices" within the meaning of a 1976 amendment to the Federal Food, Drug and Cosmetics Act. Under the amendment, a manufacturer must obtain approval by the United States Food and Drug Administration (the "FDA") of a new medical device before it can be marketed in the United States. The approval process requires that the safety and efficacy of such devices be demonstrated by the manufacturer to the FDA. Under certain circumstances, the cost of obtaining such premarketing approval may be high and the process lengthy. All of the products currently marketed domestically by the Company requiring pre-marketing approval from the FDA have been so approved.

    Following regulatory approval, commercially marketed products, as well as the manufacturer and manufacturing facility, are subject to periodic review and inspections. In the event of a discovery of previously unknown problems with a Novametrix product, then restrictions on the product or Novametrix, including recalls (which could require costly redesign or reconfiguration of Novametrix' product) or even withdrawal of the product from the market could result, any of which could have a material adverse effect on Novametrix.

    In the future, certain other industry-wide performance standards with respect to safety and efficacy of medical products are likely to be promulgated by the FDA. The FDA has not yet developed industry-wide performance standards with respect to the safety and effectiveness of those products manufactured by the Company which would be subject to such standards. When and if these standards are adopted, the Company will be required to submit data demonstrating compliance with the standards (during which period the Company may be permitted to continue to market products which have previously been approved by the FDA). There can be no assurance that the Company's products will comply with the applicable industry-wide performance standards when and if adopted or that the Company will receive the requisite approval to market any of its future products. Any failure to receive approvals or non-compliance with performance standards would have a material adverse effect on the Company's business and financial position.

    Various countries in which the Company markets its products have regulatory agencies which perform functions comparable to the FDA. To date, foreign regulations have not adversely affected the Company's business; however, there can be no assurance that any such regulations will not have a material adverse affect on the Company's business and financial condition in the future.

    (vi) The Company believes that its success will be highly dependent upon its continued ability to attract and retain skilled managers and engineering personnel, including its President and Chief Executive Officer, William J. Lacourciere.

   (vii) Substantially all of the components in the Company's products are manufactured by others and then assembled by the Company. The Company's assembly operations require a variety of electronic and mechanical components and supplies as well as specialized assembly equipment. The Company has not experienced any interruption of production or supplies of components, supplies or equipment. Interruption of the Company's sources of supply or quality problems with supplied components would have a material adverse effect on the Company's business and financial position.

  (viii) From time to time, the Company is subject to product liability claims, suits and complaints incidental to its business. These claims, suits and complaints are covered by insurance policies maintained by the Company, subject to certain policy limits. In addition, certain of the Company's OEM agreements require the Company to maintain minimum levels of product liability insurance. The Company currently maintains product liability insurance in the amount of $5,000,000 with a $50,000 per occurrence deductible up to an aggregate annual deductible of $250,000. This product liability insurance meets the minimum standards set by all of the Company's current OEM agreements; however, there can be no assurance that the Company will not enter into additional OEM agreements in the future which require greater product liability insurance. The Company is not aware of any pending product liability claims, suits or complaints the disposition of which, in the opinion of management, would have a material adverse effect upon the Company's business, financial position or liquidity. The Company, however, could be materially adversely affected by successful product liability claims, and there can be no assurance that the Company will have sufficient resources to satisfy any liability resulting from claims not covered by existing insurance policies.

    (ix) Sales to foreign customers constitute a significant portion of the Company's total net sales. The Company intends to continue to improve and expand its sales efforts in countries worldwide and expects international sales to continue to constitute a significant portion of the Company's total net sales. Sales in foreign countries of electronic medical devices are subject to a number of risks, including regulatory requirements, foreign currency fluctuations, the imposition of tariffs and import and export controls, changes in government policies (including United States policy toward these countries), and other factors which could have a material adverse effect on the Company's business and financial position.

                              NOVAMETRIX BUSINESS

GENERAL

    Organized in 1978, the Company is engaged in the business of designing, developing, manufacturing and marketing monitors and sensors which provide continuous and non-invasive measurements of a patient's blood gas levels (oxygen and carbon dioxide) and respiratory mechanics (lung pressure, flow and volume). The Company's current product line consists of the following:

    - Capnographs--monitors which measure the level of exhaled carbon dioxide.

    - Pulse Oximeters--monitors which measure arterial blood oxygen saturation levels and pulse rates.

    - Transcutaneous Blood Gas Monitors--monitors which measure oxygen and carbon dioxide levels through the skin.

    - Respiratory Mechanics Monitor--a monitor which measures pressure, flow and volume in a patient's airway and lungs.

    - Reusable and disposable sensors and adapters, related accessories and replacement parts.

BLOOD GAS MONITORS

    Levels of oxygen and carbon dioxide in the blood are important indicators of the condition of critically ill or injured patients. These levels are particularly important to doctors, nurses, therapists and other clinicians during anesthesia in the operating room, the assessment of a patient in the emergency room, the monitoring of a patient in the intensive care unit and recovery room and throughout respiratory care applications. Healthy people have a normal range of oxygen and carbon dioxide levels in their blood, lungs and other tissue. Also, depending on a person's size and age, there is a range of normal airway and lung pressure, flow and volume levels. By continuously monitoring these ranges, a change in a patient's status can be detected at an early stage and modified before serious deterioration in a patient's condition occurs. In addition, if a patient's blood gas levels or respiratory mechanics are outside their normal ranges, continuous monitoring provides healthcare professionals with important information concerning the progress of the medical treatment undertaken to bring them back within normal ranges.

    Previously, the only methods of determining the body's oxygen and carbon dioxide levels involved invasive techniques of withdrawing blood samples from a patient's artery and waiting for laboratory analysis of the samples. The Company's products offer healthcare providers the alternative of non-invasive, continuous and immediate measurement of oxygen and carbon dioxide. The Company's blood gas monitoring products utilize three different technologies, each of which is suitable for different applications.

    CAPNOGRAPH MONITORS. The Company's capnographs (or end-tidal carbon dioxide monitors) provide a continuous, non-invasive measurement and display of the amount of carbon dioxide in each breath exhaled by the patient. Clinically, end-tidal carbon dioxide levels have been correlated to a patient's arterial blood carbon dioxide levels. Measurement of these levels provides a simple, non-invasive method of estimating the carbon dioxide levels of the patient. Applications for capnographs include (i) intubation verification, the verification of the introduction of an airway tube into the trachea (air tube) rather than the esophagus (food tube) and the verification of an open and unobstructed airway; (ii) extubation detection, the disclosure of the accidental dislodging from the trachea of an airway tube; (iii) ventilation management through the disclosure of ventilator malfunctions and the proper adjustment of mechanical ventilation to match a patient's condition and needs; and (iv) verification of the effectiveness of cardio-pulmonary resuscitation (CPR).

    The Company's capnographs utilize a form of infrared spectrometry (a method of analyzing gas content by measuring the amount of infrared energy absorbed) developed by the Company to measure levels of expired carbon dioxide throughout the patient's respiratory cycle. These monitors provide both a graphical and digital display of carbon dioxide levels and respiratory rate. The reliability and accuracy of capnography have made its use a rapid indicator of proper and continuous intubation, obstructions in the airway and pulmonary efficiency in eliminating carbon dioxide. In addition, end-tidal carbon dioxide and respiratory rate measurements facilitate proper and cost efficient ventilator use. In recognition of its accurate measurement of clinically significant facts, as well as the added degree of safety that it affords patients, capnography has been recommended for use in the operating room by the American Society of Anesthesiologists and in the intensive care unit by the Society of Critical Care Medicine.

    The Company has two bedside capnographs which are portable devices: the CAPNOGARD-TM-, a lightweight capnograph (measuring approximately 3" high, 9" wide and 8" deep, and weighing 8 pounds), and the CO(2)SMO-TM-, a combined capnograph and pulse oximeter which is the same size as the CAPNOGARD-TM-. These "mainstream" (on the airway) capnographs are designed to take measurements at the patient's airway through infrared measurement as compared to "sidestream" measurements of exhaled breath which involves the drawing of samples through tubes connected to bedside monitors and are susceptible to moisture and other secretion contaminants. Both models utilize a new generation, durable and solid-state sensor developed by the Company. These monitors also permit sampling on non-intubated patients. The CAPNOGARD-TM- has a list sales price of approximately $7,500 and the CO(2)SMO-TM- has a list sales price of approximately $9,500.

    PULSE OXIMETERS. The Company's pulse oximeters provide a continuous and non-invasive measurement and display of pulse rate and arterial blood oxygen saturation through the detection and measurement of infrared light absorbed by hemoglobin in the blood. Reusable finger and multi-position sensors (Y-Sensor-TM-) are available for adult, pediatric and neonatal applications and eliminate the use of costly disposable sensors. Pulse oximeters have been clinically demonstrated as safe, accurate and cost-effective for the determination and trending of levels of blood oxygen saturation and pulse rates. Applications for these monitors are widespread since the level of oxygen in a patient's blood can be as important a vital sign of a patient's condition as the patient's temperature, blood pressure, respiratory rate and electrocardiogram. Pulse oximetry is used in many departments of the hospital, including the operating room by anesthesiologists, emergency rooms and intensive care units by nurses and respiratory therapists and neonatal intensive care units by neonatologists. Additional applications include inter- and intra-hospital transport situations and clinical applications in surgical centers, doctors' offices and clinics during outpatient procedures.

    The Company has a family of pulse oximeters designed to meet the individual needs of clinicians in a variety of settings. Each oximeter utilizes the Company's reusable Superbright-TM- sensors, which provide safe and accurate results on all types of patients, including neonates (an infant less than 28 days old) and poorly perfused patients (patients with insufficient blood flow). The Company's full-featured oximeter, the OXYPLETH-TM- provides high visibility of the plethysmographic waveform (a graphic display of arterial pulse, also known as a plethysmogram) through the use of digital technology combined with advanced software developed by the Company. The Model 515B (and Model 515C with plethysmogram) pulse oximeters utilize the same basic technology and software as its more expensive model to provide the same oxygen saturation and pulse rate information but with fewer available added features.

    This family of pulse oximeters also includes a battery operated handheld pulse oximeter, the SPO(2)TX-TM-. Measuring approximately 6" high, 4" wide and 1" deep and weighing less than 1 pound, this monitor's lightweight design and portability permits wide applications such as use in emergency transport situations, doctors' offices, clinics during outpatient procedures and performance of spot checks on patients in all areas of the hospital. The Oxypleth has a list sales price of approximately $3,000. The Model 515B, Model 515C and SPO(2)TX-TM- have list sales prices of approximately $2,000, $2,200 and $1,000, respectively.

    TRANSCUTANEOUS BLOOD GAS MONITORS. The Company's transcutaneous (through the skin) blood gas monitor provides continuous and non-invasive measurements of oxygen and carbon dioxide levels in the skin tissue of patients. This monitor utilizes dual parameter sensors attached to the patient's skin surface to measure the amount of oxygen and carbon dioxide diffusing through the skin. Based upon the magnitude of the diffusion of the blood gas molecules, the monitor converts the sensor readings into a value corresponding to the oxygen or carbon dioxide at the patient's skin surface and displays the information on the monitor. Premature and other critically ill newborn infants are the primary patients who benefit from the use of transcutaneous monitoring. In view of their limited blood supply, frequent invasive blood sampling has been recognized as traumatic and unsatisfactory for these patients. The Company intends to continue to develop and enhance its transcutaneous blood gas monitor for neonatal and adult use in intensive care and vascular medicine applications.

    The Company's Model 840 transcutaneous monitor utilizes a simple menu-driven system which takes the user through automatic calibration procedures, histogram (graphical representation of data collected over time) and printout options. This monitor, which features a bright, easy-to-read, vacuum fluorescent digital display ("VFD") has a list sales price of approximately $6,500 to $8,500 depending on its configuration.

RESPIRATORY MECHANICS MONITOR

    The Company's respiratory mechanics monitor, the VenTrak-TM- Model 1550, provides continuous and non-invasive measurements of the pressure, flow and volume in a patient's airway, as well as measurements of other pulmonary mechanics parameters. Optimal carbon dioxide elimination and arterial oxygenation during mechanical ventilation require the clinical management of the pressure, flow and volume of airway gases being administered. Applications for this monitor include the clinical management of the proper pressure and flow of airway gases being delivered to a ventilated patient's lungs, allowing therapists to wean a patient from expensive mechanical ventilation to spontaneous breathing at the clinically appropriate and most cost-effective time. The Model 1550, when combined with Novametrix's capnography and airway flow monitoring technologies, provides continuous measurements of pulmonary dead space and carbon dioxide production (SBCO(2) - single breath CO(2)). The Company believes that deadspace and CO(2) production are parameters that have, heretofore, been unavailable in a bedside monitor. The real-time knowledge of pulmonary deadspace, the portion of a patient's lungs which do not participate in gas exchange, concurrently with CO(2) production, the volume of CO(2) exhaled by the patient, and the impact of each parameter by ventilator changes, provides the bedside clinician with very important feedback to optimize the patient's care. Thus, use of the Model 1550 enhances patient care by minimizing the trauma, length of stay and the costs associated with mechanical ventilation.

    Respiratory therapy and critical care departments with patients requiring mechanical ventilation represent the primary users of the Company's respiratory mechanics monitor.

    The VenTrak-TM- monitor (excluding the capnograph) has a list sales price of approximately $9,400 to $13,000 depending on its configuration.

    The Company also maintains the exclusive rights for the commercial manufacture and marketing of a family of disposable airway flow sensors. This patented technology provides the Company with lower manufacturing costs than previous types of flow sensors and improves the accuracy of information currently obtainable from these monitors.

SALES, MARKETING AND CUSTOMERS

    The Company markets its products domestically and internationally directly through salespersons and outside distributors to its customers, most of which are hospitals. All of the Company's blood gas and respiratory mechanics products are marketed primarily to hospitals for use in operating rooms, emergency rooms, intensive care units, respiratory therapy departments, transport situations and in other departments where critically ill or injured patients require monitoring. The Company expects to increase further its marketing efforts to physician groups and other healthcare facilities such as nursing homes, surgical centers and outpatient clinics through the use of manufacturers' representatives experienced in these marketplaces.

    The Company also markets its products directly to OEMs which incorporate certain of the Company's products and technologies in the manufacture of their own multi-parameter systems, ventilators and other non-competing products. Generally, the Company sells its products to OEM customers pursuant to long-term contracts which, in certain cases, provide for the purchase of minimum quantities of products at specified prices. The Company assembles the products to be sold to OEM customers and, generally, also agrees to provide maintenance and replacement parts. The Company continues to seek new agreements with other OEM customers and additional agreements for other products with its current customers. To support this effort fully, the Company hired an OEM Sales and Marketing Manager during Fiscal 1996. There can be no assurance however that the Company will be successful in obtaining other long-term OEM contracts.

    The Company employs a 17-person direct United States sales force and also utilizes six outside distributors in the United States to sell its products. Typically, these distributors sell other medical instruments and products, but do not sell products which compete directly with those offered by the Company.

    Internationally, the Company currently employs six sales and marketing managers and has approximately 85 outside international distributors. The Company markets its products in over 75 countries worldwide. The Company's international net sales of products and services constituted 45%, 39% and 35% of the Company's total net sales during Fiscal 1996, 1995 and 1994, respectively. The Company is engaged in continuing efforts to improve and expand the international distribution of its products and expects international sales to continue to constitute a significant portion of the Company's total net sales.

    Many of the countries into which the Company sells its products require governmental approval for the sale of the Company's medical instruments. In most countries which require approval, the approval process is shorter than that in the United States and, generally, the Company shares the costs associated with the approval process with its international distributors. The Company believes it has all necessary approvals to sell the products which it currently distributes internationally.

    All of the Company's international sales are denominated in United States dollars. However, the volume of export sales of the Company's products may be affected by fluctuations in the rate of exchange of the United States dollar for the currency of the country in which sales are made. The Company believes that prior fluctuations in the strength of the United States dollar have had a minimal impact on international sales of its products.

    No customer accounted for more than 10% of the Company's net sales in Fiscal 1996, 1995 or 1994.

    Advertising of the Company's products consists primarily of displays at medical meetings and trade shows. The Company also advertises in trade journals and periodicals and cooperates in the publication of technical papers written by medical authorities in areas relating to the Company's products.

RESEARCH AND DEVELOPMENT

    The Company's research and development activities are devoted to the design and development of new monitor and sensor technologies and to the development and enhancement of its existing products. The Company anticipates offering new products in the future, however there can be no assurance that the Company will introduce new products in successive fiscal years. With the advent of managed care and continuing healthcare cost containment efforts, these research and development activities are focused on providing technology and related products which measure and record medically necessary information in a safe and cost-effective manner.

    The Company's research and development activities presently are, and during the foreseeable future are expected to be, devoted primarily to the development and enhancement of the Company's existing products and technologies and to the design and development of new products. For Fiscal 1996, 1995 and 1994, the Company incurred aggregate expenses of approximately $7,087,000 for these activities. Approximately $2,714,000 was attributable to Fiscal 1996, approximately $2,419,000 to Fiscal 1995 and approximately $1,954,000 to Fiscal 1994. All of the Company's research and development activities are sponsored by the Company.

    The Company's Cascadia Technology Division, located in Redmond, Washington, is principally engaged in research and development. The research and development portion of expenses related to this division are included in the amounts stated in the preceding paragraph.

PRODUCTION AND SERVICE

    Substantially all of the components in the Company's products are manufactured by others and then assembled by the Company. The Company's assembly operations require a variety of electronic and mechanical components and supplies, as well as specialized equipment which the Company owns or leases.

    The Company does not have any long-term contracts with any of its suppliers and believes that the needed components and supplies are available from alternate sources. The Company has not experienced any interruption of production or deliveries of components, supplies or equipment. However, there can be no assurance that the Company will continue to receive timely service or that the Company would be able to find readily a substitute manufacturer if one were needed on short notice. Interruption of the Company's sources of supply or quality problems with the supplied components could have a material adverse effect on the Company's business and financial position.

    The Company provides maintenance service for its products through service technicians who are employees of the Company and through independent service representatives. The Company's products utilize modular components which have been designed for maximum maintenance accessibility and ease of removal for repair or replacement. The Company warrants its products against defects in material and workmanship, including parts and labor, for one year or more, except for certain non-capital items which the Company warrants for shorter periods. The Company also offers extended warranty programs that may be purchased by its customers. Historically, the Company's annual warranty expenses have been immaterial.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF ANDROS

    Set forth below are selected financial data of Andros.

                                   ANDROS(1)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     ANDROS INCORPORATED
                               ANDROS HOLDINGS    ---------------------------------------------------------
                                   INC.(2)         PERIOD FROM
                             -------------------  JULY 31, 1995                  YEAR ENDED
                                 PERIOD FROM           TO        ------------------------------------------
                                INCORPORATION       MARCH 26,    JULY 30,   JULY 31,   JULY 25,   JULY 26,
                              TO JULY 31, 1996        1996         1995       1994       1993       1992
                             -------------------  -------------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS
  DATA:
  Sales, net...............       $  16,226         $  26,933    $  42,753  $  57,742  $  39,724  $  35,001
  Net Income (Loss)........         (22,091)           (7,074)       2,866      8,019      5,872      4,840
  Net Income per Share.....           N/A(3)        $   (1.53)(4) $    0.59 $    1.67  $    1.25  $    1.19
  Shares used in computing
    per share amounts......           N/A(3)          4,621(4)       4,821      4,798      4,699      4,064

BALANCE SHEET DATA:
  Total Assets.............       $  55,424         $  64,511(4) $  63,871  $  58,098  $  50,055  $  42,060
  Working Capital..........           7,482            38,689(4)    46,734     42,264     38,960     29,670
  Long-Term Debt, less
    current portion........          37,215            --           --         --         --         --
  Shareholders' Equity
    (Deficit)..............          (3,614)           52,615(4)    58,368     54,775     45,810     39,193

------------------------

(1) On March 26, 1996, Andros Acquisition, a wholly owned subsidiary of Andros, closed the Tender Offer for all of the shares of Andros Inc. for $18.00 per share. As a result of the Tender Offer, Andros Acquisition acquired approximately 58% of the outstanding shares of Andros Inc. At this time, Andros initiated the process whereby it would acquire the remaining Andros Inc. shares it did not own through a merger of Andros Acquisition and Andros Inc. which it could cause to happen as a result of Andros Acquisition owning a majority of the then outstanding shares of Andros Inc. As a consequence of the pending merger, Andros accrued the cost of acquiring the remaining Andros Inc. shares outstanding and cashing out the outstanding options. On May 14, 1996, Andros acquired substantially all of the remaining shares of Andros Inc. as a result of the merger of Andros Acquisition with and into Andros Inc. in which Andros Inc. became a wholly owned subsidiary of Andros. The accompanying consolidated financial statement data include the financial statement data of Andros Inc. from July 31, 1995 through March 26, 1996 and Andros, including its subsidiary, Andros Inc., from March 27, 1996 through July 31, 1996. The selected financial data of Andros and Andros Inc. are qualified in their entirety by, and should be read in conjunction with, the financial statements of Andros and Andros Inc., including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Andros" included elsewhere herein. The Statement of Operations Data and Balance Sheet Data for the years ended July 31, 1996, July 30, 1995, July 31, 1994 and July 25 1993, and for the period from July 31, 1995 to March 26, 1996 and the Balance Sheet Data as of July 31, 1996, July 30, 1995 and July 31, 1994 are derived from, and are qualified by reference to, the audited financial statements included elsewhere in this Proxy Statement. The Statement of Operations Data and Balance Sheet Data for the fiscal year ended July 26, 1992 are derived from audited financial statements not included herein.

(2) Andros acquired the outstanding common shares of Andros Inc. in a cash purchase effective March 26, 1996. The purchase was recorded in accordance with APB No. 16 "Business Combinations". See Note 1 on page F-20, "Basis of Presentation."

(3) Not applicable, since Andros was a closely-held private company effective March 26, 1996.

(4) Unaudited.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ANDROS

                                                                                 (AS A PERCENTAGE OF SALES)
                                                            ---------------------------------------------------------------------

                                                            ANDROS HOLDINGS
                                                                 INC.                        ANDROS INCORPORATED
                                                            ---------------  ----------------------------------------------------
                                                              PERIOD FROM     PERIOD FROM                YEAR ENDED
                                                             INCORPORATION   JULY 31, 1995  -------------------------------------
                                                              TO JULY 31,    TO MARCH 26,    JULY 30,     JULY 31,     JULY 25,
                                                                 1996            1996          1995         1994         1993
                                                            ---------------  -------------  -----------  -----------  -----------
Sales.....................................................           100%            100%          100%         100%         100%
Cost of sales.............................................            61%             86%           59%          59%          57%
Gross profit..............................................            39%             14%           41%          41%          43%
Research and development..................................           147%             13%           12%           7%           9%
Marketing, general and administrative.....................            14%             52%           24%          15%          14%
Interest and other income.................................            10%             (3)%          (3%)         (2%)         (2%)
Income before income taxes................................          (132)%           (47)%           8%          21%          22%
Income tax provision (benefit)............................             4%            (21)%           1%           7%           7%
Net income (loss).........................................          (136)%           (26)%           7%          14%          15%

TWELVE MONTHS ENDED JULY 31, 1996 COMPARED TO TWELVE MONTHS ENDED JULY 30, 1995

    Genstar formed Andros for the purpose of acquiring Andros Inc. (a U.S. publicly traded corporation). On March 26, 1996 Andros, through Andros Acquisition, a wholly owned subsidiary, purchased, through a public tender offer approximately 58% of the outstanding stock of Andros Inc. As of May 14, 1996, Andros acquired substantially all of the remaining Andros Inc. shares it had not acquired on March 26, 1996. Upon the completion of the acquisition of Andros Inc., Andros Acquisition was merged into Andros Inc., leaving Andros Inc. as a wholly owned subsidiary of Andros.

    The acquisition of Andros Inc. was accounted for as a purchase in accordance with APB No. 16 "Business Combinations", as of March 27, 1996.

    Andros' sales increased marginally to approximately $43,160,000 in 1996 compared to $42,753,000 in 1995. The increase in sales resulted from higher sales for worldwide medical, international automotive, automotive service, and Scitec products, offset by lower domestic automotive sales.

    Worldwide medical sales increased 12% to $14,971,000 for 1996 largely due to the introduction of Andros' model 4700 Anesthesia Monitoring System. This was partially offset by changes in order patterns of certain of Andros' customers in the U.S., Europe and the Far East, as they continued to bring their inventories in line with expected revenues.

    International automotive sales increased 40% to $17,841,000 for 1996 compared to the same period last year mainly due to demand generated by the ongoing MOT inspection and maintenance program in the United Kingdom.

    Automotive service and parts sales increased 12% to $3,872,000 for 1996 compared to a year ago, generally due to a larger installed base.

    Scitec sales increased 6% to $3,072,000 for 1996 compared to the same period a year ago. This increase in sales was primarily a result of the introduction of the new MAP 4 product, partially offset by a decline in service revenue.

    U.S. automotive sales decreased 67% to $3,403,000 for 1996 compared to the year ended July 30, 1995 due mainly to the cancellation of the IM 240 program and delays in the implementation of state ASM programs. Management believes that the sales decrease was also attributable to customer uncertainty with respect to the timing of implementation of the ASM programs in different states.

    Cost of sales as a percentage of sales was 77% at $33,080,000 for 1996 compared to 59% at $25,428,000 for the same period a year ago. During the period July 31, 1995 to March 26, 1996, Andros increased its reserves for obsolete inventory by $3,866,000 based on decreased demand and changes in market preferences, particularly relating to products designed for the IM 240 program. Also, included in this same period were inventory write-offs and order cancellation charges totaling $1,849,000. Excluding the effect of these adjustments, cost of sales as a percentage of net sales increased from 60% to 63% when comparing the twelve months ended July 31, 1996 to the comparable period in 1995, primarily due to increased material costs and variations in the sales mix.

    Warranty expense increased from $816,000 for the twelve months ended July 31, 1995, to $1,977,000 for the same period ended July 31, 1996 primarily due to estimated costs associated with its medical gas analyzer.

    Andros' research, development and engineering expenses were $4,602,900 for the twelve months ended July 31, 1996 and $5,100,900 for the year ended July 30, 1995. The change is attributable to a reduction in headcount and related operating expenses.

    Marketing, general and administrative expenses excluding warranty and bad debt expenses discussed elsewhere were $9,124,700 for the twelve months ended July 31, 1996 compared to $8,977,000 for the year ended July 30, 1995. The increase was attributable to approximately $3.2 million of items discussed below offset by a reduction in headcount and related operating expenses.

    In conjunction with the Andros Merger, the amount allocated to purchased technology and in-process technology at the acquisition date was determined by recognized valuation techniques in the high technology industry. The commercial viability of the in-process technology had not been established and had no identifiable alternative future use. Accordingly, the entire $22,700,000 was charged to operations in 1996.

    In connection with the acquisition of Andros Inc. by Andros, as of March 26, 1996, all of the outstanding Andros Inc. employee stock options whether or not then exercisable (other than 98,400 options that were exchanged for equity unit awards) were exchanged for cash payments. The net expense of the acquisition of these options of approximately $4,113,800 representing the excess of the $18.00 per share over the grant price has been recorded as an expense.

    In March 1996, in conjunction with the Andros Merger, Andros increased its provision for bad debts as a result of the worsening financial condition of several of its customers and to reflect anticipated negative outcomes of disputed accounts receivable balances. Total bad debt expenses were $996,400 and $408,800 for the twelve months ended July 31, 1996 and July 30, 1995, respectively.

    During the period from July 31, 1995 to March 26, 1996, interest income was $836,200 and during the period from March 27, 1996 to July 31, 1996, interest income was $283,900. Interest income for the twelve months ended July 31, 1995 was $1,355,000. The decrease is attributable to the use of Andros Inc.'s cash and available for sale securities to fund the acquisition of Andros Inc. by Andros.

    During the period from July 31, 1995 to March 26, 1996, interest expense was $6,000 and during the period from March 27, 1996, to July 31, 1996, interest expense was $1,909,700. The increase in interest expense was a result of the debt incurred by Andros in connection with the acquisition of Andros Inc. by Andros.

    The provision (benefit) for income taxes for the twelve months ended July 31, 1996 consists of ($1,724,700) current federal, ($2,999,800) deferred federal, and ($290,600) deferred state income taxes. The effective tax rate was (44.2%) and 2.8% for the period from July 31, 1995 to March 26, 1996 and March 27, 1996 to July 31, 1996, respectively.

    Included in the condensed statement of operations for the twelve months ended July 31, 1996, were $8,343,000 of certain charges and costs incurred by Andros. Management is of the opinion that the inclusion of these charges and costs in the condensed statement of operations does not accurately reflect the ongoing operations of the business. The following table summarizes these charges and costs:

                                                      COST OF SALES     R&D       SG&A       TOTAL
                                                      -------------  ---------  ---------  ---------
                                                                      (IN THOUSANDS)
Andros Restructuring (1)............................    $     352    $     277  $     542  $   1,171
Elimination of European Sales Office (2)............                                  225        225
Elimination of Director's Compensation (3)..........                                  108        108
Costs Associated With Change of Vendors (4).........          560                                560
Discontinued Products/Programs In Inventory (5).....        3,512                              3,512
Inventory Order Cancellations (6)...................          339                                339
Write-off Capitalized Software Tooling (7)..........                        74                    74
Warranty Claim (8)..................................                                  800        800
Professional and Legal Fees (9).....................                                1,074      1,074
Property Taxes in Arrears (10)......................                                  280        280
Environmental Hazard (11)...........................                                  200        200
                                                           ------    ---------  ---------  ---------
                                                        $   4,763    $     351  $   3,229  $   8,343
                                                           ------    ---------  ---------  ---------
                                                           ------    ---------  ---------  ---------

------------------------

(1) ANDROS RESTRUCTURING

Employee headcount was reduced by 21, as part of a company-wide cost savings program. This reduction was in the sales, finance, manufacturing and administration departments. In addition, Andros eliminated the use of certain consultants.

(2) ELIMINATION OF EUROPEAN SALES OFFICE

Reflects the cost incurred relating to closing down the European sales office.

(3) ELIMINATION OF DIRECTOR'S COMPENSATION

This amount reflects payments made to directors during the 1996 fiscal year.

(4) COST ASSOCIATED WITH CHANGE OF VENDORS

Costs associated with changing certain printed circuit vendors.

(5) DISCONTINUED PRODUCTS/PROGRAMS IN INVENTORY

Discontinued products (4210 "On airway", MAP 3, smokemeter, MT3500) and a discontinued program (IM240) which were in inventory during Andros' 1996 fiscal year. There were no alternative uses in the Andros product family for these inventory items/components.

(6) INVENTORY ORDER CANCELLATIONS

Inventory purchase order commitments for discontinued products and programs.

(7) WRITE-OFF CAPITALIZED SOFTWARE TOOLING

Management's determination to expense all software tooling costs.

(8) WARRANTY CLAIM

Reserve increased for a specific claim.

(9) PROFESSIONAL AND LEGAL FEES

Amount represents professional and legal fees related to Andros' acquisition of Andros Inc. which were incurred by Andros Inc. during its 1996 fiscal year.

(10) PROPERTY TAXES IN ARREARS

The Andros Merger required the lessor of Andros' headquarters to provide its consent to the transaction. As a direct result, the lease agreement was scrutinized by the lessor's attorney, and it was determined that property taxes have been billed in error for the last five years.

(11) ENVIRONMENTAL HAZARD

Reserve for environmental hazards at Scitec.

    Total operating expenses, including the items discussed below, increased $28,213,300 to $43,516,000 during 1996 as compared to $15,302,700 for the same period a year ago. Excluding the effect of the adjustments enumerated above, operating expenses decreased 21% to $12,152,000 for the twelve months ended July 31, 1996, compared to $15,302,700 for the same period a year ago, due to cost savings measures and control over operating expenses.

FISCAL YEAR ENDED JULY 30, 1995 COMPARED TO FISCAL YEAR ENDED JULY 31, 1994

    Andros' sales for the fiscal year ended July 30, 1995 ("Andros' Fiscal 1995") decreased 26% from sales reported for the fiscal year ended July 31, 1994 ("Andros' Fiscal 1994"). This decrease in sales resulted primarily from the reduction of sales related to the now-completed German upgraded vehicle inspection program. Fiscal 1994 included approximately $14 million in sales related to the German vehicle inspection program compared with minimal sales in Andros' Fiscal 1995. Revenue for Andros' Fiscal 1995 was also adversely affected by a delay in implementation of various states' emissions programs, as well as unexpected shipment delays of the MAP 4 product developed by Andros' Scitec subsidiary. Volume shipments of the MAP 4 commenced in December 1995.

    International automotive product sales decreased 53% to $12,732,000 for Andros' Fiscal 1995 from Andros' Fiscal 1994 for the reasons stated above with respect to the German program.

    U.S. automotive product sales increased 6% to $10,320,100 for Andros' Fiscal 1995 over Andros' Fiscal 1994 due primarily to the increased demand for new or enhanced versions of Andros' Model 6000 Series Automotive Exhaust Analyzers and, to a lesser extent, the improvements in the U.S. economy and variations in order patterns from automotive customers. Automotive service revenues increased 12% to $3,457,200 for Andros' Fiscal 1995 over Andros' Fiscal 1994, generally due to a larger installed base.

    Worldwide medical parts and service revenue decreased 11% to $13,359,000 in Andros' Fiscal 1995 over Andros' Fiscal 1994. Andros believes that the decrease was mainly a result of a decrease in orders by certain customers in the U.S. and Europe in Andros' Fiscal 1995, as customer inventories were brought in line with expected revenues, partially offset by sales increases to customers located in the Far East.

    Gross margins were 41% for Andros' Fiscal 1995, unchanged from Andros' Fiscal 1994. However, gross margins in the fourth quarter of Andros' Fiscal 1995 were 37% due to increased material costs and variations in the sales mix.

    Research and development expenses increased by 19% in Andros' Fiscal 1995 over Andros' Fiscal 1994 due primarily to research and development expenses for the MAP 4 project at Scitec. Excluding Scitec, research and development expenses decreased 1% compared to Andros' Fiscal 1994 due to tighter control over expenses in Andros' Fiscal 1995.

    Marketing, general and administrative expenses were up 16% in Andros' Fiscal 1995 over Andros' Fiscal 1994. This increase primarily related to operations at Scitec, including a one-time charge of $850,000 related to consolidation and streamlining of operations. Excluding Scitec, marketing, general and administrative expenses decreased 1% in Andros' Fiscal 1995 over Andros' Fiscal 1994.

    Interest and other income increased by 30% to $1,354,900 mainly as a result of higher interest rates on cash and cash equivalents and short-term investment balances.

    The effective rate for the income tax provision for Andros' Fiscal 1995 of 15.2% was significantly below the combined federal and state statutory rate, primarily due to tax benefits attributable to Andros' foreign sales corporation, research and development credits, and an adjustment of prior years' taxes.

    Net income for Andros' Fiscal 1995 decreased 64% from Andros' Fiscal 1994 to $2,865,500 mainly due to the decrease in sales relative to fixed costs as well as the increases in marketing, general and administrative expenses. As a result, earnings per share decreased 65% for Andros' Fiscal 1995 from Andros' Fiscal 1994.

    For information regarding foreign operations and export sales see "Andros Business--Sales, Marketing and Customers" and Note 8 to the consolidated financial statements of Andros Inc. for Andros' Fiscal 1995 and Andros' Fiscal 1994.

FISCAL YEAR ENDED JULY 31, 1994 COMPARED TO FISCAL YEAR ENDED JULY 25, 1993

    On December 28, 1993, Andros acquired Scitec in a transaction accounted for as a purchase. Accordingly, Andros' financial results include the results of operations of Scitec commencing on the date of acquisition. In the approximately seven months ended July 31, 1994, Scitec's sales were $3,026,700, cost of sales were $1,223,800, research and development expense was $269,000 and marketing, general and administrative expense was $1,325,000. The discussion of Andros' Fiscal 1994 results of operations compared to the fiscal year ended July 25, 1993 ("Andros' Fiscal 1993") amounts below excludes Scitec where appropriate.

    Andros' Fiscal 1994 sales of $54,715,000 (excluding Scitec) were 38% higher than Andros' Fiscal 1993 sales. Automotive product sales and service revenues were up 30% to a record $39,768,900 and represented 69% of total sales. International automotive product sales were up 22% to $26,963,000 mainly due to shipments resulting from the German vehicle inspection program. U.S. automotive product sales increased by 68% over Andros' Fiscal 1993 to $9,726,400 due, in part, to a consolidation in the industry which increased Andros' market share, and also due to shipments of higher value products.

    Andros' worldwide medical product sales and service revenues were up 62% to $14,946,100 in Andros' Fiscal 1994, representing 26% of total sales. Increases in medical product sales were experienced equally in both U.S. and European markets. Most of the overall increase was related to sales of the Model 4610 Multi-Gas Anesthesia Monitor Analyzer, a product introduced in Andros' Fiscal 1993 as an enhanced version of an earlier model.

    Automotive and medical parts and service revenue increased 42% to $5,637,700 over Andros' Fiscal 1993. Substantially all of this revenue relates to international markets and corresponds to the increase in the number of installed units needing maintenance.

    Gross margins in Andros' Fiscal 1994 decreased to 41% from 43% in Andros' Fiscal 1993 mainly due to variations in the sales mix, particularly, an increased proportion of sales of international automotive and medical products which generally have lower margins than corresponding U.S. products.

    Research and development expense increased by 22% to $4,297,300 over Andros' Fiscal 1993 (including Scitec) representing 7% of sales. This increase reflected significant design efforts on new products at Andros as well as increases resulting from the acquisition of Scitec.

    Marketing, general and administrative expense increased 57% over Andros' Fiscal 1993 to $8,765,800 principally due to inclusion of Scitec expenses, amortization of Scitec goodwill, increased customer service expenses related to increases in sales and professional fees related to various acquisition activities. These expenses increased as a percentage of sales from 14% to 15% over Andros' Fiscal 1993 for the reasons discussed above. Excluding Scitec expenses (which were not included in Andros' Fiscal 1993 amounts), marketing, general and administrative expenses increased 33% over Andros' Fiscal 1993 amounts and were 14% of sales (exclusive of Scitec sales).

    Interest and other income increased by 16% to $1,040,300 mainly due to interest earned on larger cash and cash equivalents and short-term investment balances.

    The effective rate for the income tax provision for Andros' Fiscal 1994 of 32.8% was significantly below the combined federal and state statutory rate, primarily due to tax benefits attributable to Andros's foreign sales corporation.

    Net income increased 37% over Andros' Fiscal 1993 to $8,019,000, representing a 14% return on sales.

RISKS ASSOCIATED WITH THE ANDROS BUSINESS

    Set forth below are some of the material risks associated with Andros' business and operations:

    (i) The industry in which Andros competes, as well as the markets that it serves, may be characterized by cyclical market patterns as a consequence of, among other things, business cycles, regulatory changes or general economic conditions affecting the timing of orders from major customers. Substantial variations in the operations of Andros' customers or in the demand for their products has in the past and may in the future cause substantial variations in sales and profitability from quarter to quarter. In addition, demand for Andros' automotive and spectrum analysis instrumentation may be substantially affected by the enactment, timing, extent and severity of state, federal and foreign laws governing inspection of automotive emissions and levels of lead contaminants. Andros has experienced fluctuations in sales of such products as well as demand for particular product enhancements as a result of actual or perceived changes in regulatory requirements. Legislation or regulations resulting in stricter enforcement of, or more stringent specifications for, testing of automotive emissions has resulted in periodic increases in sales and the development of enhanced new products. Conversely, decreases in sales have resulted, and may result in the future, from actual or perceived delays in or weakening of enforcement standards. Andros expects such fluctuations to continue in the future. In particular, during Andros' Fiscal 1995, a weakening of regulation of automotive emissions in a number of states resulted in a significant decline in the rate of growth of U.S. sales of automotive gas analyzer products.

    (ii) Andros is also subject to various environmental laws and regulations both in the U.S. and abroad. The operations of Andros, like those of other companies in the industries in which Andros competes, involve the use of substances regulated under environmental laws. In particular, products manufactured by Andros' Scitec subsidiary contain various radioactive materials. The risk of accidental overexposure, contamination or injury from the handling by customers, employees and others of these materials or related problems cannot be eliminated completely. While Andros maintains insurance, there can be no assurance that such insurance will provide adequate coverage against potential liability or that Andros will be able to maintain or obtain additional insurance on acceptable terms. In the event of an accident, Andros could be held liable for any damages that result and any such liability could have a material adverse effect on Andros' financial position or results of operations.

    (iii) The fields of NDIR gas analyzer instrumentation and XRF technology are covered by many issued patents and patent applications. If Andros' products are determined to use technology, processes or other subject matter that is claimed under other existing U.S. or foreign patents, or if other companies obtain patents claiming subject matter utilized by Andros, such companies may bring infringement actions against Andros. Andros may not have the resources necessary to challenge successfully the validity of such patents or withstand claims of infringement in cases where Andros' position has merit. Even if Andros were to be successful in prevailing in such actions, the cost of such litigation could have a material adverse effect on Andros' results of operations. An adverse outcome could subject Andros to significant liabilities to third parties, require disputed rights to be licensed or require Andros to cease using such technology.

There can be no assurance that Andros will be able to obtain such licenses or that such licenses, if available, can be obtained on commercially reasonable terms.

    (iv) Andros also relies on trade secret protection for its confidential and proprietary information. There can be no assurance that others will not independently develop substantially equivalent proprietary technologies or otherwise gain access to Andros' trade secrets or disclose such technologies, or that Andros can meaningfully protect its trade secrets.

    (v) The products of Andros' medical device manufacturer customers into which Andros' devices are incorporated are "medical devices" within the meaning of a 1976 amendment to the Federal Food, Drug and Cosmetics Act. Under the amendment, a manufacturer must obtain approval by the FDA of a new medical device before it can be marketed in the United States. The approval process requires that the safety and efficacy of such devices be demonstrated by the manufacturer to the FDA. Under certain circumstances, the cost of obtaining such premarketing approval may be high and the process lengthy. All of the products currently marketed domestically by Andros and products incorporating Andros' devices marketed by Andros' customers requiring pre-marketing approval from the FDA have been so approved.

    Following regulatory approval, commercially marketed products, as well as the manufacturer and manufacturing facility, are subject to periodic review and inspections. In the event of a discovery of previously unknown problems with a product of Andros or a product of its customers containing Andros' devices, then restrictions on the product, Andros or the customer, including recalls (which could require costly redesign or reconfiguration of Andros' product) or even withdrawal of the product from the market could result, any of which could have a material adverse effect on Andros.

    (vi) Products under development may be subject to delays due to, among other things, engineering, regulatory or production problems. There can be no assurance that Andros will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products or product enhancements, or that any new products or enhancements introduced would adequately meet the requirements of the marketplace or otherwise achieve market acceptance. If Andros were unable, for technological or other reasons, to develop and introduce new products in a timely manner in response to changing market environments, governmental regulations or customer requirements, there would be a material adverse effect on Andros' results of operations.

    (vii) The process for licensing and registration of Scitec's products is complex, and there can be no assurance that Scitec's activities and instruments will continue to obtain or maintain appropriate regulatory licenses and registration. In addition, regulations in some states require that instruments be sold or rented only to customers licensed to operate the instruments by the appropriate state agencies.

    (viii) While Andros has not experienced a material product liability claim and also maintains product liability insurance, there can be no assurance that it will be able to maintain such insurance or obtain additional insurance on acceptable terms, that insurance will provide adequate coverage against potential product liability, or that Andros will not be subject to a claim that could otherwise have a material adverse effect on Andros' financial position or results of operations.

                                ANDROS BUSINESS

GENERAL

    Andros designs, manufactures and markets NDIR gas analyzers and sub-systems and other sensor instrumentation for medical, automotive and environmental applications. Andros markets its NDIR products on a worldwide basis to many of the leading OEMs of medical respiratory monitoring and automotive diagnostic equipment including Hewlett-Packard Co., Siemens Medical Systems, Inc., Colin Medical Instruments Corporation, SPX Corp. (Automotive Diagnostics and OTC Corp.), Snap-on Tools Incorporated, Technotest S.R.L., Sagem Souriau Systems, Grundig Professional Electronic GmbH, Computer Aided Services, Inc., Kontron Instruments Ltd., AVL List GmbH and Actron Manufacturing Co.

    In general, these companies incorporate Andros' products into their own systems which they in turn sell to end-users. Andros' NDIR products detect the presence and measure the concentration of a variety of multi-component gas streams. In medical applications, Andros' NDIR systems are used to detect and measure the level of anesthetic agents, carbon dioxide, oxygen and nitrous oxide in the inspired and expired breath of patients in operating room, recovery room and intensive care unit environments. In automotive applications, Andros' NDIR systems are used to detect and measure the level of carbon monoxide, carbon dioxide, hydrocarbons, oxygen and oxides of nitrogen in automobile exhaust. In December 1993, Andros Inc. expanded its product line through the acquisition of Scitec, which designs, manufactures and sells spectrum analysis instruments that analyze the elemental composition of a material in its natural location and condition using XRF technology. These products are sold to end users principally for detection of lead in paint.

HISTORY

    Andros Inc. was formed in 1968 to design and develop scientific instruments under contract to United States government agencies, and has concentrated on the development of instruments utilizing NDIR gas analyzer technology. In 1976, Andros Inc. adopted a strategy of commercializing its NDIR gas analyzer technology by producing products for and selling to instrumentation manufacturers on an OEM basis. Andros Inc. initially concentrated its efforts on the design, manufacture and sale of NDIR gas analyzers used in equipment for diagnostic engine tune-ups to improve the fuel efficiency of motor vehicles. The adoption by the U.S. government of the 1977 and 1990 amendments to the Clean Air Act of 1970, and the subsequent enactment of laws by many states and countries which require regular inspection and maintenance of automotive emissions, created additional demand for NDIR gas analyzers for the measurement and analysis of gases in automotive emissions. Several leading manufacturers of automotive test equipment have designed their equipment to incorporate Andros' products. In addition, in the last few years, several Western European nations have adopted active programs to improve air quality by requiring more frequent and more stringent automotive emissions testing. Moreover, several Latin American and Southeast Asian nations are initiating automotive emissions control programs.

    In 1980, Andros Inc. began to expand the applications for its NDIR gas analyzer products by developing products for the medical market. Andros' medical gas analyzer products are incorporated into devices for the analysis of the inspired and expired breath of patients undergoing general anesthesia, post-surgical recovery and intensive care. Today, Andros produces fully-functional anesthesia monitors that are one of many modules that make up the multi-parameter medical monitors sold by medical equipment manufacturers including Hewlett Packard and Siemens.

    ACQUISITION OF SCITEC CORPORATION. In December 1993, Andros Inc. acquired Scitec, headquartered in Kennewick, Washington, for $7,000,000 in cash and the assumption of liabilities aggregating $1,171,300. Founded in 1986, Scitec designs, manufactures and sells portable spectrum analysis instruments that use XRF technology to analyze the elemental composition of materials in situ and in real time. Scitec's products are typically used in industries such as environmental testing, mining and exploration. The fastest growing market for the use of Scitec's products is the detection of lead in paint, whose growth is being driven by the recent enactment and enforcement of Title X of the Housing and Community Development Act of 1992 which amended the Toxic Substances Control Act.

    ACQUISITION BY GENSTAR. On March 26, 1996, Andros Acquisition acquired 58% of the outstanding shares of Andros Inc. through a public tender offer for $18.00 per share. As of May 14, 1996, Andros acquired substantially all of the remaining Andros Inc. shares outstanding which were not already purchased on March 26, 1996 for $18.00 per share as a result of the merger of Acquisition into Andros Inc.

MEDICAL INSTRUMENTATION

    Andros Inc. entered the medical products field in 1980 with the introduction of a gas analyzer for the measurement of carbon dioxide and nitrous oxide in human breath for use principally in hospital operating rooms, post-surgical recovery rooms and Intensive Care Units ("ICUs"). In the operating room, real-time knowledge of the components and concentrations of gases inhaled and exhaled by the patient is vital to the assurance of patient safety during the time the patient is anesthetized. Monitoring the amount of anesthetic agents, carbon dioxide, oxygen and nitrous oxide entering and leaving the patient can help the anesthesiologist ensure a patient is adequately ventilated, which is critical to ensuring the delivery of oxygen to the brain and other vital organs. In addition, this information helps the anesthesiologist minimize the time a patient is anesthetized, reducing the risk of complications and the time spent in post-operative recovery and thereby increasing the quality of patient care and reducing the over-all cost of patient care, a driving force in the health care industry today.

    Andros develops and sells various gas analyzers for medical monitoring purposes. Andros is a major supplier of medical gas analyzers to the Medical Division of Hewlett-Packard Co.; Siemens Medical Systems, Inc.; Dragerwerk AG and its affiliate, North American Drager; Colin Medical Instruments Corporation; Kontron Instruments Ltd.; Actron Manufacturing Company; and Datascope Corporation.

    The following is a description of Andros' medical gas analyzer products:

    MULTI-GAS ANESTHESIA MONITOR. In Andros' fiscal year ended July 28, 1991, Andros introduced its Model 4610 Multi-Gas Anesthesia Monitor Analyzer ("4610"), which permits continuous, simultaneous monitoring of anesthetic agents, carbon dioxide and nitrous oxide on a breath-by-breath basis. Prior to the introduction of the 4610, physicians were able to monitor both the gases and anesthetic agents in a patient's breath through the use of either a single mass spectrometer or a number of separate NDIR gas analyzers. Andros believes that, although mass spectrometers can measure more gases than the 4610, they cannot provide continuous monitoring as cost effectively as the 4610. Andros' 4640 agent identifying module can be integrated with the 4610 to provide automatic agent identification for sophisticated monitor applications.

    CAPNOMETERS. Capnometers monitor the respiratory functions of patients by measuring the levels of end-tidal carbon dioxide expelled from their lungs. "End-tidal" refers to the air expelled last in the patient's breathing cycle, which comes from an area of the lungs closest to the blood vessels and, therefore, permits a highly accurate measure of pulmonary gas exchange. In 1980, Andros Inc. introduced its 400 Series gas analyzer which measures the concentration of carbon dioxide in a patient's breath. This product also measures the concentration of nitrous oxide (an analgesic) which, together with a patented Andros process for automatic compensation for the effect of nitrous oxide on carbon dioxide measurements, permits more accurate carbon dioxide measurements. In Andros' Fiscal 1994, Andros Inc. introduced the Model 4210 On-Airway Carbon Dioxide Analyzer. This product is designed for breath-by-breath monitoring in a variety of hospital settings outside the operating room, such as ICU, emergency care and during transport.

    4700 SERIES ANESTHESIA GAS MONITORING SUB-SYSTEMS. In Andros' Fiscal 1995, Andros Inc. began delivery of its 4700 series of custom OEM anesthesia gas monitoring sub-systems, incorporating measurement and identification of anesthetic agents, carbon dioxide, nitrous oxide, oxygen, patient breath rate, and elapsed time since the last detected breath, all on a breath-by-breath basis. In addition to gas concentration analyzers, the 4700 includes complete sample delivery and power modules packaged per OEM customer requirements. Andros believes that the 4700 offers unique value and opportunity to both large and small OEM medical device manufacturers addressing the instrumentation requirement of the operating room.

    Because Andros' medical instrumentation products are sold on an OEM basis, Andros is not required to obtain approval of the FDA of its medical devices prior to sale by Andros. However, the products of Andros' customers into which Andros' devices are incorporated are subject to pre-market clearance or other regulation by the FDA and foreign governmental authorities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Andros--Risks Associated with the Andros Business."

    Revenue from sales and service of medical gas analyzer products was $14,971,500 for the twelve months ended July 31, 1996, $13,359,000 in Andros' Fiscal 1995, $14,946,100 in Andros' Fiscal 1994 and $9,230,200 in Andros' Fiscal 1993.

AUTOMOTIVE GAS ANALYZERS

    Andros is a leading worldwide OEM supplier of NDIR automotive gas analyzers. These products are incorporated into automotive diagnostic equipment sold to automotive repair shops, car dealerships and neighborhood garages for engine tune-ups and for exhaust inspections. Andros is a major supplier of NDIR automotive gas analyzers to various affiliates of SPX Corporation, including Automotive Diagnostics and OTC Corporation; Crypton Wellman Ltd. (United Kingdom); Sagem Souriau Systems (France); Snap-on Tools Corporation and its subsidiary, Sun Electric Corporation; Tecnotest S.r.l. (Italy); Grundig Professional Electronic GmbH, Computer Aided Services, Inc.; AVL List GmbH; and others. Demand for Andros' automotive products continues to be driven in large part by the increasing use of engine diagnostic equipment resulting from the increasing sophistication of automobile engines and the adoption and amendment of automotive emissions laws by various jurisdictions.

    The following is a description of Andros' principal automotive gas analyzer product lines:

    200 SERIES. Andros' 200 Series gas analyzer was first introduced in 1977 and is still being sold today in significant quantities. The 200 Series is a high-performance analyzer utilizing analog circuitry which measures concentrations of carbon dioxide, carbon monoxide and hydrocarbon gases. The 200 Series is sold in a three-gas configuration and is incorporated into products used either for government-mandated automobile emission inspection programs or for engine tune-ups to improve the fuel efficiency of motor vehicles.

    5000 SERIES. Andros also sells a lower priced, medium-performance digital electronic gas analyzer for automotive emissions inspection in non-U.S. programs which are materially less stringent in their instrumentation requirements than those for which the 200 Series is used. Like the 200 Series, the 5000 Series analyzer can measure concentrations of carbon dioxide, carbon monoxide and hydrocarbon gases. The 5000 Series is sold in one-gas, two-gas or three-gas configurations. The 5000 Series meets only a limited number of worldwide performance specifications and is sold primarily in Western Europe.

    6000 SERIES. Andros' 6000 Series four-gas analyzer meets all current U.S. emission analyzer specifications, including the 1990 California specifications, and the most stringent European standards, the OIML-Class I. The 6000 Series incorporates advanced digital technology and comes in a five-gas configuration which uses chemical sensor technology to measure oxides of nitrogen. Andros offers the 6000 Series in a variety of configurations ranging from a 'bare bones' optical bench to a fully configured shelf sub-system incorporating a pneumatic pump and filter module and power supply in addition to the optical bench.

    7000 SERIES. The Model 7110 Digital Opacimeter Subsystem, otherwise known as the Smoke Meter, provides Andros' OEM automotive test equipment customers with an opacity measuring analyzer for diesel engines. The Smoke Meter incorporates visible light absorption technology, an addition to Andros' technology base. The Smoke Meter is sold primarily in Western Europe.

    MICROBENCH. The Microbench represents a significant technological advance over Andros' previous generation of automotive products. By incorporating all of the functionality of a fully configured 6000 Series 5-gas shelf (including the pneumatics systems and power supply) into a form factor one-fifth the size, one-tenth the weight and requiring one-twentieth the power, management believes the Microbench will significantly change the way automotive analyzers are marketed. Whereas the prior generation of analyzers was incorporated into refrigerator size engine analyzers, the Microbench will be incorporated into a truly hand-held, battery operated diagnostic instrument. The lower cost and smaller size of the Microbench is anticipated to broaden the addressable market for automotive gas analysis equipment from one unit per garage or garage bay to one unit per automotive technician. The advanced technology used in the Microbench was derived from technologies originally developed for Andros' medical products, evidencing the technology sharing by Andros' two core product development programs.

    In many jurisdictions, the diagnostic products sold by Andros' OEM customers must be certified by regulatory or quasi-regulatory agencies before they can be used in emission inspection programs. Andros' products must meet certain specifications to enable its customers' devices to achieve certification, although the Andros devices are not themselves certified.

    Revenue from sales and service of automotive gas analyzers was $25,115,500 for the twelve months ended July 31, 1996, $26,509,300 in fiscal 1995, $39,768,900 in fiscal 1994 and $30,493,300 in fiscal 1993.

SPECTRUM ANALYSIS INSTRUMENTATION

    Andros' Scitec subsidiary designs, manufactures and sells portable spectrum analysis instrumentation designed to detect and measure selected elements in a material in its natural location and condition using powerful k-shell XRF technology. Scitec sells its products directly through a five person direct sales force and through a network of four independent sales organizations with a total of seven representatives throughout the United States.

    Scitec's current product line is used principally to detect the presence and concentration of lead in paint. Historically lead has been added to house paints and other paints because it helped paint dry faster and improved resistance to weather. Today lead is classified as a toxic substance and is known to cause adverse health effects in humans and the environment. Lead poisoning is widespread among children affecting as many as three million children in the United States under the age of seven. Deteriorating lead-based paint is believed to be a leading cause of lead poisoning in children. In the residential housing sector, the U.S. Department of Housing and Urban Development ("HUD") estimates that there are 57 million privately owned and occupied homes built before 1980 (the use of lead-based paint in residential construction was banned in 1978) that contain lead-based paint. Of those homes approximately 9.9 million are occupied by children under the age of seven, the group most at risk to the hazards of lead-based paint. In October 1992, the U.S. Congress enacted the Housing and Community Development Act, to address the lead-based paint in the nation's housing stock. Title X of that bill, the Residential Lead Based Paint Hazard Reduction Act, provided a comprehensive national approach to dealing with lead-based paint. The regulations implementing Title X which were approved in April 1996 and are set to take effect beginning in September 1996 include among other things provisions requiring the disclosure of any known lead-based paint hazards upon sale of any residence, set standards for the inspection of residences for lead-based paint hazards and require that a seller give a potential buyer the opportunity to inspect a residence for the presence of lead hazards.

    Scitec's primary product line includes:

    MAP SPECTRUM ANALYZER. Scitec's metal analysis probe ("MAP") spectrum analyzer is an automated system that employs XRF technology to detect and measure the intensity and frequency of x-rays emitted by an irradiated sample. The analyzer produces a graph, or "spectrum", depicting the energy of the emitted radiation, which indicates the amount of lead present, whether it is located on or below the surface of the paint and whether there are other elements or possible contaminants in the paint. The MAP 4 is a portable, "full spectrum" analyzer, capable of measuring both the K and L emission lines of lead simultaneously in a wide range of field conditions. The basic MAP 4 system includes a control console with 256K of memory, which is connected to a hand scanner by a 10-foot cable, and is calibrated on typical substrates with the U.S. Department of Housing and Urban Development lead-in-paint reference standards. The radiation source is a 40 millicurie Cobalt 57 radio isotope. Included with the console are spectrum display, automatic substrate correction and automatic source decay time correction software programs, as well as a carry pack, rechargeable batteries, operator's manual and shipping case.

    Optional software packages include:

    Advanced Report Manager ("ARM") database software electronically records test locations, field notes and measurement results and processes the information to produce a comprehensive test report.

    AcuTransfer software allows data to be downloaded from the console to a personal computer and checks during data transfer for indications of abnormal field conditions, instrument malfunction or operator misuse.

    Hardware, software and training packages are sold in a total system as the AcuData System. Additional memory capacity, additional calibration programs, and a variety of accessories, such as telescoping poles and clamps, are also available.

    Scitec is required to be licensed by the Washington State Department of Health to conduct certain activities related to radioactive materials. That agency conducts periodic reviews to ensure compliance with the safety and other conditions of the license. In addition, instruments manufactured by Scitec containing radioactive materials must be registered with the Washington State Department of Health. Changes in activities or modifications to instruments typically require that an amended license or registration be approved by the applicable regulatory agency. Scitec's practice has been to require that all customers be so licensed. Scitec also conducts training courses for employees and customers.

    Andros' revenue from sales and service of spectrum analysis instruments was $3,072,500 for the twelve months ended July 31, 1996, $2,885,100 in fiscal 1995 and $3,026,700 in fiscal 1994.

SALES, MARKETING AND CUSTOMERS

    Andros' products are sold primarily on an OEM basis. Scitec products are sold by sales personnel and representatives primarily to end user customers in the environmental testing and mining and exploration markets. Selling activities consist principally of direct sales calls on customers and potential customers by senior management, technical and sales personnel. In addition to its Berkeley, California and Kennewick, Washington locations, Andros has independent sales agents in Europe and Asia.

    To date, Andros' products have been sold primarily to manufacturers of respiratory monitoring equipment or automotive diagnostic equipment. There are a relatively small number of major manufacturers in these industries, particularly in the automotive diagnostic equipment market, which has recently experienced a consolidation. As a result, a significant portion of Andros' sales are to a small number of customers. During the twelve months ended July 31, 1996, Andros' 13 largest customers accounted in the aggregate for more than 80% of sales. In addition, three customers, Hewlett-Packard Co., SPX Corp. and Snap-on Tools Incorporated, each accounted for more than 10% of total sales and aggregated 53% of Andros' total sales. Although products of Andros' Scitec subsidiary are sold to a broad range of end user customers in other markets, Andros anticipates that it will continue to make a substantial portion of its sales to a limited number of customers and, therefore, the loss of, or cancellation of orders by, any major customer could have a material adverse effect on Andros' results of operations. In addition, the timing of orders by major customers or decisions by one or more major customers to cancel or defer purchases could lead to substantial variability from quarter to quarter.

    In addition to domestic markets, Andros actively markets its products in Western Europe and, to a growing extent, in the Far East and South America. International sales include sales to foreign customers, and sales to domestic customers for equipment produced by them for shipment overseas. Product sales to customers outside of the United States accounted for approximately 60% of Andros' total sales for the 12 months ended July 31, 1996. Andros' international sales are denominated in U.S. dollars. Accordingly, decreases in the value of foreign currency relative to the U.S. dollar could make Andros' products less price-competitive. Foreign currency fluctuations have not had a material or significant impact on Andros' results of operations historically since operating expenses denominated in other than U.S. dollars have not been material or significant. However, foreign operating expenses denominated in foreign currencies are expected to increase as Andros' foreign operations grow, and foreign currency fluctuations may, in the future, become more significant as a result. International sales and operations may also be materially adversely affected by changes in governmental regulations, the imposition of governmental controls, export license requirements, restrictions on export of critical technology, political and economic instability or conflicts, trade restrictions, changes in tariffs and taxes, difficulties in staffing and managing international operations, general economic conditions overseas, and other matters generally affecting foreign operations.

RESEARCH AND DEVELOPMENT

    The market for NDIR gas analyzer instrumentation and spectrum analysis instrumentation is characterized by rapid technological change. In the medical monitoring market, Andros is focused on developing products with more functionality. In the automotive instrumentation market, technological changes are often required as a result of changes in government regulations which can vary among countries. In addition, as Andros' existing products become more mature and its existing markets more saturated, Andros' ability to develop new products and technologies increases in importance. Andros' future success will depend to a large extent on its ability to enhance its current products and to develop and introduce, on a timely and cost-effective basis, new products that keep pace with technological developments and address the evolving needs of its customers.

    The principal focus of Andros' current research and development effort is to develop new products for existing markets as well as enhancements to current products. For example, in the medical market and the market for automotive diagnostic equipment, Andros is working to develop, among other things, an analyzer that measures additional gases. In the spectrum analysis market, Andros continues to develop products based on XRF technology with a focus on the hazardous waste market.

    The costs of producing, promoting and servicing new products are generally greater than in the case of more mature products, which may also have higher volumes. Further, as new products are introduced, such new products may render obsolete or otherwise less marketable Andros' then current products that address similar market needs, which could lead to inventory write-offs or otherwise have a material adverse impact on Andros' results of operations.

    Andros spent an estimated amount of $4,602,900, $5,100,900, $4,297,300, and $3,528,500 during the 12 months ended July 31, 1996 and in fiscal years 1995, 1994 and 1993, respectively, for Andros-sponsored research and development.

PRODUCTION AND SERVICE

    Andros has been ISO 9001 certified since September 1995. Andros' manufacturing operations consist of purchasing, assembling and testing the materials and components comprising its products. The principal materials and components used in the production of Andros' gas analyzer products include NDIR source devices, motors, optical band-pass filters, photodetectors, printed circuit boards, and plastic and metal parts, all of which are purchased from independent suppliers. In addition to many of the components identified above, Scitec products require a radioactive source, acquisition and transportation of which is monitored by government authorities and which requires appropriate licensing and compliance with accountability procedures. Although most are standard parts, certain items proprietary to Andros, such as source assemblies, molded plastic parts, filters, printed circuit boards, and photodetectors, are fabricated or assembled by independent vendors using Andros' production tooling or pursuant to proprietary design specifications owned by Andros.

    Andros' facilities and documentation procedures for the manufacture of medical products are required to conform to the FDA's Good Manufacturing Practices ("GMP"). Domestic manufacturing facilities are subject to biennial FDA inspections. Failure to maintain GMP status would have a material adverse effect on Andros.

    Andros conducts manufacturing operations for all of its NDIR gas analyzer products in its Berkeley, California, headquarters facility. Its spectrum analysis instruments are manufactured at its Scitec subsidiary in Kennewick, Washington.

    To date, Andros has received a significant proportion of its revenues from upgrading or servicing customers' existing equipment. Andros performs most of its service and repair work in its service facilities located in Berkeley, California. Service of Scitec products is performed at the Scitec facility located in Kennewick, Washington. Andros' warranties vary among products, but may extend for periods up to three years, while products manufactured by Scitec have warranties for up to five years. Scitec also offers a variety of training courses to all customers as well as in-field technical support, measurement validation and test certification services. Andros derives revenue from the sale of replacement parts as well as from the sale of parts under license to customers to manufacture Andros' products. Service and parts revenues were $5,312,100 for the twelve months ended July 31, 1996, $6,909,100 in fiscal 1995, $6,584,300 in fiscal 1994 and $3,959,600 in fiscal 1993. Revenues include revenues of Scitec commencing in December 1993. These revenues are included in the revenues disclosed in the discussion under "--Medical Instrumentation", "--Automotive Gas Analyzers" and "--Spectrum Analysis Instrumentation" above.

                             NOVAMETRIX MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS OF NOVAMETRIX

    Certain information with respect to the executive officers and directors of the Company is set forth below:

                                                                  POSITIONS
NAME                                                           WITH THE COMPANY              AGE
----------------------------------------------------  ----------------------------------     ---
William J. Lacourciere..............................  Chairman of the Board,                     57
                                                      President, Chief Executive
                                                      Officer and Director (Class C)

Joseph A. Vincent, CMA..............................  Vice President                             45
                                                      Finance, Chief Financial
                                                      Officer, Treasurer, Secretary
                                                      and Director (Class A)

Leslie E. Mace......................................  Vice President                             50
                                                      Engineering

Philip F. Nuzzo.....................................  Vice President--Medical                    44
                                                      Product Development and
                                                      Marketing

Thomas M. Haythe....................................  Director (Class C)                         57

Michael J. Needham..................................  Director (Class A)                         55

Photios T. Paulson..................................  Director (Class B)                         57

Steven J. Shulman...................................  Director (Class B)                         44

    William J. Lacourciere has been Chairman of the Board of the Company since September 1991, Chief Executive Officer since February 1991, President since August 1986 and a director since October 1982. He served as Chief Operating Officer from March 1983 to February 1991. Mr. Lacourciere served as Executive Vice President from March 1983 to August 1986. From October 1982 to March 1983, he served as Executive Vice President Marketing. From April 1980 to October 1982, Mr. Lacourciere served as Vice President Domestic Sales.

    Joseph A. Vincent, a Certified Management Accountant (CMA), has been Vice President Finance of the Company since August 1991, Treasurer since February 1991 and Chief Financial Officer and Secretary since April 1990. He served as Controller from September 1984 to April 1990. Mr. Vincent was a National Vice President of the Institute of Management Accountants from June 1994 to June 1995. Mr. Vincent held various positions with Picker International, Inc. (a manufacturer of medical diagnostic instruments and supplies) from August 1974 until he joined the Company in August 1983. Mr. Vincent has been a director of the Company since February 1994.

    Leslie E. Mace has been Vice President Engineering of the Company and General Manager of the Company's Cascadia Division in Redmond, Washington since March 1991. He served as Vice President of the Company's Cascadia Division from May 1989 to March 1991. Mr. Mace served as Vice President, Chief Operating Officer and Engineering Manager of Cascadia Technology Corporation, a Washington corporation (research and development company), from prior to 1988 to April 1989.

    Philip F. Nuzzo was appointed Vice President--Medical Product Development and Marketing, effective August 1, 1996. He served as Director of Marketing from February 1993 to August 1996 and as Marketing Manager from July 1989 to February 1993. He was Product Manager from January 1986 to July 1989. Prior to joining Novametrix, Mr. Nuzzo, a licensed Respiratory Care Practitioner, obtained his clinical experience with several west coast hospitals including St. Joseph's Hospital in Bellingham, Washington and LAC/USC Medical Center in Los Angeles, California.

    Thomas M. Haythe has been a director of the Company since March 1978. He has been a partner at the law firm of Haythe & Curley since prior to 1989. Mr. Haythe also serves as a director of Isomedix Inc., a provider of commercial sterilization services, Guest Supply, Inc., a provider of hotel guest room amenities and accessories, Westerbeke Corporation, a manufacturer of marine engine products, Ramsay Health Care, Inc., a provider of psychiatric healthcare services, and Ramsay Managed Care, Inc., a provider of managed mental healthcare services.

    Michael J. Needham has been a director of the Company since August 1990, and was previously a director of the Company from January 1980 to November 1989. Mr. Needham has served as Chairman and Chief Executive Officer of SimEx Inc., a designer of entertainment attractions, since March 1991. Mr. Needham previously served as President of Helix Investments Limited, a venture capital fund, from 1980 until February 1991. Helix is a private venture capital fund co-founded by Mr. Needham in 1968 and has a portfolio valued at $450,000,000. During Mr. Needham's presidency, Helix made a number of investments in health care businesses in the United States and Canada.

    Photios T. Paulson has been a director of the Company since July 1992. Mr. Paulson has served as Vice President of bioAlliance, SA, a privately-held French holding company, since January 1995, Chairman of bioMerieux Vitek Inc., a manufacturer of clinical diagnostic systems, since July 1991 and as Senior Adviser-Health Care Industry and International Investment Banking for Prudential Securities Inc. since prior to 1989.

    Steven J. Shulman has been a director of the Company since November 1993. Mr. Shulman has served as President, Pharmacy & Disease Management Group of Value Health, Inc., a provider of specialty managed care programs, since November 1995, and as a director of Value Health, Inc. since April 1991. Mr. Shulman previously served as Executive Vice President from April 1991 until September 1993, and Senior Vice President from prior to 1989 until September 1993 of Value Health, Inc. From October 1990 through April 1991, he also served as the acting President and Chief Executive Officer of American PsychManagement, Inc. a wholly owned subsidiary of Value Health, Inc. Prior to 1989, Mr. Shulman held various managerial positions at CIGNA Healthplan, Inc., a provider of group life and health insurance, including managed care products. Mr. Shulman is also a director of Ramsay Health Care, Inc., a provider of psychiatric healthcare services.

ANDROS DESIGNEES TO THE NOVAMETRIX BOARD

    At the Effective Time, the Board of Directors and each committee thereof will be reconfigured as described under "The Merger--Management of Novametrix Following the Merger". Set forth below is information as to the persons who are expected to be appointed directors of the Company by Andros after the Merger:

    Richard D. Paterson has been a director and Chairman of Andros since February 12, 1996, has been a Managing Director of Genstar Capital LLC, which is the general partner of Genstar, since September 1995 and an Executive Vice President of Genstar Investment Corporation since February 1987. He has also been a director of Wolverine Tube, Inc. from January 1991 to October 1995, a director and Chairman of Prestolite Electric Inc. since October 1991, a director and Chairman of Seaspan International Ltd. from October 1994 to June 1996, a director of Genstar Capital Corporation from November 1988 to August 1995, a director of Gentek Building Products since December 1994, a director of Atlantic Industries, Inc. from December 1990 to November 1993, a director of Eurocal Trading, Inc. from August 1991 to October 1995 and a director of Panolam Holdings, Inc. since June 1996.

    Mark E. Bandeen has been a director and President of Andros since February 12, 1996. He has also been a managing director of Genstar Capital LLC since September 1995, a Senior Vice President of Genstar Investment Corporation since July 1987, a director of Wolverine Tube Inc. from January 1991 to September 1995, a director of Prestolite Electric Inc. since October 1991, a director of Seaspan International Ltd. from October 1994 to June 1996, a director of Genstar Capital Corporation from April 1989 to May 1995, a director of Gentek Building Products since December 1994 and a director of Panolam Holdings, Inc. since June 1996.

    Daniel J. Boverman has been a director and Vice President and Secretary of Andros since February 12, 1996. He has also been a principal of Genstar Capital LLC since September 1995, a Vice President of Genstar Investment Corporation since April 1989 and a director of Panolam Holdings, Inc. since January 1996.

    Jean-Pierre L. Conte has been a director and Vice President and Treasurer of Andros since February 12, 1996. He has also been a principal of Genstar Capital LLC since September 1995, a Vice President of Genstar Investment Corporation since July 1995, a principal of The NTC Group, Inc. from June 1989 to March 1995, a director of TB Woods Corporation since March 1990 and a director of Panolam Holdings, Inc. since June 1996.

    Michael J. Kennedy has been a partner at the law firm of Shearman & Sterling since 1993 and previously was an associate there from 1985.

    William J. MacDonald has been a director of Andros since July 1996. He has also been an Executive Vice President of Genstar Capital Corporation since January 1996, Executive Vice President and Chief Operating Officer of Indal Limited from January 1993 to January 1994, a director of Indal Limited from June 1991 to October 1993, a director of Exal Aluminum Inc. since November 1994 and a director of Panolam Holdings, Inc. since January 1996.

EXECUTIVE COMPENSATION

    The following table sets forth information for the fiscal years ended April 28, 1996, April 30, 1995 and May 1, 1994 concerning the compensation of the Company's Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended April 28, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                   ANNUAL            COMPENSATION
                                                                COMPENSATION            AWARDS
                                                  FISCAL    ---------------------  ----------------      ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR       SALARY      BONUS    STOCK OPTIONS(#)   COMPENSATION(1)
----------------------------------------------  ----------  ----------  ---------  ----------------  -----------------
William J. Lacourciere........................       1996   $  200,000  $  15,000             0          $   4,511
  Chairman of the Board,                             1995      200,000     25,000        30,000              4,478
  President and Chief                                1994      166,346          0             0              3,126
  Executive Officer

Joseph A. Vincent, CMA........................       1996      104,904     10,000             0              3,141
  Chief Financial Officer,                           1995      100,000     15,000        20,000              2,651
  Vice President                                     1994      100,000          0             0              1,916
  Finance, Treasurer and
  Secretary

------------------------

(1) Includes contributions made by the Company on behalf of the named executive officers to Novametrix' Employee Stock Purchase Plan (the "ESOP"), the Company's 401(k) Plan and a term life insurance plan. The Company did not grant any stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended April 28, 1996.

    The following table sets forth the number of options held by the executive officers named in the Summary Compensation Table at April 28, 1996. None of the executive officers named in the Summary Compensation Table exercised any stock options during the fiscal year ended April 28, 1996.

                 AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR
             ENDED APRIL 28, 1996 AND FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                            OPTIONS AT APRIL 28, 1996     AT APRIL 28, 1996(1)
                                                            -------------------------  --------------------------
NAME                                                        EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  ----------  -------------  -----------  -------------
William J. Lacourciere....................................     10,000        20,000     $  15,000    $    30,000
Joseph A. Vincent, CMA....................................     51,667        13,333       186,250         20,000

------------------------

(1) In-the-money options are those where the fair market value of the underlying Novametrix Common Stock exceeds the exercise price thereof. The value of in-the-money options is determined in accordance with regulations of the Commission by subtracting the aggregate exercise price of the options from the aggregate year-end market value of the underlying Novametrix Common Stock.

COMPENSATION OF DIRECTORS

    The Company has a policy of paying its directors who are not employees of the Company an annual fee of $2,500 plus $1,250 for each meeting of the Board of Directors of the Company attended.

    Thomas M. Haythe, General Counsel and a director of the Company, is a member of the law firm of Haythe & Curley, the Company's general counsel. It is expected that Haythe & Curley will continue to render legal services to the Company in the future.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses;
(ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (iii) to link compensation with the Company's financial performance; and (iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

    BASE SALARY. Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance and market studies on salaries at other companies of similar size, the President makes recommendations to the Compensation Committee concerning officers' salaries, other than his own. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations. Using the same review process, the Compensation Committee makes decisions pertaining to the President's salary.

    EXECUTIVE BONUSES. Executive bonuses provide the opportunity for executive officers to earn additional compensation by achieving specific performance goals. The Company will pay a percentage of each participant's annual base salary as an annual bonus, provided the Company achieves specific performance objectives. These objectives are established by the Board of Directors of the Company at the beginning of each fiscal year in consultation with such executive officers.

    STOCK OPTIONS. The Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's stockholders by offering the executives an opportunity to benefit from increases in the market price of the Novametrix Common Stock. Stock options provide long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of Novametrix Common Stock. The stock option plans are administered by the Stock Option Committee of the Company's Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

    COMPENSATION OF EXECUTIVE OFFICERS. The Company has an employment agreement with William J. Lacourciere, President and Chief Executive Officer of the Company. Pursuant to this agreement, the annual base salary of Mr. Lacourciere is subject to cost of living increases and increases at the discretion of the Company's Board of Directors based upon performance of the Company and performance of the executive. For fiscal year 1995, the Company's Board of Directors approved an increase of approximately 20% in the base salary payable to Mr. Lacourciere. In addition, for fiscal years 1995 and 1996, the Company granted Mr. Lacourciere bonuses of $25,000 and $15,000, respectively, based upon individual performance and contribution to the growth of the Company. The salary increase and the bonus awards were based on the continued increases in sales, operating income, net income and earnings per share of the Company during fiscal 1994, 1995 and 1996.

                                          Compensation Committee
                                              Steven J. Shulman
                                              Michael J. Needham
                                              Thomas M. Haythe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All executive officer compensation decisions have been made by the Compensation Committee of the Company's Board of Directors. The Compensation Committee reviews and makes recommendations regarding the compensation for management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an executive of the Company. The current members of the Compensation Committee are Steven J. Shulman, Michael J. Needham and Thomas M. Haythe. At the Effective Time, the Compensation Committee will be composed of an equal number of the continuing members of the Board of Directors of the Company and the members appointed by the Board of Directors of Andros. For information concerning the proposed appointees of Andros to the Board of Directors of the Company, see "Novametrix Management--Andros Designees to the Novametrix Board".

PERFORMANCE GRAPH

    The following performance graph compares the cumulative total shareholder return on the Novametrix Common Stock to the NASDAQ Stock Market-US Index and to the Standard and Poor's Medical Products and Supplies Index for the Company's last five fiscal years. The graph assumes that $100 was invested in each of the Novametrix Common Stock, the NASDAQ Stock Market-US Index and the Standard and Poor's Medical Products and Supplies Index on September 30, 1991 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            NOVAMETRIX Medical    NASDAQ Composite        S&P MEDICAL Products & Supplies
9/30/91          100.0%                100.0%                         100.0%
9/30/92          100.0%                110.7%                          98.2%
9/30/93          150.0%                144.8%                          68.5%
9/30/94          277.5%                145.1%                          87.3%
9/30/95          190.0%                198.1%                         137.2%
6/30/96          225.0%                224.9%                         148.3%

                                                                       CUMULATIVE TOTAL RETURN
                                                   ----------------------------------------------------------------
                                                    9/30/91    9/30/92    9/30/93    9/30/94    9/30/95    6/30/96
                                                   ---------  ---------  ---------  ---------  ---------  ---------

NOVAMETRIX.......................................     100.0%     100.0%     150.0%     277.5%     190.0%     225.0%
NASDAQ STOCK MRKT--US............................     100.0%     110.7%     144.8%     145.1%     198.1%     224.9%
S&P MEDICAL PRODUCTS AND SUPPLIES................     100.0%      98.2%      68.5%      87.3%     137.2%     148.3%

                         SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT OF NOVAMETRIX

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The stockholders (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of September 30, 1996, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                                                            SHARES
                                                                      TITLE OF           BENEFICIALLY       PERCENT
NAME AND ADDRESS                                                        CLASS                OWNED         OF CLASS
--------------------------------------------------------------  ---------------------  -----------------  -----------
Paul A. Cote Group ...........................................  Common                        997,215(1)        13.5%
  512 Webster Road
  Lewiston, Maine 04240

First Union Corporation ......................................  Common                        716,182(2)         9.1%
  One First Union Center                                        Series B Preferred             40,000(2)         100%
  Charlotte, NC 28288

William J. Lacourciere .......................................  Common                        370,990(3)         5.2%
  56 Carpenter Lane
  Wallingford, Connecticut 06492

------------------------

(1) Information as to the Paul A. Cote Group (the "Cote Group"), is based upon a proxy statement filed with the Commission by the Cote Group. Such proxy statement indicates that the Cote Group beneficially owns an aggregate of 997,215 shares, which includes 229,150 shares issuable on the exercise of currently exercisable warrants.

(2) Consists of (i) 444,444 shares issuable upon the conversion of 40,000 shares of Series B Preferred Stock and (ii) 271,738 shares issuable upon the exercise of currently exercisable warrants formerly held by First Fidelity Incorporated ("First Fidelity"), a wholly owned subsidiary of First Fidelity Bancorporation, which warrants will expire on May 23, 2000. The Series B Preferred Stock and warrants, presently held by First Union Corporation ("First Union") as the result of First Union's merger with First Fidelity consummated in January 1996, were previously held by First Fidelity Bank, Connecticut ("FFB-CT"), formerly known as Union Trust Company prior to its acquisition by First Fidelity Bancorporation. Information as to the holdings of First Union is based upon a report on Schedule 13D filed with the Commission by FFB-CT and Northeast Bancorp, Inc., its parent corporation prior to the acquisition of FFB-CT by First Fidelity Bancorporation. First Fidelity Bancorporation may be deemed to be the indirect beneficial owner of the shares held by First Fidelity by virtue of its ownership of all of the stock of First Fidelity.

(3) Includes (i) 5,887 shares held for the account of Mr. Lacourciere, the Chairman of the Board, President and Chief Executive Officer and a director of the Company, under the ESOP, (ii) 1,000 shares issuable upon the exercise of Class A warrants and 1,000 shares issuable upon the exercise of Class B warrants held by Mr. Lacourciere, which warrants are currently exercisable and will expire on December 8, 1997 and December 8, 1999, respectively, and
    (iii) 20,000 shares issuable upon the exercise of currently exercisable options held by Mr. Lacourciere.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of September 30, 1996, the number of shares of the outstanding voting securities of the Company beneficially owned by each of the Company's directors and each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, according to information furnished by such persons to the Company. The address of each of the directors listed below is in care of Novametrix Medical Systems Inc., 56 Carpenter Lane, Wallingford, Connecticut 06492.

                                                                                            SHARES
                                                                           TITLE OF      BENEFICIALLY       PERCENT
NAME AND ADDRESS                                                            CLASS            OWNED         OF CLASS
-----------------------------------------------------------------------  ------------  -----------------  -----------

Thomas M. Haythe ......................................................        Common         116,540(1)         1.6%
  Director of the Company

William J. Lacourciere ................................................        Common         370,990(2)         5.2%
  Chairman of the Board, President and Chief Executive Officer of the
  Company and Director of the Company

Michael J. Needham ....................................................        Common          27,588(3)       *
  Director of the Company

Photios T. Paulson ....................................................        Common          15,500(4)       *
  Director of the Company

Steven J. Shulman .....................................................        Common           6,000          *
  Director of the Company

Joseph A. Vincent, CMA ................................................        Common          64,449(5)       *
  Vice President Finance, Chief Financial Officer, Treasurer and
  Secretary of the Company and Director of the Company

All directors and executive                                                                   667,802(1)(2)        9.1%
  officers as a group                                                                                (3)(4)
  (eight persons) .....................................................        Common                (5)(6)

--------------------------
 *  Less than one percent.

(1) Includes (i) 14,844 shares issuable upon the exercise of currently exercisable warrants held by Mr. Haythe, which warrants will expire on December 31, 1997, and (ii) 10,744 shares issuable upon the exercise of currently exercisable warrants held by Mr. Haythe, which warrants will expire on March 10, 1999.

(2) Includes (i) 5,887 shares held for the account of Mr. Lacourciere under the ESOP, (ii) 1,000 shares issuable upon the exercise of Class A warrants and 1,000 shares issuable upon the exercise of Class B warrants held by Mr. Lacourciere, which warrants are currently exercisable and will expire on December 8, 1997 and December 8, 1999, respectively, and (iii) 20,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Lacourciere.

(3) Includes (i) 14,844 shares issuable upon the exercise of currently exercisable warrants held by Mr. Needham, which warrants will expire on December 31, 1997, and (ii) 10,744 shares issuable upon the exercise of currently exercisable warrants held by Mr. Needham, which warrants will expire on March 10, 1999.

(4) Includes 10,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Paulson, which warrants will expire on November 30, 2002.

(5) Includes (i) 3,158 shares held for the account of Mr. Vincent under the ESOP, (ii) 200 shares issuable upon the exercise of Class A warrants and 200 shares issuable upon the exercise of Class B warrants held by Mr. Vincent, which warrants are currently exercisable and will expire on December 8, 1997 and December 8, 1999, respectively, and (iii) 13,333 shares issuable upon the exercise of currently exercisable stock options held by Mr. Vincent.

(6) Includes (i) 1,475 shares held for the account of Leslie E. Mace, Vice President Engineering of the Company, under the ESOP, (ii) 24,535 shares issuable upon the exercise of currently exercisable warrants held by Mr. Mace, which warrants will expire on March 22, 2000, (iii) 8,667 shares issuable upon the exercise of currently exercisable stock options held by Mr. Mace, (iv) 2,545 shares held for the account of Philip F. Nuzzo, Vice President-- Medical Product Development and Marketing, under the ESOP, and
    (v) 28,833 shares issuable upon the exercise of currently exercisable stock options held by Mr. Nuzzo.

    PURCHASES AND SALES OF NOVAMETRIX COMMON STOCK. The table below shows the numbers of shares of Novametrix Common Stock purchased or sold by the directors named therein since August 1, 1994 and the dates of such purchases. No shares of Series B Preferred Stock or Warrants were purchased or sold by any director during such period.

                                                         NUMBER OF SHARES
                                                      ----------------------
            NAME                       DATE            PURCHASED     SOLD
----------------------------  ----------------------  -----------  ---------

Thomas M. Haythe              September 19, 1995           1,000
                              September 22, 1995           1,000
                              September 12, 1996          34,107(1)

William J. Lacourciere        September 12, 1994             585(2)
                              September 1, 1995              499(2)
                              June 25, 1996                  353(2)
                              July 8, 1996                            30,000
                              July 12, 1996               70,000(1)
                              July 12, 1996                            5,500
                              July 16, 1996                            1,000
                              July 17, 1996                           10,000
                              September 6, 1996          234,078(1)

Michael J. Needham            September 14, 1995           1,000

Photios T. Paulson            October 5, 1994              1,000
                              August 15, 1995                500
                              September 12, 1995           1,000

Steven J. Shulman             September 15, 1995           5,000

Joseph A. Vincent, CMA        September 12, 1994             357(2)
                              September 1, 1995              335(2)
                              June 25, 1996                  304(2)
                              September 26, 1996          45,000(1)

------------------------

(1) Shares purchased through the exercise of warrants or options.

(2) Shares allocated under the ESOP.

    Since August 1, 1994, the Company has issued 1,504,810 shares of Novametrix Common Stock upon the exercise of options and warrants, the conversion of Series B Preferred Stock, as Director compensation and pursuant to the Stock Purchase Plan.

               OTHER MATTERS SET FORTH FOR ACTION AT THE MEETING
                 II.  APPROVAL OF 1996 LONG TERM INCENTIVE PLAN

    The Company's Board of Directors believes that attracting and retaining key employees and directors of high quality is essential to the Company's growth and success. The Company's Board of Directors also believes that important advantages to the Company are gained by a comprehensive compensation program which includes different types of incentives for motivating such individuals and rewards for outstanding service. In this regard, stock options and other stock-related awards have been and will continue to be an important element of the Company's compensation program because such awards enable employees and directors to acquire or increase their proprietary interest in the Company, thereby promoting a close identity of interests between such individuals and the Company's stockholders. Such awards also provide to employees and directors an increased incentive to expend their maximum efforts for the success of the Company's business.

    Accordingly, on April 29, 1996 the Company's Board of Directors adopted, subject to stockholder approval at the Meeting, the Novametrix Medical Systems Inc. 1996 Long Term Incentive Plan (the "Incentive Plan"). In authorizing grants of a wide range of awards, including options, stock appreciation rights ("SARs"), restricted stock, performance awards and other stock-based awards, the Incentive Plan is intended to give the Company greater flexibility to respond to rapidly changing business, economic and regulatory requirements and conditions. In addition, such flexibility will enhance the ability of the Company to link closely compensation to performance. The Incentive Plan will not become effective unless approved by the holders of a majority of the voting power of the shares present or represented and voting thereon at the Meeting. The text of the Incentive Plan is set forth in Appendix E hereto.

    The following discussion of the material features of the Incentive Plan is qualified by reference to the text of the Incentive Plan set forth in Appendix E hereto.

    SHARES SUBJECT TO THE PLAN. Under the Incentive Plan, 750,000 shares of Novametrix Common Stock will be available for issuance of awards. Shares distributed under the Incentive Plan may be either newly issued shares or treasury shares. If any shares subject to an Incentive Plan award are forfeited or the award is settled in cash or otherwise terminates without a distribution of shares, the shares subject to such award will again be available for awards under the Incentive Plan. Thus, for example, if an award is voluntarily surrendered in exchange for a new award, the shares that were subject to the surrendered award would be available for the new award (or other awards) under the Incentive Plan. The maximum number of shares of Novametrix Common Stock which may be granted to any individual under the Incentive Plan in any two-year period shall not exceed 100,000 shares, subject to the adjustments described in the next paragraph.

    The Incentive Plan provides that, in the event of changes in the corporate structure of the Company affecting the Novametrix Common Stock, the Stock Option Committee may adjust (i) the number and kind of shares which may be issued in connection with awards, (ii) the number and kind of shares issued or issuable in respect of outstanding awards, and (iii) the exercise price, grant price, or purchase price relating to any award, and the Stock Option Committee may also provide for cash payments relating to awards. The Stock Option Committee may also adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations or accounting principles. The Incentive Plan provides that, in connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Incentive Plan will become exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or
(ii) the date of commencement of such tender offer or exchange offer, as the case may be.

    ELIGIBILITY. Any employee, including any officer or employee-director, of the Company and its subsidiaries or affiliated companies is eligible to receive awards under the Incentive Plan. Directors of the Company who are not employees are eligible for grants of stock options under the Incentive Plan.

    ADMINISTRATION. The Incentive Plan will be administered by the Stock Option Committee of the Company's Board of Directors. Subject to the terms and conditions of the Incentive Plan, the Stock Option Committee is authorized to designate participants who are employees, directors or consultants of the Company and its subsidiaries and affiliated companies, determine the type and number of awards to be granted, set terms and conditions of such awards, prescribe forms of award agreements, interpret the Incentive Plan, specify rules and regulations relating to the Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the Incentive Plan.

    The Incentive Plan provides that in the event that any member of the Stock Option Committee is not a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as in effect at April 30, 1991, the maximum number of shares of Novametrix Common Stock which may be subject to options granted to all directors is 300,000 and the maximum number of shares of Novametrix Common Stock which may be subject to options granted in any two-year period to each employee-director is 100,000 and to each director who is not an employee of the Company is 10,000.

    STOCK OPTIONS AND SARS. The Stock Option Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options, and also to grant SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price per share of Novametrix Common Stock subject to an option and the grant price of an SAR is determined by the Stock Option Committee, provided that the exercise price may not be less than the fair market value of the Novametrix Common Stock on the date of grant. The term of each such option or SAR, the times at which each such option or SAR shall be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally will be fixed by the Stock Option Committee, except no ISO or SAR relating thereto will have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, or in stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, such as through "cashless exercises") having a fair market value equal to the exercise price, as the Stock Option Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs will be determined by the Stock Option Committee.

    RESTRICTED STOCK. The Incentive Plan also authorizes the Stock Option Committee to grant restricted stock. Restricted stock is an award of shares which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment prior to the end of a restriction period established by the Stock Option Committee. Such an award would entitle the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Stock Option Committee.

    PERFORMANCE AWARDS. The Incentive Plan also authorizes the Stock Option Committee to grant to eligible employees performance awards. A performance award is an award which consists of a right (i) denominated or payable in cash, Novametrix Common Stock, other securities or other property (including, without limitation, restricted securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Stock Option Committee and payable to, or exercisable by, the holder of the performance award upon the achievement of such performance goals during such performance periods as the Stock Option Committee shall establish. Subject to the terms of the Incentive Plan and any applicable award agreement, performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted and the amount of any payment or transfer to be made pursuant to any performance award will be determined by the Stock Option Committee and by the other terms and conditions of any performance award.

    OTHER STOCK-BASED AWARDS. In order to enable the Company to respond to business, economic and regulatory developments, and to trends in executive compensation practices, the Incentive Plan authorizes the Stock Option Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Novametrix Common Stock. The Stock Option Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

    OTHER TERMS OF AWARDS. The flexible terms of the Incentive Plan will permit the Stock Option Committee to impose performance conditions with respect to any award. Such conditions may require that an award be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability or settlement of an award be linked to achievement of performance conditions.

    No awards may be granted under the Incentive Plan after June 30, 2006.

    Awards may be settled in cash, stock, other awards or other property, in the discretion of the Stock Option Committee. The Stock Option Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the Novametrix Common Stock or other property to be distributed will be withheld (or previously acquired Novametrix Common Stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Incentive Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution to a guardian or legal representative designated to exercise such person's rights and receive distributions under the Incentive Plan upon such person's death, or otherwise if permitted under Rule 16b-3 and by the Stock Option Committee.

    Awards under the Incentive Plan are generally granted for no consideration other than services. The Stock Option Committee may, however, grant awards alone or in addition to, in tandem with or in substitution for any other award under the Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

    The Novametrix Board may amend, modify or terminate the Incentive Plan at any time provided that, unless required by law, (i) the number of shares of Novametrix Common Stock available under the Incentive Plan may not be amended without stockholder approval (subject to certain provisions relating to adjustment as discussed above) and (ii) no amendment or termination of the Incentive Plan may, without a participant's consent, adversely affect any rights already accrued under the Incentive Plan by the participant. In addition, no amendment or modification shall, unless previously approved by the stockholders (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Code, or rules of any stock exchange on which the Novametrix Common Stock is listed) (i) in any manner affect the eligibility requirements of the Incentive Plan, (ii) increase the number of shares of Novametrix Common Stock subject to any option, (iii) change the purchase price of the shares of Novametrix Common Stock subject to any option, (iv) extend the period during which awards may be granted under the Incentive Plan, or (v) materially increase the benefits to participants under the Incentive Plan.

    Unless earlier terminated by the Company's Board of Directors, the Incentive Plan will terminate when no shares remain available for issuance and the Company has no further obligation with respect to any outstanding award.

    FEDERAL INCOME TAX IMPLICATIONS OF THE PLAN. The following description summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable Novametrix Common Stock acquired on the date of exercise, and upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable Novametrix Common Stock received. In each case, the

Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

    A participant's disposition of shares acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

    With respect to other awards granted under the Incentive Plan that may be settled either in cash or in Novametrix Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of Novametrix Common Stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within 30 days of the receipt of the shares or other property.

    Section 162(m) of the Code limits deductibility of certain compensation for each of the Chief Executive Officer of the Company and the additional four executive officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. The Company anticipates that action will be taken with respect to awards under the Incentive Plan to ensure deductibility.

    The Stock Option Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy withholding and other tax obligations.

    The foregoing summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. Different tax rules may apply with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute or within six months of an exempt grant of a derivative security under the Incentive Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

    The Board of Directors of the Company recommends that the Company's stockholders vote FOR approval of the Incentive Plan. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such approval unless otherwise instructed in such Proxy.

                      III.  ELECTION OF CLASS A DIRECTORS

    The Company's Certificate of Incorporation provides for the division of the Company's Board of Directors into three classes. The Class A directors and the nominees for election identified below are Michael J. Needham and Joseph A. Vincent, the Class B directors are Photios T. Paulson and Steven J. Shulman, and the Class C directors are Thomas M. Haythe and William J. Lacourciere. The stockholders have elected each class to serve for a full term of three years. If the number of directors is increased, the increase will be apportioned among the classes so as to make all classes as nearly equal in number as possible.

    Two Class A directors will be elected at the Meeting to serve for three years and until their respective successors shall have been elected and qualified. The Class B directors will be elected at the 1997 Annual Meeting and the Class C directors will be elected at the 1998 Annual Meeting. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the nominees for Class A director named below unless otherwise instructed in such Proxy. In case either one of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Company's Board of Directors in such nominee's stead. The Company's Board of Directors has no reason to believe that either of the nominees, Michael J. Needham and Joseph A. Vincent, will be unable or will decline to serve. The nominees are each presently serving as Class A directors of the Company. At the Effective Time of the Merger, the Board will be increased in size and new members will be elected by the Novametrix Board as more fully described under "The Merger Management of Novametrix Following the Merger".

    Certain information concerning the six present directors of the Company (including the two nominees as Class A directors) is set forth herein under "Novametrix Management".

    Information concerning the right of certain stockholders of the Company to elect directors to the Board of Directors is set forth below.

    At the Effective Time, the Board of Directors and each committee thereof will be reconfigured as described under "The Merger--Management of Novametrix Following the Merger". For information as to the persons who are expected to be appointed directors of the Company by Andros, see "Novametrix Management--Andros Designees to the Novametrix Board".

    Effective May 20, 1996, Steven J. Shulman resigned as a Class A director of the Company and was elected as a Class B director, to serve until the next election of Class B directors or until his successor has been duly elected and qualified. This change was made so as to eliminate the unequal distribution of directors among classes which had resulted from prior director resignations and to conform to the requirements of the Company's Amended and Restated Certificate of Incorporation, which calls for three classes of Directors which are equal in size. During Fiscal 1996, the Board of Directors of the Company met four times.

    During the fiscal year ended April 28, 1996, the Novametrix Board had a Stock Option Committee, whose members were Messrs. Shulman, Haythe, Needham and Paulson, a Compensation Committee, whose members were Messrs. Shulman, Haythe, Needham and Paulson, and an Audit Committee, whose members were Messrs. Shulman and Haythe. The Board of Directors of the Company does not have a Nominating Committee.

    The Stock Option Committee administers the Company's stock option plans, and its Employee Stock Purchase Plan. The Compensation Committee makes recommendations to the Board of Directors of the Company regarding compensation and other benefits to be paid to key employees of the Company. The Audit Committee is authorized to review the results of the auditors' examinations and to make recommendations with respect to accounting practices and procedures and internal controls. The Audit Committee, the Stock Option Committee and the Compensation Committee each met one time during the past fiscal year. All of the directors other than Messrs. Needham and Shulman attended at least 75% of the meetings of the Novametrix Board and meetings of any committee of the Novametrix Board on which such directors served.

    The directors and officers of the Company, other than Messrs. Haythe, Needham, Paulson and Shulman, are active in its business on a day-to-day basis. No family relationships exist among any of the directors and officers of the Company.

    On August 29, 1991, the Company issued an aggregate of 120,000 shares of Series B Preferred Stock to certain investors, of which 100,000 shares are currently outstanding. In addition to their right to vote with the holders of shares of Novametrix Common Stock on all matters to be voted on at the Meeting, the holders of record of the shares of Series B Preferred Stock, exclusively and as a class, have the right to elect by majority vote one director to the Board of Directors of the Company who is not a competitor of, supplier to or customer of the Company or an affiliate of such a competitor, supplier or customer. To date, the holders of the Series B Preferred Stock have not exercised this right. In addition, pursuant to an Underwriting Agreement dated as of June 16, 1994 between the Company and Keane Securities Co., Inc. ("Keane"), the Company has agreed that until June 8, 1999, at the request of Keane, the Company will use its best efforts to cause one individual designated by Keane to be elected to the Board of Directors of the Company. To date, Keane has not made such a request.

    The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized a payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Novametrix Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Novametrix Common Stock. Officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from certain persons that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with.

             IV.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has selected Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending April 27, 1997. Such firm has examined the financial statements of the Company since the Company's inception. The Board of Directors considers Ernst & Young LLP to be eminently qualified.

    Although it is not required to do so, the Board of Directors of the Company is submitting its selection of the Company's auditors for ratification at the Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors of the Company will reconsider its selection.

    The Novametrix Board recommends that the Company's stockholders vote FOR ratification of the selection of Ernst & Young LLP to examine the consolidated financial statements of the Company and its subsidiaries for fiscal 1997. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

    A representative of Ernst & Young LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                               V.  OTHER MATTERS

    The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company by June 24, 1997 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                                     ANDROS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Audited Financial Statements of Andros Incorporated:

  Report of Independent Accountants..................................................        F-2

  Consolidated Balance Sheets as of July 30, 1995 and July 31, 1994..................        F-3

  Consolidated Statements of Operations for the years ended July 30, 1995, July 31,
    1994 and July 25, 1993...........................................................        F-4

  Consolidated Statements of Changes in Shareholders' Equity for the years ended July
    30, 1995, July 31, 1994 and July 25, 1993........................................        F-5

  Consolidated Statements of Cash Flows for the years ended July 30, 1995, July 31,
    1994 and July 25, 1993...........................................................        F-6

  Notes to Consolidated Financial Statements.........................................        F-7

Consolidated Financial Statements of Andros Holdings Inc. and Andros Incorporated:

  Report of Independent Accountants..................................................       F-15

  Consolidated Balance Sheet as of July 31, 1996 (Andros Holdings Inc.)..............       F-16

  Consolidated Statements of Operations for the period from July 31, 1995 to March
    26, 1996 (Andros Incorporated) and for the period from December 5, 1995 (date of
    incorporation) to July 31, 1996 (Andros Holdings Inc.)...........................       F-17

  Consolidated Statements of Shareholders' Equity (Deficit) for the period from July
    31, 1995 to March 26, 1996 (Andros Incorporated) and for the period from December
    5, 1995 (date of incorporation) to July 31, 1996 (Andros Holdings Inc.)..........       F-18

  Consolidated Statements of Cash Flows for the period from July 31, 1995 to March
    26, 1996 (Andros Incorporated) and for the period from December 5, 1995 (date of
    incorporation) to July 31, 1996 (Andros Holdings Inc.)...........................       F-19

  Notes to the Consolidated Financial Statements.....................................       F-20

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Andros Incorporated

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Andros Incorporated and its subsidiaries at July 30, 1995 and July 31, 1994, and the results of their operations and their cash flows for each of the three years in the period ended July 30, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

San Francisco, California
September 11, 1995

                              ANDROS INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                                                                                     JULY 30, 1995  JULY 31, 1994
                                                                                     -------------  -------------
                                                     ASSETS
CURRENT ASSETS
Cash and cash equivalents..........................................................  $   9,612,000  $   3,431,700
Short-term investments, available for sale.........................................     16,400,300     22,592,200
Accounts receivable, less allowance for doubtful accounts of $540,300 and
  $142,000.........................................................................      8,231,800      9,957,500
Inventories (Note 4)...............................................................     16,772,500      8,755,000
Prepaid expenses and other assets..................................................        839,400        335,200
                                                                                     -------------  -------------
TOTAL CURRENT ASSETS...............................................................     51,856,000     45,071,600

Plant and equipment, net (Note 5)..................................................      5,298,800      5,730,800
Goodwill and patents, less accumulated amortization of $1,227,900 and $706,100.....      6,316,900      6,808,700
Other assets.......................................................................        398,800        486,400
                                                                                     -------------  -------------
TOTAL ASSETS.......................................................................  $  63,870,500  $  58,097,500
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities...........................................  $   3,725,200  $   1,889,300
Payroll and employee benefits......................................................      1,397,200        612,300
Income taxes payable...............................................................              0        306,500
                                                                                     -------------  -------------
TOTAL CURRENT LIABILITIES..........................................................      5,122,400      2,808,100

Deferred income taxes (Note 6).....................................................        379,900        514,200
                                                                                     -------------  -------------
TOTAL LIABILITIES..................................................................      5,502,300      3,322,300
                                                                                     -------------  -------------
Commitments (Note 9)

SHAREHOLDERS' EQUITY (NOTE 7)
Common shares, $.01 par value, 10,000,000 shares authorized; outstanding 4,568,400
  and 4,534,000....................................................................     33,946,700     33,219,200
Retained earnings..................................................................     24,421,500     21,556,000
                                                                                     -------------  -------------
TOTAL SHAREHOLDERS' EQUITY.........................................................     58,368,200     54,775,200
                                                                                     -------------  -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.........................................  $  63,870,500  $  58,097,500
                                                                                     -------------  -------------
                                                                                     -------------  -------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                              ANDROS INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  FOR THE YEAR ENDED
                                                                      -------------------------------------------
                                                                      JULY 30, 1995  JULY 31, 1994  JULY 25, 1993
                                                                      -------------  -------------  -------------
Sales...............................................................  $  42,753,400  $  57,741,700  $  39,723,500
Cost of sales.......................................................     25,427,700     33,790,200     22,547,700
                                                                      -------------  -------------  -------------
GROSS PROFIT........................................................     17,325,700     23,951,500     17,175,800
                                                                      -------------  -------------  -------------
Expenses and other income:..........................................
  Research and development..........................................      5,100,900      4,297,300      3,528,500
  Marketing, general and administrative.............................     10,201,800      8,765,800      5,580,700
  Interest and other income.........................................     (1,354,900)    (1,040,300)      (898,000)
                                                                      -------------  -------------  -------------
                                                                         13,947,800     12,022,800      8,211,200
                                                                      -------------  -------------  -------------
Income before income taxes..........................................      3,377,900     11,928,700      8,964,600
Income tax provision (Note 6).......................................        512,400      3,909,700      3,092,800
                                                                      -------------  -------------  -------------
NET INCOME..........................................................  $   2,865,500  $   8,019,000  $   5,871,800
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net income per common and common equivalent share (Note 2)..........          $0.59          $1.67          $1.25
                                                                               ----           ----           ----
                                                                               ----           ----           ----

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                              ANDROS INCORPORATED

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                COMMON SHARES                       SHAREHOLDERS'
                                          -------------------------    RETAINED         NOTES
                                            SHARES       AMOUNT        EARNINGS      RECEIVABLE        TOTAL
                                          ----------  -------------  -------------  -------------  -------------
BALANCE AT JULY 26, 1992................   4,383,600  $  31,601,200  $   7,665,200   $   (73,800)  $  39,192,600
Net income..............................                                 5,871,800                     5,871,800
Common shares issued, net of costs, upon
  exercise of options and purchases
  under employee stock purchase plan....      77,800        697,100                                      697,100
Tax benefits realized from exercise of
  non-qualified stock options...........                     27,600                                       27,600
Collection of shareholders' notes
  receivable............................                                                  20,900          20,900
                                          ----------  -------------  -------------  -------------  -------------

BALANCE AT JULY 25, 1993................   4,461,400     32,325,900     13,537,000       (52,900)     45,810,000
Net income..............................                                 8,019,000                     8,019,000
Common shares issued, net of costs, upon
  exercise of options and purchases
  under employee stock purchase plan....     128,600      1,351,200                                    1,351,200
Repurchases of common stock.............     (56,000)      (839,000)                                    (839,000)
Tax benefits realized from exercise of
  non-qualified stock options...........                    403,600                                      403,600
Collection of shareholders' notes
  receivable............................                                                  30,400          30,400
                                          ----------  -------------  -------------  -------------  -------------

BALANCE AT JULY 31, 1994................   4,534,000     33,241,700     21,556,000       (22,500)     54,775,200
Net income..............................                                 2,865,500                     2,865,500
Common shares issued, net of costs, upon
  exercise of options and purchases
  under employee stock purchase plan....      34,400        631,500                                      631,500
Tax benefits realized from exercise of
  non-qualified stock options...........                     73,500                                       73,500
Collection of shareholders' notes
  receivable............................                                                  22,500          22,500
                                          ----------  -------------  -------------  -------------  -------------
BALANCE AT JULY 30, 1995................   4,568,400  $  33,946,700  $  24,421,500   $         0   $  58,368,200
                                          ----------  -------------  -------------  -------------  -------------
                                          ----------  -------------  -------------  -------------  -------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                              ANDROS INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  FOR THE YEAR ENDED
                                                                      -------------------------------------------
                                                                      JULY 30, 1995  JULY 31, 1994  JULY 25, 1993
                                                                      -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..........................................................  $   2,865,500  $   8,019,000  $   5,871,800
Adjustments to reconcile net income to net cash flows from operating activities:
  Deferred income tax provision (benefit)...........................       (134,300)      (813,200)       168,200
  Depreciation......................................................      1,322,800      1,519,000      1,533,500
  Amortization, including goodwill and software development costs...        853,500      1,483,500      1,284,300
  Changes in assets and liabilities, net of amounts acquired:
      Accounts receivable...........................................      1,725,700      2,406,000     (3,150,600)
      Inventories...................................................     (8,017,500)      (665,600)    (2,554,500)
      Prepaid expenses..............................................       (504,200)       (44,600)       (12,200)
      Other assets..................................................         32,600       (269,000)        68,900
      Accounts payable and accrued liabilities......................      1,835,900     (1,074,600)       746,200
      Income taxes payable (refundable).............................       (306,500)      (224,000)     1,070,900
      Payroll and employee benefits.................................        784,900         18,000         92,500
      Deferred revenue..............................................              0              0       (159,500)
                                                                      -------------  -------------  -------------
    NET CASH FLOWS FROM OPERATING ACTIVITIES........................        458,400     10,354,500      4,959,500
                                                                      -------------  -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments.................................    (36,411,500)   (35,455,600)   (43,008,400)
Proceeds from maturities of short-term investments..................     42,603,400     32,653,200     39,495,800
Payment for purchase of Scitec Corporation, net of cash acquired....              0     (6,977,000)             0
Capital expenditures................................................     (1,167,600)      (584,300)      (314,000)
Additions to patents................................................        (29,900)       (56,900)       (68,700)
                                                                      -------------  -------------  -------------
    NET CASH FLOWS FROM INVESTING ACTIVITIES........................      4,994,400    (10,420,600)    (3,895,300)
                                                                      -------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net.........................        705,000      1,754,800        724,700
Repurchases of common stock.........................................              0       (839,000)             0
Collection of shareholders' notes receivable........................         22,500         30,400         20,900
                                                                      -------------  -------------  -------------
    NET CASH FLOWS FROM FINANCING ACTIVITIES........................        727,500        946,200        745,600
                                                                      -------------  -------------  -------------
Net change in cash and cash equivalents.............................      6,180,300        880,100      1,809,800
Cash and cash equivalents at beginning of year......................      3,431,700      2,551,600        741,800
                                                                      -------------  -------------  -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR............................  $   9,612,000  $   3,431,700  $   2,551,600
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid...............................................  $   1,852,100  $   4,946,900  $   1,840,700
    Interest paid...................................................  $       1,500  $       7,700  $         500

SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES

In December 1993, the Company purchased all of the capital stock of Scitec Corporation for $7,000,000. In conjunction with the acquisition, liabilities were assumed as follows:

  Fair value of assets acquired.......................  $8,171,300
  Cash paid for the capital stock.....................  (7,000,000)
                                                        ----------
  Liabilities assumed.................................  $1,171,300
                                                        ----------
                                                        ----------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                              ANDROS INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--OPERATIONS

    Andros Incorporated ("Andros") and its subsidiaries ("Company") designs, manufactures, sells and services measurement analysis and diagnostic instruments on a worldwide basis.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

    The Company operates on a 52-53 week fiscal year ending the last Sunday in July. Fiscal 1995, 1994 and 1993 each comprised 52 weeks.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts and operating results of Andros Incorporated and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

INDUSTRY SEGMENT

    The Company operates in a single industry segment--the design, manufacture and service of measurement, analysis and diagnostic instruments. Its product lines include analyzers for automotive and medical applications sold through Original Equipment Manufacturers, and portable spectrum analysis instrumentation sold to end users. The Company's products are sold primarily in domestic and European markets.

CASH AND CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

    The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

    Effective August 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115 ("FAS 115") "Accounting for Certain Investments in Debt and Equity Securities". Adoption of FAS 115 had no material effect on the Company's financial position or results of operations. In accordance with the provisions of FAS 115, the Company classifies its investments, and accounts for changes in fair value, as follows:

    - Debt securities that the Company has the positive intent and ability to hold to maturity are classified as HELD-TO-MATURITY SECURITIES and reported at amortized cost.

    - Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as TRADING SECURITIES and reported at fair value, with unrealized gains and losses included in earnings.

    - Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as AVAILABLE-FOR-SALE SECURITIES and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders' equity.

    Investments at July 30, 1995 and July 31, 1994 consist principally of United States treasury notes and municipal obligations (principally various State of California and various California county and agency obligations). These investments are classified as available-for-sale securities and are stated at cost which approximates fair value. Certain investments with maturities beyond one year of the balance sheet date are classified as current assets since management intends to redeem such investments prior to maturity.

                              ANDROS INCORPORATED

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories are valued at the lower of cost (standard cost which approximates first-in, first-out) or market.

PLANT AND EQUIPMENT

    Depreciation is computed using the straight-line method and the estimated useful lives of the related assets which generally range from two to ten years. The Company's building lease renewal options extend to August 2020, and amortization of related leasehold improvements is based on the expectation that renewal options will be exercised. The Company considers the estimated useful life of the leasehold improvements when evaluating the period over which the cost of leasehold improvements are amortized. Maintenance and repairs are charged against income as incurred, and major improvements are capitalized. Parts tooling costs, including software development costs, are capitalized, included in machinery and equipment, and amortized generally on a unit-of-production basis.

GOODWILL

    Goodwill is amortized using the straight-line method over the period of expected benefit which is estimated to be fifteen years.

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates its long-lived assets for potential impairment by analyzing the operating results, trends and prospects of its products, including gross cash flows therefrom, as well as comparing them to their competitors. The Company also takes into consideration any other events or circumstances that might indicate potential impairment. Based upon these evaluations, the Company has determined that no impairment of recorded long-lived assets has occurred.

RESEARCH AND DEVELOPMENT

    Research and development expenses are charged against income as incurred.

REVENUE RECOGNITION

    Revenue from product sales is recognized at the time the product is shipped. Revenue from extended warranty contracts is recognized over the terms of the contracts using the straight-line method.

WARRANTY COSTS

    The Company provides for specific warranty items when they become known and expenses routine warranty repairs as incurred.

INCOME TAXES

    In the first quarter of fiscal 1994, the Company adopted, effective as of July 25, 1993, Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes". FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, FAS 109 generally considers all expected future events other than enactments of changes in the tax laws or rates. Previously, the Company used the asset and liability

                              ANDROS INCORPORATED

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) approach provided under Statement of Financial Accounting Standards No. 96 that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts. Adoption of FAS 109 had no effect on the Company's previously recorded deferred tax liability.

EARNINGS PER SHARE

    Earnings per share is computed using the weighted average number of shares outstanding plus common stock equivalents such as stock options, warrants and convertible debt. The number of shares used in the computation of earnings per share for the three years was 4,820,900 in fiscal 1995, 4,797,900 in fiscal 1994 and 4,698,600 in fiscal 1993.

NOTE 3--ACQUISITION OF SCITEC CORPORATION

    In December 1993, the Company acquired Scitec Corporation for $7,000,000 in cash and assumption of liabilities aggregating $1,171,300. Additionally, the Scitec stockholders may become entitled to receive contingent payments of up to $5,750,000 (less certain finders' fees) if and to the extent that revenues from sales and products and services associated with the Scitec business during calendar year 1995 reach specified targets.

    Scitec designs, manufactures and sells spectrum analysis instruments that analyze selected elements contained in the materials tested. These products are sold to end users principally for the detection of lead in paint. The Consolidated Statement of Operations for fiscal 1994 includes the results of operations of Scitec from the date of acquisition. The transaction was accounted for as a purchase and the excess of the aggregate purchase price of $8,171,300 over the fair value of the assets acquired of Scitec of $1,629,500 was recorded as goodwill ($6,541,800). If this acquisition had occurred as of the beginning of the first quarter of fiscal 1993, the Company estimates that pro forma sales would have been approximately $58,608,300 and $43,808,900 in fiscal 1994 and fiscal 1993, respectively. Pro forma net income would have been approximately $7,869,700, $1.64 per share, in fiscal 1994 and approximately $5,503,600, $1.17 per share, in fiscal 1993. (Such pro forma information is unaudited.)

NOTE 4--INVENTORIES

    Inventories consist of the following:

                                                                                    JULY 31,
                                                                   JULY 30, 1995      1994
                                                                   -------------  ------------
Raw materials....................................................  $  14,243,000   $6,055,300
Work in process..................................................      1,977,800    1,401,700
Finished goods...................................................        551,700    1,298,000
                                                                   -------------  ------------
                                                                   $  16,772,500   $8,755,000
                                                                   -------------  ------------
                                                                   -------------  ------------

                              ANDROS INCORPORATED

NOTE 5--PLANT AND EQUIPMENT

    Investment in plant and equipment, at cost, is summarized as follows:

                                                                 JULY 30, 1995  JULY 31, 1994
                                                                 -------------  -------------
Machinery and equipment, including software development
 costs.........................................................  $  15,706,600  $  14,723,300
Furniture and office equipment.................................        193,400        193,400
Leasehold improvements.........................................      3,214,200      3,029,900
                                                                 -------------  -------------
                                                                    19,114,200     17,946,600
Less--Accumulated depreciation and amortization................     13,815,400     12,215,800
                                                                 -------------  -------------
                                                                 $   5,298,800  $   5,730,800
                                                                 -------------  -------------
                                                                 -------------  -------------

    Software development costs are capitalized from the date technological feasibility is established until the product is available for general release. The capitalized costs are amortized beginning when the related products are available for general release, and amortization is calculated on a unit-of-production basis. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software costs requires considerable judgment by management with respect to certain external factors including, but not limited to, anticipated future gross revenue, estimated economic life and changes in software and hardware technologies. At July 30, 1995 and July 31, 1994, capitalized software development costs totaled $258,400 and $535,200, net of related amortization of $2,219,500 and $1,942,700, respectively.

NOTE 6--INCOME TAXES

    The federal and state income tax provision (benefit) consisted of the following:

                                                                    YEAR ENDED
                                                     ----------------------------------------
                                                       JULY 30,      JULY 31,      JULY 25,
                                                         1995          1994          1993
                                                     ------------  ------------  ------------
 Federal
    Current........................................   $  680,100    $4,021,700    $2,326,400
    Deferred.......................................      (96,300)     (811,900)      199,500
                                                     ------------  ------------  ------------
                                                         583,800     3,209,800     2,525,900
                                                     ------------  ------------  ------------

  State
    Current........................................      (33,400)      701,200       598,200
    Deferred.......................................      (38,000)       (1,300)      (31,300)
                                                     ------------  ------------  ------------
                                                         (71,400)      699,900       566,900
                                                     ------------  ------------  ------------
                                                      $  512,400    $3,909,700    $3,092,800
                                                     ------------  ------------  ------------
                                                     ------------  ------------  ------------

    In August 1993, President Clinton signed into law the Omnibus Budget Reconciliation Act of 1993 ("Act"). The Act included certain provisions which affected Andros including, but not limited to, retroactive reinstatement of the research and development tax credit, effective as of the beginning of fiscal year 1993, and increasing the corporate tax rate from 34% to 35% for corporate taxable income in excess of $10 million. The one-time adjustment to recorded deferred income taxes for the increase in the corporate tax rate and the benefit resulting from the retroactive reinstatement of the research and development tax credit was a net benefit of approximately $65,000 which was recorded in the first quarter of fiscal year 1994.

                              ANDROS INCORPORATED

NOTE 6--INCOME TAXES (CONTINUED)
    The deferred income tax liability (asset) is comprised of the following:

                                                                     JULY 30,
                                                                       1995      JULY 31, 1994
                                                                   ------------  -------------
 Depreciation and amortization...................................   $  819,200   $     992,000
  DISC dividend..................................................       43,000          88,000
  Other..........................................................       39,200          39,100
                                                                   ------------  -------------
      Gross deferred tax liabilities.............................      901,400       1,119,100
                                                                   ------------  -------------

  Employee benefits..............................................     (109,100)        (72,200)
  State income taxes.............................................     (135,200)       (283,700)
  Bad debt expense...............................................     (184,100)        (23,300)
  Inventory adjustment...........................................      (78,000)       (154,700)
  Acquired loss carryforwards (Scitec)...........................     (408,600)       (408,600)
  Other..........................................................      (15,100)        (71,000)
                                                                   ------------  -------------
      Gross deferred tax assets..................................     (930,100)     (1,013,500)
  Less--valuation allowance......................................      408,600         408,600
                                                                   ------------  -------------
      Gross deferred tax assets, net.............................     (521,500)       (604,900)
                                                                   ------------  -------------
                                                                    $  379,900   $     514,200
                                                                   ------------  -------------
                                                                   ------------  -------------

    At July 30, 1995, the Company had available approximately $1,093,000 and $26,000 of net operating loss and tax credit carryforwards, respectively. These carryforwards were acquired in connection with the fiscal 1994 acquisition of Scitec (Note 3). Goodwill will be reduced in the future to the extent these carryforwards are utilized to reduce Scitec's future taxable income. A valuation allowance equal to the tax benefit applicable to these carryforwards has been recorded at July 30, 1995 and July 31, 1994.

    The provision for income tax differs from the amounts that would be computed by applying the federal statutory rate of 34% for the following reasons:

                                                                    YEAR ENDED
                                                     ----------------------------------------
                                                       JULY 30,      JULY 31,      JULY 25,
                                                         1995          1994          1993
                                                     ------------  ------------  ------------
Computed expected tax provision....................   $1,148,500    $4,056,000    $3,048,000
State income taxes, net of federal income tax
  benefit..........................................      (47,100)      488,000       374,200
FSC benefit........................................     (103,800)     (382,000)     (230,000)
Research and development credits...................     (443,500)     (161,000)
Tax exempt interest income.........................     (297,600)     (206,000)
Amortization of goodwill...........................      264,700        74,000
Other..............................................       (8,800)       40,700       (99,400)
                                                     ------------  ------------  ------------
                                                      $  512,400    $3,909,700    $3,092,800
                                                     ------------  ------------  ------------
                                                     ------------  ------------  ------------

NOTE 7--SHAREHOLDERS' EQUITY

SHAREHOLDERS' NOTES RECEIVABLE

    The shareholders' notes receivable were notes from employees for the exercise of stock option. These notes bore interest at 9% and were fully repaid in fiscal 1995.

                              ANDROS INCORPORATED

NOTE 7--SHAREHOLDERS' EQUITY (CONTINUED)
STOCK OPTIONS

    During fiscal 1992, the shareholders approved an amendment and restatement of the Company's three existing stock plans: the 1980 Employee Stock Option Plan ("1980 Employee Plan"), the 1989 Employee Stock Option Plan ("1989 Employee Plan"), and the Company's Stock Option Plan for Directors ("Directors Plan") which consolidated the existing plans into a single stock plan, increased by 250,000 shares the number of shares for which options may be granted and amended various other terms and provisions contained in such plans. Accordingly, all outstanding options under the 1980 and 1989 Employee Plans and Directors Plan have been incorporated into the Option Plan. However, each outstanding option incorporated into the Option Plan will continue to be governed by the terms and conditions of the instrument evidencing such grant, and nothing in the Option Plan will affect the rights and obligations of the holders of such options with respect to their acquisition of shares of Andros' common stock thereunder or their exercise of any outstanding stock appreciation rights thereunder. In December 1992, the shareholders approved an amendment to the Option Plan increasing the number of shares reserved for issuance thereunder by 300,000 shares. In fiscal 1994, the shareholders approved an additional amendment to the Option Plan further increasing the number of shares reserved for issuance thereunder by an additional 300,000 shares. At July 30, 1995, 364,453 shares of common stock were available for future grants under the Option Plan.

    Pursuant to the Company's Option Plan, the Compensation Committee of the Board of Directors may grant options to key employees to purchase shares of common stock either as an incentive stock option or as a non-qualified stock option. The exercise price of incentive stock options granted may not be less than 100% of the fair market value of the common stock on the date of grant, and the exercise price of non-qualified options granted may not be less than 85% of the fair value of the common stock on the date of grant. Options granted terminate within ten years after the date of the grant and vest daily over three to five-year periods. The Board of Directors may provide for acceleration of vesting at its discretion. In the event of certain changes in control of the Company, vesting of outstanding options will automatically accelerate. In the event of certain other corporate transactions, unless assumed by a successor corporation, vesting of outstanding options will automatically accelerate, and the options will expire if not exercised prior to the consummation of such corporate transaction. The Plan contains a stock appreciation right feature whereby the Compensation Committee, at its discretion, may settle the whole or any part of an exercisable installment of an option in exchange for the surrender of such installment or partial installment. The settlement offer may be made in shares of common stock, cash or both. The settlement offer shall be equal to the excess of the fair market value of the shares over the option's exercise price. The exercise price may be paid in the form of cash or the tender of outstanding shares with a market value equal to the exercise price. In addition, certain limited stock appreciation rights have been granted to officers and directors of the Company in tandem with their outstanding options. Any option with such a limited stock appreciation right in effect for at least six months will automatically be canceled upon the occurrence of certain hostile takeovers, and the optionee will in turn be entitled to a cash distribution from the Company based upon the takeover price and the option price.

    New Board members will automatically be granted a non-qualified stock option to purchase 25,000 shares of common stock. Each automatic grant will be equal to 100% of the fair market value per share of the common stock on the date of grant. Options granted terminate within ten years of the date of grant: 15,000 shares vest after one year of Board service, and 5,000 shares vest upon the completion of each of the next two years of Board service thereafter.

                              ANDROS INCORPORATED

NOTE 7--SHAREHOLDERS' EQUITY (CONTINUED)
    The following summarizes the activity for the Option Plan:

                                     FISCAL 1995                 FISCAL 1994                 FISCAL 1993
                              --------------------------  --------------------------  --------------------------
                              NUMBER OF    OPTION PRICE   NUMBER OF    OPTION PRICE   NUMBER OF    OPTION PRICE
                                SHARES      PER SHARE       SHARES      PER SHARE       SHARES      PER SHARE
                              ----------  --------------  ----------  --------------  ----------  --------------
Beginning balance...........    807,895       $5.50-6.25    781,862      $4.50-16.25    652,297      $4.50-10.84
Granted.....................          0                     153,000     $12.96-13.81    212,000     $13.81-16.25
Exercised...................    (32,292)     $5.96-13.81   (126,203)     $4.50-13.81    (74,680)     $4.50-10.84
Terminated..................    (57,140)    $8.125-13.81       (764)     $7.66-8.125     (7,755)      $6.75-8.51
                              ----------  --------------  ----------  --------------  ----------  --------------
Ending balance..............    718,463      $5.50-16.25    807,895      $5.50-16.25    781,862      $4.50-16.25
                              ----------  --------------  ----------  --------------  ----------  --------------
                              ----------  --------------  ----------  --------------  ----------  --------------
Exercisable.................    537,207                     427,690                     368,923
                              ----------                  ----------                  ----------
                              ----------                  ----------                  ----------

    The exercise of stock options resulted in an increase in common stock of $353,412, $1,124,700 and $582,200 in fiscal 1995, 1994 and 1993, respectively.

NON-QUALIFIED STOCK OPTIONS

    Tax benefits realized by the Company from the exercise of non-qualified stock options issued under stock option plans that result in ordinary income to the optionee are added to shareholders' equity in the year benefits are realized.

EMPLOYEE PARTICIPATION PLANS

    The Company has a stock purchase plan which permits employees to purchase Andros' common stock at the lower of 85% of fair market value at the date of purchase or 85% of the fair market value at the date of commencement of the offering period. In addition, the Company has a Savings and Investment 401(k) Plan ("Savings Plan") which, until amended in fiscal 1992, provided for matching contributions by the Company, which may be settled through contributions of the Company's common stock to the Savings Plan. The amended Savings Plan calls for cash contributions only. Common stock increased $28,500, $32,000 and $36,300 in fiscal 1995, 1994 and 1993, respectively, as a result of employee stock purchases under these plans.

    At July 30, 1995, the Company has reserved 1,100,340 shares for issuance under the above described stock option and stock purchase plan.

STOCK REPURCHASES

    In May 1994, the Board of Directors approved a stock repurchase program authorizing the purchase of up to 500,000 shares of Andros' common stock on the open market. To date, 56,000 shares have been repurchased for a cost of $839,000. The Company intends to utilize these repurchased shares for issuances of common shares applicable to options exercised under its stock option plans.

NOTE 8--SALES TO MAJOR CUSTOMERS AND EXPORT SALES

    During fiscal 1995, 42% of the Company's sales were made to three customers that individually accounted for more than 10% of total sales. During fiscal 1994, 25% of the Company's sales were made to two customers that individually accounted for more than 10% of total sales. During fiscal 1993, 55% of the Company's sales were made to four customers that individually accounted for more than 10% of total sales. The Company's export sales for fiscal 1995, 1994 and 1993 amounted to $23,796,000, $36,356,400 and

                              ANDROS INCORPORATED

NOTE 8--SALES TO MAJOR CUSTOMERS AND EXPORT SALES (CONTINUED)
$27,890,300, respectively. The Company maintains a sales office in Zurich, Switzerland and a service depot in Belp, Switzerland. Export sales are transacted in United States dollars.

NOTE 9--COMMITMENTS

    The Company occupies office and plant facilities worldwide under various lease agreements. The Berkeley facility is leased under an agreement expiring in August 2005 at an annual rental of $242,800. This lease agreement contains renewal options for an additional 15 years. Total rent expense for fiscal years 1995, 1994 and 1993 was $406,200, $398,900 and $346,800, respectively.

NOTE 10--CONCENTRATION OF CREDIT RISK

    The Company invests its excess cash primarily in short-term U.S. Treasury securities and corporate obligations. The investments generally mature within one year and are therefore subject to little market risk. The Company has not incurred losses related to these investments.

    Concentrations of credit risk with respect to trade receivables are mitigated due to the small number of large creditworthy customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed. The company maintains reserves for potential credit losses, and such losses, in the aggregate, have not exceeded management's expectations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors and Shareholders,

Andros Holdings Inc.:

We have audited the accompanying consolidated balance sheet of Andros Holdings Inc. as of July 31, 1996, and the related consolidated statements of operations, shareholders' deficit and cash flows for the period from December 5, 1995 (date of incorporation) to July 31, 1996, and the consolidated statements of operations, shareholders' equity and cash flows of Andros Incorporated for the period from July 31, 1995 to March 26, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Andros Holdings Inc. at July 31, 1996, and the results of its operations and its cash flows for the period from December 5, 1995 (date of incorporation) to July 31, 1996, and the consolidated statements of operations, shareholders' equity and cash flows of Andros Incorporated for the period from July 31, 1995 to March 26, 1996, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

San Jose, California

September 23, 1996

                                     ANDROS

                           CONSOLIDATED BALANCE SHEET

                                                                                                        ANDROS
                                                                                                    HOLDINGS INC.
                                                                                                    JULY 31, 1996
                                                                                                    --------------
                                                      ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................................................................  $      702,100
  Accounts receivable, less allowance for doubtful accounts of $1,190,200.........................       7,090,700
  Income tax refund receivable....................................................................       3,049,900
  Inventories.....................................................................................       9,713,400
  Prepaid expenses and other assets...............................................................         540,700
  Deferred tax asset..............................................................................       2,546,000
                                                                                                    --------------
    TOTAL CURRENT ASSETS..........................................................................      23,642,800

Plant and equipment, net..........................................................................       6,602,300
Goodwill and other intangible assets, less accumulated amortization of $302,800...................      21,395,000
Loan origination fees, net........................................................................       3,525,200
Other assets......................................................................................         258,800
                                                                                                    --------------
    TOTAL ASSETS..................................................................................  $   55,424,100
                                                                                                    --------------
                                                                                                    --------------

                                                   LIABILITIES

CURRENT LIABILITIES

  Accounts payable................................................................................  $    3,309,900
  Accrued liabilities.............................................................................       5,776,200
  Revolving loan..................................................................................       4,200,000
  Term loan, current portion......................................................................       2,875,000
                                                                                                    --------------
    TOTAL CURRENT LIABILITIES.....................................................................      16,161,100

Deferred income taxes.............................................................................       5,662,000
Term loan, net of current portion.................................................................      22,720,700
Subordinated debt.................................................................................      14,494,500
                                                                                                    --------------
    TOTAL LIABILITIES.............................................................................      59,038,300
                                                                                                    --------------

Commitments (Note 6)

                                              SHAREHOLDERS' DEFICIT

Common shares, $.01 par value,
  Authorized: 300,000 shares
  Issued and outstanding: 89,800 shares...........................................................             900
Additional paid-in capital........................................................................      18,475,800
Accumulated deficit...............................................................................     (22,090,900)
                                                                                                    --------------
    TOTAL SHAREHOLDERS' DEFICIT...................................................................      (3,614,200)
                                                                                                    --------------
    TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT...................................................  $   55,424,100
                                                                                                    --------------
                                                                                                    --------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                     ANDROS

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  ANDROS
                                                                     ANDROS      HOLDINGS
                                                                   INCORPORATED    INC.
                                                                   -----------  -----------
                                                                   PERIOD FROM
                                                                    JULY 31,
                                                                      1995      PERIOD FROM
                                                                    TO MARCH    INCORPORATION
                                                                       26,      TO JULY 31,
                                                                      1996         1996
                                                                   -----------  -----------
Sales, net.......................................................  $26,933,400  $16,226,100
                                                                   -----------  -----------
Operating expenses:
  Cost of sales..................................................   19,256,300    9,958,100
  Inventory write-downs..........................................    3,866,000
  Research and development.......................................    3,418,100    1,184,800
  Marketing, general and administrative..........................    6,937,100    2,187,600
  Write-off of purchased in-process technology...................                22,700,000
  Stock option buy-out...........................................    4,113,800
  Warranty expense...............................................    1,880,000       97,000
  Bad debt expense...............................................      976,000       20,400
                                                                   -----------  -----------
    Total operating expenses.....................................   40,447,300   36,147,900
                                                                   -----------  -----------
      Operating loss.............................................  (13,513,900) (19,921,800)
                                                                   -----------  -----------
Interest and other income and expense:
  Interest expense...............................................        6,000    1,909,700
  Interest income................................................     (836,200)    (283,900)
  Other, net.....................................................        3,600      (54,700)
                                                                   -----------  -----------
    Total interest and other income and expense..................     (826,600)   1,571,100
                                                                   -----------  -----------
      Loss before income taxes...................................   12,687,300   21,492,900

Income tax provision (benefit)...................................   (5,613,100)     598,000
                                                                   -----------  -----------
        Net loss.................................................  $(7,074,200) $(22,090,900)
                                                                   -----------  -----------
                                                                   -----------  -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                     ANDROS

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                       RETAINED
                                       COMMON SHARES      ADDITIONAL   EARNINGS
                                    --------------------   PAID-IN    (ACCUMULATED
ANDROS INCORPORATED                  SHARES     AMOUNT     CAPITAL     DEFICIT)       TOTAL
                                    ---------  ---------  ----------  -----------  -----------

BALANCES, JULY 31, 1995...........  4,568,400  $  45,684  $33,901,016 $24,421,500  $58,368,200
Net loss..........................                                     (7,074,200)  (7,074,200)
Common shares issued, net of
  issuance costs, upon exercise of
  options.........................    137,000      1,370   1,305,430                 1,306,800
Common shares issued, net of
  issuance costs, upon purchases
  under employee stock purchase
  plan............................      1,000         10      13,990                    14,000
                                    ---------  ---------  ----------  -----------  -----------

BALANCES, MARCH 26, 1996..........  4,706,400  $  47,064  $35,220,436 $17,347,300  $52,614,800
                                    ---------  ---------  ----------  -----------  -----------
                                    ---------  ---------  ----------  -----------  -----------

 -------------------------------------------------------------------------------------------

ANDROS HOLDINGS INC.

Common shares issued, net of
  issuance costs, for cash in
  March 1996......................     89,800  $     900  $16,999,100              $17,000,000
Issuance of warrants..............                         1,390,800                 1,390,800
Issuance of equity units, net of
  repurchases.....................                            85,900                    85,900
Net loss from incorporation to
  July 31, 1996...................                                    $(22,090,900) (22,090,900)
                                    ---------  ---------  ----------  -----------  -----------

BALANCES, JULY 31, 1996...........     89,800  $     900  $18,475,800 $(22,090,900) $(3,614,200)
                                    ---------  ---------  ----------  -----------  -----------
                                    ---------  ---------  ----------  -----------  -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                     ANDROS

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                               ANDROS
                                                                             INCORPORATED   ANDROS
                                                                             -----------   HOLDINGS
                                                                             PERIOD FROM     INC.
                                                                              JULY 31,    -----------
                                                                                1995      PERIOD FROM
                                                                              TO MARCH    INCORPORATION
                                                                                 26,      TO JULY 31,
                                                                                1996         1996
                                                                             -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...................................................................  $(7,074,200) $(22,090,900)
Adjustments to reconcile net income to net cash flows from operating activities:
  Depreciation.............................................................      883,000      594,900
  Amortization, including goodwill and software development costs..........      680,700      712,200
  Allowance for doubtful accounts..........................................      975,900       20,400
  Provision for excess and obsolete inventories............................    3,866,000     (481,700)
  Deferred income tax benefit..............................................   (2,925,900)
  Write-off of in-process technology.......................................                22,700,000
  Changes in assets and liabilities, net of amounts acquired:
      Accounts receivable..................................................     (478,800)     623,600
      Income tax refund receivable.........................................   (3,049,900)
      Inventories..........................................................    2,733,700      941,100
      Prepaid expenses and other assets....................................      570,100     (241,400)
      Accounts payable.....................................................     (980,300)     565,100
      Warranty reserve.....................................................    1,376,000     (331,800)
      Payroll and employee benefits........................................      380,800     (529,500)
      Other accrued liabilities............................................    5,997,500    1,365,100
                                                                             -----------  -----------
    Net cash flows provided by operating activities........................    2,954,600    3,847,100
                                                                             -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of Andros Inc., net of cash acquired...........................               (57,822,700)
  Purchase of available-for-sale investments...............................  (12,743,000)
  Proceeds from sale of available-for-sale investments.....................   29,143,200
  Purchases of property and equipment......................................     (432,900)    (106,800)
  Additions to patents.....................................................      (22,000)     (15,300)
                                                                             -----------  -----------
    Net cash flows provided by (used in) investing activities..............   15,945,300  (57,944,800)
                                                                             -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowing under tender facility..........................................                24,800,000
  Repayment of tender facility.............................................               (24,800,000)
  Borrowings under subordinated loan.......................................                15,000,000
  Borrowings under term loan...............................................                27,000,000
  Repayment of term loan...................................................                  (625,000)
  Net borrowings under revolving loan......................................                 4,200,000
  Loan origination fees....................................................                (3,792,000)
  Proceeds from issuance of common stock...................................    1,320,800   17,000,000
  Proceeds from sale of equity award units.................................                   414,700
  Repurchase of equity award units.........................................                  (328,800)
  Stock option buyout......................................................                (4,069,100)
                                                                             -----------  -----------
    Net cash flows provided by financing activities........................    1,320,800   54,799,800
                                                                             -----------  -----------

Net change in cash and cash equivalents....................................   20,220,700      702,100
Cash and cash equivalents at beginning of period...........................    9,612,000
                                                                             -----------  -----------
Cash and cash equivalents at end of period.................................  $29,832,700  $   702,100

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Income taxes paid......................................................  $    29,300  $     2,000
    Interest paid..........................................................  $     5,500  $   394,715

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
    Issuance of warrants...................................................               $ 1,390,800

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                     ANDROS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

Andros Holdings Inc. and its wholly owned subsidiaries, Andros Incorporated, Scitec Inc. and Andros Foreign Sales Corporation (Andros Holdings or collectively the Company) design, manufacture, sell and service measurement, analytic and diagnostic devices for medical, automotive and environmental applications. Andros Holdings, incorporated in the state of Delaware on December 5, 1995, had no material operations prior to March 26, 1996. The fiscal year end of Andros Holdings is December 31.

Genstar Capital Partners II, L.P. (Genstar) formed Andros Holdings for the purpose of acquiring Andros Incorporated (a U.S. publicly traded corporation). On March 26, 1996 Andros Holdings, through Andros Acquisition Inc. (Andros Acquisition), a wholly owned subsidiary, purchased, through a public tender offer, the outstanding stock of Andros Incorporated (Andros) for $18.00 per share. As of May 14, 1996, Andros Holdings acquired the remaining Andros shares it did not own. Upon the completion of the acquisition of Andros, Andros Acquisition was merged into Andros and was liquidated. Minority interest related to the loss between March 27, 1996 and May 14, 1996 was not material. The total acquisition price was approximately $88.1 million which was paid in cash. In connection with the transaction, the Company issued common stock for $17 million, and Andros Acquisition entered into a $15 million subordinated loan agreement, a $27 million term credit facility and a $15 million revolving credit facility of which $5.4 million was used.

The acquisition of Andros was accounted for as a purchase as of March 27, 1996. The total purchase price of $88.1 million (including the costs of acquisition of $2.9 million), has been allocated to the net assets acquired based on their estimated fair values as of March 26, 1996. The Company allocated a portion of the purchase price to various in-process research and development projects that had identifiable economic value and expensed this value as of the date of the acquisition. The purchased technology is related to the Company's products which are technically feasible and which have proven commercial feasibility, and accordingly, the fair value of the purchased technology is amortized on a straight-line basis over the period of expected benefit which is estimated to be 25 years.

The fair value of the assets acquired (net of cash acquired of $30,318,700) and liabilities assumed were as follows:

In-process technology..........................................  $22,700,000
Purchased technology...........................................   12,444,000
Inventories....................................................   10,172,800
Goodwill.......................................................    8,845,500
Receivables....................................................    7,734,700
Plant and equipment............................................    7,090,400
Prepaids and other current assets..............................    5,895,200
Other assets...................................................      688,400
Payables and accrued liabilities...............................  (12,086,300)
Deferred taxes.................................................   (5,662,000)
                                                                 -----------
                                                                 $57,822,700
                                                                 -----------
                                                                 -----------

2. PROPOSED MERGER WITH NOVAMETRIX MEDICAL SYSTEMS INC.:

On July 29, 1996, Andros Holdings entered into a merger agreement, as amended, with a U.S. publicly traded company, Novametrix Medical Systems Inc. (Novametrix), in which shareholders of Andros Holdings will receive common stock and certain anti-dilutive rights in exchange for shares of Andros

                                                                     (CONTINUED)

                                     ANDROS

2. PROPOSED MERGER WITH NOVAMETRIX MEDICAL SYSTEMS INC.: (CONTINUED)
Holdings. The merger agreement contains certain terms and conditions including: an earn-out shares provision, accuracy of representations and warranties, approval of the transaction by Novametrix shareholders and execution of a voting agreement. The merger agreement also provides for a termination fee of $3 million and other costs as defined, to be paid in certain circumstances by the terminating party to the other party.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION:

The consolidated financial statements include consolidated operating results of Andros (Andros operated on a 52-53 week fiscal year ending the last Sunday in July), for the period from July 31, 1995 to March 26, 1996 and the consolidated financial statements for Andros Holdings and its wholly owned subsidiaries for the period from incorporation to July 31, 1996 (Andros Holdings had no material operating activity from December 5, 1995 (date of incorporation) to March 26,
1996). All significant intercompany accounts and transactions have been eliminated in consolidation.

BUSINESS AND CREDIT CONCENTRATIONS:

Andros operates in a single industry segment--the design, manufacture and service of measurement, analytic and diagnostic instruments. Its product lines include analyzers for automotive and medical applications sold through original equipment manufacturers, and portable spectrum analysis instrumentation sold to end users. Andros' products are sold in domestic and international markets.

CASH AND CASH EQUIVALENTS:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

INVENTORIES:

Inventories are valued at the lower of cost (standard cost which approximates first-in, first out) or market. The Company's inventories include high technology components that may be specialized in nature and subject to technological obsolescence. While the company attempts to minimize the required inventory on hand and considers technological obsolescence when estimating required reserves to reduce recorded amount to market value, it is reasonably possible that such estimates could change in the near future.

The Consolidated Statement of Operations of Andros Incorporated for the period from July 31, 1995 to March 26, 1996 includes a provision for excess and obsolete inventories in the amount of $3,866,000 based on the Company's estimates of future realizability.

PLANT AND EQUIPMENT:

Depreciation is computed using the straight-line method and the estimated useful lives of the related assets which generally range from two to ten years. The Company's building lease renewal options extend to August 2020, and amortization of related leasehold improvements is based on the expectation that renewal options will be exercised. The Company considers the estimated useful life of the leasehold improvements

                                                                     (CONTINUED)

                                     ANDROS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) when evaluating the period over which the cost of leasehold improvements are amortized. Maintenance and repairs are charged against income as incurred and major improvements are capitalized. Tooling costs, including software development costs, are capitalized when appropriate, and are included in machinery and equipment, and amortized generally on a unit-of-production basis.

IMPAIRMENT OF LONG-LIVED ASSETS:

During March 1995, the Financial Accounting Standards Board issued Statement No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires the Company to review for impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets whenever events or changes in circumstance indicate that the carrying amount of an asset might not be recoverable. In certain situations, an impairment loss would be recognized.

Andros evaluates its long-lived assets for potential impairment by analyzing the operating results, trends and prospects of its products, including gross cash flows therefrom, as well as comparing them to their competitors. The Company also takes into consideration any other events or circumstances that might indicate potential impairment. Based upon these evaluations, the Company has determined that no impairment of recorded long-lived assets has occurred.

RESEARCH AND DEVELOPMENT:

Research and development costs are charged to expense as incurred.

REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS:

Revenue from product sales is recognized at the time the product is shipped and after all significant conditions of sale have been met. The Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

FOREIGN CURRENCY ACCOUNTING:

Substantially all of Andros' sales are denominated in U.S. dollars. Foreign currency transactions during the period are immaterial and are included in operations.

WARRANTY COSTS:

The Company's products generally have a warranty period of three months to 18 months from customer receipt. Estimated future costs of repair, replacement and customer accommodations are reflected in the accompanying consolidated financial statements.

INCOME TAXES:

Income taxes are accounted for using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities

                                                                     (CONTINUED)

                                     ANDROS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

The carrying amounts of cash and cash equivalents, and accrued liabilities are a reasonable estimate of their fair value due to their short term nature. The estimated values of Andros Holdings' long term debt are based on interest rates at July 31, 1996 for issues with similar remaining maturities.

The estimated fair value amounts of Andros Holdings' financial instruments have been determined by Andros Holdings, using appropriate market information and valuation methodologies. Considerable judgment is required to develop the estimates of fair value; thus, the estimates provided herein are not necessarily indicative of the amounts that could be realized in a current market exchange.

Andros Holdings calculates the fair value of financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the book value of those financial instruments. When the fair value is equal to the book value, no additional disclosure is made. Andros Holdings uses quoted market prices whenever available to calculate these fair values. When quoted market prices are not available, Andros Holdings uses standard pricing models for various types of financial instruments which take into account the present value of estimated future cash flows. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amounts.

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

RECENT PRONOUNCEMENTS:

During October 1995, the Financial Accounting Standards Board issued Statement No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," which established a fair value based method of accounting for stock-based compensation plans and requires additional disclosures for those companies who elect not to adopt the new method of accounting. While the Company studies the impact of this pronouncement, it continues to account for stock options under APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123 will be effective for fiscal years beginning after December 15, 1995 and will require the Company to provide additional disclosures in the financial statements for the year ending December 31, 1996.

                                                                     (CONTINUED)

                                     ANDROS

4. BALANCE SHEET:

INVENTORIES:

Inventories at July 31, 1996 comprise:

  Raw materials.................................................  $9,056,900
  Work-in-process...............................................    367,100
  Finished goods................................................    289,400
                                                                  ---------
                                                                  $9,713,400
                                                                  ---------
                                                                  ---------
PLANT AND EQUIPMENT, NET:

Plant and equipment at July 31, 1996 comprise:

  Machinery and equipment.......................................  $5,034,700
  Furniture and office equipment................................     25,400
  Leasehold improvements........................................  2,137,100
                                                                  ---------
                                                                  7,197,200
  Less accumulated depreciation and amortization................   (594,900)
                                                                  ---------
                                                                  $6,602,300
                                                                  ---------
                                                                  ---------

ACCRUED LIABILITIES:

Accrued liabilities as of July 31, 1996 comprise:

Income taxes payable............................................  $1,040,800
Warranty reserve................................................  1,094,200
Accrued interest................................................    783,900
Professional fees...............................................    688,400
Payroll and employee benefits...................................    625,500
Other...........................................................  1,543,400
                                                                  ---------
                                                                  $5,776,200
                                                                  ---------
                                                                  ---------

5. DEBT:

TENDER FACILITY:

The Company used a tender facility of $24.8 million, bearing interest at 10% per annum, to finance the purchase of 58% of Andros. The tender facility was repaid with interest on May 15, 1996 through the use of a term loan facility (see following). The loan was collateralized by substantially all assets of the Company including the shares of its subsidiaries.

TERM LOAN:

On March 25, 1996, the Company entered into a $27 million term loan facility with certain banks. The term loan bears interest at a variable rate determined by reference to the base rate (which is defined as 1.75% plus the higher of (i) the Prime Rate or (ii) the rate which is 0.5% in excess of the Federal Funds Effective

                                                                     (CONTINUED)

                                     ANDROS

5. DEBT: (CONTINUED)
Rate) or Adjusted Eurodollar Rate (8.5% and 10% as of July 31, 1996). Repayment of the principal is due quarterly commencing June 30, 1996, and ending March 31, 2001, at $625,000 per quarter and increasing by $375,000 up to a maximum payment of $2,000,000 per payment after each fourth payment, until maturity. The term loan may be repaid without penalty. The full amount of the facility was drawn on May 15, 1996. The loan is collateralized by substantially all assets of the Company including the shares of its subsidiaries. Certain financing costs amounting to $2,142,800 have been capitalized and are being amortized over the term of the loan using the effective interest method. The terms of the term loan facility require the Company to maintain certain financial ratios, to place certain limitations on declaration and payment of dividends and similar distributions and to comply with other financial covenants.

SUBORDINATED LOAN:

On March 25, 1996, the Company entered into a $15 million subordinated loan agreement with certain lenders. The loan requires quarterly interest payments in arrears, commencing May 15, 1996, at an annual interest rate of 13%. Principal repayments of $1,875,000 are due quarterly, commencing with the earlier of (i) the quarter ending on June 30, 2001, or (ii) the quarter immediately following repayment in full of the term loan facility. Certain financing costs amounting to $1,649,200 have been capitalized and amortized over the term of the loan. The terms of the subordinated loan agreement require the Company to maintain certain financial ratios and to comply with other financial covenants.

WARRANTS:

In connection with the term loan and subordinated loan agreement, the Company issued warrants to the lenders of the term loan and the subordinated loan to acquire up to a total of 8,000 Class A Common Shares, at an exercise price of $0.01 per share at any time prior to March 25, 2006. The difference between the exercise price of the warrants and the fair value of the Class A Common Shares at the time of the issue of the warrants was approximately $1,390,800, which was accounted for as additional paid-in capital and a discount to the related debt. The discount is amortized over the term of the related debt using the effective interest method.

MATURITY:

The aggregate maturities of the term loan and subordinated loan at July 31, 1996, are as follows:

1997...........................................................  $2,875,000
1998...........................................................   4,375,000
1999...........................................................   5,875,000
2000...........................................................   7,250,000
2001...........................................................   7,875,000
Thereafter.....................................................  13,125,000
                                                                 ----------
                                                                 41,375,000
Less:
  Current portion..............................................  (2,875,000)
  Unamortized discounts........................................  (1,284,800)
                                                                 ----------
                                                                 $37,215,200
                                                                 ----------
                                                                 ----------

                                                                     (CONTINUED)

                                     ANDROS

5. DEBT: (CONTINUED)
REVOLVING LOAN:

On March 25, 1996 the Company entered into a $15 million Revolving Loan facility. Loans under this facility bear interest at a variable rate determined by reference to the base rate (which is defined as 1.75% plus the higher of (i) the Prime Rate or (ii) the rate which is 0.5% in excess of the Federal Funds Effective Rate) or the Adjusted Eurodollar Rate (10% as of July 31, 1996). The loan, which expires on March 31, 2001, is collateralized by substantially all assets of the Company including the shares of its subsidiaries. As of July 31, 1996, the Company has drawn $4.2 million on this facility. The revolving loan agreement requires the Company to maintain certain financial ratios and to comply with other financial covenants.

6. COMMITMENTS:

The Company occupies office and plant facilities under various operating lease agreements. The main office and manufacturing site in Berkeley, California is leased under an agreement expiring in August 2005 at an annual rental of approximately $257,000 as of July 31, 1996, subject to increases based on appraised market value (currently under negotiation) and periodic adjustment for changes based on the Consumer Price Index. This lease agreement contains renewal options for an additional 15 years. Total rent expense for the period from July 31, 1995 to March 26, 1996 and the period from March 27, 1996 to July 31, 1996 was $259,900 and $121,100, respectively.

7. BENEFIT PLAN:

The Andros' Saving and Investment Plan (the Plan) was established pursuant to section 401(k) of the Internal Revenue Code of 1986, as amended. Essentially all employees are eligible to participate and may elect to contribute to the Plan up to 15% of their compensation, subject to certain limitations. The Company matches 50% of an individual participant's contribution in cash each quarter, up to 6% of the participant's salary. The matching contributions approximated $93,447 and $158,500 for the period from March 27, 1996 to July 31, 1996 and for the period from July 31, 1995 to March 26, 1996, respectively.

8. CONCENTRATION OF CREDIT RISK:

Cash and cash equivalents are primarily invested in deposits with one major bank in the United States. Deposits in this bank may exceed the amount of insurance provided on such deposits. Andros has not experienced any losses on deposits of cash and cash equivalents.

Concentrations of credit risk with respect to trade receivables are mitigated due to the small number of large creditworthy customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

9. SHAREHOLDER'S EQUITY:

COMMON STOCK:

The authorized shares of the Company consist of 300,000 shares of which 150,000 shares are voting Class A common shares, par value $.01 per share, and 150,000 shares are nonvoting Class B common shares, par

                                                                     (CONTINUED)

                                     ANDROS

9. SHAREHOLDER'S EQUITY: (CONTINUED)
value $.01 per share. As of July 31, 1996, 89,800 Class A common shares and no Class B common shares were issued and outstanding.

EQUITY UNIT AWARD AGREEMENT:

During March 1996 the Company issued 2,190 Equity Unit Awards (EUA) to four members of the management of Andros for $189.34 per unit. Subsequently, the Company repurchased 1,736 EUAs from a member of management at the issuance price. The holders of the EUAs are entitled to receive, at the option of the Company, Class A common shares or the fair market equivalent upon the earliest of the following events (i) the termination of the participant's employment with the Company for any reason, (ii) a public offering, (iii) the sale of the Company or (iv) the tenth anniversary of the agreement. However, the term may be extended by the stockholders for an additional period not to exceed ten years from the original expiration date.

10. STOCK OPTION PLAN:

All options granted as of March 26, 1996 of Andros, whether or not then exercisable, were repurchased by Andros. The net expense of the repurchase of approximately $4.1 million representing the excess of $18.00 per share over the grant price has been recorded by Andros as compensation expense in the period of July 31, 1995 to March 26, 1996.

In July 1996, the Company authorized the 1996 Equity Incentive Plan (the Plan) under which the Board of Directors may issue incentive and nonqualified stock options to employees, officers, and consultants of the Company. The Board of Directors has the authority to determine to whom options will be granted at prices not lower than fair market value at the date of grant, and nonstatutory options may be granted at prices not lower than 85% of fair market value at the date of grant as determined by the Board of Directors at date of grant. Options granted under the Plan generally become exercisable ratably over 60 months. The right of exercise generally expires ten years from the date of the grants. In connection with the authorization of the Plan, Andros Holdings reserved 10,918 shares of common stock for issuance under the Plan. As of July 31, 1996 no options had been granted. In September 1996 approximately 2,900 options were granted with an exercise price of $189.34 per share.

                                                                     (CONTINUED)

                                     ANDROS

11. INCOME TAXES:

The provision (benefit) for income taxes consists of the following:

                                                                                    ANDROS
                                                                     ANDROS        HOLDINGS
                                                                  INCORPORATED       INC.
                                                                  -------------  ------------
                                                                   PERIOD FROM
                                                                    JULY 31,     PERIOD FROM
                                                                     1995 TO     INCORPORATION
                                                                    MARCH 26,    TO JULY 31,
                                                                      1996           1996
                                                                  -------------  ------------
Current:
  Federal.......................................................  $  (2,247,200)  $  522,500
Deferred:
  Federal.......................................................     (3,018,800)      19,000
  State.........................................................       (347,100)      56,500
                                                                  -------------  ------------
                                                                  $  (5,613,100)  $  598,000
                                                                  -------------  ------------
                                                                  -------------  ------------

The components of the deferred tax assets are as follows:

Deferred tax assets:
  Warranty reserve..............................................  $ 392,200
  Inventory reserves............................................  1,241,500
  Other reserves................................................    835,700
  State net operating loss carryforward.........................     76,600
  Acquired operating loss carryforward of Scitec                    408,600
                                                                  ---------
      Total deferred tax assets.................................  2,954,600
Less valuation allowance........................................   (408,600)
                                                                  ---------
      Net deferred tax assets...................................  $2,546,000
                                                                  ---------
                                                                  ---------

Although realization of the deferred tax assets is not assured, the Company believes that it is more likely than not that all of the deferred tax assets will be realized. The amount of the deferred tax assets considered realizable could be reduced if estimates of future taxable income decline significantly.

At July 31, 1996, Andros Holdings has available approximately $1,093,000 and $26,000 of net operating loss and tax credit carryforwards, respectively. These carryforwards were acquired in connection with the fiscal 1994 acquisition of Scitec. A valuation allowance equal to the tax benefit applicable to these carryforwards has been recorded at July 31, 1996.

                                                                     (CONTINUED)

                                     ANDROS

11. INCOME TAXES: (CONTINUED)
The effective tax rate differs from the statutory federal income tax rate as follows:

                                                                      ANDROS          ANDROS
                                                                   INCORPORATED    HOLDINGS INC.
                                                                   -------------  ---------------
                                                                    PERIOD FROM
                                                                     JULY 31,       PERIOD FROM
                                                                      1995 TO      INCORPORATION
                                                                     MARCH 26,      TO JULY 31,
                                                                       1996            1996
                                                                   -------------  ---------------
Tax at statutory rate............................................        (34.0)%         (34.0)%
Permanent differences............................................          0.4
Goodwill amortization............................................                          0.5
Write-off of in-process technology...............................                         36.4
State taxes......................................................         (2.3)            0.3
Other............................................................         (8.3)           (0.4)
                                                                         -----           -----
                                                                         (44.2)%           2.8%
                                                                         -----           -----
                                                                         -----           -----

12. SUBSEQUENT EVENT:

Subsequent to July 31, 1996, Andros Holdings sold for cash 1,673 shares of its common stock at $189.34 per share to employees and other investors.

13. SIGNIFICANT CUSTOMERS AND EXPORT SALES:

During the period from December 5, 1995 (date of incorporation) to July 31, 1996, 56% of Andros Holdings' sales were made to three customers that individually accounted for more than 10% of total sales. During the period from July 31, 1995 to March 26, 1996, 51% of Andros' sales were made to three customers that individually accounted for more than 10% of total sales. The export sales for the period from December 5, 1995 (date of incorporation) to July 31, 1996 and the period from July 31, 1995 to March 26, 1996 amounted to $8,924,000 and $16,782,200, respectively. Export sales are transacted in United States dollars.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JULY 29, 1996,
                       AS AMENDED AS OF OCTOBER 18, 1996,
                                     AMONG
                        NOVAMETRIX MEDICAL SYSTEMS INC.,
                         NOVAMETRIX ACQUISITION CORP.,
                                      AND
                              ANDROS HOLDINGS INC.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
ARTICLE I.  THE MERGER.....................................................................................           1

  SECTION 1.01 The Merger..................................................................................           1
  SECTION 1.02 Conversion of Shares........................................................................           1
  SECTION 1.03 Surrender and Payment.......................................................................           2
  SECTION 1.04 Stock Options, Equity Units and Warrants....................................................           3
  SECTION 1.05 Fractional Shares...........................................................................           4
  SECTION 1.06 Limited Antidilution Rights.................................................................           4

ARTICLE II.  THE SURVIVING CORPORATION AND NOVAMETRIX......................................................           5

  SECTION 2.01 Certificate of Incorporation................................................................           5
  SECTION 2.02 Bylaws......................................................................................           5
  SECTION 2.03 Directors and Officers......................................................................           5

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................           6

  SECTION 3.01 Corporate Existence and Power...............................................................           6
  SECTION 3.02 Corporate Authorization.....................................................................           6
  SECTION 3.03 Governmental Authorization..................................................................           6
  SECTION 3.04 Non-Contravention...........................................................................           6
  SECTION 3.05 Capitalization..............................................................................           7
  SECTION 3.06 Subsidiaries................................................................................           7
  SECTION 3.07 SEC Filings.................................................................................           7
  SECTION 3.08 Financial Statements........................................................................           8
  SECTION 3.09 Proxy Statement.............................................................................           8
  SECTION 3.10 Absence of Certain Changes..................................................................           8
  SECTION 3.11 No Undisclosed Material Liabilities.........................................................           9
  SECTION 3.12 Litigation..................................................................................           9
  SECTION 3.13 Taxes.......................................................................................          10
  SECTION 3.14 ERISA.......................................................................................          10
  SECTION 3.15 Compliance with Laws........................................................................          11
  SECTION 3.16 Finders' Fees...............................................................................          11
  SECTION 3.17 Vote Required...............................................................................          12
  SECTION 3.18 Intellectual Property.......................................................................          12
  SECTION 3.19 Permits; Company Products; Regulation.......................................................          12
  SECTION 3.20 Section 203 of the Delaware Law.............................................................          13

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF NOVAMETRIX..................................................          13

  SECTION 4.01 Corporate Existence and Power...............................................................          13
  SECTION 4.02 Corporate Authorization.....................................................................          14
  SECTION 4.03 Governmental Authorization..................................................................          14
  SECTION 4.04 Non-Contravention...........................................................................          14
  SECTION 4.05 Capitalization..............................................................................          14
  SECTION 4.06 Subsidiaries................................................................................          15
  SECTION 4.07 SEC Filings.................................................................................          15
  SECTION 4.08 Financial Statements........................................................................          15
  SECTION 4.09 Absence of Certain Changes..................................................................          16
  SECTION 4.10 No Undisclosed Material Liabilities.........................................................          17
  SECTION 4.11 Litigation..................................................................................          17
  SECTION 4.12 Taxes.......................................................................................          17
  SECTION 4.13 ERISA.......................................................................................          17
  SECTION 4.14 Compliance with Laws........................................................................          18

                                                                                                                PAGE
                                                                                                                -----
  SECTION 4.15 Finders' Fees...............................................................................          19
  SECTION 4.16 Opinion of Financial Advisor................................................................          19
  SECTION 4.17 Vote Required...............................................................................          19
  SECTION 4.18 Intellectual Property.......................................................................          19
  SECTION 4.19 Permits; Company Products; Regulation.......................................................          19
  SECTION 4.20 Rights Agreement; Delaware Section 203; Charter Supermajority Provisions; Warrant
    Antidilution...........................................................................................          20
  SECTION 4.21 Proxy Statement.............................................................................          21

ARTICLE V.  COVENANTS OF THE COMPANY.......................................................................          21

  SECTION 5.01 Conduct of the Company......................................................................          21
  SECTION 5.02 Access to Information.......................................................................          22
  SECTION 5.03 Other Offers................................................................................          22
  SECTION 5.04 Notices of Certain Events...................................................................          23
  SECTION 5.05 Affiliates..................................................................................          23

ARTICLE VI.  COVENANTS OF NOVAMETRIX.......................................................................          23

  SECTION 6.01 Conduct of Novametrix.......................................................................          23
  SECTION 6.02 Access to Information.......................................................................          24
  SECTION 6.03 Other Offers................................................................................          24
  SECTION 6.04 Obligations of Merger Subsidiary............................................................          25
  SECTION 6.05 Director and Officer Liability..............................................................          25
  SECTION 6.06 Inclusion in Nasdaq National Market.........................................................          25
  SECTION 6.07 Notice of Certain Events....................................................................          25

ARTICLE VII.  COVENANTS OF NOVAMETRIX AND THE COMPANY......................................................          26

  SECTION 7.01 Best Efforts................................................................................          26
  SECTION 7.02 Certain Filings.............................................................................          26
  SECTION 7.03 Public Announcements........................................................................          26
  SECTION 7.04 Further Assurances..........................................................................          26
  SECTION 7.05 Stockholder Meeting.........................................................................          26
  SECTION 7.06 Preparation of the Proxy Statement..........................................................          26

ARTICLE VIII.  CONDITIONS TO THE MERGER....................................................................          27

  SECTION 8.01 Conditions to the Obligations of Each Party.................................................          27
  SECTION 8.02 Conditions to the Obligations of Novametrix and Merger Subsidiary...........................          27
  SECTION 8.03 Conditions to the Obligations of the Company................................................          28

ARTICLE IX.  TERMINATION...................................................................................          29

  SECTION 9.01 Termination.................................................................................          29
  SECTION 9.02 Effect of Termination.......................................................................          29
  SECTION 9.03 Fees and Expenses...........................................................................          29

ARTICLE X.  MISCELLANEOUS..................................................................................          30

  SECTION 10.01 Notices....................................................................................          30
  SECTION 10.02 Amendments; No Waivers.....................................................................          31
  SECTION 10.03 Successors and Assigns.....................................................................          31
  SECTION 10.04 Governing Law..............................................................................          31
  SECTION 10.05 Counterparts; Effectiveness................................................................          32
  SECTION 10.06 Entire Agreement...........................................................................          32

  AMENDMENT No. 1..........................................................................................          33

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER dated as of July 29, 1996, among Andros Holdings Inc., a Delaware corporation (the "Company"), Novametrix Medical Systems Inc., a Delaware corporation ("Novametrix"), and Novametrix Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Novametrix (the "Merger Subsidiary").

    WHEREAS, the Boards of Directors of Novametrix, the Merger Subsidiary and the Company have approved this Agreement and the Merger (as defined below); and

    WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below).

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

    SECTION 1.01 THE MERGER. (a) At the Effective Time (as defined in Section 1.01(b)), the Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of the Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

    (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and the Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The closing of the Merger will take place at the offices of Haythe & Curley, 237 Park Avenue, New York, New York 10017, or such other place as the parties may agree. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

    (c) From and after the Effective Time, the Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and the Merger Subsidiary, all as provided under Delaware Law.

    SECTION 1.02  CONVERSION OF SHARES.  At the Effective Time:

        (a) each outstanding share of common stock, par value $.01 per share (the "Shares"), of the Company held by the Company as treasury stock or owned by Novametrix or any subsidiary of Novametrix immediately prior to the Effective Time shall be cancelled, and no payment (whether in cash, shares of Novametrix' common stock, par value $.01 per share (the "Novametrix Common Stock"), or other consideration) shall be made with respect thereto;

        (b) each share of common stock, par value $.01 per share, of the Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

        (c) except as otherwise provided in Section 1.02(a), each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) that number (the "Exchange Number") of fully paid and nonassessable shares of Novametrix Common Stock equal to (x) .8181818 multiplied by the number of shares of Novametrix Common Stock outstanding immediately prior to the Effective Time (assuming conversion of all then outstanding shares of preferred stock, $1.00 par value (the "Novametrix Preferred Stock"), of Novametrix) divided by (y) the number of Shares outstanding immediately prior to the Effective Time (assuming the exercise in full of all then outstanding Company Options and Company Warrants (each as hereinafter defined)), computed to four decimal places and (ii) one Right (as defined in Section 1.06 hereof) (such Right together with the Exchange Number of shares of Novametrix Common Stock are hereinafter referred to as the "Merger Consideration").

    SECTION 1.03 SURRENDER AND PAYMENT. (a) Each holder of Shares that have been converted into a right to receive Novametrix Common Stock, upon surrender to Novametrix of a certificate or certificates representing such Shares, will be entitled to receive in exchange therefor (i) that number of whole shares of Novametrix Common Stock which such holder has the right to receive pursuant to
Section 1.02, (ii) that number of Rights which such holder has the right to receive pursuant to Section 1.02 and (iii) cash in lieu of fractional shares of Novametrix Common Stock which such holder has the right to receive pursuant to
Section 1.05, and the certificate or certificates for the Shares so surrendered shall be cancelled. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive upon such surrender the Merger Consideration and cash in lieu of any fractional shares of Novametrix Common Stock as contemplated by this Section 1.03 and Section 1.05.

    (b) If any shares of Novametrix Common Stock are to be issued to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such issuance that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to Novametrix any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Shares or establish to the satisfaction of Novametrix that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

    (c) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided for, and in accordance with the procedures set forth, in this Article I.

    (d) Notwithstanding the foregoing, Novametrix shall not be liable to any holder of Shares for any amount paid, or any shares of Novametrix Common Stock or Rights delivered, to a public official pursuant to applicable abandoned property laws. Any shares of Novametrix Common Stock or any Rights or other amounts remaining unclaimed by holders of Shares six months after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Novametrix free and clear of any claims or interest of any Person previously entitled thereto.

    (e) The Surviving Corporation shall be entitled to deduct and withhold from the cash, if any, payable in lieu of fractional shares otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

    (f) No dividends or other distributions on shares of Novametrix Common Stock shall be paid to the holder of any unsurrendered certificates representing Shares until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing the shares of Novametrix Common Stock into which such Shares were converted are registered, all dividends and other distributions paid in respect of such Novametrix Common Stock on a date subsequent to, and in respect of a record date after, the Effective Time.

    SECTION 1.04 STOCK OPTIONS, EQUITY UNITS AND WARRANTS. (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Option") issued pursuant to the Stock Option Plan of the Company (the "Company Stock Option Plan"), whether vested or unvested, shall be assumed by Novametrix. Each Company Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, (i) (x) the same number of whole shares of Novametrix Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time and (y) a number of Rights equal to the number of Rights which the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, (ii) at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (B) the number of whole shares of Novametrix Common Stock deemed purchasable pursuant to such Company Option; provided, however, that in the case of any Company Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such Company Option and the terms and conditions of exercise of such Company Option shall be determined in order to comply with Section 424(a) of the Code. No additional consideration shall be required to be paid with respect to the Rights. Any partial exercise of a Company Option shall result in a proportional issuance of the Rights subject to such Company Option. As soon as practicable after the Effective Time, Novametrix shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights with respect to such Company Options pursuant to the Company Stock Option Plan and the certificates evidencing the grants of such Company Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.04(a) after giving effect to the Merger and the assumption by Novametrix as set forth above). Novametrix shall comply with the terms of the Company Stock Option Plan and shall use reasonable efforts to ensure, to the extent required by, and subject to the provisions of, such Plan, that Company Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options of Novametrix after the Effective Time. Novametrix shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Novametrix Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section 1.04(a).

    (b) At the Effective Time, the Company will pay to each holder of Equity Units (as defined in the Equity Unit Award Agreements, dated as of March 25, 1996 between the Company and each of the holders thereof (the "EUA Agreements")), pursuant to such holders' EUA Agreement, shares of Company Common Stock.

    (c) At the Effective Time, each outstanding warrant to purchase Shares (a "Company Warrant") shall be assumed by Novametrix. Each Company Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, (i) the same number of whole shares of Novametrix Common Stock as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time and (y) a number of Rights equal to the number of Rights which the holder of such Company Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time, (ii) at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Warrant divided by (B) the number of whole shares of Novametrix Common Stock deemed purchasable pursuant to such Company Warrant. No additional consideration shall be required to be paid with respect to the Rights. Any partial exercise of Company Warrant shall result in a proportional issuance of the Rights subject to such Company Warrant. Novametrix shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Novametrix Common Stock for delivery upon exercise of Company Warrants assumed by it in accordance with this Section 1.04(c).

    (d) Prior to the Effective Time, (i) the Company shall use its best efforts to obtain any consents required from holders of Company Options granted under the Company Stock Option Plan or holders of the Equity Units, as the case may be, and (ii) the Company shall make any amendments to the terms of such stock option award or plan or compensation plans or arrangements or other applicable agreements that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 1.04(a) and (b).

    SECTION 1.05 FRACTIONAL SHARES. No fractional shares of Novametrix Common Stock shall be issued in the Merger. All fractional shares of Novametrix Common Stock that a holder of Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the average of the daily closing sale price per share of Novametrix Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the Effective Time by the fraction of a share of Novametrix Common Stock to which such holder would otherwise have been entitled. No such cash in lieu of fractional shares of Novametrix Common Stock shall be paid to any holder of Shares until certificates representing such Shares are surrendered and exchanged in accordance with Section 1.03.

    SECTION 1.06  LIMITED ANTIDILUTION RIGHTS.

    (a) Novametrix has authorized the issuance of contingent rights to receive shares of Novametrix Common Stock (the "Rights") and, at the Effective Time, will issue such Rights to holders of record of Shares as of the Effective Time in accordance with Section 1.02(c) and to holders of Company Options and Company Warrants who exercise such options or warrants after the Effective Time in accordance with Section 1.04(a) or Section 1.04(c). The Rights shall not be transferable, except that Genstar Capital Partners II, L.P., a Delaware limited partnership ("Genstar"), may transfer Rights to its general and limited partners upon receipt by Novametrix of (i) an opinion of counsel to Genstar reasonably satisfactory to Novametrix to the effect that such transfer will not violate the Securities Act or any state or foreign securities laws and (ii) a representation letter from each such transferee in form and substance reasonably satisfactory to Novametrix. The Rights shall not be evidenced by certificates. Novametrix shall not issue fractional Rights.

    (b) Novametrix has authorized the issuance of and will hold in reserve the shares of Novametrix Common Stock issuable pursuant to the Rights (the "Underlying Shares"), and monthly, on the first business day after the end of each month in which an Antidilution Event (as hereinafter defined) shall have occurred after the month in which the Effective Date shall have occurred (each such date, an "Antidilution Date") (until and including the first business day of the month immediately succeeding the later of the month in which the last of the remaining warrants and options to acquire shares of Novametrix Common Stock outstanding immediately prior to the Effective Time and Company Options and Company Warrants shall have expired or been exercised), Novametrix will issue Underlying Shares to Rights holders as set forth in Section 1.06(c) with respect to any Antidilution Events (as hereinafter defined) which shall have occurred during the immediately preceding month.

    (c) Each Right grants to the holder thereof the right to receive from Novametrix on each Antidilution Date a number of Underlying Shares equal to (x) the sum of (i) .8181818 multiplied by the number of shares of Novametrix Common Stock issued by Novametrix pursuant to warrants or options to acquire shares of Novametrix Common Stock outstanding immediately prior to the Effective Time (but excluding any such shares issued upon conversion of the Novametrix Preferred Stock) and (ii) the number of shares of Novametrix Common Stock which were issuable by Novametrix upon the exercise of Company Options or Company Warrants (including Underlying Shares so issuable as provided in Section 1.06(e)), which Company Options or Company Warrants were cancelled or otherwise expired unexercised, in either case during the preceding month (or, in the case of the first Antidilution Date after the issuance of such Right, after the Effective
Time) divided by (y) the number of Rights then outstanding or issuable upon the exercise of all then outstanding Company Options and Company Warrants, computed to four decimal places. The issuance by Novametrix of Novametrix Common Stock pursuant to warrants or options and the cancellation or expiration of Company Options or Company Warrants as aforesaid are herein referred to as "Antidilution Events". Antidilution Events shall not include, and Rights shall not grant the holders thereof the right to receive shares of Novametrix Common Stock in respect of, issuances at or after the Effective Time of any Novametrix Securities (as defined in Section 4.05) except for shares of Novametrix Common Stock issued pursuant to options and warrants outstanding immediately prior to the Effective Time.

    (d) Novametrix shall deliver, or arrange to have delivered, on each Antidilution Date certificate(s) representing the number of shares of Novametrix Common Stock issuable pursuant to each Right on such Antidilution Date registered in the name of the person to whom such Right was issued at the address of such person as it appears on the records of Novametrix. Novametrix shall not issue fractional shares of Novametrix Common Stock to Rights holders. The number of shares of Novametrix Common Stock that each Rights holder shall be entitled to receive on each Antidilution Date shall be rounded down to the nearest whole share.

    (e) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Antidilution Event, the number of shares of Novametrix Common Stock issuable upon the exercise of each then outstanding Company Option and Company Warrant shall be increased by the number of Underlying Shares which would have been issuable pursuant to the Rights subject to such Company Option or Company Warrant (assuming such Rights were then outstanding).

                                  ARTICLE II.
                    THE SURVIVING CORPORATION AND NOVAMETRIX

    SECTION 2.01 CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Merger Subsidiary in effect at the Effective Time shall become the certificate of incorporation of the Surviving
Corporation until amended in accordance with applicable law.

    SECTION 2.02 BYLAWS. The bylaws of the Merger Subsidiary in effect at the Effective Time shall become the bylaws of the Surviving Corporation until amended in accordance with applicable law.

    SECTION 2.03 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Merger Subsidiary at the Effective Time and an equal number of directors appointed by the Board of Directors of the Company prior to the Effective Time shall become the directors of the Surviving Corporation, (ii) the officers of the Merger Subsidiary at the Effective Time shall become the officers of the Surviving Corporation, (iii) the directors of Novametrix shall be comprised of (A) all of the members of Novametrix' Board of Directors at the Effective Time or such smaller number of such members as may result from director resignations effective at the Effective Time and (B) an equal number of directors appointed by the Board of Directors of the Company prior to the Effective Time, one of whom shall be Richard D. Paterson, and (iv) Richard D. Paterson shall be Chairman of the Board of Directors of Novametrix. The continuing members of the Board of Directors of Novametrix, on the one hand, and the members appointed by the Board of Directors of the Company, on the other hand, as described in clause (iii) above, shall be as equally distributed as possible among Class A, Class B and Class C Directors of Novametrix. At the Effective Time, each committee of the Board of Directors of Novametrix shall be composed of an equal number of the continuing members of the Board of Directors of Novametrix, on the one hand, and the members appointed by the Board of Directors of the Company, on the other hand, as described in clause (iii) above.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Novametrix that:

    SECTION 3.01 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, assets or results of operations of the Company and its Subsidiaries (as defined in Section 3.06(a) hereof) taken as a whole (a "Company Material Adverse Effect"). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore delivered to Novametrix true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect. The Company does not own and has never owned any assets or properties other than the capital stock of Andros and Andros's predecessor and is not engaged and has never engaged in any activities other than in connection with Andros and Andros's Subsidiaries and in connection with or as contemplated by this Agreement.

    SECTION 3.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company are within the Company's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. Copies of the resolutions duly adopted by the Company's Board of Directors and Genstar, as holder of a majority of the Shares, authorizing the Merger and the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been furnished to Novametrix.

    SECTION 3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law; and (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), except where the failure of any such action to be taken or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

    SECTION 3.04 NON-CONTRAVENTION. Except as disclosed on Exhibit 3.04 to the Company Disclosure Schedule delivered by the Company to Novametrix simultaneously with the execution and delivery hereof (the "Company Disclosure Schedule"), the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company do not and will not
(i) contravene or conflict with the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any material agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and (iv) which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance or adverse claim of any kind in respect of such asset.

    SECTION 3.05 CAPITALIZATION. The authorized capital stock of the Company consists of 300,000 Shares of which 150,000 Shares are voting Class A common stock, par value $.01 per share ("Class A Shares"), and 150,000 Shares are non-voting Class B common stock, par value $.01 per share ("Class B Shares"). As of the date hereof, there are outstanding (v) 89,787 Class A Shares (w) no Class B Shares, (x) Company Options to purchase an aggregate of 2,559 Shares (none of which Company Options were then exercisable), (y) Company Warrants to purchase an aggregate of 8,000 Shares, 2,500 of which were issued to each of Banque Paribas and the Bank of Nova Scotia and 3,000 of which were issued to BG Services Limited and (z) Equity Units exercisable for 453.6 Shares or cash, at the Company's option, as set forth in the EUA Agreements. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section, there are outstanding as of the date hereof (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as disclosed on Exhibit 3.05 to the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

    SECTION 3.06 SUBSIDIARIES. (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to have such licenses, permits, authorizations, consents or approvals or to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Subsidiary" of any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person, and (ii) any partnership of which such Person is a general partner.

    (b) Except as disclosed on Exhibit 3.06(b) to the Company Disclosure Schedule, all of the outstanding capital stock of each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities in any Subsidiary of the Company, or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock or voting securities in, or any securities convertible into or exchangeable for any capital stock or voting securities in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

    SECTION 3.07 SEC FILINGS. (a) The Company has delivered to Novametrix (i) the annual report on Form 10-K of Andros Incorporated, a Delaware corporation and wholly owned Subsidiary of the Company ("Andros"), for the fiscal year ended July 30, 1995 (the "Andros 10-K"), (ii) Andros' quarterly reports on Form 10-Q for Andros' fiscal quarters ended October 29, 1995 and January 28, 1996, (iii) Andros' current reports on Form 8-K dated December 28, 1993 and March 25, 1996,
(iv) Andros' proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January 1, 1993, and (v) all of Andros' other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since January 1, 1993, and all materials incorporated therein by reference (the filings referred to in clauses
(i) through (v) above and delivered to Novametrix prior to the date hereof being hereinafter referred to as the "Andros SEC Filings").

    (b) As of its filing date, each such report or statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act") complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (c) Each such registration statement and any amendment thereto filed pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    SECTION 3.08 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included as Exhibit 3.08 to the Company Disclosure Schedule and those included in the Andros 10-K and the quarterly reports on Form 10-Q referred to in Section 3.07 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which, individually or in the aggregate, would have a Company Material Adverse Effect).

    SECTION 3.09 PROXY STATEMENT. None of the information supplied by the Company for inclusion in the proxy statement relating to the meeting of Novametrix' stockholders to be held in connection with the Merger (the "Proxy Statement"), to be filed by Novametrix with the SEC, and any amendments or supplements thereto, will, at the respective times such documents are filed, and at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Novametrix, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    SECTION 3.10 ABSENCE OF CERTAIN CHANGES. Except as contemplated hereby or as described in any Andros SEC Filing or as disclosed on Exhibit 3.10 to the Company Disclosure Schedule, since July 30, 1995, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

        (a) any event, occurrence or development or state of circumstances or facts, which affects or relates to the Company, which has had or would reasonably be expected to have a Company Material Adverse Effect;

        (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

        (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

        (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

        (e) any creation or assumption by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

        (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries of the Company made in the ordinary course of business consistent with past practices;

        (g) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of the Company;

        (h) except for contractual obligations existing on the date hereof, other than in the ordinary course of business consistent with past practices, any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries,
    (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries,
    (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, or (v) acceleration of the exercisability or vesting of any Company Options, Equity Units or Company Warrants, as the case may be;

        (i) any labor dispute, other than individual grievances, which would have a Company Material Adverse Effect, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at July 30, 1995 or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

        (j) any actual or, to the Company's knowledge, threatened dispute between the Company or any of its Subsidiaries and any vendor or customer, other than disputes which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

        (k) any actual or, to the Company's knowledge, threatened suspension or cancellation of any governmental license, permit, authorization, consent or approval, other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

        (l) any change in any Federal or state law, rule or regulation applicable to the Company or any of its Subsidiaries, or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.11 NO UNDISCLOSED MATERIAL LIABILITIES. Except as described in any Andros SEC Filing or on Exhibit 3.11 to the Company Disclosure Schedule, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect, other than:

        (i) liabilities incurred in the ordinary course of business consistent with past practices since January 28, 1996, which in the aggregate are not material to the Company and its Subsidiaries, taken as a whole; and

        (ii) liabilities under this Agreement.

    SECTION 3.12 LITIGATION. Except as described in the Andros 10-K or as disclosed on Exhibit 3.12 to the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the best of the knowledge of the Company, there is no toxic waste condition or other pollution condition of any nature, including, without limitation, the presence of asbestos or other carcinogens, existing at any location leased or owned by the Company or any of its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 3.13 TAXES. (i) The Company and each of its Subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority when due in accordance with all applicable laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) neither the Company nor any of its Subsidiaries is liable and it is not reasonably likely that the Company or any of its Subsidiaries will be liable for any taxes not reserved against in Andros' consolidated balance sheet as of January 28, 1996 included in Andros' quarterly report on Form 10-Q for the fiscal quarter then ended except those which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    For purposes of this Agreement, "Code" means the Internal Revenue Code of 1986, as amended; and "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

    SECTION 3.14 ERISA. (a) "Employee Plans" shall mean each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to Novametrix. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under
Section 414 of the Code. No Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

    (b) No Employee Plan constitutes a "multi-employer plan", as defined in
Section 3(37) of ERISA, and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No Employee Plan is subject to Title IV of ERISA. Neither the Company nor any of its affiliates has incurred, nor has reason to expect to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    (c) Except as disclosed on Exhibit 3.14 to the Company Disclosure Schedule and except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and (ii) each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to, ERISA and the Code, which are applicable to such Employee Plan.

    (d) Except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible due to Sections 162(m) or 280G of the Code.

    (e) "Benefit Arrangement" of any party shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, health or medical insurance or other benefits) which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by such party or any of its affiliates and (iii) covers any employee or former employee of such party or any of its affiliates. Copies or descriptions of the Benefit Arrangements of the Company have been furnished to Novametrix. Exhibit 3.14(e) to the Company Disclosure Schedule sets forth all outstanding Company Options as of the date hereof, including the applicable exercise price with respect thereto. Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company's Benefit Arrangements has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

    (f) Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the transactions contemplated hereby will not result in any liability for severance pay to any employee or accelerate the exercisability or vesting of any Company Options or Company Warrants, as the case may be, nor will any employee be entitled to any payment by reason of such transactions or the termination of such employee within a specified time period after such transactions.

    (g) Neither the Company nor any of its Subsidiaries provides, nor has any of them made any current or past commitment to provide, post-retirement health or medical benefits for retired employees of the Company or any of its Subsidiaries.

    (h) Except as disclosed on Exhibit 3.14(h) to the Company Disclosure Schedule and subject to the provisions of Section 3.10(h), there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement of the Company which in the aggregate would increase the per employee expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred on a per employee basis in respect thereof for the six months ended January 28, 1996 except to the extent, with respect to all employees, as would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 3.15 COMPLIANCE WITH LAWS. Except as described in any Andros SEC Filing, neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations other than violations which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.16 FINDERS' FEES. Except for CS First Boston ("CSFB"), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. The Company has heretofore furnished to Novametrix a complete and correct copy of all agreements between the Company and CSFB pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

    SECTION 3.17 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby and such approval has been obtained.

    SECTION 3.18 INTELLECTUAL PROPERTY. Set forth on Exhibit 3.18 to the Company Disclosure Schedule is a list and brief description of all of the patents, registered and common law trademarks, service marks, tradenames, copyrights, licenses and other similar rights of the Company and its Subsidiaries. The Company or one of its Subsidiaries, as applicable, owns all right, title and interest in and to all such proprietary rights. The proprietary rights listed are all such rights necessary to the conduct of the business of the Company and its Subsidiaries as currently conducted; no adverse claim has been made and no dispute has arisen with respect to any of the said proprietary rights; and the operations of the business of the Company and its Subsidiaries and the use by the Company or its Subsidiaries of such proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, tradename, copyright, license or similar right. The Company has taken reasonable measures to maintain the confidentiality of the processes and formulae, research and development and other know-how of the Company, the value of which to the Company is dependent upon the maintenance of the confidentiality thereof. Neither the Company nor any of its Subsidiaries has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner that is reasonably likely to have a Company Material Adverse Effect.

    SECTION 3.19 PERMITS; COMPANY PRODUCTS; REGULATION. (a) Except as disclosed on Exhibit 3.19(a)(i) to the Company Disclosure Schedule, the Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any governmental body, agency, official or authority necessary for the Company or such Subsidiary, as applicable, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge any of the officers of the Company or any of its Subsidiaries, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect. A list of the material Company Permits is set forth on Exhibit 3.19(a)(ii) to the Company Disclosure Schedule. Except as disclosed on Exhibit 3.19(a)(i) to the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in default under or violation of (i) any law, regulation, judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, (ii) any of the Company Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except for defaults or violations that, individually or in the aggregate, would not have a Company Material Adverse Effect.

    (b) Except as disclosed on Exhibit 3.19(b) to the Company Disclosure Schedule and except as would not have a Company Material Adverse Effect, since July 30, 1995, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured or marketed at any time by the Company or any of its Subsidiaries (the "Company Products"), other than a Company Third Party Product (as defined below) is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and no officer of the Company or any of its Subsidiaries knows of any such defect or failure. In the case of products which are produced or manufactured by third parties and are distributed by the Company or any of its Subsidiaries (the "Company Third Party Products"), to the knowledge of any of the officers of the Company or any of its Subsidiaries, there have been no written notices, citations or decisions by any governmental or regulatory body that any Company Third Party Product distributed at any time by the Company or any of its Subsidiaries is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and none of the officers of the Company or any of its Subsidiaries knows of any such defect or failure. The Company and each of its Subsidiaries has complied with the laws, regulations, policies, procedures and specifications applicable to the Company or such Subsidiary, as applicable, with respect to the design, manufacture, labelling, testing and inspection of Company Products in the United States and the operation of manufacturing facilities in the United States promulgated by the Food and Drug Administration (the "FDA"), and has complied with the laws, regulations, policies, procedures and specifications applicable to the Company or such Subsidiary, as applicable, in any jurisdiction outside the United States with respect to the design, manufacture, labelling, testing and inspection of Company Products and the operation of manufacturing facilities outside of the United States except for such non-compliance as would not have a Company Material Adverse Effect. Except as disclosed on Exhibit 3.19(b) to the Company Disclosure Schedule, since July 30, 1995, there have been no recalls, field notifications or seizures ordered or, to the knowledge of any of the officers of the Company or any of its Subsidiaries, threatened by any such governmental or regulatory body with respect to any of the Company Products, other than Company Third Party Products, and neither the Company nor any of its Subsidiaries has independently engaged in recalls or field notifications. In the case of Company Third Party Products distributed by the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries has received any notices of any recalls, field notifications or seizures ordered or threatened by any such governmental or regulatory body with respect to any of such Company Third Party Products, and neither the Company nor any of its Subsidiaries has independently engaged in recalls or field notifications. Except as set forth on
Exhibit 3.19(b) to the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received, and to the knowledge of any of the officers of the Company or any of its Subsidiaries, there is no reasonable basis for, any warning letter or Section 305 notices from the FDA.

    (c) Except as set forth on Exhibit 3.19(c)(i) to the Company Disclosure Schedule, the Company or one or more of its Subsidiaries has obtained, in all countries where the Company or such Subsidiary, as applicable, is marketing or has marketed the Company Products, all applicable licenses, registrations, approvals, clearances and authorizations required to be obtained by it by local, state or federal agencies (including the FDA) in such countries regulating the safety, effectiveness and market clearance of the Company Products that are currently marketed by the Company or such Subsidiary, as applicable, except where the failure to obtain such licenses, registrations, approvals, clearances and authorizations would not have a Company Material Adverse Effect. The Company has made available to Novametrix all information relating to the Company Products in the United States, and Exhibit 3.19(c)(ii) to the Company Disclosure Schedule sets forth a list of all licenses, registrations, approvals, permits and device listings. Exhibit 3.19(c)(iii) to the Company Disclosure Schedule sets forth a description of all inspections by regulatory authorities, recalls, product actions and audits of Company Products since July 30, 1995.

    Section 3.20 SECTION 203 OF THE DELAWARE LAW. As of the date hereof and pursuant to Section 203(a)(1) and (b)(4) of the Delaware Law, the restrictions on the Company contained in Section 203 of the Delaware Law are, and at all times on or prior to the Effective Time such restrictions shall be, inapplicable to the Merger and the other transactions contemplated by this Agreement.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF NOVAMETRIX

    Novametrix represents and warrants to the Company that:

    SECTION 4.01 CORPORATE EXISTENCE AND POWER. Novametrix is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, assets or results of operations of Novametrix and its Subsidiaries taken as a whole (a "Novametrix Material Adverse Effect"). Novametrix is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect. Novametrix has heretofore delivered to the Company true and complete copies of Novametrix' certificate of incorporation and bylaws as currently in effect. Since the date of its incorporation, the Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

    SECTION 4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Novametrix and the Merger Subsidiary of this Agreement and the consummation of the Merger by the Merger Subsidiary are within the corporate powers of Novametrix and the Merger Subsidiary and have been duly authorized by all necessary corporate action, except for any required approval by Novametrix' stockholders of the issuance of Novametrix Common Stock in connection with the Merger. This Agreement constitutes a valid and binding agreement of Novametrix and the Merger Subsidiary enforceable against Novametrix and the Merger Subsidiary in accordance with its terms.

    SECTION 4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Novametrix and the Merger Subsidiary of this Agreement and the consummation of the Merger by the Merger Subsidiary require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law; (ii) compliance with any applicable requirements of the HSR Act, the Exchange Act and the Securities Act; (iii) compliance with the applicable requirements of the Nasdaq National Market; and (iv) compliance with any applicable state securities or Blue Sky laws, except where the failure of any such action to be taken or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

    SECTION 4.04 NON-CONTRAVENTION. Except as disclosed on Exhibit 4.04 to the Novametrix Disclosure Schedule delivered by Novametrix to the Company simultaneously with the execution and delivery hereof (the "Novametrix Disclosure schedule"), the execution, delivery and performance by Novametrix and the Merger Subsidiary of this Agreement and the consummation of the Merger by the Merger Subsidiary do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of Novametrix or the Merger Subsidiary,
(ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Novametrix or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Novametrix or any of its Subsidiaries or to a loss of any benefit to which Novametrix or any of its Subsidiaries is entitled under any material agreement or other instrument binding upon Novametrix or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Novametrix or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of Novametrix or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and
(iv) which would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

    SECTION 4.05 CAPITALIZATION. The authorized capital stock of Novametrix consists of 20,000,000 shares of Novametrix Common Stock and 1,000,000 shares of Novametrix Preferred Stock. As of June 28, 1996, there were outstanding (w) 6,647,512 shares of Novametrix Common Stock, (x) 40,000 shares of Novametrix Preferred Stock, (y) employee and other stock options to purchase an aggregate of 413,734 shares of Novametrix Common Stock (of which options to purchase an aggregate of 248,734 shares of Novametrix Common Stock were then exercisable) ("Novametrix Options") and (z) warrants to purchase, subject to certain conditions, up to 2,547,514 shares of Novametrix Common Stock ("Novametrix Warrants"). All outstanding shares of capital stock of Novametrix have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section, and except for changes since June 28, 1996 resulting from the exercise of employee stock options, issuances pursuant to Novametrix' employee stock purchase plan or other obligations to issue shares of Novametrix Common Stock referred to above outstanding on such date, there are outstanding as of the date hereof (i) no shares of capital stock or other voting securities of Novametrix, (ii) no securities of Novametrix convertible into or exchangeable for shares of capital stock or voting securities of Novametrix, and (iii) no options, warrants or other rights to acquire from Novametrix, and no obligation of Novametrix to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Novametrix (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Novametrix Securities"). Except as set forth on Exhibit 4.05 to the Novametrix Disclosure Schedule, there are no outstanding obligations of Novametrix or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Novametrix Securities. The shares of Novametrix Common Stock to be exchanged for Shares in the Merger and the Underlying Shares have been duly authorized, except for any required approval by Novametrix' stockholders of the issuance of Novametrix Common Stock in connection with the Merger, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

    SECTION 4.06 SUBSIDIARIES. (a) Each Subsidiary of Novametrix is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to have such licenses, permits, authorizations, consents or approvals or to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect.

    (b) Except as disclosed on Exhibit 4.06(b) to the Novametrix Disclosure Schedule, all of the outstanding capital stock of each Subsidiary of Novametrix is owned by Novametrix, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). There are no outstanding (i) securities of Novametrix or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities in any Subsidiary of Novametrix, or (ii) options or other rights to acquire from Novametrix or any of its Subsidiaries, and no other obligation of Novametrix or any of its Subsidiaries to issue, any capital stock or voting securities in, or any securities convertible into or exchangeable for any capital stock or voting securities in, any Subsidiary of Novametrix (the items in clauses (i) and (ii) being referred to collectively as the "Novametrix Subsidiary Securities"). There are no outstanding obligations of Novametrix or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Novametrix Subsidiary Securities.

    SECTION 4.07 SEC FILINGS. (a) Novametrix has delivered to the Company (i) Novametrix's annual report on Form 10-KSB for the fiscal year ended April 28, 1996 (the "Novametrix 10-KSB"), (ii) its current report on Form 8-K dated April 28, 1993, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by Novametrix' stockholders held (or scheduled to be held) since January 1, 1993, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1993, and all materials incorporated therein by reference (the filings referred to in clauses (i) through (iv) above and delivered to the Company prior to the date hereof being hereinafter referred to as the "Novametrix SEC Filings").

    (b) As of its filing date, each such report or statement filed pursuant to the Exchange Act complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (c) Each such registration statement and any amendment thereto filed pursuant to the Securities Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    SECTION 4.08 FINANCIAL STATEMENTS. The audited consolidated financial statements of Novametrix and its consolidated Subsidiaries included in the Novametrix 10-KSB fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Novametrix and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

    SECTION 4.09 ABSENCE OF CERTAIN CHANGES. Except as contemplated hereby or as described in any Novametrix SEC Filing or as disclosed on Exhibit 4.09 to the Novametrix Disclosure Schedule, since April 28, 1996, Novametrix and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

        (a) any event, occurrence or development or state of circumstances or facts, which affects or relates to Novametrix, which has had or would reasonably be expected to have a Novametrix Material Adverse Effect;

        (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Novametrix other than the Novametrix Preferred Stock, or any repurchase, redemption or other acquisition by Novametrix or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Novametrix or any of its Subsidiaries;

        (c) any amendment of any material term of any outstanding security of Novametrix or any of its Subsidiaries;

        (d) any incurrence, assumption or guarantee by Novametrix or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

        (e) any creation or assumption by Novametrix or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

        (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries of Novametrix made in the ordinary course of business consistent with past practices;

        (g) any change in any method of accounting or accounting practice by Novametrix or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of Novametrix;

        (h) except for contractual obligations existing on the date hereof, other than in the ordinary course of business consistent with past practices, any (i) grant of any severance or termination pay to any director, officer or employee of Novametrix or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of Novametrix or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of Novametrix or any of its Subsidiaries, or (v) acceleration of the exercisability or vesting of any Novametrix Options or Novametrix Warrants, as the case may be;

        (i) any labor dispute, other than individual grievances, which would have a Novametrix Material Adverse Effect, or any activity or proceeding by a labor union or representative thereof to organize any employees of Novametrix or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at April 28, 1996 or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

        (j) any actual or, to Novametrix' knowledge, threatened dispute between Novametrix or any of its Subsidiaries and any vendor or customer, other than disputes which would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect;

        (k) any actual or, to Novametrix' knowledge, threatened suspension or cancellation of any governmental license, permit, authorization, consent or approval, other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect; or

        (l) any change in any Federal or state law, rule or regulation applicable to Novametrix or any of its Subsidiaries, or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have a Novametrix Material Adverse Effect.

    SECTION 4.10 NO UNDISCLOSED MATERIAL LIABILITIES. Except as described in any Novametrix SEC Filing or on Exhibit 4.10 to the Novametrix Disclosure Schedule, there are no liabilities of Novametrix or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a Novametrix Material Adverse Effect, other than:

        (i) liabilities incurred in the ordinary course of business consistent with past practices since April 28, 1996, which in the aggregate are not material to Novametrix and its Subsidiaries, taken as a whole; and

        (ii) liabilities under this Agreement.

    SECTION 4.11 LITIGATION. Except as described in the Novametrix 10-KSB or as disclosed on Exhibit 4.11 to the Novametrix Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Novametrix threatened against, Novametrix or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect. To the best of the knowledge of Novametrix, there is no toxic waste condition or other pollution condition of any nature, including, without limitation, the presence of asbestos or other carcinogens, existing at any location leased or owned by Novametrix or any of its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect.

    SECTION 4.12 TAXES. (i) Novametrix and each of its Subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority when due in accordance with all applicable laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect; (ii) no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect; and
(iii) neither Novametrix nor any of its Subsidiaries is liable and it is not reasonably likely that Novametrix or any of its Subsidiaries will be liable for any taxes not reserved against in Novametrix' consolidated balance sheet as of April 28, 1996 included in the Novametrix 10-KSB except those which would not have or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect.

    SECTION 4.13 ERISA. (a) "Novametrix Employee Plans" shall mean each "employee benefit plan", as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by Novametrix or any affiliate (as defined in Section 3.14(a)) and covers any employee or former employee of Novametrix or any affiliate or under which Novametrix or any affiliate has any liability. No Novametrix Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

    (b) No Novametrix Employee Plan constitutes a "multi-employer plan", as defined in Section 3(37) of ERISA, and no Novametrix Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No Novametrix Employee Plan is subject to Title IV of ERISA. Neither Novametrix nor any of its affiliates has incurred, nor has reason to expect to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Novametrix Employee Plan has or will make Novametrix or any of its Subsidiaries or any officer or director of Novametrix or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect.

    (c) Except as disclosed on Exhibit 4.13(c) to the Novametrix Disclosure Schedule and except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect,
(i) each Novametrix Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and (ii) each Novametrix Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

    (d) Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect, there is no contract, agreement, plan or arrangement covering any employee or former employee of Novametrix or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible due to Sections 162(m) or 280G of the Code.

    (e) Copies or descriptions of Novametrix' Benefit Arrangements have been furnished to the Company. Exhibit 4.13(e) to the Novametrix Disclosure Schedule sets forth all outstanding Novametrix Options as of the date hereof, including the applicable exercise price with respect thereto. Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect, each of Novametrix' Benefit Arrangements has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

    (f) Except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect, the transactions contemplated hereby will not result in any liability for severance pay to any employee or accelerate the exercisability or vesting of any Novametrix Options, nor will any employee be entitled to any payment by reason of such transactions or the termination of such employee within a specified time period after such transactions.

    (g) Neither Novametrix nor any of its Subsidiaries provides, nor has any of them made any current or past commitment to provide, post-retirement health or medical benefits for retired employees of Novametrix or any of its Subsidiaries.

    (h) Except as disclosed on Exhibit 4.13(h) to the Novametrix Disclosure Schedule and subject to the provisions of Section 4.09(h), there has been no amendment to, written interpretation or announcement (whether or not written) by Novametrix or any of its affiliates relating to, or change in employee participation or coverage under, any Novametrix Employee Plan or Benefit Arrangement of Novametrix which in the aggregate would increase the per employee expense of maintaining such Novametrix Employee Plan or Benefit Arrangement of Novametrix above the level of the expense incurred on a per employee basis in respect thereof for the six months ended October 29, 1995 except to the extent, with respect to all employees, as would not have, or reasonably be expected to have, individually or in the aggregate, a Novametrix Material Adverse Effect.

    SECTION 4.14 COMPLIANCE WITH LAWS. Except as described in any Novametrix SEC Filing, neither Novametrix nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations other than violations which would not, in the aggregate, reasonably be expected to have a Novametrix Material Adverse Effect.

    SECTION 4.15 FINDERS' FEES. Except for Tucker Anthony Incorporated ("Tucker"), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Novametrix or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. Novametrix has heretofore furnished to the Company a complete and correct copy of all agreements between Novametrix and Tucker pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

    SECTION 4.16 OPINION OF FINANCIAL ADVISOR. Novametrix has received the oral opinion of Tucker to the effect that as of the date hereof the Merger Consideration is fair to Novametrix from a financial point of view, and a copy of the written opinion to such effect shall be delivered to the Company prior to August 3, 1996.

    SECTION 4.17 VOTE REQUIRED. The affirmative vote of the holders of a majority of the voting power represented by the shares of Novametrix Common Stock and Novametrix Preferred Stock (voting together as a single class) voted at a meeting of stockholders is the only vote of the holders of any class or series of Novametrix' capital stock necessary to approve this Agreement and the transactions contemplated hereby.

    SECTION 4.18 INTELLECTUAL PROPERTY. Set forth on Exhibit 4.18 to the Novametrix Disclosure Schedule is a list and brief description of all of the patents, registered and common law trademarks, service marks, tradenames, copyrights, licenses and other similar rights of Novametrix and its Subsidiaries. Novametrix or one of its Subsidiaries, as applicable, owns all right, title and interest in and to all such proprietary rights. The proprietary rights listed are all such rights necessary to the conduct of the business of Novametrix and its Subsidiaries as currently conducted; no adverse claim has been made and no dispute has arisen with respect to any of the said proprietary rights; and the operations of the business of Novametrix and its Subsidiaries and the use by Novametrix or its Subsidiaries of such proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, tradename, copyright, license or similar right. Novametrix has taken reasonable measures to maintain the confidentiality of the processes and formulae, research and development and other know-how of Novametrix, the value of which to Novametrix is dependent upon the maintenance of the confidentiality thereof. Neither Novametrix nor any of its Subsidiaries has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner that is reasonably likely to have a Novametrix Material Adverse Effect.

    SECTION 4.19 PERMITS; COMPANY PRODUCTS; REGULATION. (a) Except as disclosed on Exhibit 4.19(a)(i) to the Novametrix Disclosure Schedule, Novametrix and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any governmental body, agency, official or authority necessary for Novametrix or such Subsidiary, as applicable, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Novametrix Permits"), and no suspension or cancellation of any of the Novametrix Permits is pending or, to the knowledge of any of the officers of Novametrix or any of its Subsidiaries, threatened, except where the failure to have, or the suspension or cancellation of, any of the Novametrix Permits would not have a Novametrix Material Adverse Effect. A list of the material Novametrix Permits is set forth on Exhibit 4.19(a)(ii) to the Novametrix Disclosure Schedule. Except as disclosed on Exhibit 4.19(a)(i) to the Novametrix Disclosure Schedule, neither Novametrix nor any of its Subsidiaries is in default under or violation of (i) any law, regulation, judgment, injunction, order or decree applicable to Novametrix or any of its Subsidiaries or by which any property or asset of Novametrix or any of its Subsidiaries is bound or affected, (ii) any of the Novametrix Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Novametrix or any of its Subsidiaries is a party or by which Novametrix or any of its Subsidiaries or any property or asset of Novametrix or any of its Subsidiaries is bound or affected, except for any such defaults or violations that, individually or in the aggregate, would not have a Novametrix Material Adverse Effect.

    (b) Except as disclosed on Exhibit 4.19(b) to the Novametrix Disclosure Schedule and except as would not have a Novametrix Material Adverse Effect, since April 28, 1996, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured or marketed at any time by Novametrix or any of its Subsidiaries (the "Novametrix Products"), other than a Novametrix Third Party Product (as defined below), is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and no officer of Novametrix or any of its Subsidiaries knows of any such defect or failure. In the case of products which are produced or manufactured by third parties and are distributed by Novametrix or any of its Subsidiaries (the "Novametrix Third Party Products"), to the knowledge of any of the officers of Novametrix or any of its Subsidiaries, there have been no written notices, citations or decisions by any governmental or regulatory body that any Novametrix Third Party Product distributed at any time by Novametrix or any of its Subsidiaries is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and none of the officers of Novametrix or any of its Subsidiaries knows of any such defect or failure. Novametrix and each of its Subsidiaries has complied with the laws, regulations, policies, procedures and specifications applicable to Novametrix with respect to the design, manufacture, labelling, testing and inspection of Novametrix Products in the United States and the operation of manufacturing facilities in the United States promulgated by the FDA, and has complied with the laws, regulations, policies, procedures and specifications applicable to Novametrix or such Subsidiary, as applicable, in any jurisdiction outside the United States with respect to the design, manufacture, labelling, testing and inspection of Novametrix Products and the operation of manufacturing facilities outside of the United States except for such non-compliance as would not have a Novametrix Material Adverse Effect. Except as disclosed on Exhibit 4.19(b) to the Novametrix Disclosure Schedule, since April 28, 1996, there have been no recalls, field notifications or seizures ordered or, to the knowledge of any of the officers of Novametrix or any of its Subsidiaries, threatened by any such governmental or regulatory body with respect to any of the Novametrix Products, other than Novametrix Third Party Products, and neither Novametrix nor any of its Subsidiaries has independently engaged in recalls or field notifications. In the case of Novametrix Third Party Products distributed by Novametrix or any of its Subsidiaries, neither Novametrix nor any of its Subsidiaries has received any notices of any recalls, field notifications or seizures ordered or threatened by any such governmental or regulatory body with respect to any of such Novametrix Third Party Products, and neither Novametrix nor any of its Subsidiaries has independently engaged in recalls or field notifications. Except as set forth on
Exhibit 4.19(b) to the Novametrix Disclosure Schedule, neither Novametrix nor any of its Subsidiaries has received, and to the knowledge of any of the officers of Novametrix or any of its Subsidiaries, there is no reasonable basis for, any warning letter or Section 305 notices from the FDA.

    (c) Except as set forth on Exhibit 4.19(c)(i) to the Novametrix Disclosure Schedule, Novametrix or one or more of its Subsidiaries has obtained, in all countries where Novametrix or such Subsidiary, as applicable, is marketing or has marketed the Novametrix Products, all applicable licenses, registrations, approvals, clearances and authorizations required to be obtained by it by local, state or federal agencies (including the FDA) in such countries regulating the safety, effectiveness and market clearance of the Novametrix Products in such countries that are currently marketed by Novametrix or such Subsidiary, as applicable, except where the failure to obtain such licenses, registrations, approvals, clearances and authorizations would not have a Novametrix Material Adverse Effect. Novametrix has made available to the Company all information relating to the Novametrix Products in the United States, and Exhibit 4.19(c)(ii) to the Novametrix Disclosure Schedule sets forth a list of all licenses, registrations, approvals, permits and device listings. Exhibit 4.19(c)(iii) to the Novametrix Disclosure Schedule sets forth a description of all inspections by regulatory authorities, recalls, product actions and audits of Novametrix Products since April 28, 1996.

    SECTION 4.20 RIGHTS AGREEMENT; DELAWARE SECTION 203; CHARTER SUPERMAJORITY PROVISIONS; WARRANT ANTIDILUTION. (a) The Board of Directors of Novametrix has taken such action as is necessary to ensure that a Distribution Date (as defined in the Rights Agreement of Novametrix dated March 14, 1989, as amended (the "Rights Agreement")) does not occur, that Genstar does not become an Acquiring Person (as defined in the Rights Agreement) and that the Rights (as defined therein) do not become exercisable, in each case by reason of this Agreement or any transaction contemplated by this Agreement.

    (b) As of the date hereof and pursuant to Section 203(a)(1) of the Delaware Law, the restrictions on Novametrix and the Merger Subsidiary contained in
Section 203 of the Delaware Law are, and at all times on, prior to or after the Effective Time such restrictions shall be, inapplicable to the Merger, the other transactions contemplated by this Agreement and Genstar and its affiliates by reason of the Merger and the other transactions contemplated by this Agreement.

    (c) The Board of Directors of Novametrix has taken such action as is necessary to ensure that Article Twelfth of the Certificate of Incorporation of Novametrix shall be inapplicable to the Merger, the other transactions contemplated by this Agreement and Genstar and its affiliates by reason of the Merger and the other transactions contemplated by this Agreement.

    (d) The Board of Directors of Novametrix has taken such action as is necessary to ensure that no antidilution adjustments to the Novametrix Warrants shall occur as a result of the Merger and the other transactions contemplated by this Agreement, including, without limitation, the issuance of the Rights.

    (e) The Board of Directors of Novametrix shall have taken such action as is necessary to ensure that no "Change in Control" under the Employment Agreement dated as of June 1, 1988, as amended, between Novametrix and William J. Lacourciere shall have occurred.

    (f) Novametrix has heretofore delivered to the Company a true, complete and correct copy of the resolutions of the Board of Directors of Novametrix effectuating Section 4.20(a), (b), (c), (d) and (e).

    SECTION 4.21 PROXY STATEMENT. None of the information supplied by Novametrix for inclusion in the Proxy Statement to be filed by Novametrix with the SEC, and any amendments or supplements thereto, will, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Novametrix, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE V.
                            COVENANTS OF THE COMPANY

    The Company agrees that:

    SECTION 5.01 CONDUCT OF THE COMPANY. Except as expressly contemplated by this Agreement or as set forth on Exhibit 5.01 to the Company Disclosure Schedule, from the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by Novametrix or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

        (a) the Company will not adopt or propose any change in its certificate of incorporation or bylaws;

        (b) the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person (other than another wholly owned Subsidiary) or acquire a substantial amount of equity in or assets of any other Person;

        (c) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) for transfers between the Company and/or its Subsidiaries;

        (d) the Company will not declare or pay any dividends or make any distributions on its Shares;

        (e) the Company will not, and will not permit any of its Subsidiaries to, (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any Company Securities or Company Subsidiary Securities, other than the issuance of Shares upon the exercise of Company Options or Company Warrants outstanding on the date hereof, (ii) split, combine or reclassify any Company Securities or Company Subsidiary Securities or (iii) except as required or permitted by this Agreement, repurchase, redeem or otherwise acquire any Company Securities or any Company Subsidiary Securities;

        (f) except as otherwise expressly permitted hereby, the Company will not make any commitment or enter into any contract or agreement material to the Company and its Subsidiaries taken as a whole except in the ordinary course of business consistent with past practice;

        (g) the Company will not, and will not permit any of its Subsidiaries to, (i) enter into any arrangement to provide any severance or termination pay to any director or officer of the Company or any of its Subsidiaries,
    (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its Subsidiaries, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase the compensation, bonus or other benefits payable to directors or officers of the Company or any of its Subsidiaries, or (v) accelerate the exercisability or vesting of any Company Option or Company Warrant;

        (h) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing; or

        (i) the Company will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

    SECTION 5.02 ACCESS TO INFORMATION. From the date hereof until the Effective Time, the Company will give Novametrix, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to Novametrix, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the employees, counsel and financial advisors of the Company and its Subsidiaries to cooperate with Novametrix in its investigation of the business of the Company and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Novametrix hereunder. All nonpublic information provided to, or obtained by, Novametrix in connection with the transactions contemplated hereby shall be "Proprietary Information" of the Company for purposes of the Letter Agreement dated May 10, 1996 (the "Confidentiality Agreement") among Novametrix, Andros and Genstar Capital LLC, the general partner of Genstar.

    SECTION 5.03 OTHER OFFERS. From the date hereof until the termination hereof, the Company and its Subsidiaries and the officers, directors, employees or other agents of the Company and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Company Acquisition Proposal (as defined below) or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, a Company Acquisition Proposal. The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Novametrix) conducted heretofore with respect to any of the foregoing. The Company will promptly notify Novametrix after receipt of any Company Acquisition Proposal or any indication that any Person is considering making a Company Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, a Company Acquisition Proposal. For purposes of this Agreement, "Company Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    SECTION 5.04 NOTICES OF CERTAIN EVENTS. The Company shall promptly notify Novametrix of:

        (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

        (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

       (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or which relate to the consummation of the transactions contemplated by this Agreement.

    SECTION 5.05 AFFILIATES. To ensure that the issuance of Novametrix Common Stock in the Merger complies with the Securities Act, prior to the Effective Time, the Company shall cause to be delivered to Novametrix a list identifying each person who might at the time of the meeting of the Company's stockholders be deemed to be an "affiliate" of the Company for purposes of Rule 145 under the Securities Act (each, a "Securities Act Affiliate"). The Company shall use its best efforts to obtain from each person who is identified as a possible Securities Act Affiliate prior to the Effective Time an agreement (a "Securities Act Affiliate Agreement") providing that such person will not offer to sell, sell or otherwise dispose of any Novametrix Common Stock issued to such person in the Merger in violation of the Securities Act.

                                  ARTICLE VI.
                            COVENANTS OF NOVAMETRIX

    Novametrix agrees that:

    SECTION 6.01 CONDUCT OF NOVAMETRIX. Except as expressly contemplated by this Agreement or as set forth on Exhibit 6.01 to the Novametrix Disclosure Schedule, from the date hereof until the Effective Time, Novametrix and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by the Company or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

        (a) Novametrix will not adopt or propose any change in its certificate of incorporation or bylaws;

        (b) Novametrix will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person (other than another wholly owned Subsidiary) or acquire a substantial amount of equity in or assets of any other Person;

        (c) Novametrix will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) for transfers between Novametrix and/or its Subsidiaries;

        (d) Novametrix will not declare or pay any dividends or make any distributions on Novametrix Common Stock; provided, however, that the foregoing shall not prohibit any dividends being declared or paid which are scheduled to accrue on the Novametrix Preferred Stock;

        (e) Novametrix will not, and will not permit any of its Subsidiaries to,
    (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any Novametrix Securities or Novametrix

    Subsidiary Securities, other than the issuance of shares of Novametrix Common Stock upon the exercise of Novametrix Options or Novametrix Warrants outstanding on the date hereof, upon the conversion of the Novametrix Preferred Stock or pursuant to any currently existing stock option or employee stock purchase plans or (ii) split, combine or reclassify any Novametrix Securities or Novametrix Subsidiary Securities;

        (f) except as otherwise expressly permitted hereby, Novametrix will not make any commitment or enter into any contract or agreement material to Novametrix and its Subsidiaries taken as a whole except in the ordinary course of business consistent with past practice;

        (g) Novametrix will not, and will not permit any of its Subsidiaries to,
    (i) enter into any arrangement to provide any severance or termination pay to any director or officer of Novametrix or any of its Subsidiaries, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of Novametrix or any of its Subsidiaries, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase the compensation, bonus or other benefits payable to directors or officers of Novametrix or any of its Subsidiaries, or (v) accelerate the exercisability or vesting of any Novametrix Option;

        (h) Novametrix will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing; or

        (i) Novametrix will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of Novametrix hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

    SECTION 6.02 ACCESS TO INFORMATION. From the date hereof until the Effective Time, Novametrix will give the Company, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Novametrix and its Subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the employees, counsel and financial advisors of Novametrix and its Subsidiaries to cooperate with the Company in its investigation of the business of Novametrix and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Novametrix to the Company hereunder. All nonpublic information provided to, or obtained by, the Company in connection with the transactions contemplated hereby shall be "Proprietary Information" of Novametrix for purposes of the Confidentiality Agreement.

    SECTION 6.03 OTHER OFFERS. (a) From the date hereof until the termination hereof, Novametrix and its Subsidiaries and the officers, directors, employees or other agents of Novametrix and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Novametrix Acquisition Proposal (as defined below) or (ii) engage in negotiations with, or disclose any nonpublic information relating to Novametrix or any of its Subsidiaries or afford access to the properties, books or records of Novametrix or any of its Subsidiaries to, any Person that may be considering making, or has made, a Novametrix Acquisition Proposal. Nothing contained in this Section 6.03(a) or any other provision of this Agreement shall prevent the Board of Directors of Novametrix, after receiving an opinion of outside counsel to the effect that the Board is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of Novametrix an unsolicited bona fide written Novametrix Acquisition Proposal which the Board determines in good faith (after consultation with its financial advisors) is made by a person financially capable of consummating such Novametrix Acquisition Proposal (any such Novametrix Acquisition Proposal being referred to herein as a "Superior Novametrix Proposal"). For purposes of this Agreement, "Novametrix Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Novametrix or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, Novametrix or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    (b) Novametrix will promptly notify the Company after receipt of any Novametrix Acquisition Proposal or any indication that any Person is considering making a Novametrix Acquisition Proposal or any request for nonpublic information relating to Novametrix or any of its Subsidiaries or for access to the properties, books or records of Novametrix or any of its Subsidiaries by any Person that may be considering making, or has made, a Novametrix Acquisition Proposal. Novametrix shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than the Company) conducted heretofore with respect to any of the foregoing.

    (c) If the Board of Directors of Novametrix receives a request for material nonpublic information by a party who makes a Superior Novametrix Proposal, then, and only in such case, Novametrix may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Novametrix, provide such party with access to information regarding Novametrix. Novametrix agrees not to release any third party from any confidentiality or standstill agreement to which Novametrix is a party.

    SECTION 6.04 OBLIGATIONS OF MERGER SUBSIDIARY. Novametrix will take all action necessary to cause the Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

    SECTION 6.05 DIRECTOR AND OFFICER LIABILITY. From and after the Effective Time, (a) Novametrix shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time and (b) the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted by law the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time. Novametrix shall cause the Surviving Corporation (and its successors) to establish and maintain provisions in its certificate of incorporation and by-laws concerning the indemnification and exoneration of the Company's former and present officers, directors, employees and agents that are no less favorable to those persons than the provisions of the Company's certificate of incorporation and by-laws in effect on the date hereof.

    SECTION 6.06 INCLUSION IN NASDAQ NATIONAL MARKET. Novametrix shall use its reasonable best efforts to cause the shares of Novametrix Common Stock to be issued in the Merger (including the Underlying Shares) to be approved for inclusion in the Nasdaq National Market subject to official notice of issuance, prior to the Effective Time.

    SECTION 6.07 NOTICE OF CERTAIN EVENTS. Each of Novametrix and the Merger Subsidiary shall promptly notify the Company of:

        (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

        (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

       (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or which relate to the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VII.
                    COVENANTS OF NOVAMETRIX AND THE COMPANY

    The parties hereto agree that:

    SECTION 7.01 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement including, without limitation, obtaining all material consents, waivers and approvals required in connection with the authorization, execution and delivery of this Agreement by the parties and the consummation by the parties of the Merger and the other transactions contemplated by this Agreement and, if required, Novametrix acting as guarantor or co-borrower under Andros' credit facilities.

    SECTION 7.02 CERTAIN FILINGS. The Company and Novametrix shall cooperate with one another (a) in connection with the preparation of the Proxy Statement, and (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

    SECTION 7.03 PUBLIC ANNOUNCEMENTS. Novametrix and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or interdealer quotation system upon the advice of counsel (in which case only reasonable efforts to consult with the other party are required), will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

    SECTION 7.04 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or the Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or the Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

    SECTION 7.05 STOCKHOLDER MEETING. Novametrix shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held, or action to be taken by written consent without a Stockholder Meeting, as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Directors of Novametrix shall, unless any of such respective Directors determines in good faith after consultation with and based upon a written opinion of outside legal counsel that they are otherwise required in accordance with their fiduciary duties, recommend approval and adoption of this Agreement and the Merger by Novametrix' stockholders. In connection with such meetings, Novametrix will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the transactions contemplated hereby and such other matters as are contemplated by the terms of this Agreement or required by Delaware Law, and will otherwise comply with all legal requirements applicable to such meetings.

    SECTION 7.06 PREPARATION OF THE PROXY STATEMENT. Novametrix and the Company shall promptly prepare and Novametrix shall file with the SEC a preliminary version of the Proxy Statement and will use their best efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Proxy Statement. Novametrix shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws in connection with the issuance of the Novametrix Common Stock in the Merger and the Underlying Shares and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action. Novametrix will cause the Proxy Statement to be mailed to its stockholders, and if necessary, after the definitive Proxy Statement shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, resolicit proxies.

                                 ARTICLE VIII.
                            CONDITIONS TO THE MERGER

    SECTION 8.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Novametrix and the Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

        (i) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

        (ii) no provision of any applicable domestic law or regulation shall be enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal, and no judgment, injunction, order or decree of a court of competent jurisdiction restraining or prohibiting the consummation of the Merger shall be in effect;

       (iii) there shall have been approved, by the requisite vote of Novametrix' stockholders, the issuance of Novametrix Common Stock, including the Underlying Shares, in connection with the Merger in accordance with the rules of the Nasdaq National Market;

        (iv) Novametrix and the Company shall have received an opinion from Haythe & Curley, counsel to Novametrix, and from Shearman & Sterling, counsel to the Company, based upon certain factual representations of the Company, the Company's equityholders, Novametrix and the Merger Subsidiary reasonably requested by such counsel, dated the date of the Effective Time, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, in form and substance reasonably satisfactory to the Company and Novametrix; and

        (v) The debt of Novametrix and the Company and their respective Subsidiaries with respect to which consents of the lenders thereunder are required to consummate the Merger shall have been modified, amended, restructured, refinanced or repaid on terms reasonably satisfactory to the boards of directors of both Novametrix and the Company such that (i) there shall be available to Novametrix and the Company an aggregate of at least $4,000,000 of unused borrowing availability at the Effective Time in excess of any amounts necessary to pay expenses of Novametrix and the Company incurred in connection with the Merger and the other transactions contemplated hereby and (ii) without the consent of Novametrix and the Company, the aggregate non-revolving funded indebtedness of Novametrix and the Company shall not exceed the amount thereof as of the date hereof, and such debt shall contain such modifications to existing financial and other covenants as shall be reasonably satisfactory to such boards of directors, which may include Novametrix acting as guarantor or co-borrower under Andros' credit facilities.

    SECTION 8.02 CONDITIONS TO THE OBLIGATIONS OF NOVAMETRIX AND MERGER SUBSIDIARY. The obligations of Novametrix and the Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

        (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all respects at and as of the Effective Time as if made at and as of such time except for (A) changes contemplated by this Agreement, (B) those representations and warranties that address matters only as of a particular date, provided that such representations and warranties are true and correct as of such date, (C) changes in any law or regulation applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound,
    (D) changes attributable to customers delaying orders or purchases pending completion of the Merger, (E) changes arising out of general economic conditions or conditions generally affecting the medical device or automobile exhaust gas analyzer markets and (F) where the failure to be so true and correct would not have a Company Material Adverse Effect, and Novametrix shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

        (ii) Novametrix shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the Merger, which copy shall be certified by an executive officer of the Company;

       (iii) the consents set forth on Exhibit 8.02(iii) to the Novametrix Disclosure Schedule to the Merger and the transactions contemplated by this Agreement shall have been obtained and be in effect at the Effective Time;

        (iv) Novametrix shall have received consolidated financial statements of the Company as of July 28, 1996 and for the year then ended, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Andros SEC Filings and in conformity with Regulation S-X of the Securities Act, audited by Coopers & Lybrand L.L.C., independent certified public accountants for the Company; and

        (v) Genstar shall have entered into a Voting Agreement in the form of Exhibit A hereto (the "Voting Agreement").

    SECTION 8.03 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

        (i) Novametrix and the Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of Novametrix and the Merger Subsidiary contained in this Agreement shall be true in all respects at and as of the Effective Time as if made at and as of such time except for (A) changes contemplated by this Agreement, (B) those representations and warranties that address matters only as of a particular date, provided that such representations and warranties are true and correct as of such date, (C) changes in any law or regulation applicable to Novametrix or any of its Subsidiaries or by which any property or asset of Novametrix or any of its Subsidiaries is bound, (D) changes attributable to customers delaying orders or purchases pending completion of the Merger, (E) changes arising out of general economic conditions or conditions generally affecting the medical device market and
    (F) where the failure to be so true and correct would not have a Novametrix Material Adverse Effect, and the Company shall have received a certificate signed by an executive officer of each of Novametrix and the Merger Subsidiary to the foregoing effect;

        (ii) the Company shall have received a copy of the resolutions of the Board of Directors of Novametrix authorizing the Merger, which copy shall be certified by an executive officer of Novametrix;

       (iii) Novametrix shall have entered into the Voting Agreement;

        (iv) Novametrix shall have entered into a Registration Rights Agreement in the form of Exhibit B hereto (the "Registration Rights Agreement"); and

        (v) the consents set forth on Exhibit 8.03(iv) to the Company Disclosure Schedule to the Merger and the transactions contemplated by this Agreement shall have been obtained and be in effect at the Effective Time.

                                  ARTICLE IX.
                                  TERMINATION

    SECTION 9.01 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or Novametrix);

        (i) by mutual written consent of the Company and Novametrix;

        (ii) by either the Company or Novametrix, if the Merger has not been consummated by March 31, 1997 (provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date);

       (iii) by either the Company or Novametrix, if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

        (iv) by either the Company or Novametrix, if the stockholder approval referred to in Section 8.01(iii) shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof;

        (v) by the Company if the Board of Directors of Novametrix or any committee thereof with the power to do so shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of this Agreement, the Merger or any other transaction contemplated hereby or shall have recommended, taken a neutral position with respect to, been unable to take a position with respect to or failed to reject another merger, consolidation or business combination with, or acquisition of, Novametrix or its assets or another tender or exchange offer for shares of Novametrix Common Stock, or shall have resolved to do any of the foregoing;

        (vi) by either the Company or Novametrix (the "Terminating Party") if
    (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Novametrix Material Adverse Effect or Company Material Adverse Effect, as the case may be, or (y) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party; or

       (vii) by the Company if it shall have been disclosed or the Company shall have otherwise learned that ownership of an aggregate of 50% or more of the then outstanding shares of Novametrix Common Stock has been acquired by any person and such person's affiliates, other than Genstar or its affiliates.

    SECTION 9.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in Section 9.03, the last sentence of Section 5.02 and the last sentence of Section 6.02 shall survive the termination hereof, and (b) nothing herein shall relieve any party hereto from liability for any willful breaches hereof.

    SECTION 9.03 FEES AND EXPENSES. (a) The Company shall pay Novametrix a fee of $3,000,000 (the "Novametrix Fee"), plus actual, documented out-of-pocket expenses of Novametrix and its affiliates relating to the transactions contemplated by this Agreement (including, but not limited to, reasonable fees and expenses payable to Novametrix' counsel, accountants, financial advisors, consultants, banks, other financial institutions and other persons and their respective agents and counsel) (the "Novametrix

Expenses"), upon termination of this Agreement by Novametrix pursuant to Section 9.01(vi) due to a breach by the Company of any of its covenants or agreements set forth in Section 5.03.

    (b) Novametrix shall pay the Company a fee of $3,000,000 (the "Company Fee" and, together with the Novametrix Fee, the "Fees" ), plus actual, documented out-of-pocket expenses of the Company and its affiliates relating to the transactions contemplated by this Agreement (including, but not limited to, reasonable fees and expenses payable to the Company's counsel, accountants, financial advisors, consultants, banks, other financial institutions and other persons and their respective agents and counsel) (the "Company Expenses" and, together with the Novametrix Expenses, the "Expenses"), upon the earlier to occur of the following events:

        (i) this Agreement is terminated by the Company pursuant to Section 9.01(v) or Section 9.01(vii);

        (ii) this Agreement is terminated by the Company pursuant to Section 9.01(vi) due to a breach by Novametrix of any of its covenants or agreements set forth in Section 6.03; or

       (iii) this Agreement is terminated by Novametrix or the Company pursuant to Section 9.01(iv) as a result of a failure to obtain the requisite Novametrix stockholder approval if, at the time of the taking of the vote for such approval, or any adjournment thereof, there shall have been publicly announced, and not withdrawn, a proxy contest, tender offer, exchange offer, merger or other Novametrix Acquisition Proposal (the "Pre-Termination Transaction"), and, within 12 months of such vote, Novametrix shall enter into, or be the subject of, a transaction which would qualify as a transaction under the definition of "Novametrix Acquisition Proposal" or any transaction wherein a person or group of persons acquires 50% or more of the outstanding voting securities of the Company (inclusive of voting rights contingent on conversion), in any such case with the same persons, or affiliates of the persons, who shall have proposed the Pre-Termination Transaction (any such transaction being a "Post-Termination Transaction").

    (c) The Fees shall be paid within one business day after the first to occur of the events described in Section 9.03(a), (b)(i) or (b)(ii), or Novametrix' entering into or becoming the subject of a Post-Termination Transaction.

    (d) In the event that a party shall fail to pay a Fee or any Expenses when due, the term Expenses shall be deemed to include the costs and expenses actually incurred by the other party and its respective stockholders and affiliates (including, without limitation, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03.

    (e) Except as set forth in this Section 9.03, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not any such transaction is consummated.

                                   ARTICLE X.
                                 MISCELLANEOUS

    SECTION 10.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be given,

    if to Novametrix or the Merger Subsidiary, to:

                  One Barnes Industrial Park Road
                  Wallingford, Connecticut 06482
                  Telephone: (203) 265-7701
                  Telecopy: (203) 269-0189
                  Attention: President
    with a copy to:

                  Haythe & Curley
                  237 Park Avenue
                  New York, New York 10017
                  Telephone: (212) 880-6000
                  Telecopy: (212) 682-0200
                  Attention: Andrew J. Beck, Esq.

    if to the Company to:

                  Metro Tower, Suite 1170
                  950 Tower Lane
                  Foster City, California 94404
                  Telephone: (415) 280-2350
                  Telecopy: (415) 286-2383
                  Attention: President

    with a copy to:

                  Shearman & Sterling
                  555 California Street
                  San Francisco, California 94104
                  Telephone: (415) 616-1100
                  Telecopy: (415) 616-1199
                  Attention: Michael J. Kennedy, Esq.

or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

    SECTION 10.02 AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Novametrix and the Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) any waiver or amendment shall be effective against a party only if the Board of Directors of such party approves such waiver or amendment and only such Board of Directors can take actions on behalf of that party and (ii) after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders and each party's Board of Directors, alter or change (x) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (y) any term of the certificate of incorporation of the Surviving Corporation or (z) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 10.03 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

    SECTION 10.04 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State.

    SECTION 10.05 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

    SECTION 10.06 ENTIRE AGREEMENT. This Agreement, the Registration Rights Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 6.05, which are intended for the benefit of the Company's former and present officers, directors, employees and agents and the provisions of Article I, which are intended for the benefit of the Company's stockholders, including holders of Equity Units, Company Options, and Company Warrants.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          ANDROS HOLDINGS INC.

                                          By: /s/ Jean-Pierre L. Conte

                                          --------------------------------------

                                             Title: Vice President and Treasurer

                                          By: /s/ Daniel J. Boverman

                                          --------------------------------------

                                             Title: Vice President and Secretary

                                          NOVAMETRIX MEDICAL SYSTEMS INC.

                                          By: /s/ William J. Lacourciere

                                          --------------------------------------

                                             Title: President

                                          NOVAMETRIX ACQUISITION CORP.

                                          By: /s/ William J. Lacourciere

                                          --------------------------------------

                                             Title: President

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

    AMENDMENT NO. 1 dated as of October 18, 1996, to the AGREEMENT AND PLAN OF MERGER dated as of July 29, 1996, (the "Merger Agreement") among Andros Holdings Inc., a Delaware corporation (the "Company"), Novametrix Medical Systems Inc., a Delaware corporation ("Novametrix"), and Novametrix Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Novametrix ("Merger Subsidiary").

    WHEREAS, the Company, Novametrix and Merger Subsidiary have entered into the Merger Agreement; and

    WHEREAS, the Company, Novametrix and Merger Subsidiary desire, through this Amendment No. 1, to amend the Merger Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. Section 1.02(b) of the Merger Agreement is hereby amended by deleting the word "and" at the end of such Section.

    2. Section 1.02(c) of the Merger Agreement is hereby amended by replacing the period at the end of such Section with "; and", by deleting subsection 1.02(c)(i)(x) of such Section in its entirety and by substituting in lieu thereof the following:

       "(x) .6129032 (such number being hereinafter referred to as the "Base
           Number" and such number, as it may be adjusted pursuant to Section 1.02(d), being hereinafter referred to as the "Adjusted Base Number") multiplied by the number of shares of Novametrix Common Stock outstanding immediately prior to the Effective Time (assuming conversion of all then outstanding shares of preferred stock, $1.00 par value (the "Novametrix Preferred Stock"), of Novametrix) divided by ..."

    3. A new Section 1.02(d) is hereby inserted in the Merger Agreement to read as follows:

       "(d) in the event that either (x) the Net Revenues of the Company (as defined below) for the fiscal year ending May 3, 1998 ("FY1998") shall exceed $48,900,000 or (y) the EBITDA of Novametrix (as defined below) for FY1998 shall exceed $16,300,000, each holder of Shares outstanding immediately prior to the Effective Time shall be entitled to receive for each Share so held a number of additional shares of Novametrix Common Stock (the "Earn-Out Shares") computed by subtracting (x) the Exchange Number determined by using the Base Number from (y) the Exchange Number determined by using the Adjusted Base Number. The Adjusted Base Number shall be a number, calculated to seven decimal places, equal to a fraction (I) the numerator of which is 38% plus the Adjustment Factor (as defined below) and (II) the denominator of which is 62% minus the Adjustment Factor. The Adjustment Factor shall be equal to 1% multiplied by the greater of
           (x) the quotient of (A) the amount by which the Net Revenues of the Company for FY1998 exceed $48,900,000 divided by (B) $1,700,000 and
           (y) the quotient of (C) the amount by which the EBITDA of Novametrix for FY1998 exceeds $16,300,000 divided by (D) $660,000, but in no event shall the Adjusted Base Number be greater than .7543860.

           The Net Revenues of the Company shall be determined in accordance with generally accepted accounting principles and shall be derived from the audited consolidated financial statements of the Company for FY1998. For purposes of determining the Net Revenues of the Company, any net revenues of businesses acquired by the Company subsequent to the date hereof shall be eliminated. The EBITDA of Novametrix shall be determined from the audited consolidated statement of income of Novametrix for FY1998 and shall be defined as net revenues minus the sum of cost of products sold, research and development expense and selling, general and administrative expense plus depreciation and amortization expense to the extent that these items are included in cost of products sold, research and product development expense and selling, general and administrative expense. The EBITDA of Novametrix shall be adjusted to eliminate the EBITDA resulting from any businesses acquired by Novametrix subsequent to the date hereof, compensation expense attributable to the exercise of stock options, gains or losses on the sale or disposition of substantial assets or liabilities and any restructuring or other unusual charges or costs incurred by Novametrix during FY1998. In the event that at any time prior to the end of FY1998 all or a substantial portion of the assets and business of the Company or Novametrix shall have been transferred to another entity or entities, then prior to such transfer the Board of Directors of Novametrix shall determine the amount of the allocable portion of the Net Revenues of the Company and EBITDA of Novametrix that shall be (utilizing the historical period to date net revenues and EBITDA and budgeted and or forecasted future period revenues and EBITDA attributable to such assets or business) attributable to such assets and business during FY1998, and the amount so determined by the Board shall be included in the Net Revenues of the Company and EBITDA of Novametrix for FY1998 for purposes of determining the Adjusted Base Number. In the event of (i) a consolidation or merger of Novametrix with or into another corporation in which Novametrix is not the surviving corporation, or (ii) a merger in which Novametrix is the surviving corporation but the shares of Novametrix's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) any sale of all or substantially all of Novametrix' assets to another corporation (each of the events described in clauses (i), (ii) or (iii) above being a "Subsequent Combination"), then, as a condition of such Subsequent Combination, lawful and adequate provision will be made whereby each holder of the right to receive Earn-Out Shares will thereafter have the contingent right to receive on the Adjustment Date (as hereinafter defined) the kind of stock and other securities and property (including, without limitation, cash) paid in connection with the Subsequent Combination which, based upon the fair market value of such stock and other securities and property (including, without limitation, cash) on the Adjustment Date, would have a value equal to the portion of such Earn-Out Shares which would have been paid prior to the Subsequent Combination."

    4. A new Section 1.03(g) is hereby inserted in the Merger Agreement to read as follows:

       "(g) If Novametrix shall become obligated to issue Earn-Out Shares pursuant to Section 1.02(d), Novametrix shall deliver, or arrange to have delivered, within 10 business days after it shall have received its audited consolidated financial statements for FY1998 from its independent public accountants (the date of such delivery is hereinafter referred to as the "Adjustment Date"), certificates(s) representing the number of Earn-Out Shares issuable to each holder (an "exchanging holder") of Shares as of the Effective Date that exchanged such Shares for shares of Novametrix Common Stock (and cash in lieu of fractional shares and Rights) pursuant to Section 1.03(a) registered in the name of the person to whom such shares of Novametrix Common Stock (and cash in lieu of fractional shares) and Rights were issued at the address of such person as it appears on the records of Novametrix. Novametrix shall not issue fractional Earn-Out Shares to any exchanging holder. The number of Earn-Out Shares that each exchanging holder shall be entitled to receive shall be rounded down to the nearest whole share. Novametrix has authorized the issuance of and will hold in reserve the Earn-Out Shares issuable pursuant to this Section 1.03(g) and Sections 1.04(e) and 1.06(f)."

    5. A new Section 1.04(e) is hereby inserted in the Merger Agreement to read as follows:

       "(e) In the event that the holder (an "exercising holder") of any Company
           Option or Company Warrant shall exercise (in whole or in part) such Company Option or Company Warrant prior to the Adjustment Date and an Adjusted Base Number is subsequently in effect pursuant to Section 1.02(d), on the Adjustment Date Novametrix shall issue to such exercising holder a number of Earn-Out Shares (each rounded down to the nearest whole share) equal to the difference between (x) the number of shares of Novametrix Common Stock which would have been issued to such exercising holder had such Company Option or Company Warrant (or portion thereof), as applicable, been exercised after such Adjusted Base Number had been in effect and (y) the number of shares of Novametrix Common Stock actually issued upon the exercise of such Company Option or Company Warrant (or portion thereof), as applicable."

    6. Section 1.06(c) of the Merger Agreement is hereby amended by deleting subsection 1.06(c)(c)(i) of such Section in its entirety, and by substituting in lieu thereof the following:

       "(i) the Base Number (or if there shall be an Adjusted Base Number in effect, the Adjusted Base Number) multiplied by the number of shares of Novametrix Common Stock issued by Novametrix pursuant to warrants or options to acquire shares of Novametrix Common Stock outstanding immediately prior to the Effective Time (but excluding any such shares issued upon conversion of the Novametrix Preferred Stock) and ..."

    7. A new Section 1.06(f) is hereby inserted in the Merger Agreement to read as follows:

       "(f) In the event that shares of Novametrix Common Stock are issued to the holders of Rights with respect to one or more Antidilution Events prior to the Adjustment Date and an Adjusted Base Number is subsequently in effect pursuant to Section 1.02(d), on the Adjustment Date Novametrix shall issue to each holder of Rights a number of Earn-Out Shares (rounded down to the nearest whole share) equal to the difference between (x) the aggregate number of shares of Novametrix Common Stock which would have been issued to such holder had the Adjusted Base Number been in effect with respect to all Antidilution Events occurring prior to the Adjustment Date and (y) the aggregate number of shares of Novametrix Common Stock actually issued to such holder with respect to all such Antidilution Events."

    8. The parties hereby agree that the matters set forth in the disclosure letter delivered by the Company to Novametrix simultaneously with the execution and delivery hereof shall not be deemed to be breaches of the representations and warranties of the Company contained in the Merger Agreement, and, accordingly, the existence thereof shall not permit Novametrix (a) to fail to (nor permit the Merger Subsidiary to fail to) fulfill their respective obligations under the Merger Agreement to consummate the Merger pursuant to
Section 8.02(i) thereof or (b) to terminate the Merger Agreement pursuant to
Section 9.01(vi) thereof.

    9. All references in the Merger Agreement to the "Agreement" shall be to the Merger Agreement as amended by this Amendment No. 1.

    10. Except as expressly set forth herein, all of the terms and conditions of the Merger Agreement shall remain unaffected by this Amendment No. 1 and shall remain in full force and effect.

    11. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 1 shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of laws principles of such State which would apply the laws of any other jurisdiction.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

                                          ANDROS HOLDINGS INC.

                                          By: /s/ RICHARD D. PATERSON

                                          --------------------------------------

                                              TITLE: PRESIDENT

                                          By: /s/ JEAN-PIERRE L. CONTE

                                          --------------------------------------

                                              TITLE: VICE PRESIDENT AND
                                          TREASURER

                                          NOVAMETRIX MEDICAL SYSTEMS INC.

                                          By: /s/ WILLIAM J. LACOURCIERE

                                          --------------------------------------

                                              TITLE: PRESIDENT

                                          NOVAMETRIX ACQUISITION CORP.

                                          By: /s/ WILLIAM J. LACOURCIERE

                                          --------------------------------------

                                              TITLE: PRESIDENT

                                                                      APPENDIX B

                              [LOGO]

TUCKER ANTHONY INCORPORATED
One World Financial Center
200 Liberty Street
New York, N.Y. 10281
(212) 225-8094
(212) 225-8827 Fax
Investment Banking
October 18, 1996

Board of Directors
Novametrix Medical Systems Inc.
56 Carperter Lane
Wallingford, CT 06492

Gentlemen:

You have requested our opinion as to the fairness to Novametrix Medical Systems Inc. ("Novametrix") and its stockholders, from a financial point of view, and as of the date hereof, of the Exchange Ratio (as defined below) in the proposed merger of Andros Incorporated ("Andros") with and into Novametrix pursuant to the merger agreement dated July 29, 1996 and as amended as of October 18, 1996 (the "Merger Agreement"). Under the terms of the Merger Agreement, a wholly owned subsidiary of Novametrix will merge with and into Andros, and thereafter Andros will become a wholly owned subsidiary of Novametrix in accordance with the Merger Agreement (the "Merger"). Pursuant to the Merger, all of the issued and outstanding shares of Andros will be converted into the right to receive i) shares of Novametrix common stock (the "Common Stock") consisting in the aggregate of 38% of the shares of Common Stock outstanding immediately after the Effective Time (as defined in the Merger Agreement) computed as follows a) each issued and outstanding share of Andros will be converted into a right to receive shares of Common Stock equal to .6129032 multiplied by the number of shares of Common Stock then outstanding (assuming conversion of the November preferred stock) divided by the number of shares of Andros common stock outstanding (assuming the exercise in full of all then outstanding Andros options and warrants) and b) one contingent right to receive Common Stock under certain antidilution events equal to .6129032 multiplied by the number of shares of Common Stock issued pursuant to Novametrix warrants or options to acquire shares of Common Stock outstanding immediately prior to the Effective Time subject to adjustment based on cancellation or expiration of Andros options and warrants and ii) up to an additional 5% of the shares of Common Stock (based upon the capitalization of Novametrix immediately after the Merger) in the event that Andros' revenues or Novametrix' consolidated EBITDA for the fiscal year ending May 3, 1998 exceed certain targets as set forth in Section 1.02 (d) of the Merger Agreement (collectively, the "Exchange Ratio"). The Merger is intended to qualify as a tax-free reorganization. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

Tucker Anthony Incorporated ("Tucker Anthony"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings and private placements and for corporate and other purposes. Tucker Anthony has acted as Novametrix' financial advisor in connection with, and has participated in the negotiations leading to, the proposed Merger. Tucker Anthony will receive fees for our services as financial advisor and for rendering this opinion, a substantial portion of which is contingent upon the closing of the Merger. In the ordinary course of our business, Tucker Anthony may actively trade the securities of Novametrix for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

In connection with our opinion, we have, among other things:

(i) reviewed the Merger Agreement and related documents;

(ii) reviewed certain publicly available financial information for Novametrix and Andros;

(iii) reviewed financial information on Novametrix and Andros furnished to us by both companies, including certain internal financial analyses and forecasts prepared by Novametrix and Andros managements;

(iv) held discussions with the management of Novametrix and Andros concerning the businesses, past and current business operations, financial condition and future prospects of both companies, independently and combined, including certain information prepared jointly by the managements of Novametrix and Andros concerning potential cost savings and synergies that could result from the Merger;

(v) reviewed the stock price and trading history of Novametrix;

(vi) analyzed certain publicly available information of companies we deemed comparable or otherwise relevant to our inquiry and compared Novametrix and Andros from a financial point of view with these companies;

(vii) compared the financial terms of the Merger with other business combinations which we deemed comparable or otherwise relevant to our inquiry;

(viii) prepared a discounted cash flow analysis of Novametrix and Andros;

(ix) reviewed the contribution by each company to proforma combined revenue, gross profit, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes and net income;

(x) analyzed the proforma earnings per share of the combined company;

(xi) discussed with senior management of Novametrix their view of the strategic rationale for the Merger and the benefits of the Merger to Novametrix;

(xii) discussed with senior management of Novametrix and its counsel their view of the likely outcomes of pending, threatened and possible claims against Novametrix and Andros; and

(xiii) conducted such other financial studies and analysis and reviewed such other information as we deemed relevant and appropriate.

In our review and analysis and in arriving at our opinion we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by Novametrix and Andros and have not attempted to verify any of such information. We did not make or obtain an independent evaluation or appraisals of any assets or liabilities of Novametrix, Andros or any of their respective subsidiaries. We have also relied upon, without independent certification, Novametrix' management's assessment of the validity of Novametrix' and Andros' products and technology. We have assumed (i) the financial projections of Novametrix and Andros provided to us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Novametrix and Andros managements as to future financial performance and (ii) that such projections will be realized in the amounts and time periods currently estimated by the respective managements. We have also relied upon estimates and judgments of Novametrix and Andros as to the future performance of both companies, including the cost savings and synergies resulting from the Merger. We have also relied upon Novametrix' management's assessment of the likely outcomes of pending, threatened and possible claims against Novametrix and Andros. We have also assumed, with your consent, that the Merger will be accounted for as a purchase transaction which will include a substantial write-off of in-process research and development under generally accepted accounting principles. Tucker Anthony's opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date hereof.

Our advisory service and this letter are furnished for the use of the Board of Directors of Novametrix only, are not a recommendation to shareholders and may not be used for other purposes without prior written consent. We do not believe any person other than the Board of Directors has the legal right to rely on this letter and, absent any controlling precedent, will resist any assertion otherwise.

Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Novametrix and its stockholders from a financial point of view.

Very truly yours,

/s/ Tucker Anthony Incorporated

Tucker Anthony Incorporated

                                                                      APPENDIX C

    VOTING AGREEMENT dated as of October 21, 1996 (this "Agreement") between Novametrix Medical Systems Inc., a Delaware corporation (the "Corporation"), and Genstar Capital Partners II, L.P., a Delaware limited partnership ("Genstar").

                              W I T N E S S E T H:

    WHEREAS, the Corporation, Novametrix Acquisition Corp., a Delaware corporation (the "Merger Subsidiary"), and Andros Holdings Inc., a Delaware corporation ("Andros"), have entered into an Agreement and Plan of Merger dated as of July 29, 1996 (the "Merger Agreement") pursuant to which the Merger Subsidiary is to be merged (the "Merger") with and into Andros, Andros is to become a wholly owned subsidiary of the Corporation and the Corporation is to issue shares (the "Genstar Shares") of its common stock, par value $.01 per share ("Common Stock"), to Genstar; and

    WHEREAS, a condition to consummation of the Merger is that Genstar and the Corporation enter into a voting agreement on the terms set forth herein.

    NOW, THEREFORE, in consideration of the mutual benefits to be derived and the conditions and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

    1. VOTING AGREEMENT. In any written consent or meeting of the stockholders of the Corporation prior to January 1, 1999, Genstar agrees to vote all its Genstar Shares in favor of a Board of Directors of the Corporation, at least one-half of whose members shall be nominated by a majority of the current directors of the Corporation who continue to be directors of the Corporation on
(i) the date such consent is executed, (ii) the date that notice of such meeting is mailed to the stockholders of the Corporation or (iii) if no such notice is mailed, the date of such meeting; provided, however, that no more than two of such nominees may be members of the management of the Corporation; and provided, further, that nothing in this Agreement shall require Genstar to vote in favor of a Board of Directors less than half of whose members are nominees of Genstar.

    2. PURCHASERS OR TRANSFEREES OF GENSTAR SHARES. Any person or entity who shall acquire prior to January 1, 1999 (either voluntarily or involuntarily, by operation of law or otherwise) any Genstar Shares other than pursuant to an offering registered under the Securities Act of 1933, as amended (the "Act"), or pursuant to Rule 144 under the Act or as otherwise required by applicable law (upon the consummation of (x) the sale of Genstar Shares to the public pursuant to an offering registered under the Act or pursuant to Rule 144 under the Act, or (y) the transfer of Genstar Shares where it is required by applicable law that the transferee(s) take such securities free from the restrictions imposed by this Agreement, such securities shall cease to be Genstar Shares for all purposes of this Agreement) shall be bound by all of the provisions of this Agreement and, prior to registration of, and as a condition to, the issuance or transfer of any such Genstar Shares on the books of the Corporation, any purchaser, acquiror or other transferee shall execute an agreement in favor of the parties hereto agreeing to be bound by such provisions.

    3. LEGEND. The stock certificates evidencing the Genstar Shares shall bear a legend reading substantially as follows:

        "Until January 1, 1999 (at which time this legend shall automatically become null and void), these shares shall be subject to
    the provisions of the Voting Agreement dated as of August   , 1996
    between the Corporation and Genstar Capital Partners II, L.P., a copy of which is on file at the principal place of business of the Corporation, including provisions regarding the voting and transfer hereof."

    4. REORGANIZATION, ETC. The provisions of this Agreement shall apply MUTATIS MUTANDI to any shares of capital stock resulting from any stock split or reverse split, stock dividend, reclassification of the capital stock of the Corporation, consolidation, merger or reorganization of the Corporation.

    5.  TERMINATION.  This Agreement shall terminate on January 1, 1999.

    6. NOTICES. Any notice or other communication under this Agreement shall be in writing and sufficient if delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, addressed as follows:
    If to the Corporation:
        56 Carpenter Lane
        Wallingford, Connecticut 06492
        Telephone: (203) 265-7701
        Telecopy: (203) 269-0189
        Attention: President
    with a copy to:
        Haythe & Curley
        237 Park Avenue
        New York, New York 10017
        Telephone: (212) 880-6000
        Telecopy: (212) 682-0200
        Attention: Andrew J. Beck, Esq.
    If to Genstar:
        Metro Tower, Suite 1170
        950 Tower Lane
        Foster City, California 94404-2121
        Telephone: (415) 286-2350
        Telecopy: (415) 286-2383
        Attention: General Partner
    with a copy to:
        Shearman & Sterling
        555 California Street
        San Francisco, California 94104
        Telephone: (415) 616-1100
        Telecopy: (415) 616-1199
        Attention: Michael J. Kennedy, Esq.
All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered, upon confirmation of receipt, if sent by telecopy, or three (3) business days after being deposited in the mail, if sent by registered or certified mail. Any party may, upon written notice to the other parties hereto, change the address to which notices or other communications to such party are to be delivered or mailed.

    7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

    8. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. All of the parties hereto agree that this Agreement may be amended or modified or any provision hereof may be waived by a written agreement between Genstar and the Corporation. This Agreement supersedes all prior understandings, negotiations and agreements relating to the subject matter hereof.

    9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to any conflict of laws principles of such State which would apply the laws of any other jurisdiction.

    10. JURISDICTION; WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES FURTHER WAIVE TRIAL BY JURY, ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE PARTIES FURTHER AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

    11. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

    12. SEVERABILITY. If any provision herein contained shall be held to be illegal or unenforceable, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

    13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation, Genstar, each of their respective successors, permitted assigns, executors, administrators, legal representatives and heirs, as applicable.

    14. CONSTRUCTION. The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties, each of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof.

                              *        *        *

    IN WITNESS WHEREOF, each of the parties hereto has executed this Voting Agreement on the date first above written.

                                             NOVAMETRIX MEDICAL SYSTEMS INC.
                                             By:___/s/ WILLIAM J. LACOURCIERE___
                                               Name: William J. Lacourciere
                                               Title: President
                                             GENSTAR CAPITAL PARTNERS II, L.P.
                                             By  GENSTAR CAPITAL LLC
                                               general partner
                                             By:_____/s/ RICHARD D. PATERSON____
                                               Name: Richard D. Paterson
                                               Title: Managing Director

                                             By:_______/s/ MARK E. BANDEEN______
                                               Name: Mark E. Bandeen
                                               Title: Managing Director

                                                                      APPENDIX D

                          ----------------------------
                         REGISTRATION RIGHTS AGREEMENT
                                     AMONG
                        NOVAMETRIX MEDICAL SYSTEMS INC.
                                      AND
                          CERTAIN OF ITS STOCKHOLDERS
                         DATED AS OF            , 1996
                          ----------------------------

                               TABLE OF CONTENTS

 SECTION                                                                                                     PAGE
---------                                                                                                  ---------

           Recitals......................................................................................          1
1.         Registration of Common Stock..................................................................          1
2.         Legend and Compliance with Securities Laws....................................................          8
3.         Appointment of Stockholder Representative.....................................................          8
4.         Investment in the Corporation.................................................................          9
5.         Reorganization, Etc......................................................................... .         10
6.         Notices..................................................................................... .         10
7.         Counterparts..................................................................................         10
8.         Entire Agreement..............................................................................         11
9.         Governing Law.................................................................................         11
10.        Jurisdiction; Waiver of Trial by Jury.........................................................         11
11.        Headings......................................................................................         11
12.        Severability..................................................................................         11
13.        Binding Effect................................................................................         11
14.        Construction..................................................................................         11

    REGISTRATION RIGHTS AGREEMENT dated as of            , 1996 (this
"Agreement") among Novametrix Medical Systems Inc., a Delaware corporation (the "Corporation"), Genstar Capital Partners II, L.P., a Delaware limited partnership ("Genstar"), and the other persons listed on Exhibit A hereto (collectively, including Genstar, the "Stockholders").

                              W I T N E S S E T H:

    WHEREAS, the Corporation, Novametrix Acquisition Corp., a Delaware corporation (the "Merger Subsidiary"), and Andros Holdings Inc., a Delaware corporation ("Andros"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which the Merger Subsidiary is to be merged (the "Merger") with and into Andros, Andros is to become a wholly owned subsidiary of the Corporation and the Corporation is to issue shares of its common stock, par value $.01 per share ("Common Stock"), to the Stockholders; and

    WHEREAS, a condition to consummation of the Merger is that the Corporation provides the Stockholders with certain registration rights and the parties wish to make the representations and enter into the covenants set forth herein.

    NOW, THEREFORE, in consideration of the mutual benefits to be derived and the conditions and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

    1. REGISTRATION OF COMMON STOCK. (a) At any time after the end of the nine-month period beginning on the date of the Effective Time (as defined in the Merger Agreement), the Stockholder Representative (as defined in Section 3(a)) shall have the right to request that the Corporation effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any or all shares of Common Stock issued in the Merger or constituting Underlying Shares (as defined in the Merger Agreement) and beneficially owned by the Stockholders (the shares of Common Stock requested to be registered under this subsection (a) are hereinafter collectively referred to as the "Demand Registration Shares"); provided that each request by the Stockholder Representative hereunder shall (x) specify the intended method of disposition thereof by the Stockholders and (y) shall cover in the aggregate at least a number of shares of Common Stock equal to 20% of the number of shares of Common Stock (as such number shall be appropriately adjusted for stock dividends, stock splits and similar events) issued in the Merger and beneficially owned by the Stockholders immediately after the Effective Time (the "Original Shares"). The Corporation shall not be obligated to file and cause to become effective more than two registration statements in which Demand Registration Shares are registered pursuant to this subsection (a) and there shall be at least a six-month period between such filings under this subsection (a). The Stockholders' rights under this subsection (a) shall terminate upon the earlier to occur of (1) the tenth anniversary of the date hereof and (2) the date on which at least 80% of the aggregate number of Original Shares and Underlying Shares shall have been registered under the Securities Act.

    (b) In the event that any of the Stockholders, if they have the right to do so, exercises its rights under subsection (a) of this Section 1, the Corporation shall use its reasonable best efforts to cause the sale of the Demand Registration Shares to be registered under the Securities Act and to effect and to comply with all such regulatory qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Demand Registration Shares, in the manner described in such request, including, without limitation, qualifications under applicable blue sky or other state securities laws (provided that the Corporation shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state); provided, however, that (i) if the legend set forth in Section 2(a) is or has been removed from the certificates evidencing any of the Demand Registration Shares pursuant to Section 2(b), then the Corporation shall not be required to take any action with respect to the registration of such Demand Registration Shares or other steps contemplated hereby in connection therewith and such Demand Registration Shares shall not be deemed included in a registration request for purposes of the requirement set forth in clause (y) of Section 1(a) and (ii) the Corporation shall have the right to delay such registration for one period of 90 days in any twelve-month period by written notice to the Stockholder Representative in the event that the Board of Directors of the Corporation determines in good faith that such delay is in the best interests of the Corporation, provided that the Stockholder Representative shall be entitled to withdraw such request within 30 days of receipt of such notice and if such request is withdrawn, such registration shall not constitute a registration to which the Stockholders are entitled pursuant to this Section 1.

    (c) In the event that, at any time or from time to time, the Corporation proposes to register the sale of any shares of Common Stock to be issued by the Corporation or sold by any holder of shares of Common Stock (the "Registration Shares") under the Securities Act pursuant to a registration statement to be filed after the end of the nine-month period beginning after the date of the Effective Time, including, without limitation, pursuant to Section 1(a) above but other than pursuant to a registration statement on Forms S-4 or S-8, or any successor to such Forms, for the purpose of the issuance, sale or other transfer of the Registration Shares by the Corporation or such holder, the Corporation shall mail or deliver to each of the Stockholders at least 15 days prior to the filing of the registration statement covering such Registration Shares, a written notice (a "Registration Notice") of its intention so to register the Registration Shares, and specifying the date by which the Supplemental Notice referred to in Section 1(d) below must be returned to the Corporation.

    (d) In the event that a Registration Notice shall have been so mailed or delivered, each of the Stockholders, at such person's election, may mail or deliver to the Corporation a written notice or notices (a "Supplemental Notice")
(i) specifying the number of shares of Common Stock issued in the Merger and Underlying Shares (collectively "Supplemental Registration Shares") proposed to be sold or otherwise transferred by such Stockholder, (ii) describing the proposed manner of sale or other transfer thereof and (iii) requesting the registration thereof under the Securities Act; provided, however, that such Supplemental Notice shall be so mailed or delivered by any Stockholder not more than 10 days after the date of the Registration Notice.

    (e) From and after receipt of a Supplemental Notice, the Corporation shall, subject to the prior sale or other transfer of some or all of such Registration Shares and subject to the provisions of subsection (a) above, use its reasonable best efforts to cause the Supplemental Registration Shares specified in such Supplemental Notice to be registered under the Securities Act and to effect and to comply with all such regulatory qualifications and requirements as may be necessary to permit the sale or other transfer of such Supplemental Registration Shares in the manner described in such Supplemental Notice, including, without limitation, qualifications under applicable blue sky or other state securities laws (provided that the Corporation shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state); provided, however, that (i) if in the case of an underwritten public offering of the Registration Shares the managing underwriter shall advise the Corporation that the inclusion of some or all of such Supplemental Registration Shares would, in such managing underwriter's judgment, materially interfere with the proposed distribution of the Registration Shares, then the Corporation may, upon written notice to the Stockholders holding Supplemental Registration Shares, allocate or eliminate (x) first, shares of Common Stock held by officers or directors of the Corporation otherwise to be included in the registration statement, and (y) second, the Supplemental Registration Shares otherwise to be included in the registration statement (if and to the extent such allocation or elimination is indicated by such managing underwriter as necessary to eliminate such interference after giving effect to clause (x) above) pro rata among the holders of the Supplemental Registration Shares on the basis of the number of Supplemental Registration Shares held by the holders thereof, (ii) if the legend set forth in
Section 2(a) is or has been removed from the certificates evidencing any of the Supplemental Registration Shares pursuant to Section 2(b), then the Corporation shall not be required to take any action with respect to the registration of such Supplemental Registration Shares or other steps contemplated hereby in connection therewith and (iii) the Corporation shall have the right to delay or abandon such registration at any time in the event that the Board of Directors of the Corporation determines in good faith that such delay is in the best interest of the Corporation.

    (f) If and whenever the Corporation is required by the provisions of this
Section 1 to use its reasonable best efforts to effect the registration under the Securities Act of any securities requested to be so registered by any Stockholder, the Corporation will, as promptly as practicable:

        (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become effective;

        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period from the date of the effectiveness thereof through the earlier of (1) the date which is nine (9) months after the date of effectiveness thereof and (2) the date on which all Demand Registration Shares and/or Supplemental Registration Shares included in such registration statement shall have been sold or otherwise disposed of by Stockholders pursuant to such registration statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares of Common Stock covered by such registration statement whenever such Stockholder(s), shall desire to sell or otherwise dispose of the same within such period;

       (iii) furnish to such Stockholder(s), as applicable, such number of copies of a prospectus, including a preliminary prospectus and final prospectus, in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested thereby in order to facilitate the public sale or other disposition of such shares of Common Stock owned thereby;

        (iv) notify the Stockholder Representative promptly of any request by the Commission for the amendment or supplement of such registration statement or prospectus or for additional information, and notify such stockholder promptly of the filing of each amendment or supplement to such registration statement or prospectus;

        (v) advise the Stockholder Representative, promptly after it shall receive notice, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

        (vi) with respect to any registration statement relating to an underwritten offering which includes Demand Registration Shares and/or Supplemental Registration Shares, upon the request of the Stockholder Representative, the Corporation shall cooperate with the Stockholder Representative to obtain and furnish at the closing provided for in the underwriting agreement (1) an opinion of counsel to the Corporation, dated such date, addressed to the underwriters and to the Stockholder(s) registering the sale of shares of Common Stock, and (2) a "cold comfort" letter from the independent certified public accountants of the Corporation, dated such date, addressed to the underwriters and to such Stockholder(s), in each case, covering substantially the same matters with respect to the issuer, such registration statement (and the prospectus included therein) and with respect to the events subsequent to the date of the financial statements included in such registration statement, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

       (vii) notify such Stockholder(s), in writing, at any time when a prospectus relating to such shares of Common Stock is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) immediately preceding, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare (and file with the Commission) and furnish to the Stockholder(s) whose shares of Common Stock are offered in such prospectus a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares of Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

    (g) The Stockholders agree to furnish the Corporation such information regarding themselves and the proposed distribution of Demand Registration Shares or Supplemental Registration Shares, as the case may be, by such Stockholder(s) as the Corporation may from time to time reasonably request in writing in order to prepare a registration statement and prospectus or any supplement or amendment thereto pursuant to the Securities Act and the rules and regulations promulgated thereunder.

    (h) The Stockholders agree that, upon receipt of a written notice from the Corporation of the happening of any event of the kind described in clause (vii) of Section 1(f) above, they will forthwith discontinue their disposition of Demand Registration Shares or Supplemental Registration Shares, as the case may be, pursuant to the registration statement relating to such Demand Registration Shares or Supplemental Registration Shares, as the case may be, until their receipt of the copies of the supplemented or amended prospectus contemplated by clause (vii) of Section 1(f) above and, if so requested by the Corporation in writing, will deliver to the Corporation (at the Corporation's expense) all copies then in their possession, other than permanent file copies, of the prospectus relating to such Demand Registration Shares or Supplemental Registration Shares, as the case may be.

    (i) The Corporation shall pay all expenses (the "Registration Expenses") necessary to effect under the Securities Act any registration statements, amendments or supplements filed pursuant to this Section 1 (other than any underwriters' discounts and commissions and any brokerage commissions and fees payable with respect to shares of Common Stock sold by any Stockholder and legal fees and expenses of counsel to the Stockholders other than, in connection with a registration statement prepared pursuant to Section 1(a) and the first two registration statements which include Supplemental Registration Shares, reasonable fees and expenses of one counsel to the Stockholders selected by the Stockholder Representative), including, without limitation, printing expenses, fees of the Commission and the National Association of Securities Dealers, Inc., expenses of compliance with blue sky and other state securities laws, and accounting and legal fees and expenses of counsel to the Corporation and, in connection with a registration statement prepared pursuant to Section 1(a) and the first two registration statements which include Supplemental Registration Shares, reasonable fees and expenses of one counsel to the Stockholders selected by the Stockholder Representative; provided, however, that in the event that the registration statement is not declared effective as a result of the withdrawal by one or more Stockholders of the Demand Registration Shares from the registration (a "Withdrawn Registration"; provided, that a Withdrawn Registration shall not include a registration statement withdrawn by the applicable person(s) as a result of a delay imposed by the Corporation pursuant to Section 1(b)(ii) hereof), such Withdrawn Registration shall count as one of the two registration statements prepared pursuant to Section 1(a) with respect to which the Corporation is obligated to pay the Registration Expenses unless such Stockholder(s) shall pay all Registration Expenses incurred by the Corporation in the Withdrawn Registration (but in any event such Withdrawn Registration shall not count as one of the two registration statements that the Corporation is obligated to file and cause to become effective pursuant to
Section 1(a)). Nothing herein shall be deemed to prohibit the same counsel from representing both the Corporation and the Stockholders in connection with any such registration, subject to obtaining required consents.

    (j) It is understood and agreed that the Corporation shall not be obligated to provide or effect an underwritten offering of shares of Common Stock in the event that a registration is effected pursuant to Section 1(a) hereof. Whenever a registration statement requested pursuant to Section 1(a) hereof covers an underwritten public offering (as determined by the Corporation) the Stockholder Representative shall have, subject to the reasonable prior approval of the Corporation (including based on recognized standing and pricing factors), the right to select the managing underwriter(s) to administer the offering. In the event of an underwritten public offering as aforesaid, the Corporation agrees reasonably to cooperate (and to cause its officers reasonably to cooperate) with the managing underwriter(s) in a manner customary for issuers of securities in an underwritten secondary public offering. If the Corporation at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriter(s), the Corporation will have the right to select the managing underwriter(s) to administer the offering, provided that if the number of Supplemental Registration Shares is greater than the number of shares to be sold by the Corporation in connection therewith, the Corporation shall give due consideration to any reasonable request by the Stockholder Representative that a particular investment banking firm of recognized standing be included in the underwriting syndicate.

    (k) Each Stockholder agrees that, in the event the Corporation files a registration statement under the Securities Act with respect to an underwritten public offering of any securities of the Corporation in which such Stockholder was permitted to participate (whether or not such Stockholder does in fact participate), if required by the underwriters thereof, such Stockholder will not effect any public sale or distribution, including any sale pursuant to Rule 144 promulgated under the Securities Act, of any equity securities of the Corporation or any securities convertible into or exchangeable or exercisable for any equity security of the Corporation (other than as part of such underwritten public offering) during the seven days prior to or 90 days after, or such longer period as may be required by the underwriters thereof (not to exceed in any event 180 days), the effectiveness of such registration statement.

    (l) The Corporation agrees that, in the event the Corporation files a registration statement under the Securities Act with respect to an underwritten public offering of any Demand Registration Shares, if required by the underwriters thereof, the Corporation will not effect any public sale or distribution of any equity securities of the Corporation or any securities convertible into or exchangeable or exercisable for any equity security of the Corporation (other than as part of such underwritten public offering) during the seven days prior to or 90 days after, or such longer period as may be required by the underwriters thereof (not to exceed in any event 180 days), the effectiveness of such registration statement, other than (i) pursuant to employee stock option plans in existence on the effective date of the registration statement, (ii) upon the conversion of convertible securities or the exercise of warrants outstanding on such effective date, or (iii) in connection with an acquisition by the Corporation, whether in the form of an asset purchase, stock exchange, merger or otherwise.

    (m) In the event of any registration pursuant to this Section 1 covering shares of Common Stock beneficially owned by any Stockholder, the Corporation will indemnify and hold harmless each such Stockholder (if shares of Common Stock of that person are included in the subject registration statement), each such Stockholder's directors, officers and general partners, if any, the directors and officers of any such general partner, each underwriter (as defined in the Securities Act), if any, of Demand Registration Shares and each other person or entity, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act (collectively, the "Indemnitees") against any losses, claims, damages, costs, expenses (including reasonable attorneys' fees), or liabilities (or actions in respect thereof) to which such Stockholder or controlling person or entity becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the related registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided, however, that the Corporation will not be liable in any such case to an Indemnitee to the extent that any such loss, claim, damage, cost, expense or liability arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished by any Indemnitee, specifically for use in the preparation thereof or (y) such Indemnitee's failure to deliver a copy of the prospectus or any amendments or supplements thereto (if required by applicable law) to the person asserting any loss, claim, damage or liability after the Corporation has furnished such Indemnitee with the same and the loss, claim, damage or liability of such Indemnitee results from an untrue statement or omission of a material fact which was corrected therein. The Corporation also agrees to reimburse each

Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action.

    (n) In the event of any registration pursuant to this Section 1 covering shares of Common Stock beneficially owned by any Stockholder, each such Stockholder (if shares of Common Stock of that person are included in the subject registration statement) shall severally (and not jointly) indemnify and hold harmless the Corporation, each of its directors and officers, and each other person or entity, if any, who controls the Corporation within the meaning of the Securities Act, against any losses, claims, damages, costs, expenses (including reasonable attorneys' fees) or liabilities (or actions in respect thereof) to which the Corporation or any such director, officer, or controlling person becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the related registration statement, and any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such loss, claim, damage, cost, expense or liability arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by such Stockholder specifically for use in the preparation thereof or (y) such Stockholder's failure to deliver a copy of the prospectus or any amendments or supplements thereto (if required by applicable law) to the person asserting any loss, claim, damage or liability after the Corporation has furnished such Stockholder with the same and the loss, claim, damage or liability of such Indemnitee results from an untrue statement or omission of a material fact which was corrected therein. Each such Stockholder shall severally (and not jointly) reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer, or controlling person or entity in connection with investigating or defending any such loss, claim, damage, liability or action.

    (o) Promptly after receipt by an indemnified party under this Section 1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 1, notify the indemnifying party of the commencement thereof; provided, however, that failure to so notify the indemnifying party shall not affect an indemnifying party's obligations hereunder, except to the extent that the indemnifying party is materially prejudiced by such failure. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time.

    (p) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

    (q) If the indemnification provided for in this Section 1 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (m) or (n) of this Section 1 in respect of any losses, claims, damages, costs, expenses or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the indemnifying party from persons other than the indemnified parties, such as persons who control the indemnifying party within the meaning of the Securities Act, officers of the Corporation who signed the registration statement and directors of the Corporation, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified parties, on the other hand. The relative benefits received by the indemnifying party, on the one hand, and the indemnified parties, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering registered pursuant to the registration statement (after deducting expenses) received by the indemnifying party bear to the total net proceeds from the offering (after deducting expenses) received by the indemnified parties, in each case as set forth in the table on the cover page of the prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the indemnifying party, on the one hand, and the indemnified parties, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Stockholders agree that it would not be just and equitable if contributions pursuant to this Section 1(q) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 1(q) shall be deemed to include, for purposes of this Section 1(q), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1(q), no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Stockholders' obligations to contribute as provided in this Section 1(q) are several in proportion to their respective Demand Registration Shares and/or Supplemental Registration Shares included in the registration statement, and not joint. For purposes of this
Section 1(q), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer and director of the Corporation who signed the registration statement will have the same rights to contribution as the Corporation, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 1(q), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 1(q). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

    (r) With respect to any underwritten offering, each Stockholder (if shares of Common Stock of that person are included in the subject registration statement) and the Corporation shall, in addition to the foregoing, provide the underwriters of such offering with customary representations and warranties, and indemnification, in each instance as shall be reasonably requested by the underwriters thereof, provided, however, that (i) any such agreement to indemnify an underwriter with respect to any preliminary prospectus shall not inure to the benefit of any such underwriter to the extent that any loss, claim, damage, cost, expense or liability of any such underwriter results solely from an untrue statement of material fact contained in, or the omission of a material fact from, such preliminary prospectus which untrue statement or omission was corrected in the final prospectus, if such underwriter failed to send or give a copy of the final prospectus to the person asserting such loss, claim, damage, cost, expense or liability at or prior to the written confirmation of the sale of such securities to such person, and (ii) no Stockholder will be liable to the extent that such loss, claim, liability, expense or damage is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any underwriter furnished in writing to the Corporation by or on behalf of any underwriter, expressly for inclusion in the registration statement, a preliminary prospectus or the prospectus, and provided further that any such agreement by any Stockholder to indemnify an underwriter shall be on a several (and not joint) basis in proportion to the number of securities sold by such Stockholder in such underwritten offering and shall be limited in amount to the net proceeds received by such Stockholder in such underwritten offering.

    2. LEGEND AND COMPLIANCE WITH SECURITIES LAWS. (a) The stock certificates evidencing the shares of Common Stock of the Stockholders subject to this Agreement shall bear a legend reading substantially as follows:

        "These securities have not been registered under the Securities Act of 1933, as amended, or qualified under state securities laws and may not be sold, pledged or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, and qualified under applicable state securities laws, or (b) the Corporation shall have been furnished with an opinion of counsel reasonably acceptable to the Corporation to the effect that no registration or qualification is legally required for such transfer."

    (b) In the event that a registration statement covering the shares of Common Stock of the Corporation owned by the Stockholders which are subject to this Agreement shall become effective under the Securities Act and under any applicable state securities laws or in the event that the Corporation shall receive an opinion of counsel to the holder of such shares of Common Stock or counsel to the Corporation in form and substance reasonably satisfactory to the Corporation that, in the opinion of such counsel, the above stated legend is not, or is no longer, necessary or required under applicable law (including, without limitation, because of the availability of the exemption afforded by Rule 144(k) promulgated under the Securities Act), the Corporation shall, or shall instruct its transfer agents and registrars to, remove the above stated legend from the stock certificates evidencing such shares of Common Stock or issue new certificates without such legend in lieu thereof.

    (c) Each Stockholder consents to the Corporation making a notation on its records and giving instructions to any transfer agent for the Common Stock in order to implement the restrictions on transfer established in this Section 2.

    3.  APPOINTMENT OF STOCKHOLDER REPRESENTATIVE.

    (a) Each Stockholder hereby makes, constitutes and appoints Genstar to be such Stockholder's true and lawful attorney in fact and agent (the "Stockholder Representative"), for such Stockholder and in such Stockholder's name, as effectively as such Stockholder could act for himself, herself or itself, with full power of substitution in the premises, to take all actions which under this Agreement are to be or may be taken by such Stockholder, including, without limitation, to give and receive all consents, waivers, amendments, notices and other communications to be given or which may be given or received or may be received under this Agreement. The death or incapacity of any Stockholder shall not terminate the agency and power of attorney granted hereby to the Stockholder Representative. Such agency and power of attorney is irrevocable and coupled with an interest, and the provisions of this Section 3 are independent and severable and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with, or in any way arising out of, the transactions contemplated by this Agreement. The obligations hereunder of Genstar, as representative, shall not be terminated by operation of law, whether by its liquidation, dissolution or by the occurrence of any other event. In the event Genstar should liquidate or dissolve, or for any other reason become unable to perform its responsibilities hereunder, or resign such position, the Stockholders holding a majority of the shares of Common Stock held by all Stockholders shall select another representative by written notice executed by such Stockholders and delivered to the Corporation to fill such vacancy and such substituted representative shall be deemed the Stockholder Representative for all purposes of this Agreement.

    (b) The Corporation shall be entitled to rely conclusively on the actions, communications, instructions, decisions and agreements of the Stockholder Representative as being the actions, communications, instructions, decisions and agreements of each of the Stockholders (without the need to communicate or otherwise confirm such with any Stockholder), and no Stockholder shall have any claim or cause of action against the Corporation for any action taken or not taken by the Corporation in reliance upon the actions, communications, instructions, decisions or agreements of the Stockholder Representative.

    (c) All actions, communications, instructions, decisions and agreements of the Stockholder Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any claim or cause of action against the Stockholder Representative for any action taken or not taken by the Stockholder Representative in its role as such, except for any action or omission taken or made fraudulently or in bad faith with respect to such Stockholder.

    4.  INVESTMENT IN THE CORPORATION.

    (a) Each of the Stockholders understands that the Corporation proposes to issue and deliver to the Stockholders the shares of Common Stock pursuant to the Merger Agreement without compliance with the registration requirements of the Securities Act; and that for such purpose the Corporation will rely upon the Stockholders' representations and warranties contained herein.

    (b) Each of the Stockholders understands that, under the existing rules of the Commission, the Stockholders may be unable to sell their shares of Common Stock except to the extent that such shares may be sold, (i) pursuant to an effective registration statement covering such sale pursuant to the Securities Act and applicable state securities laws or an applicable exemption therefrom or
(ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (iii) subject to the restrictions contained in Rule 144.

    (c) None of the Stockholders is relying on the Corporation respecting the financial, tax and other economic considerations of an investment in the Common Stock, and each of the Stockholders has relied on the advice of, or has consulted with, only its own advisors.

    (d) Each of the Stockholders is familiar with the provisions of Rule 144 and the limitations upon the availability and applicability of such rule.

    (e) Each of the Stockholders is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the shares of Common Stock to be issued to it and its financial position is such that it can afford to retain such shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

    (f) Each of the Stockholders has such knowledge and experience in financial, tax and business matters so as to evaluate the merits and risks of an investment in the Common Stock and to make an informed investment decision with respect thereto.

    (g) Each of the Stockholders is acquiring its shares of Common Stock as an investment for its sole account, and without any present view towards the resale or other distribution thereof.

    5. REORGANIZATION, ETC. The provisions of this Agreement shall apply mutatis mutandi to any shares of capital stock resulting from any stock split or reverse split, stock dividend, reclassification of the capital stock of the Corporation, consolidation, merger or reorganization of the Corporation.

    6. NOTICES. Any notice or other communication under this Agreement shall be in writing and sufficient if delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, addressed as follows:
    If to the Corporation:
        56 Carpenter Lane
        Wallingford, Connecticut 06492
        Telephone: (203) 265-7701
        Telecopy: (203) 269-0189
        Attention: President
    with a copy to:
        Haythe & Curley
        237 Park Avenue
        New York, New York 10017
        Telephone: (212) 880-6000
        Telecopy: (212) 682-0200
        Attention: Andrew J. Beck, Esq.
    If to Genstar:
        Genstar Capital
        Metro Tower, Suite 1170
        950 Tower Lane
        Foster City, California 94404-2121
        Telephone: (415) 286-2350
        Telecopy: (415) 286-2383
        Attention: General Partner
    with a copy to:
        Shearman & Sterling
        555 California Street
        San Francisco, California 94104
        Telephone: (415) 616-1100
        Telecopy: (415) 616-1199
        Attention: Michael J. Kennedy, Esq.
    If to any other Stockholder:
        To the address as set forth opposite
        such Stockholder's name on Exhibit A hereto.
All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered, upon confirmation of receipt, if sent by telecopy, or three (3) business days after being deposited in the mail, if sent by registered or certified mail. Any party may, upon written notice to the other parties hereto, change the address to which notices or other communications to such party are to be delivered or mailed.

    7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

    8. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. All of the parties hereto agree that this Agreement may be amended or modified or any provision hereof may be waived by a written agreement between the Stockholder Representative and the Corporation. This Agreement supersedes all prior understandings, negotiations and agreements relating to the subject matter hereof.

    9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to any conflict of laws principles of such State which would apply the laws of any other jurisdiction.

    10. JURISDICTION; WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES FURTHER WAIVE TRIAL BY JURY, ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE PARTIES FURTHER AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

    11. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

    12. SEVERABILITY. If any provision herein contained shall be held to be illegal or unenforceable, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

    13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation, each of the Stockholders, each of their respective successors, permitted assigns, executors, administrators, legal representatives and heirs, as applicable.

    14. CONSTRUCTION. The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof.

                              *        *        *

    IN WITNESS WHEREOF, each of the parties hereto has executed this Registration Rights Agreement on the date first above written.

                                             NOVAMETRIX MEDICAL SYSTEMS INC.
                                             By:
----------------------------
                                               Name:

                                               Title:

                                             GENSTAR CAPITAL PARTNERS II, L.P.
                                             By Genstar Capital LLC
                                                general partner

                                             By:
----------------------------
                                               Name:

                                               Title:

                                             By:
----------------------------
                                               Name:

                                               Title:

-------------------------------
                                             Name:
-------------------------------
                                             Name:

                                                                    Exhibit A to
                                                   Registration Rights Agreement

                                  STOCKHOLDERS

NAME                                                           ADDRESS
-------------------------------------------------------------  -------------------------------
Genstar Capital Partners II, L.P.                              Metro Tower, Suite 1170
                                                               950 Tower Lane
                                                               Foster City, CA 94404-2121
                                                               (415) 286-2350
                                                               (415) 286-2383

                                                                      APPENDIX E

                        NOVAMETRIX MEDICAL SYSTEMS INC.
                         1996 LONG TERM INCENTIVE PLAN

    SECTION 1. PURPOSE. The purposes of this Novametrix Medical Systems Inc. 1996 Long Term Incentive Plan (the "Plan") are to encourage selected employees, officers, directors and consultants of, and other individuals providing services to, Novametrix Medical Systems Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

    SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

        "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

        "Award" shall mean any Option, Stock Appreciation Right, Restricted Security, Performance Award, or Other Stock-Based Award granted under the Plan.

        "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

        "Board" shall mean the Board of Directors of the Company.

        "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company which agreement includes a definition of "cause," "cause" as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

        "Common Stock" shall mean the common stock of the Company, $.01 par value per share.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

        "Committee" shall mean the Stock Option Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than three outside directors, as described in Section 162(m) of the Code, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3 as in effect at April 30, 1991.

        "Common Shares" shall mean any or all, as applicable, of the Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
    Section 4(b) of the Plan and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

        "Employee" shall mean any employee of the Company or of any Affiliate.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

        "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, "good reason" as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

        "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee which is not designated an Incentive Stock Option shall be deemed a Non-Qualified Stock Option.

        "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        "Other Stock-Based Award" shall mean any right granted under Section 6(e) of the Plan.

        "Participant" shall mean any individual granted an Award under the Plan.

        "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

        "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

        "Released Securities" shall mean securities that were Restricted Securities but with respect to which all applicable restrictions have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

        "Restricted Securities" shall mean any Common Shares granted under
    Section 6(c) of the Plan, any right granted under Section 6(c) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

    SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee or other individual under the Plan; (iii) determine the number and classification of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan in any two-year period shall not exceed 100,000 Common Shares, subject to the adjustments provided in Section 4(b) hereof and no Awards under this Plan shall be granted after June 30, 2006.

    SECTION 4.  COMMON SHARES AVAILABLE FOR AWARDS.

    (a) COMMON SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

        (i) CALCULATION OF NUMBER OF COMMON SHARES AVAILABLE. The number of Common Shares available for granting Awards under the Plan shall be 750,000, any or all of which may be or may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially, 750,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the effective date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

        (ii)  ACCOUNTING FOR AWARDS.  For purposes of this Section 4,

           (A) if an Award is denominated in or based upon Common Shares, the number of Common Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any Participant; and

           (B) Awards not denominated in Common Shares may be counted against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any participant in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

    PROVIDED, HOWEVER, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Common Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall, in the case of Awards granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, be counted against the Common Shares available for granting Awards under the Plan.

       (iii) SOURCES OF COMMON SHARES DELIVERABLE UNDER AWARDS. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

    (b) ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and
(iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; PROVIDED, HOWEVER, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

    In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence.

    SECTION 5. ELIGIBILITY. Any Employee, including any officer or employee-director of the Company or of any Affiliate, and any consultant of, or other individual providing services to, the Company or any Affiliate shall be eligible to be designated a Participant. A non-employee director shall be eligible to receive Non-Qualified Stock Options under the Plan.

    SECTION 6.  AWARDS.

    (a) OPTIONS. The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an "Option") which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

        (i) EXERCISE PRICE. The purchase price per Common Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant of such Option, or such other price as required under Subsection 6(a)(iv) hereof.

        (ii) TIME AND METHOD OF EXERCISE. Subject to the terms of Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

        (iii) EXERCISABILITY UPON DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award Agreement:

           (A) Subject to the terms of paragraph (D) below, upon the death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the Person or Persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

           (B) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of:
       (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

           (C) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company under any circumstances not described in paragraphs (A) or (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

           (D) Upon (i) the death of the Participant, or (ii) termination of the Participant's employment with the Company (x) by the Company other than for Cause (y) by the Participant with Good Reason or (z) as a result of retirement or disability as defined in paragraph (B) above, the Company shall have the right to cancel all of the Options such Participant was entitled to exercise at the time of such death or termination (subject to the terms of paragraphs (A) or (B) above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of death or termination over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option and exercisable at the time of such death or termination; and

           (E) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

           (F) For purposes of paragraphs (A) through (D) above, the period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

        (iv) INCENTIVE STOCK OPTIONS. The following provisions shall apply only to Incentive Stock Options granted under the Plan:

           (A) No Incentive Stock Option shall be granted to any eligible Employee who, at the time such Option is granted, owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, except that such an Option may be granted to such an Employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares (determined in accordance with Section 2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

           (B) To the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This subsection shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options shall be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the Fair Market Value of any Common Shares shall be determined, in accordance with Section 2, as of the date the Option with respect to such Common Shares is granted.

        (v)  TERMS AND CONDITIONS OF OPTIONS GRANTED TO
    DIRECTORS. Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "disinterested person" as defined in Rule 16b-3, as such Rule was in effect at April 30, 1991, then, the terms and conditions of Options granted under the Plan to any director of the Company during such period shall be as follows:

           (A) The price at which each Common Share subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to
       Section 4, in no event be less than the Fair Market Value of a Common Share on the date of grant, and provided further that in the event the option is intended to be an Incentive Stock Option and the optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the date of grant.

           (B) The Option may be exercised to purchase Common Shares covered by the Option not sooner than six (6) months following the date of grant. The Option shall terminate and no Common Shares may be purchased thereunder more than ten (10) years after the date of grant, provided that if the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the Option shall terminate and no Common Shares may be purchased thereunder more than five (5) years after the date of grant.

           (C) The maximum number of Common Shares which may be subject to options granted to all directors pursuant to this Section 6(a)(v) shall be 300,000 shares in the aggregate. The maximum number of Common Shares which may be subject to options granted in any two-year period to any director of the Company who is an Employee shall be 100,000 shares and the maximum number of Common Shares which may be subject to options granted in any two-year period to any director of the Company who is not an Employee shall be 10,000 shares.

    (b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant to eligible Employees "Stock Appreciation Rights." Each Stock Appreciation Right shall consist of a right to receive the excess of (i) the Fair Market Value of one Common Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Common Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award, on the date of grant of such other Award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right granted under the Plan shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

    (c)  RESTRICTED SECURITIES.

        (i) ISSUANCE. The Committee is hereby authorized to grant to eligible Employees "Restricted Securities" which shall consist of the right to receive, by purchase or otherwise, Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

        (ii) REGISTRATION. Restricted Securities granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificates or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.

        (iii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; PROVIDED, HOWEVER, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

    (d) PERFORMANCE AWARDS. The Committee is hereby authorized to grant to eligible Employees "Performance Awards." Each Performance Award shall consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property (including, without limitation, Restricted Securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the termination of a Participant's employment and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and by the other terms and conditions of any Performance Award. The Committee shall issue performance goals prior to the commencement of the performance period to which such performance goals pertain.

    (e) OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to eligible Employees "Other Stock-Based Awards." Each Other Stock-Based Award shall consist of a right (i) which is other than an Award or right described in
Section 6(a), (b), (c) or (d) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan; PROVIDED, HOWEVER, that such right shall comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of Other Stock-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, other property, or any combination thereof, as the Committee shall determine.

    (f)  GENERAL.

        (i) NO CASH CONSIDERATION FOR AWARDS. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

        (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award, except that in no event shall an Incentive Stock Option be granted together with a Non-Qualified Stock Option in such a manner that the exercise of one Option affects the right to exercise the other. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other awards.

        (iii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. In accordance with the above, the Committee may elect (i) to pay a Participant (or such Participant's permitted transferee) upon the exercise of an Option in whole or in part, in lieu of the exercise thereof and the delivery of Common Shares thereunder, an amount of cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of such exercise over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option or portion thereof so exercised or (ii) to settle other stock denominated Awards in cash.

        (iv)  LIMITS ON TRANSFER OF AWARDS.

           (A) No award (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

           (B) Each award, and each right under any Award, shall be exercisable, during the Participant's lifetime only by the Participant or if permissible under applicable law, by the Participant's guardian or legal representative.

        (v) TERMS OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; PROVIDED, HOWEVER, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

        (vi) RULE 16B-3 SIX-MONTH LIMITATIONS. To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

        (vii) COMMON SHARE CERTIFICATES. All certificates for Common Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (viii) DELIVERY OF COMMON SHARES OR OTHER SECURITIES AND PAYMENT BY PARTICIPANT OF CONSIDERATION. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; PROVIDED that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

    SECTION 7. AMENDMENTS; ADJUSTMENTS AND TERMINATION. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

    (a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; PROVIDED, HOWEVER, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and PROVIDED FURTHER, HOWEVER, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

        (i) increase the total number of Common Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

        (ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from
    Section 16(b) of the Exchange Act.

    (b) AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; PROVIDED, HOWEVER, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be.

    (c) ADJUSTMENT OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

    (d) ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NON-RECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    SECTION 8.  GENERAL PROVISIONS.

    (a) NO RIGHT TO AWARDS. No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

    (b) DELEGATION. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards; PROVIDED, HOWEVER, that, no such delegation shall be permitted with respect to Awards held by Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto or who are otherwise subject to such Section.

    (c) CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

    (d) WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

    (e) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    (f) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

    (g) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

    (h) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

    (i) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

    (j) NO FRACTIONAL COMMON SHARES. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

    (k) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

    SECTION 9. ADOPTION, APPROVAL AND EFFECTIVE DATE OF THE PLAN. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board; provided, however, that the Plan and any Awards granted under the Plan shall be void, if the shareholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date, by a majority of votes cast thereon at a meeting of shareholders duly called and held for such purpose.

                                   IMPORTANT

1. Be sure to vote on the WHITE proxy card. We strongly urge you not to sign or return any green proxy cards you receive from the 13D group, even as a protest vote against their nominees. Remember, each properly executed proxy you submit revokes all prior proxies.

2. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and instruct them to vote on the WHITE proxy card "FOR" the Novametrix board nominees and "FOR" the Novametrix merger proposal.

3. IF YOU HAVE ALREADY SIGNED AND RETURNED THE 13D GROUP'S PROXY YOU CAN REVOKE THAT PROXY BY SIGNING AND RETURNING A LATER-DATED WHITE PROXY WHICH IS INCLUDED WITH THE ENCLOSED PROXY MATERIALS. ONLY YOUR LATEST DATED PROXY COUNTS.

If you have any comments or questions please feel free to call us at (800) 243-3444 or Georgeson & Company, the firm assisting us in the solicitation of proxies, at (800) 223-2064. Your opinions are important to us.

/X/ PLEASE MARK YOUR VOTES AS IN THIS
    EXAMPLE                                                          P R O X Y
                          NOVAMETRIX MEDICAL SYSTEMS INC.
             PROXY--ANNUAL MEETING OF STOCKHOLDERS--NOVEMBER 25, 1996
                                   COMMON STOCK

    The undersigned, a stockholder of NOVAMETRIX MEDICAL SYSTEMS INC., does hereby appoint William J. Lacourciere and Joseph A. Vincent, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held on November 25, 1996 at 2:00 P. M., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby instructs said proxies or their substitutes to vote as specified below on the following matters and in accordance with their judgment on other matters which may properly come before the Meeting.
           The Board of Directors recommends a vote "FOR" each item.

1. Approval and adoption of the Merger Proposal.
   FOR / /             AGAINST / /             ABSTAIN / /
2. Approval of the 1996 Long Term Incentive Plan.
   FOR / /             AGAINST / /             ABSTAIN / /
3. Election of Class A Directors.
   FOR both nominees listed below / /                              WITHHOLD authority for both nominees listed below / /
   (except as marked to the contrary below)

                    Michael J. Needham and Joseph A. Vincent
         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
        NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

    ------------------------------------------------------------------------

4. Ratification of appointment of Ernst & Young LLP as independent auditors for fiscal 1997.
   FOR / /             AGAINST / /             ABSTAIN / /

                                 (CONTINUED AND TO BE COMPLETED ON REVERSE SIDE)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE
    (CONTINUED FROM OTHER SIDE)

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF THE ITEMS SUCH SHARES WILL BE VOTED IN FAVOR OF THE ITEMS FOR WHICH NO DIRECTION IS INDICATED.

    IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.

                                                                        Dated
---------------------------------------, 1996

---------------------------------------------(L.S.)
---------------------------------------------(L.S.)
                                                                  Stockholder(s)
Sign Here

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

/X/ PLEASE MARK YOUR VOTES AS IN THIS
    EXAMPLE                                                          P R O X Y

    "5" FIRST FIDELITY INCORPORATED: 40,000 PREFERRED SHARES (440,000 VOTES)
                          NOVAMETRIX MEDICAL SYSTEMS INC.
              PROXY--ANNUAL MEETING OF STOCKHOLDERS--NOVEMBER 25, 1996
                              SERIES B PREFERRED STOCK

    The undersigned, a stockholder of NOVAMETRIX MEDICAL SYSTEMS INC., does hereby appoint WILLIAM J. LACOURCIERE and JOSEPH A. VINCENT, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Series B Preferred Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 25, 1996 at 2:00 P.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF THE ITEMS SUCH SHARES WILL BE VOTED IN FAVOR OF THE ITEMS FOR WHICH NO DIRECTION IS INDICATED.

           The Board of Directors recommends a vote "FOR" each item.

1. Approval and adoption of the Merger Proposal.
                                   FOR  / /                AGAINST  / /                ABSTAIN  / /
2. Approval of the 1996 Long Term Incentive Plan.
                                   FOR  / /                AGAINST  / /                ABSTAIN  / /
3. Election of Class A Directors.
   FOR both nominees listed below / /                              WITHHOLD authority to vote
                                                                   for both nominees listed below / /

                    Michael J. Needham and Joseph A. Vincent
         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
        NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

4. Ratification of appointment of Ernst & Young LLP as independent auditors for fiscal 1997.
   FOR / /                AGAINST / /                ABSTAIN / /

                                 (CONTINUED AND TO BE COMPLETED ON REVERSE SIDE)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE
    (CONTINUED FROM OTHER SIDE)

    The undersigned hereby instructs said proxies or their substitutes to vote as specified above on each of the above matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

    IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.

                                                                        Dated
---------------------------------------, 1996

---------------------------------------------(L.S.)

---------------------------------------------(L.S.)
                                                                  Stockholder(s)
Sign Here

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.